UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ZAIS GROUP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”)

	(2)	Aggregate number of securities to which transaction applies: 6,500,000 shares of Class A Common Stock to be acquired pursuant to the Share Purchase Agreement described herein, plus 7,671,298 shares of Class A Common Stock (including shares subject to restricted stock units) to be acquired pursuant to the Merger Agreement described herein, or a total of 14,171,298 shares of Class A Common Stock in the aggregate.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): In accordance with Exchange Act Rule 0-11(c), the filing fee of $7,233.74 was determined by multiplying 0.0001245 by $58,102,321.80, which represents the sum of (x) the purchase price of $26,650,000 payable pursuant to the Share Purchase Agreement, plus (y) the aggregate Merger Consideration of $31,452,321.80. The aggregate Merger Consideration was calculated based on the sum of (i) 7,567,615 outstanding shares of Class A Common Stock as of February 14, 2018 to be acquired pursuant to the merger multiplied by the $4.10 per share Merger Consideration and (ii) 103,683 shares of Class A Common Stock subject to restricted stock units as of February 14, 2018 multiplied by the $4.10 per share Merger Consideration.

	(4)	Proposed maximum aggregate value of transaction: $58,102,321.80

	(5)	Total fee paid: $7,233.74

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: (a) $3,237 and (b) 3,996.74

	(2)	Form, Schedule or Registration Statement No.: (a) Schedule 13E-3 (File No. 005-87370) and (b) Schedule 14A - Preliminary Proxy Statement

	(3)	Filing Party: (a) Christian Zugel and Z Acquisition LLC and (b) ZAIS Group Holdings, Inc.

	(4)	Date Filed: (a) November 21, 2017 and (b) February 16, 2018

ZAIS GROUP HOLDINGS, INC.
Two Bridge Avenue, Suite 322
Red Bank, NJ 07701

March 30, 2018

Dear Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of ZAIS Group Holdings, Inc., which is referred to as “ZAIS” or the “Company”. The annual meeting will be held at 9 a.m. (Eastern Time) on May 17, 2018, at the Oyster Point Hotel, 146 Bodman Place, Red Bank, NJ 07701.

At the annual meeting, you will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of January 11, 2018, by and among the Company, ZGH Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Sub”), and Z Acquisition LLC, a Delaware limited liability company (“Parent”) of which Christian Zugel, the Company’s Chairman and Chief Investment Officer (“Mr. Zugel”), is the sole managing member, pursuant to which Sub will be merged with and into the Company (the “Merger”) and each share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive $4.10 in cash, without interest and less any applicable withholding taxes, as more fully described in the accompanying proxy statement, other than (i) shares owned by Parent or which will be acquired by Parent pursuant to the Amended and Restated Share Purchase Agreement, dated as of January 11, 2018, by and among Parent, Ramguard LLC, a Delaware limited liability company (“Ramguard”), and Mr. Zugel, pursuant to which Parent has agreed to purchase 6,500,000 shares owned by Ramguard at a price of $4.10 per share, (ii) shares beneficially owned by the members of Parent (including Mr. Zugel and Daniel Curry, the Company’s President and Chief Executive Officer (“Mr. Curry”)), Mr. Zugel’s current spouse, and certain trusts for members of Mr. Zugel’s family (Parent, the members of Parent, Mr. Zugel’s current spouse, and the trusts are referred to collectively as the “Parent Group”), (iii) shares acquired pursuant to an exercise of exchange rights (“Exchange Shares”) with respect to Class A Units of ZAIS Group Parent, LLC, a Delaware limited liability company and the Company’s majority-owned subsidiary, by a person who is not a member of the Parent Group, (iv) shares owned by stockholders (if any) who have agreed with Parent to retain certain of their shares of Class A Common Stock (“Rollover Shares”) in connection with the Merger, and (v) shares for which appraisal rights have been properly and validly perfected and not waived, withdrawn, or lost. The Parent Group has informed the Company that it will not seek to enter into any agreements that would establish any Rollover Shares and that it does not expect there to be any Exchange Shares. The $4.10 per share being paid in the Merger represents a premium of approximately 138% over the closing trading price of $1.72 per share of the Company’s Class A Common Stock on September 5, 2017, the last trading day prior to the day that the initial proposal by Parent and Mr. Zugel was publicly disclosed.

The proposed merger is a “going private transaction” under Securities and Exchange Commission rules. Following the Merger, 100% of the outstanding equity interests in Parent will be beneficially owned by the Parent Group, and all of the outstanding equity interests in the Company will be owned directly or indirectly by the Parent Group, Mr. Zugel’s former spouse, and holders of Rollover Shares or Exchange Shares, if any. All outstanding restricted stock units (“RSUs”) are held by the Company’s independent directors and will be converted in the Merger into the right to receive $4.10 in cash for the number of shares of Class A Common Stock underlying such RSUs.

On February 15, 2017, the board of directors (the “Board”) formed a special committee of independent and disinterested directors (the “Special Committee”) to consider any proposals thereafter made by third parties or management for strategic transactions, as well as to consider all other strategic options for the Company. To assist in evaluating the fairness of the Merger to the Company and the stockholders other than the Parent Group, Ramguard, holders of Rollover Shares, holders of Exchange Shares, and any affiliates of the foregoing, the Special Committee was charged with responsibility to consider and negotiate the terms and conditions of the Merger and to make a recommendation to the Board.

The Board (with Mr. Zugel and Mr. Curry recusing themselves), acting on the unanimous recommendation of the Special Committee, has approved the Merger Agreement and determined that the Merger Agreement and the transactions contemplated by it are advisable and in the best interests of and fair to the Company and its stockholders (other than the Parent Group, Ramguard, holders of Rollover Shares, holders of Exchange Shares, and any affiliates of the foregoing, as to whom no view is expressed), including all of its unaffiliated stockholders. The Board (with Mr. Zugel and Mr. Curry recusing themselves) unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the Merger Agreement. Each of Mr. Zugel and Mr. Curry recused himself from the vote of the Board because of his affiliation with the Parent Group.

At the annual meeting, you will also be asked to consider and vote on a number of other proposals, which are listed in the attached Notice of Annual Meeting of Stockholders. The enclosed proxy statement describes the Merger Agreement, the Merger and related agreements, and the other proposals for the annual meeting. It also provides specific information concerning the annual meeting. In addition, you may obtain information about the Company from documents filed with the Securities and Exchange Commission. The Company urges you to, and you should, read the entire proxy statement carefully, including the annexes, as it sets forth the details of the Merger Agreement, other important information related to the Merger and information regarding the other proposals.

Your vote is very important. Pursuant to the Merger Agreement, the affirmative vote of the holders of (i) a majority of the aggregate voting power of the outstanding shares of common stock (the “Statutory Stockholder Approval”) and (ii) a majority of the outstanding shares of Class A Common Stock (not owned by any member of the Parent Group, any director or executive officer of the Company, Ramguard, any holder of Rollover Shares or Exchange Shares, or any affiliates of the foregoing persons) (the “Majority of the Minority Stockholder Approval”) in favor of the Merger Agreement is required for approval of the adoption of the Merger Agreement. The members of the Parent Group have agreed to vote their shares of Common Stock in favor of the Merger Agreement pursuant to a Stockholder Voting and Support Agreement in the form attached as Exhibit A-1 to the Merger Agreement, as have Ramguard and NAR Special Global, LLC, an affiliate of Ramguard, pursuant to a Stockholder Voting and Support Agreement in the form attached as Exhibit A-2 to the Merger Agreement, and consequently the Statutory Stockholder Approval is contractually assured. The Majority of the Minority Stockholder Approval is not assured. If you fail to vote on the Merger Agreement, the effect will be the same as a vote against adoption of the Merger Agreement.

While stockholders may exercise their right to vote their shares in person, the Company recognizes that many stockholders may not be able to attend the annual meeting. Accordingly, the Company has enclosed a proxy that will enable you to vote your shares on the matters to be considered at the annual meeting even if you are unable to attend. If you desire to vote in accordance with the Board’s recommendation, you need only sign, date, and return the proxy in the enclosed postage-paid envelope to record your vote. Otherwise, please mark the proxy to indicate your vote; date and sign the proxy; and return it in the enclosed postage-paid envelope. You also may vote your shares by proxy using a toll-free telephone number or the Internet. The Company has provided instructions on the proxy card for using these convenient services.

Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the annual meeting. You may also access the proxy materials on the Internet at www.proxyvote.com.

Sincerely,

Daniel A. Curry
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated March 30, 2018 and, together with the enclosed form of proxy, is first being mailed to stockholders on or about April 3, 2018.

ZAIS GROUP HOLDINGS, INC.
Two Bridge Avenue, Suite 322
Red Bank, NJ 07701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD May 17, 2018

Dear Stockholders:

On May 17, 2018, ZAIS Group Holdings, Inc. (the “Company”) will hold its Annual Meeting of Stockholders at Oyster Point Hotel, 146 Bodman Place, Red Bank, NJ 07701. The meeting will begin at 9 a.m. Eastern Time.

The purpose of the meeting is:

1.	to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of January 11, 2018 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, ZGH Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Z Acquisition LLC, a Delaware limited liability company (“Parent”) of which Christian Zugel, the Company’s Chairman and Chief Investment Officer (“Mr. Zugel”), is the sole managing member;

2.	to elect five directors to serve on the board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

3.	to approve the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve adoption of the Merger Agreement, including the Majority of the Minority Stockholder Approval (as defined below);

and to act upon any other matter properly brought before the annual meeting or any adjournments or postponements of the annual meeting.

On February 15, 2017, the board of directors (the “Board”) formed a special committee of independent and disinterested directors (the “Special Committee”) to consider any proposals thereafter made by third parties or management for strategic transactions, as well as to consider all other strategic options for the Company. Accordingly, the Special Committee has evaluated the fairness of the merger contemplated by the Merger Agreement (the “Merger”) to the Company and its stockholders (other than Parent, the members of Parent (including Mr. Zugel and Daniel Curry, the Company’s President and Chief Executive Officer (“Mr. Curry”)), Mr. Zugel’s spouse, and certain trusts for members of Mr. Zugel’s family (collectively, the “Parent Group”), Ramguard LLC, a Delaware limited liability company (“Ramguard”); any holder of shares (“Exchange Shares”) acquired pursuant to an exercise of exchange rights with respect to Class A Units of ZAIS Group Parent, LLC, a Delaware limited liability company and the Company’s majority-owned subsidiary, by a person who is not a member of the Parent Group; stockholders (if any) who have agreed with Parent to retain certain of their shares of Class A Common Stock in connection with the Merger (“Rollover Shares”); and any affiliates of the foregoing, as to whom no view is expressed), including all of its unaffiliated stockholders, considered and negotiated the terms and conditions of the Merger, and made a recommendation to the Board. The Board (with Mr. Zugel and Mr. Curry recusing themselves), acting on the unanimous recommendation of the Special Committee, has approved the Merger Agreement and determined that the Merger Agreement and the transactions contemplated by it are advisable and in the best interests of and fair to the Company and its stockholders (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, if any, and any affiliates of the foregoing). The Board (with Mr. Zugel and Mr. Curry recusing themselves) unanimously recommends that the stockholders of the Company vote “FOR” the proposal to approve the adoption of the Merger Agreement. In addition, the Board urges you to vote “FOR” proposal 3 above, and “FOR” each of the director nominees listed on the proxy statement to serve on the Board.

Your vote is very important, regardless of the number of shares of common stock of the Company (“Common Stock”) you own. Pursuant to the Merger Agreement, the affirmative vote of the holders of (i) a majority of the aggregate voting power of the outstanding shares of common stock (the “Statutory Stockholder Approval”) and (ii) a majority of the outstanding shares of Class A Common Stock (not owned by any member of the Parent Group, any director or executive officer of the Company, Ramguard, any holder of Rollover Shares or Exchange Shares (the Parent Group has informed the Company that it will not seek to enter into any agreements that would establish any Rollover Shares and that it does not expect there to be any Exchange Shares), or any affiliates of the foregoing person) (the “Majority of the Minority Stockholder Approval”) in favor of the Merger Agreement is required for approval of the adoption of the Merger Agreement. If you fail to vote on the proposal to adopt the Merger Agreement, the effect will be the same as a vote against adoption of the Merger Agreement.

The holders of record of the Company’s Common Stock at the close of business on April 2, 2018, are entitled to notice of and to vote at the annual meeting or at any adjournment of the meeting. All stockholders of record are cordially invited to attend the annual meeting in person. Even if you plan to attend the annual meeting in person, the Company requests that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the annual meeting if you are unable to attend. You also may vote your shares by proxy using the toll-free telephone number or the Internet as set forth in the instructions on the proxy card.

If you sign, date and return your proxy or voting instruction form(s) without indicating how you wish to vote, your proxy will be voted in favor of Proposals 1 and 3, and in favor of each of the director nominees listed in proposal 2 in the proxy statement. If you fail to attend the annual meeting or submit your proxy, it will have the same effect as a vote against the adoption of the Merger Agreement, but will not have any impact on the other proposals. You may revoke your proxy at any time before the vote at the annual meeting by following the procedures outlined in the enclosed proxy statement. If you are a stockholder of record, and you intend to attend the annual meeting and wish to vote in person, you may revoke your proxy and vote in person.

The Merger is described in the accompanying proxy statement, which the Company urges you to read carefully. A copy of the Merger Agreement is included as Annex A to the accompanying proxy statement.

By order of the Board of Directors

ZAIS GROUP HOLDINGS, INC.

The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and a form of proxy card are available at www.proxyvote.com

Red Bank, New Jersey
March 30, 2018

-i-

Table of Contents

(continued)

-ii-

Table of Contents

(continued)

ANNEX A: Merger agreement

ANNEX B: OPINION OF HOULIHAN LOKEY CAPITAL, INC.

ANNEX C: GENERAL CORPORATION LAW OF THE STATE OF DELAWARE SECTION 262

ANNEX D: SHARE PURCHASE AGREEMENT

-iii-

SUMMARY TERM SHEET

This Summary Term Sheet discusses the material information contained in this proxy statement regarding the Merger and the annual meeting, but it does not contain all of the information in this proxy statement that is important to your voting decision with respect to the adoption of the Merger Agreement or the other matters being considered at the annual meeting. The Company encourages you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this Summary Term Sheet may not contain all of the information that may be important to you. The items in this Summary Term Sheet include page references directing you to a more complete description of that topic in this proxy statement.

Except as otherwise specifically noted in this proxy statement, “ZAIS,” the “Company,” “we,” “our,” “us,” and similar words refer to ZAIS Group Holdings, Inc., a Delaware corporation, including, in certain cases, its subsidiaries. Throughout this proxy statement, ZGH Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, is referred to as “Sub,” Z Acquisition LLC, a Delaware limited liability company, is referred to as “Parent,” Christian Zugel, the Company’s Chairman and Chief Investment Officer, is referred to as “Mr. Zugel,” the Zugel Family Trust, a trust for the benefit of Mr. Zugel’s family, is referred to as “ZFT,” Daniel Curry, the President and Chief Executive Officer of the Company and a member of Parent, is referred to as “Mr. Curry,” and the Agreement and Plan of Merger, dated as of January 11, 2018, by and among the Company, Sub, and Parent, as it may be amended from time to time, is referred to as the “Merger Agreement.”

In addition, throughout this proxy statement the persons identified below shall be referred to as follows:

•	Parent, Mr. Zugel, and Mr. Curry are referred to as the “Parent Parties,”

•	Ramguard LLC, a Delaware limited liability company and successor-in-interest by conversion to d.Quant Special Opportunities Fund, L.P., a Delaware limited partnership, is referred to as “Ramguard,”

•	ZAIS Group, LLC, the Company’s operating subsidiary, is referred to as “ZAIS Group,”

•	The Parent Parties, the other members of Parent (including Mr. Zugel’s spouse and ZFT), and Family Trust U/A Christian M. Zugel 2005 GRAT, taken together, are referred to as the “Parent Group,” and

•	ZAIS Group Parent, LLC, a Delaware limited liability company and the Company’s majority-owned subsidiary, is referred to as “ZGP.”

This proxy statement also constitutes an information statement with respect to the purchase (the “Share Purchase”) by Parent of 6,500,000 shares of Class A Common Stock (the “Target Shares”) held by Ramguard pursuant to the Amended and Restated Share Purchase Agreement, dated as of January 11, 2018, by and among Parent, Ramguard, and Mr. Zugel (the “Share Purchase Agreement”). The Share Purchase may be deemed to constitute a step towards the consummation of one or more other transactions (including the Merger) that may constitute a “Rule 13e-3 transaction” under the rules and regulations of the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the consummation of the Share Purchase is conditioned upon, among other things, the filing of a Rule 13e-3 Transaction Statement with the SEC and the provision to holders of shares of Class A Common Stock not less than 20 business days prior to the consummation of the Share Purchase of the disclosures required by Rule 13e-3 and Schedule 13E-3 under the Exchange Act. No approval of the board of directors of the Company (the “Board”) or vote of stockholders of the Company is necessary in connection with the execution, delivery or performance of the Share Purchase Agreement and the parties are obligated to consummate the Share Purchase whether or not the Merger is completed.

Parties to the Share Purchase Agreement

Ramguard

Ramguard is a Delaware limited liability company formed in June 2015 upon the conversion of d.Quant Special Opportunities Fund, L.P. from a Delaware limited partnership into a Delaware limited liability company. Ramguard is a private investment fund. Neil Ramsey, a citizen of the United States (“Mr. Ramsey”), is the manager of Ramguard. Ramguard is the beneficial owner of 9,207,056 shares of Class A Common Stock, representing approximately 63.26% of the Company’s outstanding Class A Common Stock. Mr. Ramsey is the beneficial owner of 9,585,287 shares of Class A Common Stock, or approximately 65.86% of the Company’s outstanding Class A Common Stock, consisting of (i) 9,207,056 shares held by Ramguard and (ii) 378,231 shares held by NAR Special Global, LLC (“NAR”), of which Mr. Ramsey is the managing member. At the closing of the Share Purchase, Ramguard will sell, transfer, and assign the Target Shares to Parent.

Parent

Z Acquisition LLC, a Delaware limited liability company, referred to herein as Parent, was formed for the primary purpose of entering into the Share Purchase Agreement and acquiring the Target Shares. As of the date of this proxy statement, Mr. Zugel, Mr. Zugel’s spouse, Mr. Curry, and ZFT, are the members of Parent, with Mr. Zugel as the sole managing member. Parent is owned 40% each by Mr. Curry and Mr. Zugel, and 10% each by Mr. Zugel’s spouse and ZFT. At the closing of the Share Purchase, Parent will acquire the 6,500,000 Target Shares, representing approximately 44.66% of the Company’s outstanding shares of Class A Common Stock. For more information, see “Security Ownership of Certain Beneficial Owners and Management.” Parent has not engaged in any business or operations except in furtherance of the Share Purchase and the Merger.

Mr. Zugel

Christian Zugel, a citizen of the Federal Republic of Germany, referred to herein as Mr. Zugel, is (i) the founder of ZAIS Group; (ii) the holder, in his capacity as voting trustee of the ZGH Class B Voting Trust, a trust the beneficiaries of which are members of Mr. Zugel’s family and his former spouse (the “Class B Voting Trust”), which trust holds 100% of the Company’s Class B Common Stock, par value $.000001 per share (the “Class B Common Stock”), and provides Mr. Zugel effective voting control over matters put to a vote of the Company’s stockholders, including the election of directors; (iii) the Chairman of the Board; (iv) the Company’s Chief Investment Officer; and (v) the sole managing member of Parent. Mr. Zugel is also the owner of 3,325,000 Class A Units (the “Class A Units”) of ZAIS Group Parent, LLC (“ZGP”), the Company’s majority owned subsidiary, which are exchangeable, under certain circumstances, for, at the Company’s option, cash, shares of Class A Common Stock (on a one-for-one basis), or a combination of the two, and family members and affiliates of Mr. Zugel own an additional 3,675,000 Class A Units of ZGP that are also so exchangeable under certain circumstances. As a result of the Share Purchase, Mr. Zugel and Parent will own in the aggregate 6,800,000 shares of Class A Common Stock, representing approximately 46.72% of the outstanding Class A Common Stock, not including shares of Class A Common Stock potentially issuable upon exchange of Class A Units.

Mr. Curry

Daniel A. Curry, a citizen of the United States of America, referred to herein as Mr. Curry, is the Company’s Chief Executive Officer, President and Director. Mr. Curry also serves as the President of ZAIS Group and is a member of ZAIS Group’s Management Advisory Committee. Mr. Curry is not a party to the Share Purchase Agreement, but owns 40% of Parent and, as a result of the Share Purchase, Parent will own in the aggregate 6,500,000 shares of Class A Common Stock, representing approximately 44.66% of the Company’s outstanding shares of Class A Common Stock.

The Share Purchase Agreement

On September 5, 2017, Parent and Mr. Zugel entered into a Share Purchase Agreement (the “Original Share Purchase Agreement”) with Ramguard to acquire the Target Shares for an aggregate purchase price of $26 million, or $4.00 per Target Share. On January 11, 2018, substantially concurrently with the execution of the Merger Agreement, the parties entered into an Amended and Restated Share Purchase Agreement, which we refer to as the Share Purchase Agreement. Under the terms of the Original Share Purchase Agreement, Ramguard was entitled to an adjustment to the consideration payable by Parent for the Target Shares if, among other things, Parent, Mr. Zugel or any of their respective controlled affiliates entered into a definitive merger agreement with the Company within one year from September 5, 2017 at a price per share of Class A Common Stock greater than $4.00. Pursuant to the Share Purchase Agreement, among other things, the price payable for the Target Shares was increased to $4.10 per share.

The purchase price for the Target Shares is payable as follows: at the closing of the Share Purchase, Parent will make a cash payment of $5,125,000, Parent or Mr. Zugel will make a cash payment of $5,125,000 and Parent will issue a promissory note and pledge agreement, which members of Parent will join as pledgors (the “Promissory Note”), in the principal amount of $13,325,000 with an interest rate of 8% per annum, payable quarterly in cash, and a maturity date of December 31, 2019, in each case, to Ramguard; and on or before the three month anniversary of the closing, Parent or Mr. Zugel will make a cash payment of $3,075,000 to Ramguard, together with interest in the amount of $125,000.

The Share Purchase Agreement also provides that if, within one year after September 5, 2017, Parent, Mr. Zugel, or any of their respective controlled affiliates enters into a definitive agreement with the Company or commences a tender offer recommended by the Board for a take private transaction at a price per share in excess of $4.10, each of the cash consideration amounts paid or payable to Ramguard and the initial principal amount of the Promissory Note will be adjusted on a pro rata basis, such that Ramguard shall have received (or be entitled to receive) such greater per share consideration amount. A similar adjustment in the price payable for the Target Shares will be made if, within one year after September 5, 2017, there is a change-in-control transaction or sale of a majority or more of the shares of Class A Common Stock at a price per share in excess of $4.10.

The source of funds for the cash portion of the purchase price of the Target Shares is expected to be personal funds of the members of Parent, which funds will be callable by Mr. Zugel in his capacity as sole managing member of Parent pursuant to the terms of that certain Second Amended and Restated Limited Liability Company Agreement of Parent, dated as of January 11, 2018 (the “2nd A&R LLC Agreement”) in order to fund the purchase of the Target Shares.

Conditions to the Closing of the Share Purchase

The completion of the Share Purchase is subject to customary closing conditions. In addition, the Share Purchase is conditioned on the applicable waiting periods under Rule 13e-3 of the Exchange Act and Schedule 13E-3 having expired. No approval of the Board or vote of stockholders of the Company is necessary in connection with the execution, delivery or performance of the Share Purchase Agreement and the parties are obligated to consummate the Share Purchase whether or not the Merger is completed.

Termination

Ramguard may terminate the Share Purchase Agreement if the closing of the transactions contemplated therein does not occur by May 31, 2018.

The Share Purchase Agreement is attached to this proxy statement as Annex D. For more information, see “The Share Purchase Agreement” beginning on page 70.

The Promissory Note and Pledge Agreement

At the closing of the transactions contemplated by the Share Purchase Agreement, Parent will issue the Promissory Note, which the members of Parent will join as pledgors, to Ramguard. Under the Promissory Note, Ramguard will be granted a security interest over (a) all of the equity securities of Parent, (b) all of the Class A Units of ZGP owned by Mr. Zugel and (c) all of the equity securities of the Company and its subsidiaries held directly or indirectly by Parent, Mr. Zugel or any entity wholly owned by Parent or Mr. Zugel (other than equity securities issued by the Company’s subsidiaries or equity tranches issued by structured vehicles (collateralized debt obligation vehicles and collateralized loan obligation vehicles, together referred to as “CLOs”), in each case, held by the Company or any direct or indirect subsidiary of the Company). If and to the extent required at any time in order to comply with the federal margin regulations, Mr. Zugel shall cause Parent either (x) to provide additional collateral for the outstanding balance of the Promissory Note or (y) prepay a portion of the outstanding balance under the Promissory Note.

The Promissory Note will also provide that upon a default, which includes, among other things, a payment default by Parent, the Company or any subsidiary in the payment of any judgment or the payment when due of any indebtedness for borrowed money in the amount of $1 million or more, which remains uncured beyond a 45-day grace period, or a breach of covenant by Parent or any pledgor under the Promissory Note which continues for 20 days (i) the interest rate on the Promissory Note shall increase to 12.5% and (ii) Ramguard will have the right (but not the obligation) to declare all amounts outstanding immediately due and payable and to exercise its security interest in the collateral securing the Promissory Note, and to recover collection costs (including reasonable legal fees).

Additionally, until such time that a take private transaction (which would include the Merger) is consummated by Mr. Zugel, Parent and their controlled affiliates and any third parties acting in concert with Mr. Zugel and Parent, if Mr. Zugel or Parent or any of their controlled affiliates receives any dividend or distribution from the Company or if Mr. Zugel receives any compensatory payments or distributions in excess of his base salary, an amount equal to the net, after-tax cash proceeds received by Mr. Zugel or Parent or any such controlled affiliate, as the case may be, will be used by Parent to repay outstanding principal under the Promissory Note. After consummation of a take private transaction, Parent will cause the Company and the Company’s subsidiaries not to consummate any sale of material assets for a price in excess of $2.5 million, and/or make any compensatory payments or distributions to Mr. Zugel in excess of his base salary; provided, however, that Ramguard’s prior written consent will not be required if an amount equal to the net, after-tax cash proceeds of any such sale of assets will be distributed by the Company and or its subsidiaries to their equity owners and an amount equal to the net, after-tax proceeds of any such sale of assets or compensatory payment or distribution received by Mr. Zugel or Parent or any of their controlled affiliates (other than the Company and its subsidiaries) will be used by Parent to repay outstanding principal under the Promissory Note. In addition, after consummation of a take private transaction, Parent will not (i) enter into any agreement that would cause a change in control transaction or sale of a majority or more of the shares of Class A Common Stock or (ii) make any distributions to its equity owners other than tax distributions until such time that the unpaid principal and any accrued and unpaid interest under the Promissory Note has been paid off.

In the event Mr. Zugel at any time is no longer an employee or officer of the Company, or is no longer the controlling stockholder of the Company and/or Parent, the unpaid principal and accrued and unpaid interest under the Promissory Note will become immediately due and payable.

All unpaid principal and accrued and unpaid interest under the Promissory Note may be paid in full or in part at the election of Mr. Zugel (x) on any quarterly interest payment date occurring on or after the date the purchase price payable by Mr. Zugel pursuant to the Share Purchase Agreement has been paid in full or (y) at any time in order to comply with the last sentence of the first paragraph under the heading “Promissory Note” above. For more information, see “The Share Purchase Agreement—Promissory Note” beginning on page 73.

The Parties to the Merger Agreement (Page 74)

The Company

ZAIS Group Holdings, Inc.
Two Bridge Avenue, Suite 322
Red Bank, NJ 07701

(732) 530-3610

The Company is a Delaware corporation and publicly traded holding company that conducts substantially all of its operations through its principal operating subsidiary ZAIS Group, LLC (“ZAIS Group”). ZAIS Group provides investment advisory and asset management services to private funds, separately managed accounts, CLOs and, until October 31, 2016, ZAIS Financial Corp. (“ZFC REIT”), a publicly traded mortgage real estate investment trust (collectively, the “ZAIS Managed Entities”). ZAIS Group also serves as the general partner to certain ZAIS Managed Entities, which are generally organized as pass-through entities for U.S. federal income tax purposes.

The Company’s Class A Common Stock is currently registered under the Exchange, and is listed on the NASDAQ Global Market under the symbol “ZAIS.”

Additional information about the Company is contained in its public filings, which are incorporated herein by reference. The Company’s Current Reports on Form 8-K, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and proxy statements, and amendments to such, filed with the SEC are made available on the Company’s website at www.zaisgroupholdings.com. The Company’s code of ethics, corporate governance guidelines and key committee charters are also available on the Company’s website. See “Where You Can Find Additional Information” beginning on page 122 for additional information about where and how you can obtain copies of any materials the Company files with the SEC.

ZGH Merger Sub, Inc.

ZGH Merger Sub, Inc.
Two Bridge Avenue, Suite 322
Red Bank, NJ 07701

(732) 530-3610

ZGH Merger Sub, Inc., referred to herein as “Sub”, is a newly formed Delaware corporation and a wholly-owned subsidiary of the Company. As of the date of this proxy statement, Mr. Zugel and Nisha Motani, the Company’s Chief Financial Officer, are the directors of Sub. Sub has not engaged in any business other than in connection with the Merger and other related transactions.

Z Acquisition LLC

Z Acquisition LLC

Two Bridge Avenue, Suite 322
Red Bank, NJ 07701

(732) 530-3610

Information with respect to Z Acquisition LLC, referred to herein as “Parent”, is set forth above under “Parties to the Share Purchase Agreement.”

The Merger Proposal

You are being asked to consider and vote upon the proposal to adopt the Merger Agreement. The Merger Agreement provides that Sub will be merged with and into the Company (the “Merger”), and each outstanding share of Class A Common Stock—other than shares beneficially owned or which are acquired by any member of the Parent Group, shares acquired pursuant to an exercise of exchange rights (“Exchange Shares”) with respect to Class A Units of ZGP (“Class A Units”) by a person who is not a member of the Parent Group, shares of Common Stock held by stockholders (if any) who have agreed with Parent to retain such shares in connection with the Merger (“Rollover Shares”), and stockholders of the Company who have properly and validly perfected, and not effectively waived, withdrawn or lost, their statutory appraisal rights under Delaware law (“Appraisal Shares”)—will be converted into the right to receive $4.10 in cash per share, without interest and less any required withholding taxes. The Parent Group has informed the Company that it will not seek to enter into any agreements that would establish any Rollover Shares and that it does not expect there to be any Exchange Shares. All outstanding restricted stock units (“RSUs”) are held by the Company’s independent directors and will be converted in the Merger into the right to receive $4.10 in cash for the number of shares of Class A Common Stock underlying such RSUs. The Merger will become effective at the time (the “Effective Time”) when the parties file a certificate of merger with the Secretary of State of the State of Delaware, to be executed, acknowledged and filed in accordance with the relevant provisions of Delaware law, or at such later date or time as may be agreed by the Company in writing and specified in the certificate of merger in accordance with Delaware law.

If the Merger is consummated, the Company will become a privately held company controlled by Mr. Zugel and his affiliates.

Conditions to the Merger (Page 86)

The obligations of the Company, on the one hand, and Parent, on the other hand, to consummate the Merger are subject to the satisfaction or mutual waiver by the Company and Parent (if permissible under applicable law; provided that the first conditions listed immediately below cannot be waived by any person in any circumstance), at or before the Effective Time, of the following conditions, in the manner described in “The Merger Agreement—Conditions to the Merger” beginning on page 86:

•	that holders of a majority of the outstanding shares of Class A Common Stock—other than shares held by (i) any member of the Parent Group, (ii) any director or officer of the Company, (iii) any holders of Rollover Shares or Exchange Shares, (iv) Ramguard, and (v) any affiliate of any of the foregoing persons—have voted in favor of adoption of the Merger Agreement (the Company refers to this condition as the “Majority of the Minority Stockholder Approval” requirement);

•	that holders of a majority of the aggregate voting power of all of the shares of the capital stock of the Company entitled to vote at the meeting have voted in favor of adoption of the Merger Agreement (the Company refers to this condition as the “Statutory Stockholder Approval” requirement, and, together with the Majority of the Minority Stockholder Approval requirement, the “Requisite Stockholder Approval” requirement);

•	that no law has been enacted or promulgated and no judgment is in effect, in either case, which renders illegal or prohibits the consummation of the transactions contemplated by the Merger Agreement; and

•	that the Company shall have obtained a favorable solvency opinion from an independent appraisal or valuation firm.

The obligation of the Company to effect the Merger is subject to the satisfaction or waiver by the Company, at or before the Effective Time, of the following conditions:

•	the continued accuracy in all material respects of the representations and warranties of Parent in the Merger Agreement as of the closing date;

•	that Parent shall have performed and complied in all material respects with all of the covenants and agreements required by the Merger Agreement to be performed or complied with by it at or prior to the closing of the Merger;

•	that the purchase of the Target Shares shall have been consummated in accordance with the terms of the Share Purchase Agreement; and

•	that the acquisition of Class A Units of ZGP by Parent pursuant to the Investment Agreement, dated as of January 11, 2018 (the “ZGP Investment Agreement”), by and among ZGP, Parent and, for limited purposes, Mr. Zugel, shall have been consummated in accordance with the terms of the ZGP Investment Agreement.

The obligation of Parent to complete the Merger is subject to the satisfaction or waiver by Parent, at or before the Effective Time, of the following conditions:

•	the continued accuracy of the representations and warranties of the Company and Sub in the Merger Agreement as of the closing date (except for certain representations and warranties which must remain accurate as of a specified date) except to the extent that the failure of such representations and warranties to be accurate as of the closing date does not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, provided that certain fundamental-type representations and warranties of the Company and Sub must be true and correct in all material respects as of the date of the Merger Agreement and the closing date (except representations and warranties made as of a specific date shall have been true and correct only as of such date);

•	that the Company and Sub shall have performed and complied in all material respects with all covenants and agreements required by the Merger Agreement to be performed or complied with by each of them at or prior to the Effective Time;

•	that the Company shall not have suffered a material adverse effect;

•	that certain transaction expenses of the Company in connection with the Merger shall not exceed $4,500,000;

•	that the number of shares of Class A Common Stock as to which a properly executed notice of appraisal has been received by the Company and not withdrawn as of immediately prior to the Effective Time shall not exceed 500,000 shares of Class A Common Stock (excluding any shares held by any member of the Parent Group, Ramguard or any holder of Rollover Shares or Exchange Shares, or any of their respective affiliates); and

•	that no legal proceedings of the type agreed among the Company, Sub and Parent shall be pending.

When the Merger Becomes Effective (Page 80)

The Company anticipates completing the Merger in the second quarter of 2018, subject to receipt of the Requisite Stockholder Approval as specified in this proxy statement, and the satisfaction of the other closing conditions.

Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Merger (Page 38)

Based in part on the unanimous recommendation of the members of the Special Committee, the Board unanimously (with each of Mr. Zugel and Mr. Curry recusing himself) determined that the Merger Agreement and the transactions contemplated by it, including the Merger, are advisable and in the best interests of, and fair to, the Company and its stockholders (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and any affiliates of the foregoing, as to whom no view is expressed). The Board unanimously (with each of Mr. Zugel and Mr. Curry recusing himself) recommends that the stockholders of the Company vote “FOR” the proposal to adopt the Merger Agreement. For a description of the reasons considered by the Special Committee and the Board for their recommendations, see “Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Merger” beginning on page 38. For descriptions of the fairness determinations made by the Special Committee, the Board and the Parent Group, see “Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Merger” beginning on page 38 and “Special Factors—Position of the Parent Group as to Fairness of the Merger” beginning on page 50.

The purpose of the Merger is to enable the Company’s stockholders to realize the value of their investment in the Company through their receipt of $4.10 in cash per share (the “Merger Consideration” and, in the aggregate, the “Aggregate Merger Consideration”), without interest and less any applicable withholding tax. This represents a premium of approximately 138% over the trading price of $1.72 per share of Class A Common Stock on September 5, 2017, the last trading day prior to the date the initial proposal by Parent and Mr. Zugel was publicly disclosed.

The Parent Parties are undertaking the Share Purchase and the Merger at this time because Parent and Mr. Zugel initiated discussions with Ramguard with respect to the Share Purchase and made their proposal to the Special Committee for a take private transaction only after the culmination of the process undertaken by the Company, under the oversight of the Board and the Special Committee to explore financial and strategic alternatives for the Company to address the Company’s lack of scale and financial and operational challenges and enhance value for Company stockholders. In addition, the Parent Parties believe that the costs of remaining a public company have become more burdensome, and the challenges and risks of seeking to execute a turnaround in the Company’s performance while remaining a public company have become more acute, as a result of continued deterioration in the Company’s financial position and stock price performance.

Opinion of Financial Advisor to the Special Committee (See Page 43 and Annex B)

On January 11, 2018, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) rendered to the Special Committee an oral opinion (confirmed by delivery of Houlihan Lokey’s written opinion, dated January 11, 2018, to the Special Committee) as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be received by holders of Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates) in the Merger pursuant to the Merger Agreement, which opinion was based on and subject to the various procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Houlihan Lokey in connection with the preparation of its opinion.

Houlihan Lokey’s opinion was furnished for the use of the Special Committee (in its capacity as such), only addressed the fairness, from a financial point of view and as of January 11, 2018, of the Merger Consideration to be received by holders of Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates) in the Merger pursuant to the Merger Agreement and did not address any related transactions, any other term, aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of Houlihan Lokey’s written opinion, which is attached as Annex B to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Houlihan Lokey in connection with the preparation of its opinion. Neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analysis set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger, any related transactions or otherwise.

Parent Parties’ Purposes and Reasons for the Share Purchase and the Merger (Page 49)

Parent and Mr. Zugel are undertaking the Share Purchase as a step towards the acquisition of all outstanding shares of Class A Common Stock (other than any Rollover Shares or any Exchange Shares). The Parent Parties believe that, due to the Company’s lack of scale, the costs associated with being a public company, the historic volatility of the Class A Common Stock, the Company’s financial performance and the challenges of effecting a turnaround in the performance of the Company while the Class A Common Stock continues to be publicly traded, it would be in the best interests of the Company and the holders of Class A Common Stock to effect a going private transaction.

The acquisition of the Target Shares may be deemed to constitute a step towards a potential going-private transaction, whereby the Company would cease to be registered under the Exchange Act and delist from NASDAQ. The Parent Parties believe this would allow the Company to realize significant cost savings by eliminating the compliance, insurance, regulatory, and other costs associated with being a public reporting company. Further, as a private company, the Company may have more latitude to focus on long-term strategic planning in a competitive business environment and more flexibility regarding its investment strategy without scrutiny or pressure from the public investment community to meet earnings expectations or short-term goals.

The proposed Merger affords an opportunity for the members of the Parent Group to acquire the remaining Class A Common Stock (other than any Rollover Shares or Exchange Shares). The Parent Parties’ purposes and reasons are more fully described below in “Special Factors—Parent Parties’ Purposes and Reasons for the Share Purchase and the Merger” beginning on page 49.

Position of the Parent Parties as to Fairness of the Share Purchase and the Merger (Page 50)

Each of the Parent Parties believes that the proposed terms of the Share Purchase and the proposed terms of the Merger are substantively and procedurally fair to Ramguard, its affiliates, and the unaffiliated holders of Class A Common Stock.  Their belief is based on the factors described in “Special Factors—Position of the Parent Parties as to Fairness of the Share Purchase and the Merger” beginning on page 50.

Certain Effects of the Merger (Page 52)

If the conditions to the closing of the Merger are either satisfied or, to the extent permitted, waived, Sub will be merged with and into the Company and the separate corporate existence of Sub will cease and the Company will continue its corporate existence under Delaware law as the surviving corporation in the Merger, with all of its rights, privileges, immunities, powers and franchises continuing unaffected by the Merger. Upon completion of the Merger, the Class A Common Stock—other than shares beneficially owned by the Parent Group, Rollover Shares, Exchange Shares, shares held in the Company’s treasury, the Target Shares, and any Appraisal Shares—will be converted into the right to receive $4.10 per share, without interest and less any required withholding taxes. Following the completion of the Merger, the Class A Common Stock will no longer be publicly traded, stockholders (other than the Parent Group and holders of Rollover Shares or Exchange Shares) will cease to have any ownership interest in the Company and the registration of the Class A Common Stock and the Company’s reporting obligations with respect to the Class A Common Stock under the Exchange Act will be terminated upon application to the SEC.

Treatment of the Company Equity Awards in the Merger (Page 80)

At the Effective Time of the Merger, each restricted stock unit (“RSU”) granted under the ZAIS Group Holdings, Inc. 2015 Stock Incentive Plan (the “2015 Stock Plan”) that is outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive (without regard to its vesting schedule) an amount in cash equal to (i) the number of shares of Class A Common Stock underlying such RSU immediately prior to the Effective Time multiplied by (ii) the Merger Consideration. All outstanding RSUs are held by the Company’s independent directors.

Interests of the Company’s Directors and Executive Officers in Share Purchase and the Merger (Page 59)

Other than Mr. Zugel and Mr. Curry, none of the directors and executive officers of the Company has any interest in the Share Purchase.

In considering the recommendations of the Special Committee and of the Board with respect to the Merger Agreement, you should be aware that, aside from their interests as stockholders of the Company, the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, those of other stockholders of the Company generally. This is particularly true of (i) Mr. Zugel who, as the sole trustee of the Class B Voting Trust (as defined below) and sole managing member of the Parent, will indirectly control the Company following the Merger and (ii) Mr. Curry who, as a member of Parent, will indirectly own a significant stake in the Company following the Merger. Interests of executive officers and directors that may be different from or in addition to the interests of the Company’s stockholders include:

•	RSUs held by non-employee directors will be converted in the Merger into the right to receive cash payments.

•	Certain of the Company’s executive officers and directors will as of the Effective Time of the Merger become the initial executive officers and directors of the surviving corporation.

•	The Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under the Merger Agreement, and the Company’s directors and certain executive officers are entitled to continued indemnification and insurance coverage under the agreements.

•	Mr. Zugel, Mr. Curry, other members of the Parent Group, and holders of Rollover Shares or Exchange Shares, if any, will own 100% of the Company.

•	Members of the Special Committee are receiving compensation for their service on the Special Committee.

These interests are discussed in more detail in the section entitled “Special Factors—Interests of the Company’s Directors and Executive Officers in the Share Purchase and the Merger” beginning on page 59. The Special Committee and the Board were aware of the different or additional interests described in this proxy statement and considered those interests along with other matters in recommending and/or approving, as applicable, the Merger Agreement and the transactions contemplated by it.

Regulatory Approvals (Page 63)

No material federal or state regulatory approvals, filings or notices are required in connection with the Share Purchase or the Merger other than (1) the filing of a certificate of merger with the Secretary of State of the State of Delaware by the Company and Sub following the Closing and (ii) the approval of the Financial Conduct Authority, a regulatory body in the United Kingdom.

Termination (Page 87)

The Company (pursuant to a resolution adopted by the Special Committee) and Parent may terminate the Merger Agreement by mutual written consent at any time before the Effective Time, whether prior to or after receipt of the Requisite Stockholder Approval. In addition, either the Company or Parent (as applicable) may terminate the Merger Agreement if:

•	the Merger has not been completed by July 11, 2018 (the “Outside Date”); except that this termination right is not available to a party if the failure of such party to perform any of its obligations under the Merger Agreement, has been the cause of, or resulted in, the failure to consummate the Merger by the Outside Date, and Parent may not terminate because of the Outside Date if the failure of the Company or Sub to perform any of its respective obligations under the Merger Agreement was caused by any action or omission of any member of the Parent Group;

•	any governmental entity or court having competent jurisdiction shall have issued a judgment restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such judgment is final and non-appealable, except that this termination right is not available to a party whose failure to perform any of its obligations under the Merger Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement, or entry of any such judgment; or

•	the Requisite Stockholder Approval has not been obtained at the stockholders meeting; except that Parent will not have the right to terminate the Merger Agreement if the failure to obtain the Requisite Stockholder Approval is due to the failure of one or more stockholders that are parties to a Stockholder Voting and Support Agreement entered into by and among the Company and certain members of the Parent Group, in one case, and Ramguard and its affiliates, in another case, in connection with the Merger Agreement (each a “Voting Agreement”) to vote the shares beneficially owned by him, her or it in accordance with the applicable Voting Agreement.

In addition, the Company (pursuant to a resolution adopted by the Special Committee) or Parent may terminate the Merger Agreement if prior to the Effective Time, the Special Committee or the Board (acting on the recommendation of the Special Committee) shall have made a change in its recommendation to the Company’s stockholders in favor of approving the Merger Agreement (an “Adverse Company Recommendation”, as discussed in more detail in the section entitled “The Merger Agreement—Other Covenants and Agreements” beginning on page 85).

Fees and Expenses (Page 88)

The Company is required to reimburse Parent and the other members of the Parent Group for all documented fees and expenses incurred by them (including reasonable attorneys’ fees) in connection with the Merger Agreement and the transactions contemplated thereby, up to a maximum of $1,500,000 in the aggregate, if the Company or the Parent terminates the Merger Agreement because of an Adverse Company Recommendation.

Specific Performance (Page 88)

Under certain circumstances, each of the Company and Parent are each entitled to specific performance of the terms of the Merger Agreement, in addition to any other remedy at law or equity.

Financing (Page 58)

The Company intends to partially fund the payment of the Aggregate Merger Consideration from cash on hand. To increase the amount of cash held by the Company, immediately before the Merger, Parent will contribute $12,649,676.70 in cash to ZGP in exchange for 3,085,287 Class A Units, which cash will then be paid to the Company by ZGP for the redemption of an equivalent number of Class A Units held by the Company. This contribution will be effected pursuant to the ZGP Investment Agreement (as discussed in more detail in the section entitled “Agreements With Parent Group Members—Investment Agreement” beginning on page 119) among ZGP, Parent, and, for limited purposes, Mr. Zugel. The Merger is not subject to a financing condition. However, if the Company does not receive the cash pursuant to the ZGP Investment Agreement, it is unlikely the Company will be able to fund the Aggregate Merger Consideration and consummate the Merger. There can be no assurance that Parent will have sufficient funds to consummate the purchase of Class A Units pursuant to the ZGP Investment Agreement, and if Parent fails to perform its obligations pursuant to the ZGP Investment Agreement, as a result of Parent’s limited assets, the Company will, in such event, have limited recourse other than the ability to exercise its rights against the Covered Stockholders (as defined below) under the Voting Agreements, to the extent such Covered Stockholders have breached their related obligations under the applicable Voting Agreement (as discussed in more detail in the section entitled “Agreements With Parent Group Members—Voting Agreement” beginning on page 119).

Voting Agreements (Page 119)

In connection with the Merger Agreement, Parent, Mr. Zugel, Mr. Zugel’s spouse, and certain trusts for members of Mr. Zugel’s family (the “Covered Stockholders”) and the Company entered into a Voting Agreement (the “Parent Group Voting Agreement”). Pursuant to the terms and conditions set forth in the Parent Group Voting Agreement, each Covered Stockholder has agreed (i) to vote, or cause to be voted, all shares of Common Stock owned by the Covered Stockholder (representing an aggregate of approximately 93.44% of the Company’s total outstanding voting power as of January 11, 2018) for the adoption of the Merger Agreement, (ii) not to transfer or engage in certain transactions with respect to shares of Common Stock owned by the Covered Stockholder (subject to certain exceptions), (iii) to use reasonable best efforts to consummate the transactions contemplated by the Share Purchase Agreement and the ZGP Investment Agreement (as described below), (iv) to refrain from seeking to remove any member of the Special Committee or taking any action that would limit the independence or authority of the Special Committee, and (v) to take, or refrain from taking, certain other actions in furtherance of the consummation of the Merger.

Similarly, in connection with the Merger Agreement, Ramguard, NAR Special Global, LLC (a Delaware limited liability company and an affiliate of Ramguard) (the “Ramguard Parties”), Mr. Ramsey, for limited purposes, and the Company entered into a separate Voting Agreement (the “Ramguard Voting Agreement”). In accordance with the terms and conditions set forth in the Ramguard Voting Agreement, the Ramguard Parties have agreed (i) to vote, or cause to be voted, all shares of Common Stock owned by the Ramguard Parties, other than the Target Shares which will be voted by Parent pursuant to the terms of the Share Purchase Agreement (representing an aggregate of approximately 4.47% of the Company’s total outstanding voting power as of January 11, 2018), for the adoption of the Merger Agreement, (ii) not to transfer or engage in certain transactions with respect to shares of Common Stock owned by the Ramguard Parties (subject to certain exceptions, including the transactions contemplated by the Share Purchase Agreement), (iii) not to make any material amendment or grant any material waiver under the Share Purchase Agreement without the prior written consent of the Company, (iv) to use their reasonable best efforts to consummate the transactions contemplated by the Share Purchase Agreement, and (v) to take, or refrain from taking, certain other actions in furtherance of the consummation of the Merger.

In connection with the Merger Agreement, Mr. Curry entered into a letter agreement with the Company of even date with the Merger Agreement (the “Curry Support Agreement”). Pursuant to the terms and conditions set forth in the Curry Support Agreement, Mr. Curry agreed (i) not to acquire or engage in certain transactions with respect to Common Stock of the Company during the period from the date of the Merger Agreement until the closing of the Merger, (ii) to use his reasonable best efforts to consummate the transactions contemplated by the Share Purchase Agreement and the ZGP Investment Agreement (as described below), including making capital contributions to Parent as and when called in furtherance of such transactions, (iii) to cooperate with the Company as the Company prepares certain SEC filings in connection with the Merger, (iv) to refrain from seeking to remove any member of the Special Committee or taking any action that would limit the independence or authority of the Special Committee, and (v) to take, or refrain from taking, certain other actions in furtherance of the consummation of the Merger.

ZGP Investment Agreement (Page 119)

In connection with the Merger Agreement, ZGP, Parent, and Mr. Zugel (solely with regard to consenting to the issuance of Class A Units in his capacity as the founder member representative of ZGP) entered into an Investment Agreement of even date with the Merger Agreement (the “ZGP Investment Agreement”), in the form attached as Exhibit B to the Merger Agreement. Subject to the terms and conditions set forth in the ZGP Investment Agreement, the parties to the ZGP Investment Agreement, other than Mr. Zugel, agreed that, immediately prior to the Merger, ZGP will issue 3,085,287 Class A Units in exchange for a contribution from Parent to ZGP of $12,649,676.70 in cash.

ZGP intends to use the proceeds from the contribution by Parent, together with cash obtained from its operating subsidiary ZAIS Group, to redeem for cash a number of Class A Units held by the Company corresponding to the number of outstanding shares of Class A Common Stock that are to be converted into the right to receive the Merger Consideration (the “Unit Redemption”) for an amount equal to the Aggregate Merger Consideration. Following the Unit Redemption, the Company intends to use the cash paid to it by ZGP to fund a portion of the Aggregate Merger Consideration.

Material U.S. Federal Income Tax Consequences of the Merger (Page 61)

If you are a U.S. Holder (as defined below), the receipt of cash in exchange for Class A Common Stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of Class A Common Stock for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Rights of Appraisal (Page 64 and Annex C)

The Share Purchase is not subject to the approval of holders of Class A Shares and does not give rise to dissenters’ rights of appraisal.

Company stockholders who do not vote in favor of adoption of the Merger Agreement and who are entitled to demand, and properly demand, appraisal of their shares of Class A Common Stock and otherwise comply with all the requirements of Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, their shares of Class A Common Stock in lieu of receiving the Merger Consideration if the Merger is completed. In addition to not voting in favor of the adoption of the Merger Agreement, the dissenting stockholder must deliver to the Company a written demand for appraisal of such stockholder’s shares prior to the vote on the adoption of the Merger Agreement and continue to hold such shares until the consummation of the Merger.

Litigation Relating to the Merger (Page 68)

On March 22, 2018, a purported class action lawsuit, captioned Kunkel v. ZAIS Group Holdings, Inc., et al. Civil Action No. 2:18-cv-04018 (the “Kunkel Lawsuit”), was filed in the United States District Court for the District of New Jersey on behalf of the Company’s stockholders (other than the defendants and their affiliates) against the Company, Mr. Zugel, and the other members of the Company’s Board. The complaint in the Kunkel Lawsuit alleges that the Company’s preliminary proxy statement contains false and misleading statements and/or omits material information in violation of Sections 14(a) and 20(a) of the Exchange Act. The plaintiff in the Kunkel Lawsuit seeks, among other things, an injunction prohibiting the consummation of the Merger, rescission if the Merger has already been consummated, and an award of attorneys’ fees and expenses. A preliminary injunction could delay or jeopardize the completion of the Merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger. The Company, the Board, and Mr. Zugel each believes the claims asserted in the Kunkel Lawsuit are without merit.

The Annual Meeting (Page 75)

The annual meeting will be held at the Oyster Point Hotel, 146 Bodman Place, Red Bank, NJ 07701, on May 17, 2018, beginning at 9 a.m. Eastern Time.

This proxy statement, which you should read carefully, contains important information about the Merger, the Merger Agreement, the annual meeting and the other matters to be voted on at the annual meeting. In addition to the proposal to adopt the Merger Agreement, you are also being asked to consider and vote on a number of other important matters, including the election of directors, and, potentially, the adjournment of the meeting to solicit additional proxies and any other matter properly brought before the annual meeting or any adjournments or postponements of it.

Your vote is very important. The enclosed materials allow you to submit a proxy to vote your shares of Common Stock without attending the annual meeting and to ensure that your shares of Common Stock are represented and voted at the annual meeting. Even if you plan to attend the annual meeting, you are encouraged to submit a proxy as soon as possible.

Record Date and Quorum (Page 75)

The holders of record of the Common Stock as of the close of business on April 2, 2018, the record date, are entitled to receive notice of and to vote at the annual meeting. As of the record date, 14,555,113 shares of Class A Common Stock were outstanding and 20,000,000 shares of Class B Common Stock were outstanding. The shares of Common Stock in treasury on that date, if any, will not be voted. On all matters to be voted on at the annual meeting, each holder of record of Class A Common Stock on the record date will be entitled to one vote for each share and each holder of record of Class B Common Stock on the record date will be entitled to ten votes for each share.

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock outstanding on the record date and entitled to vote will constitute a quorum, permitting the Company to conduct its business at the annual meeting. The members of the Parent Group who are party to the Parent Group Voting Agreement (as described in “Agreements With Parent Group Members—Voting Agreement”) are required pursuant thereto to cause their respective shares of Common Stock to be present at the meeting for purposes of establishing a quorum. Therefore, a quorum is contractually assured.

Required Votes (Page 75)

For the Company to complete the Merger, under Delaware law, it must obtain the Statutory Stockholder Approval. The receipt of the Statutory Stockholder Approval is contractually assured because the members of the Parent Group and the Ramguard Parties, who hold shares representing a majority of the voting power of the Company, have agreed to vote their shares in favor of the Merger Agreement pursuant to the Parent Group Voting Agreement (as described in “Agreements With Parent Group Members—Voting Agreement”) and the Ramguard Parties Voting Agreement, respectively, in the form attached as Exhibits A-1 and A-2 to the Merger Agreement. In addition, it is a condition to the consummation of the Merger that the Majority of the Minority Stockholder Approval is obtained, and this is not assured of occurring. Based on the Company’s outstanding Common Stock as of the record date, the Majority of the Minority Stockholder Approval will require the affirmative vote on the Merger proposal of stockholders (other than the members of the Parent Group, any director or executive officer of the Company, Ramguard, any holder of Rollover Shares or Exchange Shares, or any affiliates of the foregoing persons) holding at least 2,137,548 shares of Class A Common Stock. A failure to vote your shares of Common Stock or an abstention from voting will have the same effect as a vote against adoption of the Merger Agreement.

For purposes of Proposal 2 (election of directors), the election of each director nominee must be approved by a plurality of the votes cast by stockholders represented at the meeting in person or by proxy. A “plurality” means that the individuals who receive the largest number of votes “FOR” are elected as directors up to the maximum number of directors to be elected at the annual meeting. Proposal 3 (adjournment proposal) requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal.

The completion of the Merger is not contingent upon the approval of Proposals 2 or 3.

Recommendation of the Board

Based in part on the unanimous recommendation of the Special Committee, the Board (other than Mr. Zugel and Mr. Curry, each of whom has recused himself) recommends that the stockholders vote:

•	“FOR” the proposal to adopt the Merger Agreement.

The Board also recommends that you vote:

•	“FOR” each of the director nominees in Proposal 2, and

•	“FOR” Proposal 3.

You should read “Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Merger” beginning on page 38 for a discussion of the factors that the Special Committee and the Board considered in deciding to recommend and/or approve, as applicable, the Merger Agreement. See also “Special Factors—Interests of the Company’s Directors and Executive Officers in the Share Purchase and the Merger” beginning on page 59.

Voting; Proxies; Revocation (Page 77)

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by it regarding how to instruct it to vote your shares. If you are a stockholder of record, you can ensure that your shares are voted at the annual meeting by submitting your proxy via:

•	telephone, using the toll-free number listed on your proxy;

•	the Internet, at the address provided on your proxy; or

•	mail, by completing, signing, dating and mailing your proxy and returning it in the envelope provided.

Holding in “Street Name”

Most of the Company’s stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, the proxy materials were made available to you by the organization holding your account. As a holder in street name, you have the right to instruct that organization on how to vote the shares held in your account. If you requested printed copies of the proxy materials by mail, you will receive a voting instruction form from your broker, bank or other nominee.

All of the proposals, including the proposal for adoption of the Merger Agreement, are not routine matters and your broker, bank or other nominee will only vote your shares on these proposals if you provide specific instructions on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without instructions, your shares will not be voted for adoption of the Merger Agreement and will effectively be votes against adoption of the Merger Agreement. A failure to give voting instructions will have no effect on the other non-routine proposals.

Stockholders of Record

If your shares are registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, you are considered the stockholder of record with respect to those shares, and the proxy materials were made available directly to you by the Company.

Abstentions

If you vote “ABSTAIN” by proxy or in person at the annual meeting, it will have the same effect as a vote “against” the proposal to adopt the Merger Agreement and will have no effect on Proposal 2 (election of directors). For Proposal 3 (adjournment proposal), the Company will treat abstentions as shares present or represented and entitled to vote on this proposal. Accordingly, such a vote on Proposal 3 will have the same effect as a vote “against” this proposal.

Changing Your Vote

If you are a stockholder of record, you can change your vote at any time before your proxy is voted at the annual meeting by properly delivering a later-dated proxy either by mail, the Internet or telephone or attending the annual meeting in person and voting (but simply attending the annual meeting will not cause your proxy to be revoked). You also may revoke your proxy by delivering a notice of revocation to the Company’s corporate secretary prior to the vote at the annual meeting. If your shares of Common Stock are held in street name, you must contact your broker, bank or other nominee to revoke your proxy.

Householding (Page 122)

In accordance with a notice sent to certain street name holders of Common Stock who share a single address, stockholders at a single address will receive only one copy of this proxy statement and the Company’s annual report on Form 10-K for the year ended December 31, 2017, unless the Company has previously received contrary instructions. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. The Company does not currently “household” for stockholders of record. If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this proxy statement or the Company’s annual reports on Form 10-K for the years ended December 31, 2016 and 2017, contact the Company at ZAIS Group Holdings, Inc., Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701-1106, Attn: Secretary, and you will be provided those documents promptly after the Company has received your request. You may also change your householding preferences through the Broadridge Householding Election system at 1-866-540-7095.

You may request or discontinue householding in the future by contacting the broker, bank or other nominee through which you hold your shares.

Exchanging Shares for Merger Consideration

If stockholders vote to adopt the Merger Agreement, after the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Common Stock for the Merger Consideration. If your shares of Common Stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the per share Merger Consideration. Do not send in your certificates now.

If you transfer your shares of Common Stock, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your shares of Common Stock through completion of the Merger. The record date for stockholders entitled to vote at the annual meeting is earlier than the date on which the Merger will be consummated. As such, if you transfer your shares of Common Stock after the record date but before the annual meeting, you will have transferred your right to receive the Merger Consideration, but retained the right to vote at the annual meeting.

Questions

If you have questions about the Merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy, please contact MacKenzie Partners, Inc., which is acting as the proxy solicitation agent and information agent in connection with the Merger.

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Telephone: (212) 929-5500

Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

If your broker, bank or other nominee holds your shares, you can also call your broker, bank or other nominee for additional information.

SPECIAL FACTORS

Background

The Company (originally known as HF2 Financial Management Inc.) was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities, with a focus on companies operating in the financial services industry. In fulfillment of that objective, on March 17, 2015, pursuant to an Investment Agreement, dated as of September 16, 2014 (as amended on October 31, 2014 and March 4, 2015, the “Investment Agreement”), the Company consummated a transaction (the “Business Combination”) whereby it acquired a 66.5% interest in ZGP. Pursuant to the Investment Agreement, the Company contributed $78.2 million in cash to ZGP in exchange for newly-issued Class A Units of ZGP. In addition, in connection with the transaction, all of the Company’s outstanding shares of Class B Common Stock were transferred to the members of ZGP (the “ZGP Founders”) on a pro rata basis, and then immediately contributed to the ZGH Class B Voting Trust (the “Class B Voting Trust”), of which Mr. Zugel is the sole trustee.

Also on March 17, 2015, in connection with the closing of the Business Combination, the ZGP Founders, including Mr. Zugel, and the Company entered into a voting trust agreement for the Class B Voting Trust (the “Voting Trust Agreement”). Pursuant to the Voting Trust Agreement and in his capacity as sole trustee of the Class B Voting Trust, Mr. Zugel has voting power over the shares of Class B Common Stock held in the Class B Voting Trust. Shares of Class B Common Stock hold no economic interest in the Company, but shares of Class B Common Stock may, as a single class, be voted with the shares of Class A Common Stock of the Company and carry 10 votes per share, thus enabling Mr. Zugel, as the sole trustee of the Class B Voting Trust, to control the vote of all common shares. Class B Common Stock is not registered under the Exchange Act or listed on any securities exchange. There are currently 20 million shares of Class B Common Stock outstanding, all of which are held by the Class B Voting Trust.

In connection with the closing of the Business Combination, the Company, ZGP, the ZGP Founders, and Mr. Zugel, as trustee of the Class B Voting Trust, entered into an Exchange Agreement (as amended on July 21, 2015, the “Exchange Agreement”). The Exchange Agreement entitles each ZGP Founder, including Mr. Zugel, to exchange such ZGP Founder’s respective Class A Units, on a quarterly basis commencing after March 17, 2017, for (at the Company’s option, as determined by the Company’s Audit Committee): (i) a number of shares of Class A Common Stock equal to the exchange rate (currently one-to-one), (ii) cash in an amount equal to the fair market value of the Class A Common Stock subject to exchange, or (iii) a combination of Class A Common Stock and cash. Generally, the number of Class A Units that may be exchanged by any ZGP Founder for any quarter may not exceed 25% of the aggregate number of Class A Units held by such ZGP Founder as of the first day of the 12-month period, commencing on or following the second anniversary of the date of the Exchange Agreement, in which the applicable quarterly exchange occurs. The Exchange Agreement also provides that immediately prior to the occurrence of any change of control (as defined in the Exchange Agreement), each unit-holder may surrender all or a portion of its Class A Units in exchange for Class A Common Stock. As of March 29, 2018, Mr. Zugel held 3,325,000 Class A Units, all of which are, under certain circumstances, exchangeable for shares of Class A Common Stock in accordance with the terms of the Exchange Agreement, as described above, subject to the limitations set forth in the Exchange Agreement.

The ZGP Founders also have certain rights under a Tax Receivable Agreement, dated March 17, 2015 (as amended on July 21, 2015, the “Tax Receivable Agreement”), in connection with exchanges under the Exchange Agreement and in the event of a change of control (as defined in the Exchange Agreement).

The Business Combination resulted in the Company becoming a publicly traded holding company conducting substantially all of its operations through ZAIS Group. ZAIS Group’s business consists of providing investment advisory and asset management services to private funds, separately managed accounts, and structured vehicles (including CLOs). After giving effect to the Business Combination, the Company had cash and cash equivalents of approximately $73.5 million. The Company then sought to deploy this capital through acquisitions and other transactions and investments in an effort to enhance stockholder value.

The Board and management regularly reviewed the Company’s strategic direction, operational and financial performance, industry conditions, regulatory developments, and potential opportunities with the goal of creating and enhancing stockholder value. As part of these efforts, the Board and management reviewed and considered a wide range of strategic alternatives that could be expected to contribute to the growth of the Company. These strategic alternatives included potential business combinations involving acquisitions or sales of all or a portion of the Company. The Board and Company management actively engaged in this process for approximately two years, leading to the establishment, on February 15, 2017, by the Board of the Special Committee of independent and disinterested directors to consider proposals for strategic transactions, as well as to consider all other strategic options for the Company.

From August 2015 through September 2017, the Company’s financial advisors, PL Advisors and Berkshire Capital Securities LLC (“Berkshire Capital”), as noted below, reached out to approximately 49 potential counterparties, including financial sponsors, potential strategic buyers, potential strategic sellers, and private investors. The Company engaged with 33 of these potential counterparties, with 29 of these potential counterparties executing non-disclosure agreements none of which contained standstill or “don’t ask, don’t waive” provisions (although several of the non-disclosure agreements contained provisions prohibiting the counterparty from trading in securities issued by the Company) and 28 receiving non-public evaluation materials.

On April 16, 2015, the Company engaged an investment advisory firm, PL Advisors, as its financial advisor. PL Advisors’ engagement initially focused on a specific potential strategic transaction. On August 1, 2015, the Company expanded PL Advisors’ engagement to include serving as a non-exclusive financial advisor in connection with a variety of potential strategic transactions, including potential business combinations involving acquisitions or sales of all or a portion of the Company. Over the next two years, the Company, with the assistance of its advisors, evaluated numerous potential strategic transactions, with an initial focus on transactions in which the Company would acquire the candidate or otherwise retain control.

Throughout the periods described below, the Company’s management led the day-to-day strategic review process, regularly updating the Board and submitting to the Board formal proposals when such proposals were received. As the Company’s Chief Investment Officer and controlling stockholder, Mr. Zugel was actively involved in discussions with potential counterparties (including terminating such discussions).

On August 6, 2015, the Company reported its financial results for the quarter ended June 30, 2015, the first full fiscal quarter following the closing of the Business Combination. The Company reported Adjusted EBITDA (which is a non-GAAP financial measure that the Company views as a key performance metric and which is discussed in more detail in the Company’s SEC filings) of negative $(4.8) million compared to positive Adjusted EBITDA of $15.5 million for the same period in the prior year. The Company also reported having $4.359 billion in assets under management (“AUM”) as of June 30, 2015. On August 6, 2015, the closing price of the Class A Common Stock was $10.49 per share. Between August 6, 2015 and early September 2015, the closing price of the Class A Common Stock declined from $10.49 per share to less than $6 per share.

On September 15, 2015, a party, which we refer to as Party A, executed a non-disclosure agreement with the Company. On September 22, 2015, a second party, which we refer to as Party B, entered into a non-disclosure agreement with the Company.

Company management provided the Board with an update on the Company’s strategic review process on November 2, 2015. By that date, the trading price of the Class A Common Stock had recovered and the stock was trading above $10.50 per share.

On November 6, 2015, the Company reported its financial results for the quarter ended September 30, 2015. The Company reported negative Adjusted EBITDA for the quarter of $(1.1) million, compared to negative Adjusted EBITDA of $(2.2) million for the same quarter in the prior year, and negative Adjusted EBITDA for the nine months ended September 30, 2015 of $(11) million, relative to positive Adjusted EBITDA of $26.4 million for the same period in the prior year. The Company also reported having $4.201 billion AUM as of September 30, 2015, down by more than $150 million since June 30, 2015. On November 6, 2015, the closing price of the Class A Common Stock was $10.54 per share. Between November 6, 2015 and early February 2016, the closing price of the Class A Common Stock declined from $10.54 per share to less than $4 per share.

On November 25, 2015, the Company delivered a proposal to Party A to acquire 100% of Party A for a combination of 14 million shares of Class A Common Stock, $5 million in cash, and an earn-out. Based upon the trading price of the Class A Common Stock at that time, the proposal implied an offer value of more than $145 million for Party A. Discussions between Party A and the Company continued thereafter.

On December 9, 2015, Company management provided the Board with an update on the Company’s strategic review process. On December 14, 2015, Mr. Zugel had a follow up meeting with Party A representatives to discuss the potential business combination between the Company and Party A.

On December 17, 2015, another entity, which we refer to as Party C, executed a non-disclosure agreement with the Company.

On January 12, 2016, Company management provided the Board with an overview of discussions with Party A. The Board directed Company management to continue to engage in discussions with Party A towards reaching agreement on terms for a transaction that Company management could recommend to the Board and ultimately to the Company’s stockholders.

On January 14, 2016, Mr. Ramsey sent an email to Mr. Zugel, expressing, among other things, concerns regarding the Company’s strategic direction and cost structure. On several occasions after January 14, 2016, Mr. Ramsey expressed to Mr. Zugel concerns about the Company’s financial performance, business plans, strategy, lines of business and cost structure.

On January 17, 2016, Party A sent a written counterproposal to the Company. This proposal contemplated the issuance to Party A of Class A Units in ZGP rather than Class A Common Stock, which would have resulted in substantial dilution of the Company’s interest in ZGP and given Party A effective control of the Company through ownership of a majority of ZGP and certain other governance rights. Company management determined the proposal was not in the best interests of the Company and its stockholders.

On February 17, 2016, Mr. Zugel had separate meetings with representatives of Party C, another entity, which we refer to as Party D, and another entity, which we refer to as Party E. Party E’s primary interest was in a potential acquisition of the Company’s CLO management contracts and related business platform.

On February 23, 2016, the Company entered into a non-disclosure agreement with Party D, covering only Party D’s information. Also on February 23, 2016, Company management provided the Board with an update on the Company’s strategic review process and reported that the Company was in preliminary discussions with Berkshire Capital, which had acted as a financial advisor to the Company before the Business Combination, to potentially engage it as a financial advisor to assist the Company in identifying potential strategic transactions to enhance the value of the Company for the benefit of its stockholders.

On February 24, 2016, Mr. Zugel met with a representative of another entity, which we refer to as Party F, to discuss a potential business combination. On March 9, 2016, Party F executed a non-disclosure agreement with the Company.

On March 10, 2016, the Company reported its financial results for the quarter and year ended December 31, 2015 and filed its 2015 annual report with the SEC. The Company reported negative Adjusted EBITDA of $(3.4) million for the quarter, compared with positive Adjusted EBITDA of $14.8 million for the same period in the prior year. Adjusted EBITDA for the year ended December 31, 2015 was negative $(14.3) million, compared with Adjusted EBITDA of $41.1 million for the same period in 2014. The Company also reported $4.157 billion AUM as of December 31, 2015. The Company also announced that it was conducting a strategic review of its business and fund activities with a view towards improving profitability through organic growth, reduction in expenses, acquisitions, dispositions of assets or the sale or termination of product lines. The Company also announced an exit from residential whole loan activities and the commencement of a reduction in its labor force. On March 10, 2016, the closing price of the Class A Common Stock was $6.64 per share.

On April 21, 2016, Company management provided the Board with an update on the Company’s strategic review process and discussed with the Board the proposed engagement of Berkshire Capital as the Company’s financial advisor. On April 22, 2016, the Company engaged Berkshire Capital as a financial advisor. On May 6, 2016, the Company and PL Advisors agreed to terminate their engagement effective as of August 1, 2016.

Following its engagement, Berkshire Capital aggregated potential transaction counterparties from several industry sources that it then filtered by size and potential interest, with the input of Company management, to approximately 30 potential strategic partners that were screened by cultural fit, existing business capabilities, ability to participate in such a transaction, perceived interest, and other salient factors.

On May 10, 2016, the Company reported its financial results for the quarter ended March 31, 2016. The Company reported negative Adjusted EBITDA for the quarter of $(6.1) million, compared to negative Adjusted EBITDA of $(5.9) million for the same quarter in the prior year. The Company also reported $3.991 billion AUM as of March 31, 2016, down more than $160 million since December 31, 2015. The Company also announced the planned termination of its management agreement with ZAIS Financial Corp., a publicly traded mortgage real estate investment trust. On May 10, 2016, the closing price of the Class A Common Stock was $2.99 per share, down from $6.64 at the time of the Company’s 2015 annual report.

On May 17, 2016, Party C submitted a proposal (supplemented by further background information on May 23, 2016) to acquire certain assets of ZGP. The Company’s management determined that this proposal was not in the best interests of the Company’s stockholders and declined to pursue it.

On May 19, 2016, the Company entered into a second non-disclosure agreement with Party D, covering the Company’s information. The next day, Mr. Zugel met with Party D representatives to discuss a potential business combination.

On June 2, 2016, another entity, which we refer to as Party G, entered into a non-disclosure agreement with the Company.

On June 8, 2016, Company management provided the Board with an update on the Company’s strategic review process.

On June 30, 2016, the Company submitted to Party D a proposal to acquire all of the outstanding capital stock of Party D for $10.50 per share in cash, or approximately $250 million, subject to various conditions, including obtaining financing.

On July 11, 2016, the Company received notice that Party D had decided to reject the Company’s proposal in favor of a transaction with a different party. Thereafter, Company management instructed Berkshire Capital to identify additional potential counterparties interested in acquiring the Company.

On August 2, 2016, at a meeting of the Board, Company management provided the Board with an update on the Company’s strategic review process, noting that Berkshire Capital had identified 31 potential transaction counterparties, each of which had been discussed by Company management with Berkshire Capital. Company management reported that they had authorized Berkshire Capital to make preliminary inquiries with respect to several of these potential counterparties that Company management determined could match with the Company’s business objectives.

On August 3, 2016, Mr. Zugel met with a representative of another potential counterparty, which we refer to as Party H, to discuss a potential business combination between the Company and Party H. Also on August 3, 2016, Mr. Zugel met with a representative of Party G to discuss a potential business combination. The next day, a Party G representative emailed Mr. Zugel indicating Party G’s potential interest in a transaction, if a transaction could be structured that would be accretive to Party G.

On August 9, 2016, the Company reported its financial results for the quarter ended June 30, 2016. The Company reported negative Adjusted EBITDA for the quarter of $(4.5) million, compared to negative Adjusted EBITDA of $(4.1) million for the same quarter in the prior year. The Company also reported $3.949 billion AUM as of June 30, 2016. On August 9, 2016, the closing price of the Class A Common Stock was $2.79 per share.

On August 10, 2016, Mr. Zugel and a Party H representative again met to discuss a potential business combination.

On August 30, 2016, Party G executed a second non-disclosure agreement with the Company. On September 15, 2016, another potential counterparty, which we refer to as Party I, entered into a non-disclosure agreement with the Company.

Also on September 15, 2016, at a meeting of the Board, Howard Steinberg, then General Counsel of the Company, discussed with the Board its responsibilities and fiduciary duties relating to the strategic review process. During this meeting, Company management recommended that the Company begin a formal process to solicit third-party indications of interest in respect of strategic transactions, including the potential acquisition of the Company by a third party, and proposed to commence sending information to potential counterparties, coordinated through Berkshire Capital. The Board authorized Company management to proceed with this process.

On September 16, 2016, while discussions between the Company and several potential counterparties were ongoing, Berkshire Capital disseminated a process letter to other potential counterparties that Berkshire Capital had previously contacted and that Berkshire Capital believed might have interest in a business combination transaction. This process letter requested that interested counterparties respond with a preliminary, nonbinding indication of interest by October 7, 2016.

On September 20, 2016, Party H entered into a non-disclosure agreement with the Company. On September 22, 2016, another potential counterparty, which we refer to as Party J, entered into a non-disclosure agreement with the Company.

On October 7, 2016, Party G submitted a proposal to acquire certain Company assets (including investment management contracts and investments in managed CLOs and funds). Party G’s proposal contemplated that the Company would distribute its cash and other remaining assets, in addition to cash consideration to be paid by Party G for the acquired assets, to the Company’s stockholders and holders of the Class A Units. This would have resulted in the liquidation of the Company. Party G’s proposal was subject to several conditions, including completion of diligence and a requirement that $16.7 million of the Company’s net operating losses would be preserved in the transaction for use by Party G. According to Party G, the net proceeds (including Company cash and other assets not acquired by Party G) to the Company’s stockholders and the holders of Class A Units would have equaled between $88 million and $95 million or between $4.00 and $4.31 per share. This proposal did not take into account shut-down and other costs of executing this transaction that Company management believed would be substantial. The Company’s management and the Board concluded that the proposed transaction would result in per share cash to the stockholders well below the $4.00 to $4.31 projected by Party G, and, accordingly, would not be in the best interests of the Company’s stockholders.

Also on October 7, 2016, Party F submitted a proposal that contemplated a per-share consideration of $3.50 (excluding shares owned by entities affiliated with Mr. Zugel and Ramguard), conditioned upon the occurrence of a “going private” transaction involving Mr. Zugel and Ramguard. This per-share price was calculated on the assumption that the Company would have at least $40 million in cash and investments in Company-sponsored products at closing, and that any non-cash assets (such as any CLO risk-retention amounts) would be freely saleable or financeable on commercially reasonable terms. Discussions between the parties terminated in spring 2017, when Party F informed the Company that it preferred to engage with the Company only if and after the Company had been taken private.

On October 10, 2016, Party I submitted an indication of interest to acquire the Company’s CLO management contracts for a cash payment of between $10 million and $15 million, subject to completion of due diligence. Party I also expressed its potential willingness to purchase certain of the Company’s other CLO assets for an additional $20 million to $22.5 million. In view of the Board’s interest in a transaction involving its entire business, Company management suspended discussions with Party I.

On October 13, 2016, Party C executed a second non-disclosure agreement, and the parties re-engaged in discussions.

Also on October 13, 2016, Party J submitted a proposal for an acquisition of the Company at a price of $2.00 per share, payable in a combination of cash, Party J equity securities, and vendor loan notes, plus an unspecified earn-out amount. The Company’s management rejected this proposal, after discussing the proposal with Berkshire Capital and concluding that Party J’s proposal was inadequate relative to other indications of interest and Company management’s views on valuation, and suspended discussions with Party J.

Also on October 13, 2016, Party H submitted an indication of interest, which included proposed consideration in the form of “a percentage of equity in the go-forward, pro-forma private entity.” After discussions with Berkshire Capital, Company management concluded that the proposal implied a value of approximately $2.95 per share, subject to adjustments based on valuations of multiple balance-sheet line items and costs. Management did not act on this proposal due to the implied valuation and uncertainty regarding the feasibility of the proposed structure.

On October 14, 2016, Berkshire Capital reviewed with the Board the indications of interest received from Parties C, F, G, H, I, and J. After discussions among the Board, Company management and Berkshire Capital, and in light of the fact that the Board believed that the valuations implied by the proposals from Party C, Party H, Party I and Party J did not exceed the Company’s then-estimated liquidation value, the Board concurred with Company management’s recommendation to have Berkshire Capital engage in further discussions on behalf of the Company with Party F and Party G to attempt to elicit improved proposals in respect of transaction structure and price and to reject the other proposals.

Also on October 14, 2016, another entity, which we refer to as Party K, entered into a non-disclosure agreement with the Company.

On November 1, 2016, Berkshire Capital updated the Board on the strategic review process. Company management reported to the Board that they were in the process of evaluating the outstanding bids from Party F and Party G, among others. Members of management expressed concern that these bids might be below the likely liquidation value of the Company. Company management also noted to the Board that the bids received by the Company as of the meeting were lower than the likely liquidation value of the Company and lower than the Company’s majority stockholder was likely to accept. Management indicated it would provide the Board with a recommendation, including as to a potential stand-alone business strategy, over subsequent weeks.

On November 4, 2016, the Company reported its financial results for the quarter ended September 30, 2016. The Company reported Adjusted EBITDA of $1.1 million, compared with negative Adjusted EBITDA of $(1.1) million for the three months ended September 30, 2015. The Company also reported $3.844 billion AUM as of September 30, 2016, down approximately $100 million since June 30, 2016. On November 4, 2016, the closing price of the Class A Common Stock was $1.59 per share.

On November 9, 2016 and December 5, 2016, Party C submitted further proposals regarding a potential acquisition of the Company. Company management found these proposals to be incomplete and lacking sufficient detail to be analyzed and presented to the Board for evaluation. On December 7, 2016, representatives of the Company met with representatives of Party C, together with Mr. Ramsey, to discuss Party C’s most recent proposals. Despite efforts by Company management to clarify Party C’s proposals, none of Party C’s proposals included a definitive per-share consideration, and Company management was unable to conduct a meaningful analysis of the proposals. Accordingly, discussions with Party C were terminated by Company management.

Also on December 7, 2016, Mr. Zugel met with a Party B representative to discuss the Company’s strategic review process. The next day, Party B and the Company agreed to extend the term of their September 22, 2015 non-disclosure agreement through December 31, 2017.

On December 15, 2016, while the Company was engaged in evaluating various proposals from potential counterparties, Mr. Ramsey delivered to Mr. Zugel a draft letter addressed to the Board. Mr. Ramsey requested Mr. Zugel’s advice with respect to the draft letter, and inquired whether Mr. Zugel would support the proposal outlined in the draft letter. The draft letter outlined a proposal for a transaction that would lead to a buyout of the Company on the following terms: (i) RQSI, an affiliate of Mr. Ramsey, would make a $5.00 per share cash bid for all 13.1 million publicly-held shares of Class A Common Stock; (ii) Mr. Ramsey and related stockholders would agree to delayed cash settlement in respect of their Class A Common Stock until the Company restructured its CLO risk-retention holdings; (iii) Mr. Zugel and Company employees would receive cash only for Class A Common Stock purchased in the market at the time the Company went public; (iv) no consideration would be paid for Class B Units of ZGP (“Class B Units”), RSUs, or unvested shares; (v) the Company would deregister as a public entity and be owned by Mr. Zugel and his affiliates; and (vi) the Company would set aside 15% of its operating profits over the next five years’ for the benefit of stockholders being cashed out in the transaction, as an ongoing participation (or potential recovery of a portion of such stockholders’ losses). Mr. Zugel did not provide comments to the draft letter and no such letter was sent by Mr. Ramsey to the Board.

On December 28, 2016, Mr. Ramsey presented a potential transaction framework in writing to Mr. Zugel. Pursuant to the potential terms, (i) the Company would redeem Class A Common Stock held by outside stockholders at $4.60 per share in cash; (ii) the Company would redeem a portion of the Class A Common Stock held by Mr. Ramsey and his affiliated entities, up to four million shares, at the same price; and (iii) the remaining Class A Common Stock held by Mr. Ramsey and his affiliated entities would be exchanged for a $30 million senior note bearing interest at 10% and secured by the Company’s CLO equity holdings to finance a going private transaction. This potential transaction framework was never submitted to the Board by Mr. Ramsey and Mr. Zugel provided no follow up to Mr. Ramsey on this potential transaction framework.

On January 6, 2017, Mr. Zugel delivered a counterproposal to Mr. Ramsey outlining a transaction whereby: (i) Mr. Zugel would take the Company private through the purchase of Class A Common Stock held by minority stockholders, together with all “restricted stock” and RSUs held by the Company’s employees and outside directors; (ii) the transaction would be in the form of a tender offer at a per-share price in the range of $3.75 to $4.25, resulting in the purchase of up to 5,300,000 shares of Class A Common Stock; and (iii) to ensure maximum stockholder participation, allowing the Company to deregister as a public company with no reporting obligations, persons related to and affiliated with Mr. Zugel and RQSI would agree not to participate in the tender offer. Mr. Zugel later shared this proposal with other members of the Company’s management and, by January 9, 2017, each member of the Board.

On January 11, 2017, Mr. Ramsey, together with Ramguard (then known as d.Quant Special Opportunities Fund, LP), filed an amendment to their Schedule 13D to disclose Mr. Ramsey’s interest in pursuing potential strategic alternatives involving the Company, including alternatives that might involve the acquisition by the Company or its affiliates of the Company’s outstanding Class A Common Stock (other than those held by management), including those held by Mr. Ramsey and Ramguard.

On January 12, 2017, representatives of the Company met with representatives of Ramguard to discuss Mr. Zugel’s January 6, 2017 counterproposal. At this meeting, pursuant to a pre-existing non-disclosure agreement, the Company presented certain pro forma financial information (including certain financial projections). No agreements were reached at this meeting.

At a meeting of the Board held on January 27, 2017, the Board discussed the status of the strategic review process, among other matters, with a representative of Berkshire Capital present. At this meeting, the representative of Berkshire Capital provided a summary of the strategic review process, including feedback received from potential counterparties. In particular, the representative of Berkshire Capital noted the reluctance expressed by many counterparties to pursue a transaction with a publicly-held entity. At this meeting, the Board also discussed the two proposals from Mr. Ramsey and Mr. Zugel, among other transactions and potential alternatives, and next steps in evaluating all proposals, including the need to obtain the advice of the Company’s regular legal counsel, McDermott Will & Emery LLP (“McDermott”), regarding the Board’s evaluation of these proposals.

On February 2, 2017, Mr. Zugel filed a Schedule 13D disclosing, among other things, the potential for a going private transaction and/or a tender offer for the Company’s Class A Common Stock.

Also on February 2, 2017, the Board again met to discuss the status of the strategic review process. At this meeting, Company management noted their engagement in a review of a proposal for the Company to buy out all minority stockholders of the Company, other than Mr. Zugel, Mr. Ramsey, and their affiliates. The Board discussed forming a special committee, comprised exclusively of independent directors, in light of potential conflicts arising from the proposals made by Mr. Zugel.

On February 3, 2017, another potential counterparty, which we refer to as Party L, entered into a non-disclosure agreement with the Company. On February 13, 2017, Company management met with Party L representatives to discuss a potential transaction, after which Party L expressed an interest solely in joint product development or the financing of the Company’s investments. In view of the Company’s interest in a business combination or other similar transaction involving the entire company, discussions with Party L were suspended.

At a meeting on February 15, 2017, McDermott presented an overview of the Board’s fiduciary duties. Following this presentation, the Board resolved to establish a special committee, comprised of the Board’s three independent and disinterested directors, John Burke, Paul Guenther and James Zinn, to consider any proposals for strategic transactions thereafter made, as well as to consider all other strategic options for the Company. The Board appointed Paul Guenther as the chair of the Special Committee. The Board further resolved that it would not approve a potential transaction or strategic alternative without the prior favorable recommendation of the Special Committee. The Board also discussed the Company’s strategic review process, including proposals involving Messrs. Zugel and Ramsey. Company management reported that, according to Mr. Ramsey’s counsel, Mr. Ramsey did not intend to provide a written commitment not to participate in the tender offer contemplated by Mr. Zugel’s January 6, 2017 proposal.

Subsequently, the Special Committee’s review of potential strategic alternatives included capital raising, asset sales, strategic partnerships, a sale of the entire Company, a sale of component parts of the Company, acquisitions and other options, including continuing operating as a public company. From its inception through January 11, 2018, the Special Committee met approximately 26 times.

The Special Committee held its first meeting immediately following the February 15, 2017 meeting of the Board, during which Alston & Bird LLP (“Alston”) was engaged to act as legal counsel for the Special Committee. Alston reviewed the Special Committee’s duties in reviewing potential strategic transactions, the role of a financial advisor to the Special Committee, potential candidates to serve as the Special Committee’s independent financial advisor and the current status of proposals received by the Company. The Special Committee agreed to authorize Mr. Zugel and his representatives, including any members of Company management whose assistance Mr. Zugel required, to continue to discuss with Mr. Ramsey his willingness to participate in a transaction in which he and his affiliates would remain stockholders of the Company, and to obtain from Mr. Ramsey a satisfactory commitment that would enable the Company or Mr. Zugel to present to the Special Committee a specific proposal. After this meeting, the Special Committee commenced interviewing potential financial advisors.

On February 22, 2017, the Company presented to Mr. Ramsey a draft letter agreement based on the proposal Mr. Zugel sent to Mr. Ramsey on January 6, 2017, outlining a proposed transaction whereby shares held by the Company’s public stockholders would be repurchased using the Company’s available cash, with Mr. Zugel, Mr. Ramsey, Ramguard, and their respective affiliates retaining their respective equity interests in the Company. This proposal was expressly subject to approval by the Special Committee and the Board. The letter agreement required that Mr. Ramsey, on behalf of Ramguard, agree that Ramguard would not tender its Class A Common Stock nor seek to have its shares purchased in such a transaction, if a proposal were made and recommended by the Board to the Company’s stockholders after recommendation from the Special Committee. Mr. Ramsey informed Company management that he would not execute the letter agreement, citing litigation concerns, and as a result, Mr. Zugel abandoned his January 6, 2017 counterproposal and informed the Board accordingly.

On February 23, 2017, the Special Committee met with Alston to discuss the qualifications of the financial advisors that the Special Committee had interviewed since its first meeting. The Special Committee determined to defer engaging a financial advisor until it had received final proposals from all potential financial advisors it had interviewed and until it had obtained greater clarity on whether a proposal regarding a potential transaction would be forthcoming from any third party or affiliate of the Company.

For the next several months, the Company again focused on engaging with third parties on a potential business combination transaction to enhance stockholder value.

In February 2017, after meeting with the Company’s management, Party K expressed an interest solely in acquiring the Company’s CLO management contracts, and formally withdrew its interest in acquiring the Company as a whole, at which time discussions terminated.

On February 28, 2017, Party H’s advisor contacted Berkshire Capital, expressing an interest in exploring a business combination with the Company, which interest Berkshire Capital shared with the Company. On March 7, 2017, at the Company’s request, Berkshire Capital presented to management a financial analysis of the transaction proposed by Party H, which included consideration consisting of cash, stock of Party H, and an earn-out. Berkshire Capital estimated that the consideration equated to approximately $3.00 per share of Class A Common Stock. Company management determined not to pursue this transaction.

On March 2, 2017, Mr. Zugel met with representatives of Party D, which had previously been a potential acquisition target of the Company. At the meeting, Mr. Zugel endeavored to determine whether Party D might have an interest in pursuing a transaction with the Company. After reviewing confidential materials on the Company, Party D formally withdrew its expression of interest without submitting a proposal.

At a meeting on March 8, 2017, the Board discussed Mr. Ramsey’s rejection of the proposed letter agreement and Company management provided an update on the strategic alternatives under consideration by the Company and the Special Committee. The Board also discussed other possible options, including a liquidation or take-private transaction. The Board took no action with respect to any of these alternatives.

On March 21, 2017, another potential counterparty, which we refer to as Party M, executed a non-disclosure agreement with the Company.

On March 22, 2017, both Party C and Party F advised the Company that they were interested in engaging in a potential strategic transaction only after the Company was no longer publicly held, and the parties suspended discussions.

On March 24, 2017, Berkshire Capital circulated a second process letter to parties having potential interest in a business combination transaction. This process letter requested that interested parties respond with a preliminary, nonbinding indication of interest by April 13, 2017.

Also on March 24, 2017, Party B delivered a proposal to the Company regarding a potential transaction.

In addition, on March 24, 2017, the Company reported its financial results for the quarter ended December 31, 2016 and filed its 2016 annual report with the SEC. The Company reported positive Adjusted EBITDA of $7.5 million for the quarter, compared with negative Adjusted EBITDA of $(3.4) million for the same period in the prior year. Adjusted EBITDA for the year ended December 31, 2016 was negative ($1.9) million, compared with negative Adjusted EBITDA of $(14.3) million for the same period in 2015. The Company also reported $3.444 billion AUM as of December 31, 2016, down more than $700 million since December 31, 2015. In its earnings release, which is included as Exhibit 99.1 to its Current Report on Form 8-K filed with the SEC on that date, which is incorporated herein by reference, the Company also disclosed the Board’s strategic review and its engagement of a financial advisor, and stated that various alternatives had been and were being considered, including a possible sale, combination or other similar transaction or going private transaction which would result in the termination of the registration of the Class A Common Stock. On March 24, 2017, the closing price of the Class A Common Stock was $2.92 per share.

On April 13, 2017, Party B submitted an updated indication of interest proposing the acquisition of Party B by the Company, on terms that would result in the Company remaining a public company. Under this proposal, existing equity holders of the Company and ZGP would own approximately 26% of the combined entity, which Party B asserted would have an indicative value of $4.10 per share of Class A Common Stock. Party B’s proposal was conditioned on Mr. Zugel’s entry into an employment agreement, without specifying the proposed terms of such employment agreement. Party B subsequently indicated a willingness to discuss a transaction whereby the existing equity holders would retain ownership of approximately 30% of the combined entity.

On April 21, 2017, the Company received an indication of interest from Party M that contemplated payment of approximately $3.35 per share in cash to the public stockholders, and a mix of Party M stock and an earn-out to Mr. Zugel and other “private” equity holders having an indicative value (according to Party M) of approximately $4.29 per Class A Unit.

On April 27, 2017, Berkshire Capital reviewed with the Board and Alston activity since the fall of 2016 and outlined the recent proposals from Party B and Party M, which had previously been disseminated to the Board for consideration. Berkshire Capital communicated to the Board that it had suggested to Party M that it submit a revised, all cash offer providing equal treatment for all of the Company’s stockholders, but that Party M expressed an unwillingness to submit such a proposal. It also communicated to the Board that Party B was seeking a 45-day exclusive negotiation period. The Board also discussed a previously circulated presentation from Berkshire Capital which analyzed these two proposals from a financial standpoint, noting the key terms and differences in each, and also outlined the recent financial performance of certain publicly-held competitors of the Company. The Board determined that Company management should await advice from the Special Committee before engaging in any further discussions with Party B or Party M.

On April 28, 2017, the Special Committee, along with Alston, met to discuss the Party B and Party M proposals, and resolved to request revised bids from each of Party B and Party M. The Special Committee also discussed potential alternative strategic transactions, and discussed whether the Company should continue to operate as a standalone entity and the potential for a proposal from Mr. Zugel. The Special Committee also discussed the retention of an independent financial advisor and determined to solicit updated proposals from two financial advisors, including Houlihan Lokey, that the Special Committee had previously interviewed.

On May 4, 2017, the Special Committee met with Alston to discuss the updated proposals that it had received from potential financial advisors, and resolved to pursue an engagement with Houlihan Lokey. The Special Committee also discussed a list of questions that Alston proposed to submit to Party B regarding its most recent proposal, which, with the Special Committee’s comments incorporated, was then provided to Party B for its response.

On May 5, 2017, the Company received a revised indication of interest from Party M, proposing consideration with an aggregate net indicative value to holders of Class A Common Stock and Class A Units of $78.7 million, consisting of a mix of cash, common stock of Party M, and an earn-out, with the potential for public stockholders to elect whether to receive cash or Party M shares. According to Party M, this proposal implied a value of approximately $3.65 per share of Class A Common Stock.

On May 9, 2017, at a meeting attended by representatives of Berkshire Capital, the Board discussed Party B’s and Party M’s most recent proposals, Party B’s request for exclusivity and the status of discussions with each of Party B and Party M. Later that day, the Special Committee, along with Alston, discussed with both Berkshire Capital and Houlihan Lokey (which was invited to attend the meeting having executed a non-disclosure agreement pending finalization of the terms of its engagement) the most recent proposals from Party B and Party M. In light of this discussion, the Special Committee determined that it was premature to grant exclusivity to Party B, but permitted Party B to proceed with its due diligence review of the Company.

On May 11, 2017, the Company reported its financial results for the quarter ended March 31, 2017. The Company reported negative Adjusted EBITDA for the quarter of $(5.0) million, compared to negative Adjusted EBITDA of $(6.1) million for the same quarter in the prior year. The Company also reported $3.360 billion AUM as of March 31, 2017. On May 11, 2017, the closing price of the Class A Common Stock was $2.24 per share, down from $2.92 at the time of the Company’s 2016 annual report.

On May 16, 2017, the Special Committee, along with Alston, again met with Berkshire Capital and Houlihan Lokey to discuss Party B’s diligence process and discussions with Party B. Berkshire Capital and Houlihan Lokey discussed Party B’s proposals regarding a potential combined entity and Party B’s perceived uncertainty regarding its interest, after such combination, in the Company remaining a publicly-held company. The Special Committee determined to grant Party B a 20-day exclusivity period (subject to potential extension for an additional 25 days), and Company management provided a draft exclusivity agreement to Party B that afternoon, which Party B returned with comments on May 17, 2017.

Also on May 17, 2017, Party M submitted a revised indication of interest for a transaction in which the consideration would consist of a combination of cash, Party M stock and a note, having an aggregate indicative value (according to Party M) of approximately $3.32 per share.

On May 18, 2017, the Special Committee again met with Alston, Berkshire Capital and Houlihan Lokey. At this meeting, the Special Committee discussed the most recent revised proposal from Party M, in particular the basis for the valuation included in this proposal, and determined that the value of the proposal was significantly below that of the most recent proposal from Party B. The Special Committee determined that the full Board should meet before the Company proceeded with any exclusivity arrangement with Party B.

At a meeting the next day, the Board discussed the status of the proposals from Party B and Party M. In view of Party B’s interest in the Company and the input from the Special Committee, the Board then deferred to the Special Committee the decision on exclusivity with Party B. Immediately afterwards, the Special Committee met, along with Alston and Berkshire Capital. Following discussion regarding Party B’s exclusivity request and the proposals from both potential counterparties, the Special Committee authorized the execution of an exclusivity agreement with Party B, and instructed Berkshire Capital to inform Party M of this decision. The Special Committee also resolved to engage Houlihan Lokey as its financial advisor in connection with a potential transaction with Party B.

Later that day, the Company and ZGP entered into an exclusivity agreement with Party B which prohibited each party from, directly or indirectly, (i) soliciting, initiating, or encouraging any proposal or alternative transaction; (ii) continuing, entering into, or engaging in any discussions regarding any inquiries or the making of any proposal or alternative transaction; or (iii) furnishing any non-public information to any other person, in each case with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist any proposal, alternative transaction or any inquiries, indications of interest, offers or proposals that were intended to lead to any proposal or alternative transaction.

On May 23, 2017, Company management met with representatives of Party B, along with representatives of Berkshire Capital and Party B’s financial advisor. The parties agreed to negotiate a term sheet to be executed by June 8, 2017, when exclusivity would expire unless the parties agreed to extend the exclusivity period, with definitive agreements targeted to be executed in July 2017. Thereafter, Party B commenced a detailed review and analysis of the Company.

On June 2, 2017, the Company, after consultation with the Special Committee and Alston, submitted to Party B a draft term sheet setting forth key terms of a transaction, including the retention by holders of Class A Common Stock and Class A Units of a 30% interest in the resulting entity. The next day, Berkshire Capital reported to members of the Company’s management that Party B intended to respond to the draft term sheet by the June 8, 2017 deadline to extend exclusivity by execution of a letter of intent.

On June 5, 2017, Mr. Zugel received an email from Party E requesting to re-engage in discussions regarding funding of CLO equity commitments, acquiring CLO management contracts, or a possible business combination between the Company and Party E. Mr. Zugel did not respond due to the Company’s exclusivity agreement with Party B.

On June 7, 2017, the Board, at a meeting, agreed that, if Party B did not respond to the Company’s term sheet by close of business on June 8, 2017, the Company would provide notice to Party B of the Company’s decision not to extend the exclusivity period. On June 8, 2017, after the deadline passed without any proposal from Party B, Mr. Zugel sent Party B notice that the Company would not extend the exclusivity agreement. Later that day, Mr. Zugel spoke with representatives of Party B regarding Party B’s delay and orally committed to extend Party B’s exclusivity until June 12, 2017, in exchange for Party B’s commitment to deliver a draft term sheet by June 9, 2017. Company management then informed the Special Committee of this oral agreement.

On June 9, 2017, Party B submitted to the Company a revised draft term sheet. The revised term sheet reflected significant changes from the draft term sheet provided by the Company, and introduced substantially greater uncertainty than the draft term sheet provided by the Company, including the addition of new terms relating to minimum Company cash, net working capital, and balance sheet investment amounts, and resulting purchase price adjustments in the event the requirement minimums were not achieved, as well as provisions requiring the Company to reimburse Party B for certain expenses if the proposed transaction was not consummated for specified reasons.

On June 13 and June 14, 2017, representatives of the Company and Berkshire Capital met with representatives of Party B to discuss Party B’s revisions to the draft term sheet and potential compromises to which the parties might agree. The Company agreed to further extend Party B’s exclusivity until June 16, 2017.

On June 15, 2017, Party B delivered to the Company a further revised draft term sheet. This term sheet included some concessions by Party B as well as certain other revised terms that were less favorable to the Company than the prior Party B draft. On June 16, 2017, representatives of the Company and Berkshire Capital again met with representatives of Party B, but the parties were unable to reach agreement. The exclusivity agreement with Party B expired on June 16, 2017, although the parties continued to engage in discussions and negotiations.

On June 23, 2017, the Company entered into a non-disclosure agreement with another potential counterparty, which we refer to as Party N.

Also on June 23, 2017, Party B submitted a further revised draft term sheet to the Company. The revised draft contemplated a liquidation of the Company and distribution to the Company’s public stockholders (excluding Neil Ramsey and affiliates and members of management) of net cash proceeds that Party B calculated to be approximately $4.00 per share, with all other stockholders exchanging their Class A Common Stock for Class A Units and continuing their investment in the combined company. Company management, after consultation with Berkshire Capital, concluded that it was unlikely that the transaction would result in the Company’s stockholders receiving $4.00 per share, and shared this conclusion with the Special Committee on June 28, 2017.

On June 29, 2017, Party N expressed to the Company its interest in bidding solely for the Company’s CLO management contracts, the CLO platform, and the Company’s risk retention vehicle. In light of the Company’s interest in a business combination transaction involving the entire company, discussions with Party N were suspended on June 30, 2017.

Also on June 30, 2017, the Board, along with Berkshire Capital and Alston, met to discuss the status of the Company’s strategic review. The Board discussed the most recent proposal from Party B, which Company management reported did not include many of the structural terms that had been previously agreed with Party B. Management presented the Board with a detailed written analysis of Party B’s proposal, which was supplemented by financial analysis that illustrated that the proposal included a lower per-share price than had been agreed between the parties in prior discussions. The Board discussed management’s view that negotiations with Party B should be suspended in light of Party B’s most recent proposal, which management determined was not in the best interests of the Company’s stockholders. Management and Berkshire Capital then presented an update on other potential counterparties and the indications of interest received from them.

Immediately following the Board meeting, the Special Committee met with Alston and Berkshire Capital to review and discuss the most recent revised proposal from Party B, including the disparate treatment of stockholders and the risk that Mr. Ramsey would not agree to continue his investment as an equity holder in the resulting entity. Further, the Special Committee discussed Party B’s noted reluctance to become a public company. Berkshire Capital advised the Special Committee that Party B’s revised proposal seemed to ignore prior guidance that had been provided with respect to the Special Committee’s desires and expectations for a successful bid. Following this discussion, the Special Committee decided to reject Party B’s most recent proposal and determined that submitting a counteroffer to Party B would not be productive. The Special Committee then discussed next steps, including potentially re-engaging with prior potential counterparties that had expressed an interest in a transaction with the Company.

Also on June 30, 2017, Mr. Zugel received a revised term sheet from Party A proposing that the Company acquire certain businesses of Party A for $8 million in cash and a promissory note in the amount of $20 million, both subject to adjustment, together with warrants convertible into Class A Common Stock. Given the Company’s interest in pursuing a sale transaction, among other reasons, Company management determined not to re-engage in discussions with Party A.

On July 8, 2017, Party E entered into a non-disclosure agreement with the Company.

On July 27, 2017, representatives of the Company met with Mr. Ramsey and his counsel to discuss the Company’s strategic review process. Mr. Ramsey expressed the view that the Company should be taken private through a transaction led by Mr. Zugel, and reported that he would be willing to sell his Class A Common Stock for $4.00 per share, with 50% of the consideration being paid with a note to facilitate the proposed transaction.

Later on July 27, 2017, the Board, along with Berkshire Capital and Alston, met to discuss the status of the Company’s strategic review process and to receive a report on the meeting with Mr. Ramsey. Immediately following the Board meeting, the Special Committee met with Alston to discuss the strategic review process and the lack of progress in finding a suitable buyer for the Company. The Special Committee discussed potential options for the Company going forward, including (i) locating a potential buyer and completing a transaction, preferably on an expedited basis; (ii) pursuing a going-private transaction; or (iii) continuing to operate as a standalone publicly-held company, with a plan for reducing expenses and potentially resizing operations.

On July 28, 2017, the Company entered into a non-disclosure agreement with another potential counterparty, which we refer to as Party O.

After submitting a series of proposals on April 21, 2017, May 5, 2017, May 17, 2017, June 30, 2017, and July 11, 2017 (some of which were received during the Company’s exclusive negotiations with Party B, and were therefore not responded to), on August 3, 2017, Party M submitted a further proposal to the Company. This proposal included a mix of consideration which Party M valued at $3.66 per share (which value was dependent, in part, on Party M’s stated value for its own stock). Party M orally indicated a willingness to make an all-cash bid for the Company comprised of a cash investment by Party M and cash on the Company’s balance sheet, requiring a financing condition, but declined to submit an updated proposal on these terms. Party M subsequently formally withdrew its expression of interest.

On August 4, 2017 and August 8, 2017, Party E submitted a proposal to the Company regarding a potential business combination. Party E’s proposal contemplated consideration of $4.00 per share for the Class A Common Stock (excluding all Class A Units), subject to potential downward adjustment.

On August 9, 2017, Party O submitted a proposal for an acquisition transaction that included cash consideration in the range of $2.68 to $3.01 per share (on a fully-diluted basis), and requested exclusivity.

Also on August 9, 2017, the Board, along with Berkshire Capital and Alston, met to discuss the status of the Company’s strategic review process and discussions with interested counterparties. Mr. Zugel disclosed to the Board that he was again considering a potential going-private transaction, but that he preferred the Company execute an acceptable transaction with a third party.

Immediately following the Board meeting, the Special Committee met with Alston to discuss recommendations from Company management for moving forward with the strategic review process, including the advantages and disadvantages to the Company and its stockholders of a potential going-private transaction. The Special Committee determined that (i) the negotiations with current potential counterparties should be completed by September 4, 2017; (ii) the strategic review process would be suspended immediately with respect to actively soliciting any new potential counterparties; and (iii) if there was no acceptable transaction by September 4, 2017, the Special Committee would inquire as to whether Mr. Zugel would be interested in making a going-private proposal.

On August 14, 2017, the Company reported its financial results for the quarter ended June 30, 2017. The Company reported negative Adjusted EBITDA for the quarter of $(0.8) million, compared to negative Adjusted EBITDA of $(4.5) million for the same quarter in the prior year. The Company also reported $3.752 billion AUM as of June 30, 2017. On August 14, 2017, the closing price of the Class A Common Stock was $2.16 per share.

On August 19, 2017, Mr. Zugel reached out to Mr. Ramsey to express his interest in moving forward with discussions concerning a potential acquisition of Class A Common Stock held by Ramguard. Mr. Ramsey confirmed his interest in engaging in these discussions.

On August 22, 2017, the Board met with Berkshire Capital and Alston to discuss the most recent proposal received from Party B. The Board concluded that the proposal contained significant deficiencies and uncertainties. The Board instructed Company management to negotiate with Party B to determine whether Party B would be willing and able to improve its proposal and remove the identified deficiencies and uncertainties. The Board also engaged in a discussion of other strategic alternatives, during which Mr. Zugel reported that he was considering making a proposal that would be beneficial to the Company’s stockholders and which would result in the Company going private.

Subsequently, Party B delivered two successive revised proposals to the Company, which proposals were evaluated by Company management and Berkshire Capital, with input from the Special Committee.

On August 25, 2017, the Special Committee determined that Party O’s August 9, 2017 proposal would not be in the best interests of the Company’s stockholders and then terminated discussions with Party O.

On the same day, Mr. Zugel again contacted Mr. Ramsey. Mr. Ramsey confirmed his interest in further discussions but indicated that he had concerns regarding the risks of taking a portion of the consideration in the form of a note. Mr. Zugel noted the possibility of securing a portion of the note.

On August 29, 2017, Company management met with representatives of Party E. Party E reported that it could proceed with a bid for 100% of the Company’s Class A Common Stock only with exclusive negotiation rights. However, Party E was unwilling to provide assurances as to its financing sources or financing commitments before being granted exclusivity. Consequently, Company management informed Party E that the Company would not proceed on an exclusive basis, given the uncertainty of the financing commitment and the significant doubts the Company had concerning Party E’s financial wherewithal, and the parties’ discussions were suspended.

On August 31, 2017, Mr. Zugel sent a draft term sheet to Ramguard, containing a proposal for the purchase of 6,500,000 shares of Class A Common Stock at $4.00 per share, payable in a combination of cash and a note, by Parent, a Delaware limited liability company formed by Mr. Zugel for purposes of the proposed transaction with Ramguard.

Also in August 2017, Mr. Zugel contacted a representative of Party N to discuss whether Party N, as the majority equity-holder of several of the Company’s CLO vehicles, would consent to a change of control of the Company. The representative of Party N did not commit to such consent and no further discussions regarding such consent have taken place.

On September 1, 2017, Party B delivered a proposal offering consideration consisting of $3.65 per share of Class A Common Stock, subject to adjustment up or down, and consideration consisting of equity in Party B to the holders of Class A Units in exchange for their contribution of Class A Units to Party B. This proposal was contingent on Party B receiving a capital investment sufficient to fund the transaction, and included a $2 million fee as liquidated damages if Party B were unable to close because of its failure to obtain financing. Company management recommended to the Special Committee, which concurred, that Party B’s proposal was not in the best interests of the Company’s stockholders, and negotiations with Party B were terminated with the consent of the Special Committee.

On September 2, 2017, representatives of Ramguard spoke with representatives of Mr. Zugel and Parent regarding the draft term sheet and provided comments on the draft term sheet. Discussions and negotiations continued until September 5, 2017, and the parties worked on drafts of a definitive agreement for the transaction.

On September 5, 2017, Parent, Ramguard, and Mr. Zugel entered into a Share Purchase Agreement (the “Original Share Purchase Agreement”) pursuant to which Parent agreed to acquire 6,500,000 shares of Class A Common Stock held by Ramguard (the “Target Shares”) at $4.00 per share—the price proposed by Mr. Ramsey at the July 27, 2017 meeting between Mr. Ramsey and Company management. The closing price of the Class A Common Stock on September 5, 2017 was $1.72 per share.

Also on September 5, 2017, following the execution and delivery of the Original Share Purchase Agreement, Mr. Zugel sent a letter to the Special Committee expressing his interest in discussing a possible negotiated acquisition of the remaining issued and outstanding Class A Common Stock by way of a merger at a price of $4.00 per share of Class A Common Stock in cash (the “Take Private Transaction”). Mr. Zugel’s and Parent’s proposal for the Take Private Transaction was irrevocably conditioned upon the approval of the Take Private Transaction by the Special Committee and by a majority of the issued and outstanding shares of Class A Common Stock not held by Mr. Zugel, Parent, their affiliates and the executive officers and other affiliates of the Company. In connection with the execution and delivery of the Original Share Purchase Agreement and Mr. Zugel’s proposal, on the same day, Mr. Zugel filed with the SEC an amended Schedule 13D and Ramguard and Mr. Ramsey also filed an amended Schedule 13D. The next day, the Company filed a Current Report on Form 8-K disclosing the Special Committee’s receipt of Mr. Zugel’s proposal.

On September 7, 2017, the Special Committee met with a representative from Alston to discuss the Original Share Purchase Agreement and the letter from Mr. Zugel that proposed a going-private transaction in which the public stockholders would receive $4.00 per share in cash. The Special Committee determined that it would need to engage a financial advisor before responding to Mr. Zugel’s proposal and directed Alston to obtain a proposal from Houlihan Lokey.

On September 12, 2017, the Special Committee met with a representative from Alston to discuss the proposal from Houlihan Lokey and instructed Alston to continue negotiations with Houlihan Lokey regarding the terms of its engagement. The Special Committee also discussed the proposal from Mr. Zugel and reviewed and discussed his current ownership and ownership following the contemplated transaction with Ramguard. The Special Committee determined that it would need additional information regarding the proposed terms of the transaction from Mr. Zugel, including the required vote for approval of the transaction, and instructed Alston to obtain more information from Fried, Frank, Harris, Shriver & Jacobson (“Fried Frank”), Mr. Zugel and Parent’s legal counsel.

Following the filings by Mr. Zugel, Ramguard and Mr. Ramsey, several previously-evaluated potential counterparties again had contact with Company management to discuss potential transactions.

On September 13, 2017, Party L contacted Mr. Zugel to offer financing assistance in a proposed buyout transaction. On September 26, 2017, Party B’s senior management contacted Mr. Zugel to propose the continuation of discussions regarding a transaction between Party B and the Company in the future, referencing Party B’s discussion with its financial advisor to develop a framework for a potential transaction with the Company, but no specific proposal was received or discussed. Later, on January 24, 2018, Mr. Zugel met with a member of Party B’s senior management, during which meeting the member of Party B’s senior management reiterated Party B’s interest in pursuing a transaction between Party B and the Company in the future. No specific proposal was received or discussed, and Mr. Zugel communicated to the member of Party B’s senior management that the Company would not engage in any such discussions until after consummation of the merger, if then.

On September 20, 2017, Fried Frank discussed with Alston additional details regarding Mr. Zugel’s proposal, including the proposed transaction structure and closing conditions and that the Company was to be the sole source of funds for payments to stockholders.

On September 21, 2017, the Special Committee met with a representative from Alston to discuss the potential engagement of Houlihan Lokey and to receive an update from Alston regarding its discussion with Fried Frank. The Special Committee discussed issues raised by Mr. Zugel’s proposal, including additional potential issues that might surface in negotiation of a definitive merger agreement. The Special Committee directed Alston to request from Fried Frank either a draft agreement and plan of merger (or merger agreement) or a detailed term sheet outlining all material terms and conditions of Mr. Zugel’s proposal.

On September 27, 2017, the Special Committee engaged Houlihan Lokey as its financial advisor in connection with the Special Committee’s evaluation and negotiation of the financial aspects of Mr. Zugel’s proposal.

On September 29, 2017, the Special Committee met with representatives from Alston and Houlihan Lokey to discuss the issues raised in Alston’s September 20, 2017 conversation with Fried Frank, including Mr. Zugel’s intention that the Company would be the exclusive source of the funds to be used to pay public stockholders the proposed merger consideration, which would necessitate certain dispositions of Company assets. The Special Committee discussed the Company’s ability to pay the aggregate merger consideration and other transaction expenses and the potential need for additional funding. The Special Committee also received an update from Houlihan Lokey regarding its preliminary review of certain financial information relating to the Company provided by Company management. The Special Committee deferred engaging in discussions with Mr. Zugel regarding the consideration payable in the merger until Houlihan Lokey reviewed with the Special Committee certain financial matters in respect of the proposed merger consideration, but agreed that progress could be made in the interim on other material terms of the proposed transaction.

On October 2, 2017, Party N communicated an interest in providing financing to the Company’s CLO business and, alternatively, reiterated its interest in acquiring the Company’s CLO management contracts, both of which Company management determined were undesirable transactions in view of the proposal from Mr. Zugel.

On October 3, 2017, several months after Party F had sent Mr. Zugel an update on Party F, a representative of Party F contacted Mr. Zugel for an update on the Company and to recommend that the Company and Party F remain in touch regarding a potential relationship, but no proposal was received or discussed.

On October 5, 2017, Fried Frank provided Alston and McDermott with a draft agreement and plan of merger with respect to the Take Private Transaction (as subsequently revised, the “Draft Merger Agreement”). The Draft Merger Agreement contemplated that the Company would pay the merger consideration using its existing cash and other assets and did not contemplate any infusion of funds from Mr. Zugel or Parent. The Draft Merger Agreement also contained various closing conditions, including: (i) the receipt of the Statutory Stockholder Approval and the Majority of the Minority Stockholder Approval, (ii) there being no more than 236,650 Appraisal Shares, (iii) the Company’s transaction expenses not exceeding $4,500,000, and (iv) there being no pending or threatened legal proceeding.

On October 18, 2017, the Special Committee met with representatives from Alston and Houlihan Lokey to discuss the Draft Merger Agreement. The Special Committee discussed numerous issues, including the proposed financing for the transaction, whether Mr. Zugel should be required to provide additional capital or a financial backstop for the transaction to ensure the Company’s ability to pay the merger consideration and transaction expenses without risking insolvency, and various proposed closing conditions (including those relating to maximum appraisal shares, pending and threatened proceedings, and transaction expenses). The Special Committee also discussed the Original Share Purchase Agreement and the need to ensure that Parent’s purchase of the 6,500,000 shares held by Ramguard was consummated prior to the closing of the proposed merger. After discussion, the Special Committee agreed that Alston should prepare a revised draft of the merger agreement, but should reserve further negotiations regarding price.

On October 26, 2017, Alston delivered to Fried Frank comments on the Draft Merger Agreement. Alston noted to Fried Frank that the Special Committee reserved its position regarding the price of $4.00 per share of Class A Common Stock being proposed by Mr. Zugel and Parent. In addition, among other terms, Alston proposed in the revised Draft Merger Agreement that (i) Parent, Zugel, and Ramguard would amend the Share Purchase Agreement to limit the rights of any party thereto to terminate the Share Purchase Agreement before the outside date set forth in the Draft Merger Agreement, (ii) each member of the Parent Group, and potentially Ramguard, would enter into customary voting and support agreements relating to the merger, and (iii) Parent and Mr. Zugel would be required to make certain representations and be subject to certain covenants relating to the Company’s solvency following the merger.

On November 3, 2017, the Special Committee met with representatives from Alston and Houlihan Lokey to discuss the proposed timing for the transaction, including the expected timing for consummation of the transactions contemplated by the Original Share Purchase Agreement. At this meeting, the Special Committee reviewed and discussed management’s projections (the “October Projections”), including the underlying assumptions, and determined that Houlihan Lokey should meet with management to obtain further clarity regarding the October Projections.

On November 7, 2017, immediately following a regular meeting of the Board of Directors, the Special Committee met with representatives from Alston and Houlihan Lokey, as well as certain members of management of the Company, to review the October Projections and management’s liquidation analysis previously provided to Houlihan Lokey. The various assumptions underlying the October Projections, including the rationale for such assumptions, and management’s liquidation analysis were then discussed. Management was then excused from the meeting and the Special Committee continued to discuss various assumptions underlying the October Projections, including those related to projected compensation expenses. Following discussion, the Special Committee instructed Houlihan Lokey to utilize management’s October Projections in the preparation of its preliminary financial analysis.

On November 13, 2017, the Company reported its financial results for the quarter ended September 30, 2017. The Company reported Adjusted EBITDA for the quarter of $0.8 million, compared to Adjusted EBITDA of $1.1 million for the same quarter in the prior year. The Company also reported $4.144 billion AUM as of September 30, 2017. On November 13, 2017, the closing price of the Class A Common Stock was $3.75 per share.

On November 15, 2017, the Special Committee met with a representative from Alston and representatives from Houlihan Lokey to discuss management’s liquidation analysis, which, as revised and approved by Company management, indicated an estimated liquidation value of the Company as of September 30, 2017 (assuming an orderly liquidation) of approximately $2.33 per share, and Houlihan Lokey’s preliminary financial analysis based on management’s October Projections, which indicated an overall approximate implied per share equity value reference range for the Company of $3.94 to $4.36. The Special Committee then discussed Mr. Zugel’s $4.00 per share proposal relative to the foregoing and discussed how to respond to Mr. Zugel regarding price. After discussion, the Special Committee directed Alston to communicate to Fried Frank that the Special Committee had determined that the price of $4.00 per share proposed by Mr. Zugel and Z Acquisition was inadequate and that the Special Committee was making a counterproposal of $4.30 per share.

On November 16, 2017, Alston advised Fried Frank of the Special Committee’s determination and counterproposal.

On November 20, 2017, Fried Frank conveyed to Alston the response of Parent and Mr. Zugel to the Special Committee’s November 16, 2017 counterproposal. Fried Frank reported that, among other terms, Parent and Mr. Zugel were prepared to increase their proposal to $4.10 per share of Class A Common Stock, that Mr. Zugel was not willing to commit to make an additional capital contribution to the Company to the extent necessary to fund the transaction, and that that price represented Mr. Zugel and Parent’s final offer. Fried Frank also indicated that Parent and Mr. Zugel had limited flexibility on the Special Committee’s requests regarding various other terms in the Draft Merger Agreement, including (i) expense reimbursement for Parent and Mr. Zugel, in certain instances relating to an adverse recommendation of the Company, of $1,500,000, and (ii) as conditions to closing of the merger (A) a cap on the number of shares of Class A Common Stock as to which a properly executed notice of appraisal has been received by the Company and not withdrawn immediately before the Effective Time, (B) a cap on the amount of transaction expenses incurred by the Company, and (C) the absence of certain legal proceedings relating to the merger and the Merger Agreement.

On November 21, 2017, Parent and Mr. Zugel filed with the SEC a Schedule 13E-3, which related to the Original Share Purchase Agreement and the transactions contemplated therein, in addition to disclosing the material terms of the merger as contained in the counterproposal of Parent and Mr. Zugel communicated to Alston on November 20, 2017. Later that day, Fried Frank delivered to Alston, McDermott, the Company, and the Special Committee a revised draft of the Merger Agreement, consistent with the counterproposal delivered by phone the previous day. In this communication, Fried Frank noted that, among other terms, Mr. Zugel would be willing to enter into an agreement that would require Mr. Zugel to vote his shares of Common Stock in favor of the merger, subject to customary exceptions.

On November 22, 2017, the Special Committee met with representatives from Alston and Houlihan Lokey to discuss Parent and Mr. Zugel’s response to the Special Committee’s counterproposal and the revised draft of the merger agreement provided by Fried Frank, including implications of Mr. Zugel not committing to contribute additional capital to the Company to fund any portion of the merger consideration or ensure the Company’s solvency post-closing. The Special Committee discussed the Company’s ability to pay the merger consideration without additional capital and requested that Houlihan Lokey obtain from management updated cash flow projections through the anticipated closing date for a proposed transaction, including projections of transaction expenses.

On November 28, 2017, the Special Committee met with representatives from Alston and Houlihan Lokey to discuss the cash flow projections prepared by management, as well as the material open issues in the merger agreement. The Special Committee focused on certain terms in the revised draft that could cause the merger to fail to close, including the closing conditions related to the exercise of appraisal rights and pending or threatened litigation. The Special Committee also discussed the recent Schedule 13E-3 filing by Parent and Mr. Zugel, including the characterization of $4.10 per share of Class A Common Stock as a “final offer.” The Special Committee determined that it would be best to meet in person with Mr. Zugel and Fried Frank in order to negotiate the terms of the deal as an entire package, and instructed Alston to reach out to Fried Frank to schedule a meeting.

On November 30, 2017, Alston spoke with Fried Frank. In response to a request for an increased purchase price, Fried Frank advised that Parent and Mr. Zugel were firm about their proposal of $4.10 per share, and that the Special Committee should not expect any increase in price. Fried Frank also acknowledged the request for an in-person meeting, but indicated that Mr. Zugel hesitated to commit to attending such meeting absent confirmation that $4.10 per share of Class A Common Stock was an acceptable price to the Special Committee.

On December 1, 2017, the Special Committee met with representatives from Alston and Houlihan Lokey to discuss the conversations with Fried Frank. The Special Committee discussed the proposed $4.10 per share price further, including in the context of the matters discussed at the November 15, 2017 meeting of the Special Committee, the outcome of the Company’s prior strategic review process and bids received in such process, and the relative importance of changes in the merger consideration as compared to enhanced certainty regarding closing of the merger. The Special Committee concluded that it was important to have an in-person meeting with Mr. Zugel and Fried Frank to negotiate the full terms, including price and terms that could provide additional certainty of closing.

On December 2, 2017, after review and discussion among Alston, McDermott, the Company, and the Special Committee, Alston delivered to Fried Frank a list of issues relating to the most recent draft of the Merger Agreement provided on November 21, 2017, which list set forth the Special Committee’s position with respect to each issue, noting that the majority of the issues of concern to the Special Committee related to certainty of closing.

On December 4, 2017, Mr. Zugel, Fried Frank, Messrs. Guenther, Burke, and Steinberg, and a representative from Alston met in person, with Mr. Zinn participating by conference telephone, to discuss the remaining issues in the merger agreement. Mr. Zugel noted at the outset that the updated cash flow projections from management had led him to conclude that the proposed transaction was not financially viable absent additional funding. After extended discussion of potential alternatives, Mr. Zugel suggested that he explore obtaining an additional financial investment that would provide funding for the purchase of all shares held by Ramguard and its affiliates, leaving to the Company only the requirement to fund the merger consideration payable to other stockholders of the Company. Mr. Zugel and Fried Frank left the meeting to have telephonic conversations with Mr. Ramsey and Mr. Curry regarding the revised proposal. Upon returning to the meeting, Mr. Zugel reported that those discussions were sufficiently promising to justify continuing efforts to negotiate an acceptable transaction. The parties then discussed the issues list previously circulated by Alston. The parties resolved several issues (notably with respect to the closing condition regarding certain proceedings), and agreed to continue discussing the remaining open issues.

On December 6 and 8, 2017, Alston and Fried Frank continued discussions about certain open items in the issues list previously circulated by Alston.

On December 11, 2017, Alston delivered to Fried Frank a revised draft of the Merger Agreement, based on the parties’ recent discussions and input from McDermott and the Company. This revised draft of the Merger Agreement included, among other changes, (i) the addition of an investment agreement (the “ZGP Investment Agreement” (as discussed below)) whereby Mr. Zugel or Parent would acquire Class A Units in exchange for a cash payment to ZGP, which cash would be used to fund a portion of the Aggregate Merger Consideration, (ii) a provision that would prevent Parent from relying on the failure of certain closing conditions or assert any rights relating to such failure if such failure resulted from actions taken or not taken by any member of the Parent Group, and (iii) a proposal regarding the scope of transaction-related fees incurred by the Company that would count toward a proposed cap. At the same time, Alston delivered an initial draft of a Stockholder Voting Agreement and Support Agreement (the “Draft Voting Agreement”) that the Special Committee proposed would be entered into by Mr. Zugel, other members of the Parent Group, and Ramguard.

On December 13, 2017, Fried Frank delivered to Alston, the Special Committee, McDermott, and the Company revised drafts of both the Draft Merger Agreement and the Draft Voting Agreement, and noted that the revised Draft Voting Agreement and an amended Original Share Purchase Agreement would also be shared with Ramguard and its counsel for review. Among other changes, the Draft Merger Agreement provided by Fried Frank included (i) a cap of 400,000 shares seeking appraisal rights as a closing condition, and (ii) a broader definition of transaction-related expenses of the Company that would count toward the proposed $4,500,000 cap. This draft also indicated that Parent, rather than Mr. Zugel, would be making the additional investment in ZGP to fund a portion of the Unit Redemption, but the amount of such investment was still undetermined.

On December 14, 2017, Mr. Zugel’s spouse, ZFT and Mr. Curry were admitted as members of Parent. The limited liability company agreement of Parent was amended and restated in its entirety by an Amended and Restated LLC Agreement (the “A&R Parent LLC Agreement”) to reflect, among other things, such admissions and appointment.

On December 15, 2017, Alston, at the direction of the Special Committee, provided Wyatt, Tarrant & Combs LLP (“Wyatt”), counsel to Ramguard, with the Draft Voting Agreement.

On December 18, 2017, the Special Committee met with representatives from Alston and Houlihan Lokey to discuss various open issues in the revised draft of the Merger Agreement, including the closing conditions related to the Company’s transaction expenses, number of shares seeking appraisal rights and pending litigation, as well as certain other changes to representations, warranties and covenants.

Also on December 18, 2017, Parent, Mr. Zugel, Mr. Zugel’s spouse, and ZFT filed with the SEC an amended Schedule 13D, which disclosed, among other things, that (i) Parent was owned, as of December 14, 2017, by Mr. Zugel, Mr. Zugel’s spouse, ZFT, and Mr. Curry, (ii) Parent had agreed in principle to contribute approximately $11,100,000 to ZGP in order to provide a portion of the funds required to consummate the Take Private Transaction, and (iii) Parent and its members had entered into the A&R Parent LLC Agreement, which, among other terms, would permit Mr. Zugel as sole managing member of Parent to make capital calls from the members that would fund the Share Purchase, with any member of Parent who fails to timely contribute its pro rata portion of a capital call forfeiting its pre-emptive rights under the A&R Parent LLC Agreement.

On December 21, 2017, following discussion with McDermott and the Special Committee, Alston provided to Fried Frank revised drafts of the Merger Agreement and Draft Voting Agreement, now relating solely to members of the Parent Group. The revised Draft Merger Agreement set a cap on Appraisal Shares of 600,000 shares, and limited the items to be included in the calculation of the Company’s transaction-related expenses, and included various additional revisions.

Also on December 21, 2017, Alston provided to Wyatt the revised draft of the Merger Agreement and a separate Voting Agreement (the “Draft Ramguard Voting Agreement”) that would be entered into between the Company and Ramguard and its affiliates.

On December 22, 2017, Fried Frank responded to the revised drafts from Alston with counterproposals on various open issues, including (i) a cap on appraisal shares of 500,000 shares of Class A Common Stock, (ii) the ZGP Investment Agreement would cover the cost to purchase all of the shares (other than the Target Shares) held by Ramguard affiliates, not just Ramguard, which would result in an investment in ZGP of $12,649,676.70, and (iii) all members of the Parent Group would sign the stockholder voting and support agreement, but this group would not include Mr. Zugel’s former spouse, since she had not been approached about the transaction.

On December 26, 2017, Wyatt provided a revised draft of the Ramguard Voting Agreement to Alston.

On January 3, 2018, the Special Committee met with representatives from Alston and Houlihan Lokey to discuss the latest developments resulting from conversations with Fried Frank, including (i) the proposed cap on appraisal shares of 500,000 shares of Class A Common Stock, (ii) the agreement to have the ZGP Investment Agreement cover the cost to purchase all of the shares (other than the Target Shares) held by Ramguard affiliates, not just those shares held by Ramguard, and (iii) the fact that Mr. Zugel’s former spouse would not be a member of the Parent Group or sign a Voting Agreement at the time of signing, since she had not been approached about the transaction. With respect to Mr. Zugel’s former spouse, the Special Committee discussed the need for any shares that she may acquire by exercising her “exchange rights” with respect to Class A Units to remain outstanding (i.e., not be converted into the right to receive the Merger Consideration), given that any such shares would increase the Aggregate Merger Consideration. The Special Committee also discussed the potential for her to exercise appraisal rights and the need to carve any such shares out of the appraisal share cap. Finally, the Special Committee discussed the proposed cap on the Company’s transaction expenses.

Also on January 3, 2018, Alston delivered to Fried Frank a draft of the ZGP Investment Agreement, whereby ZGP would, immediately prior to the Merger, issue to Parent a number of Class A Units in exchange for the capital contribution in cash by Parent to ZGP, the proceeds from which would be used to fund a portion of the Unit Redemption. The Company would use the cash it receives in the transaction to fund a portion of the Merger Consideration.

On January 4, 2018, Fried Frank provided to Alston, McDermott, and the Company revised drafts of the Merger Agreement, the ZGP Investment Agreement, and the Parent Group Voting Agreement. Alston then, later that day, separately provided a draft of the Company’s disclosure schedule to the Merger Agreement to Fried Frank.

Also on January 4, 2018, Michael Szymanski, the President and Chief Executive Officer and member of the Board of the Company and President of ZAIS Group, resigned all of his positions with the Company and ZAIS Group effective as of January 5, 2018. Additionally, on January 4, 2018, the Company entered into a Consulting Agreement with Mr. Szymanski (the “Szymanski Consulting Agreement”) wherein, effective on January 6, 2018, Mr. Szymanski would commence providing consulting services to the Company and ZAIS Group through February 28, 2018 for a monthly consulting fee equal to $50,000 payable in advance and the reimbursement of all reasonable expenses. Additionally, the Company entered into a Release Agreement with Mr. Szymanski wherein he agreed to a full release of claims against, and covenant not to sue, ZAIS Group and its affiliates, in exchange for the Company’s agreement to (i) pay the last $500,000 installment of Mr. Szymanski’s $1.5 million retention award which he would have otherwise forfeited and (ii) waive the six-month covenant not to compete and modify the 12-month covenant not to solicit otherwise applicable to Mr. Szymanski.

On January 5, 2018, the Company announced the appointment, effective on January 8, 2018, of Mr. Curry, a member of Parent, as President of ZAIS Group and President and Chief Executive Officer of the Company. Mr. Curry was also elected to the Board. Later that day, the Company filed a Current Report on Form 8-K that disclosed the appointment of Mr. Curry and the resignation of Mr. Szymanski.

Also on January 5, 2018, Alston provided to Wyatt a revised draft of the voting and support agreement for Ramguard and its affiliates.

On January 8, 2018, Alston provided revised drafts of the Merger Agreement, ZGP Investment Agreement, and Parent Group Voting Agreement to Fried Frank. Also on January 8, 2018, Wyatt sent to Alston a revised draft of the voting and support agreement for Ramguard and its affiliates.

Also on January 8, 2018, management informed Houlihan Lokey and the Special Committee that there were certain updates to management’s October Projections. On January 9, 2018, management provided to Houlihan Lokey and the Special Committee management’s updated projections (the “January Projections”), which reflected ordinary course updates from the October Projections for (i) the Company’s actual performance and actual capital raises, (ii) Company management’s reassessment of the assumptions related to one of the Company’s investment funds (known as the ZAIS Zephyr 7 Fund (“Zephyr 7”)) and (iii) the impact of the U.S. tax reform enacted in December 2017. Management’s reassessment related to Zephyr 7 had the effect of substantially reducing the Company’s projected revenues during the years covered by the January Projections. For additional information regarding the changes from the October Projections to the January Projections, please see “Special Factors—Projections.”

On January 9, 2018, Fried Frank provided comments on the revised drafts of the Merger Agreement, ZGP Investment Agreement, and Parent Group Voting Agreement to Alston.

On January 10, 2018, the Special Committee met with representatives from Alston and Houlihan Lokey to discuss the changes to Company management’s projections, including the impact of Company management’s reassessment of projected revenues from Zephyr 7, the projected impact of the U.S. tax reform enacted in December 2017, and other matters. The Special Committee also discussed the remaining open items in the Merger Agreement. Following the meeting, in accordance with the directives of the Special Committee, Houlihan Lokey and Mr. Burke and Mr. Zinn, on behalf of the Special Committee, engaged in discussions with representatives of management (including Mr. Zugel) to understand the changes to management’s projections, including the basis for management’s reassessment of projected revenues from Zephyr 7.

Also on January 10, 2018, representatives of Alston engaged in negotiations with Fried Frank to finalize the Merger Agreement. Following these negotiations, Alston provided a draft of the Curry Support Agreement, which would bind Mr. Curry to the same obligations under the Parent Group Voting Agreement (other than those obligations relating solely to stockholders such as voting shares in favor of the proposed transaction) to Mr. Curry for review. Also on January 10, 2018, Alston distributed proposed final versions of the Merger Agreement, ZGP Investment Agreement, Voting Agreements, and the Company’s disclosure schedule to the Merger Agreement to Fried Frank, and distributed to Wyatt a proposed final version of the Ramguard Voting Agreement.

On January 11, 2018, the Special Committee and the Board were provided copies of the final form of the Merger Agreement, the Voting Agreements, and the ZGP Investment Agreement for their review. For a detailed summary of the Merger Agreement, please see “The Merger Agreement” on page 79 and for a detailed summary of the Voting Agreements, Curry Support Agreement, and ZGP Investment Agreement, please see “Agreements with Parent Group Members” on page 119.

Also on January 11, 2018, the Special Committee, together with Alston, Houlihan Lokey and the Company’s general counsel, Mr. Russo, and Mr. Steinberg and representatives from McDermott who were attending at the invitation of the Special Committee, met at McDermott’s offices in New York City and telephonically and discussed, among other things, the proposed transaction with Parent. To begin the meeting, the Special Committee discussed the changes to Company management’s projections, including the expressed basis for Company management’s reassessment of projected revenues from Zephyr 7. Alston discussed with the Special Committee their legal duties in connection with the proposed transaction and reviewed the key terms of the various transaction documents, including discussion of the closing condition requiring that the Merger Agreement be approved by the holders of the majority of the shares not held by members of the Parent Group, directors and executive officers of the Company, Ramguard, and each of their respective affiliates. Throughout this discussion, the Special Committee and representatives from Alston discussed various aspects of Parent and Mr. Zugel’s proposal and various provisions of the Merger Agreement and related documents. Mr. Russo, Mr. Steinberg and representatives from McDermott were then excused from the meeting. At the request of the Special Committee, Houlihan Lokey reviewed its financial analysis of the Merger Consideration and rendered to the Special Committee an oral opinion (confirmed by delivery of Houlihan Lokey’s written opinion, dated January 11, 2018, to the Special Committee) to the effect that, as of such date and based on and subject to various procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Houlihan Lokey in connection with the preparation of its opinion, the Merger Consideration to be received by holders of Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates) in the Merger pursuant to the Merger Agreement was fair to such holders from a financial point of view. The representatives from Houlihan Lokey were then excused from the meeting, and the Special Committee reviewed the resolutions to approve the proposed transaction. Upon a motion duly made and seconded, the Special Committee (i) expressed its unanimous view that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, were advisable, in the best interests of and fair to the Company and the Company’s stockholders (other than members of the Parent Group, Ramguard, any holder of Rollover Shares or Exchange Shares, and their respective affiliates, as to whom no view was expressed), (ii) unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, and (iii) unanimously recommended that the Board of Directors approve and adopt the Merger Agreement and other ancillary agreements and that the stockholders of the Company adopt the Merger Agreement and approve the transactions contemplated thereby. For the basis of the Special Committee’s determination in this regard, please see “Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Merger—Special Committee” on page 38.

Immediately following the Special Committee’s meeting, on January 11, 2018, the Board (with the Special Committee members attending and Messrs. Zugel and Curry not present and recusing themselves) met at McDermott’s offices in New York City and telephonically, along with representatives of Alston, Houlihan Lokey, and McDermott. The Board received and discussed the Special Committee’s recommendation concerning the Merger Agreement and the Merger. At this meeting, representatives from McDermott reiterated the matters discussed with the Special Committee, as well as resolutions to be considered by the Board. The Board considered the Special Committee’s recommendation to the Board that it approve the Merger Agreement, the transactions contemplated by the Merger Agreement and related matters. Following the Board’s own discussions and deliberations, the Board approved the Merger Agreement and determined that the Merger Agreement and the transactions contemplated by the Merger Agreement were advisable, in the best interest of and fair to the Company’s stockholders (other than members of the Parent Group, Ramguard, any holder of Rollover Shares or Exchange Shares, and their respective affiliates, as to whom no view was expressed) and resolved to recommend to the Company’s stockholders that they approve the adoption of the Merger Agreement, among other transaction-related resolutions. For the basis of the Board’s determination in this regard, please see “Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Merger —Recommendation of the Board” beginning on page 38.

Later that day, (i) the Merger Agreement was executed by the Company, Sub, and Parent, (ii) the Voting Agreements were executed by the Company, on the one hand, and the members of Parent Group (other than Mr. Curry) and the Ramguard Parties and, for limited purposes, Mr. Ramsey, on the other hand, respectively, (iii) the ZGP Investment Agreement was executed by the Company, Parent, and, for limited purposes, Mr. Zugel, and (iv) the Curry Support Agreement was executed by Mr. Curry.

Also on January 11, 2018, Parent, Mr. Zugel, and Ramguard entered into the Share Purchase Agreement, which, among other changes, increased the price per share of Class A Common Stock to $4.10 and extended the outside date upon which Ramguard could terminate the Share Purchase Agreement to May 31, 2018.

In addition, the members of the Parent Group, on January 11, 2018, entered into a Second Amended and Restated Limited Liability Company Agreement of Parent (the “2nd A&R Parent LLC Agreement”), which, among other changes, requires the members to fund their pro rata share of the capital contribution requirements of members of Parent with respect to the ZGP Investment Agreement.

On January 12, 2018, prior to the open of trading on the U.S. public stock markets, the Company issued a press release announcing the execution of the Merger Agreement, and filed the press release, the Merger Agreement, the Voting Agreements, the Curry Support Agreement, and the ZGP Investment Agreement as exhibits to its Current Report on Form 8-K.

Subsequent to execution of the Merger Agreement, the Parent Group informed the Company and Special Committee that it will not seek to enter into any agreements that would establish any Rollover Shares.

Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Merger

Both the Special Committee and the Board believe, based on their consideration of the factors described below, that the Merger Agreement and the transactions contemplated by it, including the Merger, are substantively and procedurally fair to the Company’s unaffiliated stockholders (the term “unaffiliated stockholders,” as used herein, does not include any of the Company’s directors and officers, any member of the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates, as to whom no view is expressed).

The Special Committee

The Special Committee, with the advice and assistance of its independent legal and financial advisors, evaluated the Merger, the terms and conditions of the Merger Agreement and the transactions contemplated thereby. The Special Committee, by unanimous vote at a meeting held on January 11, 2018, determined that the Merger, the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the holders of the Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares, any holders of Exchange Shares, and any of their respective affiliates, as to whom no view is expressed), and recommended that the Board approve and adopt the Merger Agreement and recommend that the Company’s stockholders vote to adopt the Merger Agreement.

In the course of reaching the determinations and making the recommendations described above, the Special Committee considered a number of factors, certain of which were viewed as generally positive or favorable and others of which were viewed as generally negative or unfavorable, as summarized below (not necessarily in order of relative importance).

The Special Committee viewed the following factors as being generally positive or favorable in coming to its determinations and recommendations:

•	the current and historical market price for the Class A Common Stock, including the fact that the Merger Consideration of $4.10 per share represents a premium of approximately 138% over the closing trading price of the Class A Common Stock on September 5, 2017, the last trading day before Mr. Zugel and Parent’s proposal was made public;

•	that, as a condition to the closing of the Merger, the Majority of Minority Stockholder Approval—i.e., approval by the holders of the majority of the outstanding shares of Class A Common Stock not beneficially owned by members of the Parent Group, Ramguard, directors or officers of the Company, holders of Exchange Shares, holders of Rollover Shares, and any of their respective affiliates—must be obtained;

•	that the Company, under the oversight of the Board and the Special Committee, had conducted a thorough strategic review process and, with the assistance of the Company’s financial advisors (PL Advisors and Berkshire Capital), had been soliciting and negotiating proposals from third parties to acquire the Company for over 13 months prior to receipt of Mr. Zugel and Parent’s proposal on September 5, 2017, none of which resulted in a transaction proposal that the Board or the Special Committee determined to be in the best interests of the Company’s stockholders;

•	the Special Committee’s understanding of the Company’s business, assets, financial condition, industry, and results of operations, its competitive position and historical and projected financial performance (as outlined more fully under “—Background”);

•	that the liquidation analysis prepared by the Company’s management estimated that, in the event the Company decided to liquidate its assets and shut down operations, the Company’s unaffiliated stockholders would only receive approximately $2.33 per share;

•	the Special Committee’s conclusion that the benefit of continuing as an independent public company would not be as valuable to the Company’s unaffiliated stockholders as the Merger Consideration being offered to such stockholders because of the compliance and other costs associated with remaining an independent public company, as well as potential risks and uncertainties associated with the future prospects of the Company;

•	that the consideration and negotiation of the Merger Agreement was conducted entirely under the oversight of the members of the Special Committee, which consists of three of the Company’s independent directors, each of whom is an outside, non-employee director, and that no limitations were placed on the Special Committee’s authority;

•	that the Special Committee was advised by independent legal counsel and an independent financial advisor, each of which was selected by the Special Committee;

•	the negotiations with respect to the Merger Consideration that, among other things, led to an increase in the Parent Group’s initial proposal from $4.00 per share of Class A Common Stock to $4.10 per share of Class A Common Stock and the Special Committee’s determination that, following negotiations between the Special Committee and Mr. Zugel, $4.10 per share was the highest price to which the Parent Group would agree, and that further negotiation ran the risk that Parent Group might determine to revoke its offer and abandon the transaction altogether, in which event the Company’s stockholders would lose the opportunity to accept the premium being offered and there would likely be a substantial drop in the Company’s stock price in light of abandonment of the transaction, with the Special Committee basing its belief on a number of factors, including the duration and tenor of negotiations and assertions made by Mr. Zugel (both during the negotiation process and in a publicly filed amendment to his Schedule 13D) that $4.10 per share was his final offer;

•	that the Company’s stockholders (other than members of the Parent Group, any holders of Exchange Shares, and any holders of Rollover Shares) will receive cash for their shares in the Merger and will therefore receive certain value for their shares and have immediate liquidity, and would no longer be subject to the liquidity risks associated with the relatively limited trading volume of the Class A Common Stock;

•	receipt by the Special Committee of the financial presentation and opinion, dated January 11, 2018, of Houlihan Lokey as to the fairness, from a financial point of view and as of such date, of the Merger Consideration of $4.10 per share in cash to be received by holders of Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates) in the Merger pursuant to the Merger Agreement, which opinion was based on and subject to the various procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Houlihan Lokey in connection with the preparation of its opinion (and which opinion and related financial analysis were adopted by the Special Committee);

•	the Special Committee’s belief that it was unlikely that any transaction with a third party could be consummated that would be as favorable to the Company’s unaffiliated stockholders as the Merger, based on the more than 13-month period of prior negotiations with third parties (as outlined more fully under “—Background”);

•	that holders of the Class A Common Stock who do not vote in favor of the adoption of the Merger Agreement and do not otherwise waive their appraisal rights will have the opportunity to demand appraisal of the fair value of their shares under Delaware law (other than the stockholders party to a Voting Agreement as described in “Special Factors—Rights of Appraisal”);

•	the likelihood that the Merger would be completed, and that it would be completed in a reasonably prompt time frame, based on the limited conditions precedent to each party’s obligation to effect the Merger; and

•	the terms and conditions of the Merger Agreement including:

o	that the Merger is conditioned upon the adoption of the Merger Agreement by the Company’s stockholders, including the receipt of the Majority of the Minority Stockholder Approval;

o	that, subject to compliance with the Merger Agreement and prior to the time the Company’s stockholders approve the proposal to adopt the Merger Agreement, the Board or an independent committee (or the Special Committee) may participate in discussions or negotiations with, or provide non-public information to, any person in response to an unsolicited acquisition proposal for the Company, if the Board or an independent committee (or the Special Committee) determines in good faith, after consultation with legal counsel with respect to its fiduciary duties to the Company’s stockholders, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal;

o	that the Merger Agreement allows the Special Committee and the Board to change or withdraw its recommendation of the Merger Agreement (with prior notice to Parent) if a superior proposal is received from a third party or if any other event, fact, development or circumstance that is material to the Company from a financial point of view becomes known to the Special Committee and the Special Committee determines that the failure to take such action would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable law;

o	the commitment from Parent to purchase Class A Units of ZGP for approximately $12.6 million, which will be used to fund a portion of the Merger Consideration;

o	the limited representations and warranties given by the Company;

o	that the receipt of a favorable solvency opinion from an independent appraisal or valuation firm is a condition to the closing of the Merger; and

o	the other terms and conditions of the Merger Agreement, as discussed in the section entitled “The Merger Agreement”, and the Voting Agreements, as discussed in the section entitled “Agreements With Parent Group Members—Voting Agreement”, which the Special Committee, after consulting with its legal counsel, considered to be reasonable and consistent with precedents it deemed relevant.

In addition to the foregoing factors which the Special Committee considered as being generally positive or favorable in making its determination and recommendations in favor of the Merger, the Special Committee also considered that its determination and recommendations were supported by its belief that there were limited strategic alternatives for enhancing value for the Company’s stockholders based on the results of the Company’s lengthy strategic review process.

In the course of reaching the determinations and making the recommendations described above, the Special Committee considered the following factors to be generally negative or unfavorable in making its determinations and recommendations:

•	that the Company’s stockholders, other than members of Parent Group (and any holders of Exchange Shares or Rollover Shares, if any), will have no ongoing equity participation in the Company following the Merger, and that the Company’s unaffiliated stockholders will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the Class A Common Stock, and will not participate in any potential future sale of the Company to a third party or any potential recapitalization, which could include a dividend to stockholders;

•	that members of the Parent Group, and holders of Exchange Shares and Rollover Shares, if any, could realize significant returns on their equity investment in the surviving corporation following the Merger;

•	the possibility that Parent Group could sell some or all of the Company or its operations following the Merger to one or more purchasers at a valuation higher than that being paid in the Merger, especially since the Company may be a more attractive target as a private company;

•	that the Merger Consideration may result in a tax cost to some or all of the Company’s taxpaying stockholders;

•	the potential negative effect of the pendency of the Merger on the Company’s business and relationships with investors, vendors and employees, including the risk that certain key personnel might choose not to remain employed with the Company prior to the completion of the Merger, regardless of whether or not the Merger is completed;

•	that our directors and officers may receive certain benefits that are different from, and in addition to, those of our other stockholders, as described in “Special Factors—Interests of the Company’s Directors and Executive Officers in the Share Purchase and the Merger”;

•	that all funds being used to pay the Aggregate Merger Consideration, other than the approximately $12.6 million that will be paid by Parent to ZGP pursuant to the ZGP Investment Agreement (and paid to the Company pursuant to the Unit Redemption), would come from the cash-on-hand from the Company and its subsidiaries, and not funded by a third party;

•	that, despite representations and warranties in the Merger Agreement relating to the funding of the Share Purchase and the consideration payable under the ZGP Investment Agreement, as well as the covenants of the Parent Group, under the Parent Group Voting Agreement, and Mr. Curry, under the Curry Support Agreement, relating to their obligations to make capital contributions to Parent, there can be no assurance that Parent will obtain the requisite funding to complete the transactions contemplated by the Share Purchase Agreement and the ZGP Investment Agreement, and thus, in light of this financing uncertainty among other factors, there can be no assurance that the Merger will be completed;

•	the provision in the Merger Agreement that requires the Company to reimburse Parent Group’s expenses up to $1.5 million if the Merger Agreement is terminated as a result of an Adverse Company Recommendation; and

•	certain conditions to Parent’s obligation to close the Merger that increase the risk that the Merger may not be consummated, including as a result of events outside of the Company’s control, including conditions:

o	that certain transaction expenses of the Company in connection with the Merger shall not exceed $4,500,000;

o	that the number of shares of Class A Common Stock as to which a properly executed notice of appraisal has been received by the Company and not withdrawn as of immediately prior to the Effective Time shall not exceed 500,000 shares of Class A Common Stock (excluding any shares held by any member of the Parent Group, Ramguard, any holder of Exchange Shares, any holder of Rollover Shares, and any of their respective affiliates); and

o	that no legal proceedings of the type agreed among the Company, Sub and Parent shall be pending.

In the course of reaching the determinations and decisions, and making the recommendations, described above, the Special Committee considered the following factors relating to the procedural safeguards that the Special Committee believes were present to ensure the fairness of the Merger and to permit the Special Committee to represent the interests of the Company’s unaffiliated stockholders, each of which factors the Special Committee believes supports its decision and provides assurance of the fairness of the Merger to the Company and its unaffiliated stockholders:

•	that the Special Committee consists solely of independent and disinterested directors;

•	that, from the time of Mr. Zugel’s September 5, 2017 proposal, the consummation of the Merger has been subject to a non-waivable condition that the Merger Agreement obtain the Majority of the Minority Stockholder Approval;

•	the fact that the Merger Agreement cannot be amended, nor its provisions waived, without the approval of the Special Committee;

•	that the compensation to the Special Committee members for serving on the Special Committee was in no way contingent on their approving the Merger Agreement and taking the other actions described in this proxy statement;

•	that the Special Committee retained and was advised by Alston as its independent legal counsel and Houlihan Lokey as its independent financial advisor;

•	that the Special Committee, with the assistance of its independent legal counsel and financial advisor, actively and independently negotiated with Parent and its representatives;

•	that the Special Committee held numerous meetings and met regularly to discuss and evaluate Parent and Mr. Zugel’s proposal, and each member of the Special Committee was actively engaged in the process on a regular basis;

•	that the Special Committee had ultimate authority to decide whether to proceed with a transaction or any alternative transaction, subject to the ultimate statutory requirement that the Board approve a definitive transaction agreement;

•	that, from its inception, the Special Committee was authorized to consider any, and did consider, potential alternative transactions, including potential alternative business-combination transactions with third parties;

•	that the Special Committee was aware that it had no obligation to recommend any transaction, including any proposal by Parent or Mr. Zugel; and

•	that the Special Committee made its evaluation of the Merger Agreement and the Merger based upon the factors discussed in this proxy statement, independent of the other members of the Board, including Mr. Zugel and Mr. Curry, and with knowledge of the interests of Mr. Zugel and Mr. Curry in the Merger.

The Special Committee did not consider the Company's net book value, which is defined as total assets minus total liabilities, as a factor. The Special Committee believes that net book value, as an accounting concept based on historical costs, is not a material indicator of the value of the Company as a going concern because it does not take into account the future prospects of the Company, market conditions, trends in the industry in which the Company conducts its business or the business risks inherent in competing with other companies in the same industry. Therefore, the Special Committee does not believe that net book value reflects, or has any meaningful impact on, the market price of Class A Common Stock or the fair market value of its assets or business. Although Houlihan Lokey’s opinion did not exclude the Company’s directors and officers (other than those affiliated with the Parent Group, Ramguard or any holders of Rollover Shares or Exchange Shares) notwithstanding that such persons are deemed affiliates of the Company, such reference did not affect the Special Committee’s determination in respect of the Merger, the Merger Agreement and the transactions contemplated thereby because such directors and officers will receive the same Merger Consideration ($4.10 per share in cash) as unaffiliated stockholders.

The foregoing discussion of the information and factors considered by the Special Committee addresses the material factors considered by the Special Committee in its consideration of the Merger Agreement. In view of the variety of factors considered in connection with its evaluation of the Merger Agreement and the Merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual Special Committee members may have given different weights to factors. The Special Committee unanimously approved the Merger Agreement and the Merger and recommended adoption of the Merger Agreement based upon the totality of the information presented to and considered by it. The Special Committee unanimously determined that it is in the best interests of the Company and its stockholders (other than the Parent Group, Ramguard, holders of Exchange Shares and Rollover Shares, and their respective affiliates) to undertake the Merger at this time for the reasons described above.

Recommendation of the Board

The Board consists of five directors. On January 11, 2018, based on the unanimous recommendation of the Special Committee, as well as on the basis of the factors described above, the Board unanimously (with each of Mr. Zugel and Mr. Curry not present and recusing himself) on behalf of the Company:

•	determined that the Merger Agreement and the transactions contemplated by it, including the Merger, are advisable and in the best interests of, and fair to, the Company and its stockholders (other than the members of the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates, as to whom no view was expressed);

•	adopted the Special Committee’s analysis and conclusions;

•	approved the Merger Agreement and the transactions contemplated by it, including the Merger; and

•	resolved to recommend that the Company’s stockholders vote “FOR” the proposal to adopt the Merger Agreement.

The Board believes, based on its considerations of the factors described above, that the Merger Agreement and the transactions contemplated by it, including the Merger, are substantively and procedurally fair to the Company’s unaffiliated stockholders. In adopting the Special Committee’s recommendations and concluding that the Merger Agreement and the transactions contemplated by it, including the Merger, are in the best interests of the Company and its stockholders (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates, as to whom no view is expressed), the Board consulted with outside legal advisors, considered and relied upon the same factors and considerations that the Special Committee relied upon, as described above, and adopted as its own analysis as well as the Special Committee’s analyses and conclusions in their entirety. The Board is not aware of any firm offer made by any unaffiliated person, other than as described in this Proxy Statement or in relation to the Business Combination, during the two years prior to the date of Merger Agreement for (i) the merger or consolidation of the Company with another company, or vice versa, (ii) the sale or transfer of all or any substantial part of the Company’s assets, or (iii) a purchase of the Company’s securities that would enable such person to exercise control of the Company.

Opinion of Financial Advisor to the Special Committee

At a meeting of the Special Committee held to evaluate the Merger and related transactions on January 11, 2018, Houlihan Lokey rendered to the Special Committee an oral opinion (confirmed by delivery of Houlihan Lokey’s written opinion, dated January 11, 2018, to the Special Committee) as to the fairness, from a financial point of view and as of such date, of the Merger Consideration to be received by holders of Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates) in the Merger pursuant to the Merger Agreement, which opinion was based on and subject to the various procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Houlihan Lokey in connection with the preparation of its opinion.

Houlihan Lokey’s opinion was furnished for the use of the Special Committee (in its capacity as such), only addressed the fairness, from a financial point of view and as of January 11, 2018, of the Merger Consideration to be received by holders of Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates) in the Merger pursuant to the Merger Agreement and did not address any related transactions, any other term, aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of Houlihan Lokey’s written opinion, which is attached as Annex B to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Houlihan Lokey in connection with the preparation of its opinion. Neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analysis set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger, any related transactions or otherwise.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

•	reviewed a draft, dated January 10, 2018, of the Merger Agreement;

•	reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant;

•	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by the Company, including (i) an illustrative liquidation analysis relating to the Company prepared by the management of the Company assuming an orderly liquidation of the Company and (ii) financial projections and other estimates relating to the Company prepared by or discussed with Company management and approved by the Special Committee;

•	spoke with certain members of Company management and certain of the Company’s representatives and advisors regarding the businesses, operations, financial condition and prospects of the Company, the Merger, related transactions and other matters;

•	reviewed a representation addressed to Houlihan Lokey from the senior management of the Company which contained, among other things, confirmation regarding the accuracy of financial information and data relating to the Company provided to, or discussed with, Houlihan Lokey by or on behalf of the Company; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. The management of the Company advised Houlihan Lokey, and Houlihan Lokey assumed, at the direction of the Special Committee, that the financial projections and other estimates utilized in Houlihan Lokey’s analyses (including as to potential tax attributes and investments of the Company) were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company. Houlihan Lokey expressed no opinion with respect to any such projections or estimates or the data or assumptions on which they are based. Houlihan Lokey relied upon and assumed, without independent verification, that estimates of the management of the Company as to the value of investments of the Company as of December 31, 2017 are reflective of the fair value of such investments as of such date, that there had been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would have been meaningful in any respect to Houlihan Lokey’s analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading. Houlihan Lokey also relied upon, without independent verification, the assessments of the management of the Company as to, among other things, (i) the related transactions, including with respect to the timing thereof and financial and other terms involved, (ii) certain tax receivable and related exchange arrangements, including with respect to the obligations of the Company and other terms involved and the expectation of Company management that there would be no exchanges or related tax benefits thereunder during the fiscal years ending December 31, 2017 through December 31, 2022, (iii) the potential impact on the Company, its subsidiaries and managed entities of market, competitive, cyclical and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the financial services industry and the investment and asset management sectors thereof and related credit and financial markets, including with respect to interest rates, and (iv) existing and future contracts and relationships, agreements and arrangements with, and the ability to attract, retain and/or replace, key customers, employees and other commercial relationships of the Company and its subsidiaries. Houlihan Lokey assumed, with the consent of the Special Committee, that there would be no developments with respect to any such matters that would be meaningful in any respect to Houlihan Lokey’s analyses or opinion.

Houlihan Lokey further relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein were true and correct, (b) each party to the Merger Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger and related transactions would be satisfied without waiver thereof, and (d) the Merger and related transactions would be consummated in a timely manner in accordance with their respective terms, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Merger and related transactions would be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations and relevant documents and other requirements and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger and related transactions would be obtained and that no delay, limitations, restrictions or conditions would be imposed or occur or amendments, modifications or waivers made that would be meaningful in any respect to Houlihan Lokey’s analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final Merger Agreement when executed would not differ in any material respect from the draft of the Merger Agreement identified above.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance sheet or otherwise) of the Company or any other party or entity nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of the Company or any other entity or business. Houlihan Lokey did not undertake an independent analysis or evaluation of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, or of any governmental investigation of any such claims or other liabilities, to which the Company or any other entity was or may be a party or was or may be subject. Houlihan Lokey is not an appraiser or expert in the evaluation of, nor did Houlihan Lokey express any view or opinion as to, specialized or other credit instruments.

Houlihan Lokey was not requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Merger or related transactions, the securities, assets, businesses or operations of the Company or any other party or entity, or any alternatives to the Merger or related transactions, (b) identify or introduce to the Special Committee or the Company, or screen for creditworthiness, any prospective investors, lenders or other participants in the Merger, related transactions or alternatives thereto, or (c) advise the Special Committee, the Company, or any other party or entity with respect to alternatives to the Merger or related transactions. Houlihan Lokey’s opinion was necessarily based on financial, economic, market, regulatory and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of Houlihan Lokey’s opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Houlihan Lokey’s attention after the date of its opinion. Houlihan Lokey did not express any opinion as to the price or range of prices at which shares of Class A Common Stock would trade, or any shares of Class A Common Stock or other securities of the Company or any other entity may be transferable, at any time.

Houlihan Lokey’s opinion was furnished for the use of the Special Committee (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion is not intended to be, and does not constitute, a recommendation to the Special Committee, the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger, any related transactions or otherwise.

Houlihan Lokey’s opinion related to the fairness, from a financial point of view and as of its date, of the Merger Consideration to be received in the Merger pursuant to the Merger Agreement by holders of Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates) without regard to individual circumstances of specific holders that may distinguish such holders, and Houlihan Lokey’s analyses and opinion did not address, take into consideration or give effect to, any rights, preferences, restrictions or limitations (whether by virtue of control, voting, liquidity or otherwise) that may be attributable to, shares of Class A Common Stock or other securities of the Company. Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Merger or any related transactions, (ii) any related transactions, the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion, aspect or implication of, the Merger (other than the Merger Consideration to the extent expressly specified in Houlihan Lokey’s opinion) or otherwise, including, without limitation, any terms, aspects or implications of any roll-over arrangements or any stockholder voting and support, share purchase, investment, or other agreement or arrangement to be entered into in connection with or contemplated by the Merger, any related transactions or otherwise, (iii) the fairness of any portion or aspect of the Merger or any related transactions to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of Houlihan Lokey’s opinion, (iv) the relative merits of the Merger or any related transactions as compared to any alternative business strategies or transactions that might be available to the Company or any other party or whether any alternative transaction might produce consideration for the holders of Class A Common Stock in an amount in excess of that contemplated in the Merger, (v) the fairness of any portion or aspect of the Merger or related transactions to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger or any related transactions, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Merger or any related transactions, or any of their respective assets or securities, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger or any related transactions, any class of such persons or any other party, relative to the Merger Consideration or otherwise. Furthermore, no opinion, counsel or interpretation was intended in matters that required legal, regulatory, accounting, insurance, tax or other similar professional advice, including, without limitation, any advice (and Houlihan Lokey expressed no view or opinion) with respect to changes in, or the impact of, tax laws, regulations and governmental and legislative policies on the Company or any other participant in the Merger or any related transactions, the Merger or any related transactions. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from appropriate professional sources and Houlihan Lokey relied, with the consent of the Special Committee, on the assessments by the Special Committee, the Company and their respective advisors and other representatives as to all such matters. The issuance of Houlihan Lokey’s opinion was approved by a committee authorized to approve opinions of this nature.

In performing its analysis, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. The estimates contained in the financial projections prepared by the management of the Company and the implied reference ranges indicated by Houlihan Lokey’s analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such estimates and the analysis. In addition, any analysis relating to the value of assets, businesses or securities does not purport to be an appraisal or to reflect the prices at which assets, businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analysis are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the Special Committee in evaluating the Merger and related transactions. Neither Houlihan Lokey’s opinion nor its analysis was determinative of the consideration payable in the Merger or of the views of the Special Committee, management or any other party with respect to the Merger, related transactions or the Merger Consideration. Under the terms of Houlihan Lokey’s engagement as financial advisor to the Special Committee, the Special Committee and the Company agreed that Houlihan Lokey was acting as an independent contractor and that Houlihan Lokey was not acting as an agent or fiduciary of the Special Committee, the Company, security holders, creditors or other constituencies of the Company or any other person or entity. Houlihan Lokey was not requested to, and it did not, recommend the specific consideration payable in the Merger and related transactions or that any given consideration constituted the only appropriate consideration for the Merger and related transactions. The type and amount of consideration payable in the Merger and related transactions were determined through negotiation between the Special Committee and Mr. Zugel, and the decision for the Company to enter into the Merger Agreement was solely that of the Special Committee and the Board.

Financial Analysis

In preparing its opinion to the Special Committee, Houlihan Lokey performed the financial analysis described below under the heading “—January 11, 2018 Financial Presentation.” The summary of Houlihan Lokey’s analysis is not a complete description of the analysis underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analysis is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of the analysis undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual component of such analysis or any particular methodology or factor. While the results of the analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual components of such analysis. Accordingly, Houlihan Lokey believes that its analysis and the following summary must be considered as a whole and that selecting portions of its analysis, methodologies and factors, without considering such analysis, methodologies and factors in their entirety, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analysis and opinion.

The following is a summary of the material financial analysis performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Special Committee on January 11, 2018. The analysis summarized below includes information presented in tabular format. The table alone does not constitute a complete description of the analysis. Considering the data in the table below without considering the full narrative description of the analysis, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, such analysis, could create a misleading or incomplete view of Houlihan Lokey’s analysis.

Introduction

In evaluating the Company from a financial perspective, Houlihan Lokey performed the financial analysis more fully described below.  Estimates of the future financial and operating performance of the Company relied upon by Houlihan Lokey for purposes of the financial analysis described below were based on financial projections and other estimates relating to the Company prepared by or discussed with the management of the Company and approved by the Special Committee (the “Company Projections”).

January 11, 2018 Financial Presentation

Sum-of-the-Parts Analysis. Houlihan Lokey performed a “sum-of-the-parts” analysis of the Company by (a) performing a discounted cash flow analysis of the Company’s asset management platform based on the Company Projections and (b) taking into account (i) the Company’s investments, including estimated interests in CLOs through certain investments in affiliates (the value of which reflects related projected investment income), and net cash and cash equivalents as of December 31, 2017 based on the Company Projections and (ii) the estimated present value (as of December 31, 2017 and utilizing a discount rate of 15.3% derived from a cost of equity calculation) of the tax attributes of the Company expected by the management of the Company to be utilized, in the case of net operating loss carryforwards of the Company, during the fiscal years ending December 31, 2018 through December 31, 2023 and, in the case of amortization-related tax benefits, during the fiscal years ending December 31, 2018 through December 31, 2029, based on the Company Projections, the Company’s public filings and discussions with Company management.

In its discounted cash flow analysis of the Company’s asset management platform, Houlihan Lokey calculated the estimated present value of the unlevered, after-tax free cash flows that the Company’s asset management platform was projected to generate during the fiscal years ending December 31, 2018 through December 31, 2022 based on the Company Projections without reflecting projected investment income (which was taken into account through the portion of the “sum-of-the-parts” analysis referred to in clause (b)(i) above) and cash outflows for projected CLO investments (through certain investments in affiliates). The implied terminal value of the Company’s asset management platform was derived by applying to the terminal year unlevered, after-tax free cash flows (assuming working capital remained constant in perpetuity) of the Company’s asset management platform a range of perpetuity growth rates of 0% to 2% selected based on Houlihan Lokey’s professional judgment and taking into account, among other things, the Company Projections and trends in the industry and sectors in which the Company operates. Present values (as of December 31, 2017) of cash flows and terminal values were calculated using a discount rate range of 13.0% to 15.0% derived from a weighted average cost of capital calculation. For purposes of this discounted cash flow analysis, stock-based compensation was treated as a cash expense.

This sum-of-the-parts analysis indicated the following overall approximate implied per share equity value reference range for the Company, as compared to the per share Merger Consideration:

Implied Per Share Equity Value Reference Range:	Per Share Merger Consideration
$3.25 - $3.51	$4.10

Certain Informational Factors

Houlihan Lokey observed certain additional information that was not considered part of its financial analysis for its opinion but was noted for informational purposes, including the results of an illustrative analysis prepared by Company management regarding the estimated liquidation value of the Company as of September 30, 2017 assuming an orderly liquidation, which indicated an estimated liquidation value of the Company of approximately $2.33 per share.

Preliminary Discussion Materials

In addition to the January 11, 2018 financial presentation provided to the Special Committee in connection with Houlihan Lokey’s opinion, dated January 11, 2018, to the Special Committee as summarized above (a substantially similar copy of which was provided to the Special Committee for its review on January 10, 2018), Houlihan Lokey also provided, for informational purposes, certain preliminary discussion materials to the Special Committee as summarized below.

The preliminary financial considerations and other information in the preliminary discussion materials reflected market data as of dates proximate to such materials and were based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and information, including tax information relating to the Company, made available to Houlihan Lokey as of, the date of such materials. Accordingly, to the extent preliminary financial analyses or information were included in such preliminary discussion materials, such preliminary financial analyses or information may have differed from the January 11, 2018 financial presentation as a result of, among other things, changes in the Company’s internal financial projections and forecasts, estimates and assumptions, such financial, economic, monetary, market and other conditions and circumstances and other information. Houlihan Lokey also continued to refine various aspects of such preliminary financial considerations and other information. The January 11, 2018 financial presentation superseded the preliminary discussion materials. None of the preliminary discussion materials constituted an opinion of, or recommendation by, Houlihan Lokey with respect to a possible transaction or otherwise.

•	November 15, 2017 Preliminary Discussion Materials. The November 15, 2017 preliminary discussion materials were substantially similar to the January 11, 2018 financial presentation and contained, among other things:

o	a preliminary sum-of-the-parts analysis, which preliminary analysis generally used the same methodologies as described above under the heading “—January 11, 2018 Financial Presentation” and indicated an overall approximate implied per share equity value reference range for the Company of $3.94 to $4.36; and

o	the results of an illustrative analysis prepared by Company management regarding the estimated liquidation value of the Company as of September 30, 2017 assuming an orderly liquidation, which indicated an estimated liquidation value of the Company of approximately $2.33 per share.

Miscellaneous

Houlihan Lokey was engaged as the Special Committee’s financial advisor in connection with the Merger based on, among other things, Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to its engagement, Houlihan Lokey is entitled to an aggregate fee of $800,000 for its services, of which $250,000 was paid to Houlihan Lokey upon its engagement and $350,000 was paid to Houlihan Lokey upon delivery of its opinion. An additional $200,000 payment is contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, members of the Parent Group, Ramguard or any other party that may be involved in the Merger or related transactions and their respective affiliates or any currency or commodity that may be involved in the Merger or related transactions.

Houlihan Lokey and/or certain of its affiliates in the past have provided investment banking, financial advisory and/or other financial or consulting services to an entity that was externally managed and advised by an affiliate of the Company, for which Houlihan Lokey and/or such affiliates have received compensation, including, during the two-year period prior to the date of Houlihan Lokey’s opinion, having acted as financial advisor to such entity in connection with a business combination, for which Houlihan Lokey received during such two-year period an aggregate fee of approximately $2.5 million. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, members of the Parent Group, Ramguard, other participants in the Merger or related transactions or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of Houlihan Lokey’s and their respective employees may have committed to invest in private equity or other investment funds managed or advised by the Company, members of the Parent Group, Ramguard, other participants in the Merger or related transactions or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the Company, members of the Parent Group, Ramguard, other participants in the Merger or related transactions or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, members of the Parent Group, Ramguard, other participants in the Merger or related transactions or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Parent Parties’ Purposes and Reasons for the Share Purchase and the Merger

Parent and Mr. Zugel are undertaking the Share Purchase as a step towards the acquisition of all outstanding shares of Class A Common Stock (other than any Rollover Shares or any Exchange Shares). The Parent Parties believe that, due to the Company’s lack of scale, the costs associated with being a public company, the historic volatility of the Class A Common Stock, the Company’s financial performance and the challenges of effecting a turnaround in the performance of the Company while the Class A Common Stock continues to be publicly traded, it would be in the best interests of the Company and the holders of Class A Common Stock to effect a going private transaction. The acquisition of the Target Shares may be deemed to constitute a step towards a potential going-private transaction, whereby the Company would cease to be registered under the Exchange Act and delist from NASDAQ.

The proposed Merger affords an opportunity for the members of the Parent Group to acquire the remaining Class A Common Stock, while offering holders of Class A Common Stock a substantial premium over trading prices for the Class A Common Stock prior to September 5, 2017, the date on which Mr. Zugel and Parent initially entered into the Share Purchase Agreement and delivered to the Company the proposal by Mr. Zugel and Parent for a merger.

If the Merger is consummated, the Company would cease to be registered under the Exchange Act and the Class A Common Stock would cease to trade on NASDAQ, and members of the Parent Group, Mr. Zugel’s former spouse, and their affiliates would be the sole direct or indirect owners of the Company. The Parent Parties believe this would allow the Company to realize significant cost savings by eliminating the compliance, insurance, regulatory, and other costs associated with being a public reporting company. The Parent Parties estimate that these costs savings could be approximately $2 million per year. Further, as a private company, the Company may have more latitude to focus on long-term strategic planning in a competitive business environment and more flexibility regarding its investment strategy without scrutiny or pressure from the public investment community to meet earnings expectations or short-term goals.

The Parent Parties are undertaking the Share Purchase and the Merger at this time because Parent and Mr. Zugel initiated discussions with Ramguard with respect to the Share Purchase and made their proposal to the Special Committee for a take private transaction only after the culmination of the process undertaken by the Company, with the oversight of the Board and the Special Committee, to explore financial and strategic alternatives for the Company to address the Company’s lack of scale and financial and operational challenges and enhance value for Company stockholders. In addition, the Parent Parties believe that the costs of remaining a public company have become more burdensome, and the challenges and risks of seeking to execute a turnaround in the Company’s performance while remaining a public company have become more acute, as a result of continued deterioration in the Company’s financial position and stock price performance.

Position of the Parent Parties as to Fairness of the Share Purchase and the Merger

Under SEC rules governing going private transactions, each of the Parent Parties is required to express his, her or its belief as to the fairness of the Share Purchase and the Merger to Ramguard and the unaffiliated stockholders of the Company. Each of the Parent Parties is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

The Parent Parties believe that the Share Purchase is substantively and procedurally fair to Ramguard and the unaffiliated stockholders of the Company based on their consideration of the following factors, which are not listed in any relative order of importance:

The Share Purchase

An affiliate of Ramguard and Mr. Ramsey, NAR, has been an investor in the Company since its inception, and the Parent Group believes that Ramguard and Mr. Ramsey are sophisticated investors who are knowledgeable about the businesses in which the Company is engaged and the benefits and risks of an investment in the Class A Common Stock.

In that regard, the Parent Parties believe that Ramguard and Mr. Ramsey were familiar with the efforts undertaken by the Company since the business combination with ZGP, with the assistance of experienced legal and financial advisors, to enhance the value of the Company, and that Ramguard and Mr. Ramsey were aware that those efforts did not lead to a definitive agreement for a transaction.

The price initially contemplated by the Original Share Purchase Agreement of $4.00 per share of Class A Common Stock represented a premium of approximately 132% to the trading price of the Class A Common Stock on September 5, 2017, the last trading day prior to execution of the Original Share Purchase Agreement. The price contemplated by the Share Purchase Agreement of $4.10 per share represents a premium of approximately 138% over the closing trading price of $1.72 per share of Class A Common Stock on September 5, 2017, the last trading day prior to the day that the initial proposal by Parent and Mr. Zugel for the Take Private Transaction was publicly disclosed. Under the terms of the Original Share Purchase Agreement, Ramguard was entitled to receive this increased consideration for the Target Shares by reason of the execution of the Merger Agreement.

No approval of the Board or vote of stockholders of the Company is necessary in connection with the execution, delivery or performance of the Share Purchase Agreement and Parent and Ramguard are obligated to consummate the Share Purchase whether or not the Merger is completed. The Share Purchase will have no effect on the rights of any unaffiliated stockholders of the Company. The Target Shares and any other shares of Class A Common Stock held by Ramguard and its affiliates will not be counted for purposes of determining whether the Majority of the Minority Approval is obtained.

The Merger

The Parent Parties believe that all of the factors described below, relating to the fairness of the Merger to the unaffiliated holders of Class A Common Stock, also support the Parent Parties’ belief that the terms of the Share Purchase are fair to Ramguard and the unaffiliated stockholders of the Company. Notwithstanding the foregoing, Parent and Mr. Zugel’s proposal for a Take Private Transaction was irrevocably conditioned upon the approval of the Take Private Transaction by the Special Committee and by a majority of the issued and outstanding shares of Class A Common Stock not held by Mr. Zugel, Parent, their affiliates and the executive officers and other affiliates of the Company.

The Parent Group has interests in the Merger that are different from those of the other stockholders of the Company by virtue of its continuing interests in the surviving corporation after the completion of the Merger. The Parent and Mr. Zugel attempted to negotiate with the Special Committee the terms of a transaction that would be most favorable to the Parent Group, and not necessarily to the Company’s unaffiliated stockholders, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such unaffiliated stockholders. The Special Committee consists of three directors of the Company who are not affiliated with the members of the Parent Group, are not employees of the Company or any of its affiliates and have no financial interest in the Merger different from, or in addition to the interests of the Company’s unaffiliated stockholders other than their interests described under “Special Factors—Interests of the Company’s Directors and Executive Officers in the Share Purchase and the Merger” beginning on page 59. Accordingly, the Parent Parties believe that the members of the Special Committee are independent and disinterested directors of the Company.

Based on its knowledge and analysis of available information regarding the Company, as well as the factors considered by, and the analyses and resulting conclusions of, the Special Committee and the Board discussed under “Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Merger” beginning on page 38, each of the Parent Parties believes that the Merger is substantively and procedurally fair to the unaffiliated stockholders based on its consideration of the following factors, which are not listed in any relative order of importance:

The price of $4.10 per share of Class A Common Stock payable pursuant to the Merger Agreement exceeds the price of $4.00 per share of Class A Common Stock previously negotiated with Ramguard and Neil Ramsey, who are collectively the largest holder of Class A Common Stock and who the Parent Parties believed to be informed and sophisticated investors.

The price of $4.10 per share of Class A Common Stock represents a premium of approximately 138% to the trading price of the Class A Common Stock on September 5, 2017, the last trading day prior to execution of the Share Purchase Agreement and the submission by Mr. Zugel and Parent of the proposal for the Take Private Transaction.

The consideration being paid in the Merger is all cash, rather than cash and notes as is the structure for the Share Purchase.

The Parent Group irrevocably conditioned the proposed Merger upon the approval of the Take Private Transaction by the Special Committee and the Majority of the Minority Stockholder Approval.

Since the business combination with ZGP, the Company has been engaged, with the assistance of experienced legal and financial advisors, in efforts to enhance the value of the Company. Those efforts, which commenced in August 2015, did not lead to a definitive agreement for a transaction, and none of the members of the Parent Group is aware of any credible, alternative proposal that would deliver superior value to the unaffiliated holders of Class A Common Stock.

The Special Committee was advised by independent legal counsel and an independent financial advisor, each of which was selected by the Special Committee.

The terms of the Merger Agreement permit the Company to provide information to, and engage in negotiations with, any person who submits a proposal that would reasonably be expected to lead to a proposal that is superior to the proposed Merger, and to terminate the Merger Agreement to enter into a superior proposal or for certain favorable intervening events, subject only to paying the costs and expenses of the Parent Group related to the proposed Merger up to a maximum amount of $1,500,000.

While consummation of the Share Purchase and the Merger would mean that Ramguard and other unaffiliated holders of Class A Common Stock would not participate in any potential future appreciation in value of the equity interests in the Company, these holders would not bear the risks of the future financial performance of the Company, which could result in continued losses or diminution in value. The Company has a history of operating losses since the business combination with ZGP, and there can be no assurance as to the future financial performance of the Company.

None of the members of the Parent Group has received any report, opinion or appraisal from an outside party that is materially related to the Share Purchase or the proposed Merger.

Plans for the Company after the Merger

In accordance with the Merger Agreement, if the Merger is consummated, the Class A Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act. The deregistration of the Class A Common Stock under the Exchange Act would suspend the Company’s obligation to file reports under Section 15(d) of the Exchange Act. If the Merger is not consummated for any reason, the Company’s stockholders will not receive any payment for their shares of Common Stock. Instead, the Company will remain a public company and the Company’s Class A Common Stock will continue to be listed and traded on NASDAQ. If the Merger is not consummated, the Parent Parties may seek to acquire additional shares of Class A Common Stock in the future in market or privately negotiated transactions or may pursue other alternatives with a view to terminating the registration of the Class A Common Stock under the Exchange Act and/or the listing of the Class A Common Stock on NASDAQ.

As of the date of this proxy statement, except as set forth herein, the Parent Parties have no current plans or proposals or negotiations which would relate to or result in an extraordinary transaction involving the Company’s business or management, such as a merger, reorganization, liquidation, relocation of any operations (other than the Company’s plan to relocate its present Red Bank, New Jersey operations to Holmdel, New Jersey), or sale or transfer of a material amount of assets, or the incurrence of any indebtedness. Following the Merger, the Parent Parties will continuously evaluate and review the Company’s business and operations and may propose or develop new plans and proposals which they consider to be in the best interests of the Parent Group, including engaging in acquisitions of new businesses or assets, dispositions of existing businesses or assets, the alteration of the mix of assets held by the Company, or any of the types of extraordinary transactions described above. As described under “Special Factors—Background,” Mr. Zugel and the Company have engaged in discussions, from time to time, regarding potential acquisitions or dispositions of assets or lines of business or joint ventures. The Parent Parties may engage in such discussions in the future and may enter into one or more such transactions in the future.

Certain Effects of the Merger

If the Merger Agreement is adopted by the Requisite Stockholder Approval and the other conditions to the closing of the Merger are either satisfied or, to the extent permitted, waived, Sub will be merged with and into the Company with the Company surviving the Merger as a subsidiary of Parent. The separate corporate existence of Sub will cease and the Company will continue its corporate existence under Delaware law as the surviving corporation in the Merger, with all of its rights, privileges, immunities, powers, and franchises continuing unaffected by the Merger.

Upon consummation of the Merger, each share of Class A Common Stock issued and outstanding immediately before the Effective Time of the Merger (other than shares beneficially owned by the Parent Group, any Rollover Shares, shares held in the Company’s treasury, shares subject to the Share Purchase Agreement, or shares owned by holders of Appraisal Shares) will immediately be converted into the right to receive the Merger Consideration, without interest and less applicable withholding taxes. Further, upon consummation of the Merger, each RSU that is outstanding immediately prior to the Effective Time (without regard to vesting schedule) shall terminate and be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration with respect to each share of Class A Common Stock underlying such RSU, subject to applicable tax withholding requirements (if any). All outstanding RSUs are held by the Company’s independent directors and will be converted in the Merger into the right to receive the Merger Consideration.

Following the Merger, the entire equity of the surviving corporation will be owned by the Parent Group and holders of Rollover Shares or Exchange Shares (if any). If the Merger is completed, the members of the Parent Group and holders of Rollover Shares or Exchange Shares, if any, will be the sole beneficiaries of the Company’s future earnings and growth, if any, and will be entitled to vote on corporate matters affecting the Company following the Merger. Likewise, the Parent Group and holders of Rollover Shares or Exchange Shares, if any, will also bear the risks of ongoing operations, including the risks of any decrease in the Company’s value after the Merger.

If the Share Purchase and Merger are completed, the Company’s unaffiliated stockholders (other than Mr. Zugel’s former spouse, indirectly by virtue of her ownership of Class A Units) will have no interest in the Company’s net book value or net earnings. The table below sets forth the direct and indirect interests in the Company’s net book value and net earnings of the members of the Parent Group prior to and immediately after the Merger, based on the net book value at December 31, 2017 and net earnings for the year ended December 31, 2017. Ownership percentages assume that the Share Purchase has been completed prior to and after the Merger.

	Ownership Prior to the Merger(1)			Ownership Assuming Completion of the Merger(1)
	(in thousands, except % ownership)
Name	Net Book Value	Earnings	% Ownership	Net Book Value	Earnings	% Ownership
Parent Group Members	$35,146	$(3,899)	58.12%	$56,545	$(6,227)	89.99%

(1)	Based on beneficial ownership on a fully-diluted basis based on Class A Common Stock, RSUs and Class A Units outstanding as of March 29, 2018.

A primary potential benefit of the Merger to the Company’s stockholders (other than members of the Parent Group and any holders of Rollover Shares or Exchange Shares) will be the right of such stockholders to receive the Merger Consideration as described above, representing a premium of approximately 138% over the closing trading price of $1.72 per share of the Company’s Class A Common Stock on September 5, 2017, the last trading day prior to the date the merger proposal by Parent and Mr. Zugel was publicly disclosed. Additionally, such stockholders will avoid the risk of any possible decrease in the Company’s future earnings, growth or value.

The primary potential detriments of the Merger to such stockholders include the lack of continuing financial interest of such stockholders in the Company’s potential future earnings, growth or value. Additionally, the receipt of cash in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes to the stockholders who surrender shares of the Common Stock in the Merger, as described further under the section entitled “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger”.

In connection with the Merger, the members of the Parent Group and any holders of Rollover Shares or Exchange Shares will receive benefits and be subject to obligations that are different from, or in addition to, the benefits received by the Company’s stockholders generally. The primary potential benefits of the Merger to the members of the Parent Group, based on their ownership of all the equity interests in Parent, and to any holders of Rollover Shares or Exchange Shares, if any, include their interest in the Company’s potential future earnings and growth which, if they successfully execute their business strategies, could be substantial. Additionally, following the Merger, the Company will be a private company, and as such will be relieved of the burdens imposed on companies with publicly traded equity, including certain costs associated with being a public company, including certain legal and auditing expenses, and the requirements and restrictions on trading that the Company’s directors, officers and beneficial owners of more than 10% of the outstanding shares of Common Stock face as a result of the provisions of Section 16 of the Exchange Act. Additionally, following the Merger, Messrs. Zugel, Curry, and Burke will be directors of the surviving corporation.

The primary potential detriments of the Merger to the members of the Parent Group and any holders of Rollover Shares or Exchange Shares include the fact that all of the risk of any possible decrease in the Company’s earnings, growth or value following the Merger will be borne by members of the Parent Group and any holders of Rollover Shares or Exchange Shares. Additionally, the investment by the Parent Group in Parent and the investments by the Parent Group and holders of Rollover Shares or Exchange Shares, if any, in the Company will not be liquid, with no public trading market for such securities.

In connection with the Merger, certain members of the Company’s management will receive benefits and be subject to obligations that may be different from, or in addition to, the benefits and obligations of the Company’s stockholders generally, as described in more detail under “Special Factors—Interests of the Company’s Directors and Executive Officers in the Share Purchase and the Merger” beginning on page 59. Those receiving incremental benefits are expected to include, among others, certain executive officers of the Company who will continue as executive officers of the surviving corporation.

The shares of Class A Common Stock are currently registered under the Exchange Act and are quoted on NASDAQ under the symbol “ZAIS.” As a result of the Merger, the Company will be a privately held corporation and there will be no public market for its shares. After the Merger, the shares of Class A Common Stock will cease to be listed on NASDAQ and price quotations with respect to sales of shares of Class A Common Stock in the public market will no longer be available. In addition, registration of the Class A Common Stock under the Exchange Act will be terminated and the Company will cease to have reporting obligations under the Exchange Act.

At the Effective Time of the Merger, the certificate of incorporation and bylaws of the Company will be amended and restated to read as set forth in Exhibits C and D, respectively, to the Merger Agreement, and, as so amended and restated, will be the certificate of incorporation and by-laws of the Company following the Merger until thereafter amended in accordance with their respective terms and the DGCL.

Projections

The Company does not, as a matter of course, make public projections as to future performance or earnings beyond the current fiscal year given the unpredictability of underlying assumptions and estimates. However, financial projections prepared by or on behalf of the Company were from time to time made available to the Parent Group and other potential acquiring persons in connection with the Company’s strategic review process described above in “—Background,” beginning on page 16, as well as to the Board and the Board’s financial advisors in connection with the Merger, including Berkshire Capital (in its role as the Company’s financial advisor, assisting the Company in identifying potential strategic transactions to enhance the value of the Company for the benefit of its stockholders). The October Projections and January Projections were provided to the Special Committee and the Special Committee’s financial advisor, Houlihan Lokey. The January Projections provided to Houlihan Lokey were approved by the Special Committee for Houlihan Lokey’s use and reliance in connection with its financial analysis and opinion.

These financial projections are not being included in this proxy statement to influence your decision to vote for or against the proposal to adopt the Merger Agreement. The inclusion of this information should not be regarded or construed as an indication that the Company, the Board, Berkshire Capital, the Special Committee, Houlihan Lokey, Parent, any member of the Parent Group, other potential acquiring counterparties, or any other recipient of this information considered, or may now consider, such financial projections necessarily to be predictive of actual future results. No person has made or makes any representation to any stockholder regarding the information included in these financial projections.

In developing the financial projections, Company management made numerous judgments, estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, at a given point in time, all of which are difficult to predict and many of which are beyond the Company’s control. The financial projections are subjective in many respects and are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the financial projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, including the various risks set forth in the Company’s periodic reports filed with the SEC. This prospective financial information was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The financial projections cannot be considered necessarily predictive of actual results and they should not be relied upon as such. The financial projections cover multiple years and such information by its nature becomes less predictive with each successive year. In addition, the financial projections assume that the Company will remain a publicly-traded company.

The financial projections do not take into account any circumstances or events occurring after the date prepared, including the announcement of the Merger. The financial projections do not take into account the effect of any failure of the Merger to occur and should not be viewed as continuing in that context.

The October Projections reflected ordinary course updates from the August 2017 projections below (the “August Projections”) for (i) the Company’s actual performance and actual capital raises, and (ii) projections related to the Company’s CLO business. The updates to the projections for the Company’s CLO business were related to Company management’s reassessment of the underlying assumptions as well as refinement of certain calculations. As a result of this reassessment, Company management projected in the October Projections (1) an increase in the estimated number of CLO offerings to close in the future, (2) an increase in the estimated size of the CLO offerings, and (3) accelerated estimated timing of the closings of such CLO offerings. Together these updates resulted in increased projected revenue relating to management fees for the Company’s CLO business during the years covered by the October Projections.

The October Projections were also updated to reflect the October 2017 restructuring of the Company’s risk retention fund (known as Zephyr A-6).  Zephyr A-6 invests in certain CLOs managed by ZAIS Group, in consideration for which ZAIS Group earns management fees. Prior to the restructuring, ZAIS Group’s ownership percentage in Zephyr A-6 was 51% and ZAIS Group earned 15 basis points of senior management fees from the Company-managed CLOs in which Zephyr A-6 was invested. Any such fees above the 15 basis points of senior management fees together with certain other subordinate and incentive management fees (collectively, the “Rebated Fees”) paid to ZAIS Group by such CLOs were to be paid to Zephyr A-6. By virtue of ZAIS Group’s investment in Zephyr A-6, ZAIS Group earned 51% of the Rebated Fees paid to Zephyr A-6. This investment income is included in “Other Revenues” in the tables below. As a result of the restructuring of Zephyr A-6, (i) ZAIS Group’s ownership percentage in Zephyr A-6 was reduced from 51% to 13.33% and (ii) the senior management fees paid to ZAIS Group by CLOs invested in by Zephyr A-6 increased to 20 basis points from 15 basis points. This restructuring reduced the amount of Rebated Fees projected to be paid to Zephyr A-6 and increased projected management fee revenue earned by ZAIS Group. The reduced ownership percentage for ZAIS Group’s investment in Zephyr A-6 combined with the projected lower Rebated Fees resulted in lower projected investment income from Zephyr A-6 for ZAIS Group (which income is included in “Other Revenues”).

The January Projections reflected ordinary course updates from the October Projections for (i) the Company’s actual performance and actual capital raises, and (ii) the assumptions related to the size of estimated future capital commitments and timing of future capital calls for Zephyr 7. Company management’s reassessment of the assumptions related to Zephyr 7 had the effect of substantially reducing the Company’s projected future revenues during the years covered by the January Projections. While the portion of the January Projections that relates to the Company’s CLO business remained unchanged from the October Projections, the presentation in the January Projections was revised to reflect (1) projected management fee revenue, comprised of 20 basis points of fees plus the estimated amount of the Rebated Fees to be paid to Zephyr A-6, and (2) a rebate fee expense representing the estimated amount of Rebated Fees to be paid to Zephyr A-6. In contrast, the October Projections reflected only the projected management fee revenue based on 20 basis points of senior management fees. In connection with preparing the January Projections, Company management estimated that the combined federal and state tax rate for the Company would be 28.1% based on the U.S. tax reform enacted in December 2017.

The inclusion of the financial projections herein is not deemed an admission or representation by the Company that the financial projections are viewed as material information of the Company or the surviving corporation. The financial projections are not included in this proxy statement in order to induce any holder of Common Stock to approve the proposal to approve the Merger Agreement. THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR RESPECTIVE PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE INACCURATE, OR TO REFLECT CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS, UNLESS REQUIRED BY LAW.

The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, the Company's management. Neither PricewaterhouseCoopers LLP nor any independent accountant has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, neither PricewaterhouseCoopers LLP nor any independent accountant expresses an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in the Company’s Form 10-K which is incorporated by reference in this proxy statement relates to the Company's historical financial information. It does not extend to the prospective financial information and should not be read to do so.

August 2017 Projections
($ in thousands)

	2017	2018	2019	2020	2021	2022
Revenues
Management Fees	$15,091	$19,597	$24,901	$27,940	$30,431	$33,652
Incentive Fees	13,693	9,111	10,271	11,581	12,414	13,327
Other Revenues	5,666	4,919	5,949	6,980	8,010	8,835
Total revenues	34,450	33,627	41,122	46,501	50,855	55,814
Expenses
Salaries	9,284	9,470	9,659	9,853	10,050	10,251
Incentive Compensation	12,289	10,056	11,367	12,679	13,428	14,117
Payroll Tax and Benefits	2,043	2,045	2,102	2,161	2,211	2,262
Professional Fees	6,149	6,334	6,524	6,720	6,921	7,129
Research Expenses	1,971	2,030	2,091	2,154	2,218	2,285
Other Expenses	5,652	5,523	5,688	5,859	6,035	6,216
Total expenses	37,388	35,457	37,432	39,424	40,863	42,259
Other Income	409	409	409	409	409	409
Adjusted EBITDA	(2,529)	(1,421)	4,099	7,485	10,401	13,964
Stock Compensation	1,532	1,012	993	733	-	-
Severance	72	-	-	-	-	-
Depreciation and Amortization	253	253	253	253	253	253
Pre-Tax Profit	(4,387)	(2,686)	2,854	6,499	10,148	13,711

October 2017 Projections
($ in thousands)

	2017	2018	2019	2020	2021	2022
Revenues
Management Fees	$15,692	$21,076	$27,700	$33,471	$37,002	$40,239
Incentive Fees	10,848	7,413	7,736	8,210	8,709	9,242
Other Revenues	4,901	1,885	4,597	6,809	6,732	6,669
Total revenues	31,440	30,374	40,033	48,491	52,443	56,150
Expenses
Salaries	9,318	9,504	9,694	9,888	10,086	10,288
Incentive Compensation	12,221	10,056	11,367	12,679	13,428	14,117
Payroll Tax and Benefits	1,577	2,052	2,109	2,168	2,219	2,269
Professional Fees	5,447	5,610	5,779	5,952	6,130	6,314
Research Expenses	2,516	2,591	2,669	2,749	2,831	2,916
Other Expenses	6,151	5,652	5,821	5,996	6,176	6,361
Total expenses	37,229	35,465	37,439	39,432	40,870	42,266
Other Income	312	312	312	312	312	312
Adjusted EBITDA	(5,477)	(4,779)	2,905	9,371	11,885	14,196
Stock Compensation	1,308	1,138	992	978	-	-
Severance	72	-	-	-	-	-
Depreciation and Amortization	275	59	59	59	-	-
Pre-Tax Profit	(7,132)	(5,976)	1,854	8,335	11,885	14,196

January 2018 Projections
($ in thousands)

	2017	2018	2019	2020	2021	2022
Revenues
Management Fees	$15,958	$25,596	$33,686	$40,465	$43,537	$46,130
Incentive Fees	11,606	7,381	7,740	8,253	8,758	9,299
Other Revenues	4,901	1,773	4,169	6,133	5,960	5,787
Total revenues(1)	32,465	34,750	45,595	54,852	58,255	61,216
Expenses
Salaries	9,306	9,492	9,682	9,876	10,073	10,275
Incentive Compensation	12,264	9,998	11,198	12,510	13,399	14,117
Payroll Tax and Benefits	1,562	2,048	2,104	2,163	2,216	2,267
Professional Fees	6,760	5,051	5,203	5,359	5,519	5,685
Research Expenses	2,930	3,017	3,108	3,201	3,297	3,396
Fee Rebates	1,091	5,133	7,859	9,919	9,863	9,678
Other Expenses	5,304	5,363	5,524	5,690	5,860	6,036
Total expenses(2)	39,218	40,104	44,678	48,717	50,228	51,454
Other Income	296	296	296	296	296	296
Adjusted EBITDA	(6,456)	(5,058)	1,214	6,431	8,323	10,058
Stock Compensation	1,308	1,822	1,646	1,646	-	-
Severance	72	-	-	-	-	-
Depreciation and Amortization	275	59	59	59	-	-
Pre-Tax Profit	(8,111)	(6,938)	(491)	4,726	8,323	10,058

(1)	Amounts shown for “total revenues” include $3,283, $1,473, $3,869, $5,833, $5,660, and $5,487 for years 2017, 2018, 2019, 2020, 2021, and 2022, respectively, which are the projected amounts of investment income for each such year.

(2)	Amounts shown for “total expenses” do not include $1,308, $1,822, $1,646, $1,646, $0, and $0 for years 2017, 2018, 2019, 2020, 2021, and 2022, respectively, which are the projected amounts of stock compensation for each such year.

As part of the January 2018 Projections, the Company’s management also provided estimates, as reflected in the table below, of revenues, expenses and Adjusted EBITDA distinctly for the Company’s asset management platform, as well as other income and expenses (including investment income, other income, depreciation and amortization, and severance), and pre-tax profit of the Company, in each case projected for the six-year period 2017 through 2022. Excluded from “total revenues” for the Company’s asset management platform were projected amounts of investment income for each year, as set forth in footnote 1 to the January 2018 Projections above, given that such investment income does not directly relate to the operations of the asset management platform, and included in “total expenses” were projected amounts of stock compensation for each year, as set forth in footnote 2 to the January 2018 Projections above.

($ in thousands)	2017	2018	2019	2020	2021	2022
Asset Management Platform:
Total revenues	$29,182	$33,277	$41,726	$49,019	$52,595	$55,729
Total expenses	$(40,525)	$(41,926)	$(46,324)	$(50,363)	$(50,228)	$(51,454)
Adjusted EBITDA	$(11,344)	$(8,649)	$(4,598)	$(1,345)	$2,367	$4,274

Other Income and Expenses:
Investment Income	$3,283	$1,473	$3,869	$5,833	$5,660	$5,487
Other Income	$296	$296	$296	$296	$296	$296
Depreciation and Amortization	$(275)	$(59)	$(59)	$(59)	-	-
Severance	(72)	-	-	-	-	-
Total Other Income and Expenses	$3,233	$1,711	$4,107	$6,071	$5,957	$5,784
Pre-Tax Profit	$(8,111)	$(6,938)	$(491)	$4,726	$8,323	$10,058

Use of Non-GAAP Measures

Definition of Adjusted EBITDA

This proxy statement includes certain financial information that is not in conformity with generally accepted accounting principles (“GAAP”), including Adjusted EBITDA (and per share measures).  Adjusted EBITDA is a non-GAAP financial measure that the Company defines as GAAP net income (loss) excluding consolidating effects of certain of the ZAIS Managed Entities which are consolidated in the Company’s financial statements, compensation expense related to a portion of net operating income of ZAIS Group payable to certain employees of ZAIS Group, compensation expense related to incentive income in the form of percentage interests being recorded before related incentive income is recognized, equity-based compensation, severance, taxes, interest expense, depreciation and amortization expenses, goodwill impairment, foreign currency and certain other non-cash and non-operating items.

The Company believes that providing investors with this non-GAAP financial information, in addition to GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because Adjusted EBITDA is an incomplete measure of the Company’s financial performance and involves differences from net income (loss) computed in accordance with GAAP, it should be considered along with, but not as an alternative to, the Company’s net income (loss) computed in accordance with GAAP as a measure of the Company’s financial performance. In addition, because not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly-titled measures of other companies.

Financing

The Company and the Parent Parties estimate that the total amount of funds required to complete the Merger and related transactions (including the Share Purchase) and pay related fees and expenses will be approximately $65,000,000. The parties intend to fund this amount from cash on hand, which is expected to include, with respect to the Merger, cash held by the Company and cash received as a result of the transactions contemplated by the ZGP Investment Agreement. Accordingly, the Merger will be funded in part by the Unit Redemption. The Unit Redemption will itself be funded, in part, by the contribution by Parent to ZGP pursuant to the ZGP Investment Agreement, whereby Parent will acquire Class A Units of ZGP in exchange for $12,649,676.70 in cash.

As of the date of the signing of the Merger Agreement, Parent did not have funding sufficient to complete the Merger and related transactions, including the transactions contemplated by the Share Purchase Agreement and the ZGP Investment Agreement. However, the Merger Agreement contains a representation and warranty of Parent to the effect that, pursuant to the Second Amended and Restated Limited Liability Company Agreement of Parent, Mr. Zugel, as sole managing member of Parent, has the right to require the members of Parent to make capital contributions to Parent sufficient to fund (i) the cash portion of the purchase price to be paid to Ramguard pursuant to the Share Purchase Agreement and (ii) the consideration payable pursuant to the ZGP Investment Agreement. Pursuant to the Parent Group Voting Agreement, Parent is required, and Mr. Zugel is required to cause Parent to, make the necessary capital call(s) from the members of Parent, including Mr. Curry, to provide such funding. Additionally, pursuant to the Parent Group Voting Agreement, Ramguard Voting Agreement and Curry Support Agreement, the members of Parent have agreed to satisfy their obligations to make such capital contributions. However, if Mr. Zugel or Parent breach their obligations under the Parent Group Voting Agreement, and this right to make capital calls is not exercised, or the members of Parent breach their obligations under the Voting Agreement or Curry Support Agreement (as applicable) and do not comply with their obligations to make the capital contributions demanded by Parent, then Parent may not obtain the requisite funding to complete the transactions contemplated by the Share Purchase Agreement and ZGP Investment Agreement, the Merger may not be consummated and the Merger Consideration would not be paid to the holders of Class A Common Stock. As of the date of the signing of the Merger Agreement, Parent had $1,000,000 in invested capital.

Interests of the Company’s Directors and Executive Officers in the Share Purchase and the Merger

Other than Mr. Zugel and Mr. Curry, none of the directors and executive officers of the Company has any interest in the Share Purchase.

In considering the recommendation of the Board that you vote to adopt the Merger Agreement, you should be aware that aside from their interests as stockholders of the Company, the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, those of other stockholders of the Company generally. The members of the Special Committee were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in making its recommendations to the Board, which was also aware of and took into account these interests, among other matters, when making its recommendation to the stockholders of the Company that the Merger Agreement be adopted. See “Special Factors—Background” beginning on page 16 and “Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Merger” beginning on page 38.

Effective upon the consummation of the Merger, the Company will be wholly owned by members of the Parent Group, and Mr. Zugel, Chairman of the Board and the Chief Investment Officer, will control the Company. Mr. Curry, as a member of Parent, will retain an indirect ownership interest in the Company following the Merger. The Parent Group has informed the Company that it will not seek to enter into any agreements that would establish any Rollover Shares and that it does not expect there to be any Exchange Shares.

The Company’s stockholders should take these interests into account in deciding whether to vote “FOR” the adoption of the Merger Agreement. These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.

Treatment of the Company Equity Awards in the Merger

Restricted Stock Units

If the Merger is consummated, each RSU that is outstanding immediately prior to the Effective Time (without regard to vesting schedule) shall terminate and be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration with respect to each share of Class A Common Stock underlying such RSU, subject to applicable tax withholding requirements. All outstanding RSUs are held by the Company’s independent directors and will be converted in the Merger into the right to the Merger Consideration.

The Company estimates the aggregate amount that would be payable to the Company’s directors as a result of the full vesting of outstanding company RSU awards held by such directors is approximately $425,100.

For additional information about beneficial ownership of Common Stock by directors and officers, see “Important Additional Information Regarding the Company—Security Ownership of Management and Certain Beneficial Owners” beginning on page 114.

Under the Merger Agreement, each RSU outstanding at the Effective Time shall be cancelled and converted into the right to receive cash equal to the Merger Consideration. The following table sets forth the Company’s directors’ holdings of RSUs granted under the 2015 Stock Plan as of March 29, 2018, and also sets forth the aggregate amount that each director would receive upon conversion of the RSUs into the right to receive an amount in cash equal to the Merger Consideration.

Name of Director	RSUs (#)	Aggregate Proceeds to be Received for RSUs ($)
John Burke	34,561	141,700
James Zinn	34,561	141,700
Paul B. Guenther	34,561	141,700
Total	103,683	425,100

Szymanski Retention Agreement

On April 5, 2017, pursuant to an Award Letter, ZAIS Group provided Mr. Szymanski, the former Chief Executive Officer and President of the Company, a retention bonus award equal to $1.5 million in total (the “Retention Bonus”), with the last installment of $500,000 payable if Mr. Szymanski remained with the Company through the closing of a strategic transaction involving the Company, including the closing of any going-private transaction. On November 7, 2017, the Company amended the Award Letter to provide that the final installment of the Retention Bonus would be paid on February 28, 2018, provided Mr. Szymanski was still employed by ZAIS Group on that date. In connection with his resignation from the Company effective January 5, 2018, Mr. Szymanski entered into a Release Agreement with ZAIS Group wherein he agreed to a full release of claims against, and covenant not to sue, ZAIS Group and its affiliates, in exchange for the Company’s agreement to (i) pay the last installment of Mr. Szymanski’s Retention Bonus which he would have otherwise forfeited and (ii) waive the six-month covenant not to compete and modify the 12-month covenant not to solicit otherwise applicable to Mr. Szymanski. Additionally, on January 4, 2018, the Company entered into the Szymanski Consulting Agreement with Mr. Szymanski pursuant to which, effective January 6, 2018, Mr. Szymanski commenced providing consulting services to the Company and ZAIS Group for a monthly consulting fee equal to $50,000 payable in advance and the reimbursement of all reasonable expenses, which consulting services are scheduled to terminate February 28, 2018.

Indemnification/Insurance

The Company’s bylaws provide for mandatory indemnification of directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers. In addition, pursuant to the Merger Agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification from the surviving corporation and coverage under directors’ and officers’ liability insurance policies that the Parent or the surviving corporation will be required (and the Parent will be required to cause the surviving corporation to) to maintain with respect to matters occurring before the Effective Time. The indemnification and insurance provisions in the Merger Agreement are further described in the section entitled “The Merger Agreement—Other Covenants and Agreements” on page 85.

Compensation of the Special Committee

The Special Committee consists of the three independent members of the Board: John Burke, James Zinn and Paul B. Guenther. The Board appointed Mr. Guenther as the chairman of the Special Committee. In consideration of the time and effort required of the members of the Special Committee in connection with evaluating the potential transaction or any related transaction, the Board approved the following compensation structure for each member of the Special Committee:

•	a one-time supplemental retainer in the amount of (i) $4,000 for Mr. Guenther as chair of the Special Committee and (ii) $3,000 for each of the other two members of the Special Committee; and

•	$1,500 for each meeting of the Special Committee attended in person and $1,000 for each meeting of the Special Committee attended telephonically.

These fees are not dependent on the closing of the Merger or on the Special Committee’s or the Board’s approval of, or recommendations with respect to, the Merger or any other transaction. For further information on compensation earned by the Company’s directors, see “Board and Committee Matters—Director Compensation” on page 95.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion summarizing the material U.S. federal income tax consequences of the Merger to U.S. Holders (as defined below) of the Company’s Class A Common Stock whose shares are converted into the right to receive cash pursuant to the Merger in accordance with the terms set forth in the Merger Agreement. This discussion does not address U.S. federal income tax consequences of the Merger to any other U.S. Holders or to non-U.S. Holders. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and judicial and administrative authorities, pronouncements, rulings and decisions, in each case in effect as of the date hereof. These authorities are subject to change and may be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could affect the accuracy of this discussion. No ruling has been or will be obtained from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court. This discussion is not a complete description of all of the tax consequences of the Merger and, in particular, does not address any tax consequences arising under the unearned income Medicare contribution tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax.

This discussion is limited to U.S. Holders who hold Class A Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all U.S. federal income tax consequences relevant to such a holder’s particular circumstances and does not address consequences relevant to holders subject to special rules, including, without limitation:

•	tax-exempt organizations and governmental organizations;

•	persons subject to the alternative minimum tax;

•	S-corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and investors therein);

•	banks, insurance companies, mutual funds and other financial institutions;

•	brokers and dealers in stocks and securities, commodities and currencies;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	regulated investment companies and real estate investment trusts;

•	persons holding Class A Common Stock as part of a hedge, straddle or other risk reduction transaction or as part of a conversion transaction or other integrated transaction;

•	persons deemed to sell Class A Common Stock under the constructive sale provisions of the Code;

•	persons who received Class A Common Stock pursuant to the exercise of options or warrants or through a tax qualified retirement plan, pursuant to restricted stock units or otherwise as compensation, and holders of RSUs;

•	persons who actually or constructively own more than 5% of the outstanding stock of the Company;

•	persons who actually or constructively (including pursuant to section 302(c) of the Code) own stock in the Company following the Merger;

•	U.S. Holders whose “functional currency” is not the U.S. dollar;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax-qualified retirement plans;

•	persons who do not vote in favor of the Merger and who properly demand appraisal of their shares under Delaware law; and

•	United States expatriates.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Class A Common Stock (other than any holder subject to special rules as discussed above) that is:

•	a citizen or individual resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Class A Common Stock, the tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Class A Common Stock and any partners in such partnership should consult their own tax advisors regarding the tax consequences of the Merger to them.

All holders of Class A Common Stock should consult their own tax advisors as to the particular tax consequences to them of the Merger, including the applicability and effect of any U.S. federal, state, and local, non-U.S,. and other tax laws.

Tax Consequences of the Merger

The receipt of the Merger Consideration by a U.S. Holder in exchange for Class A Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder that receives cash in exchange for shares of Class A Common Stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. Holder’s adjusted tax basis in those shares.

If a U.S. Holder’s holding period in a share of Class A Common Stock surrendered in the Merger is greater than one year as of the Effective Time of the Merger, the gain or loss recognized by the U.S. Holder with respect thereto will be long-term capital gain or loss. Long-term capital gains of certain non-corporate U.S. Holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss realized on the exchange is subject to limitations. If a U.S. Holder acquired different blocks of Class A Common Stock at different times and difference prices, that holder must determine the tax consequences of the exchange separately with respect to each block of Class A Common Stock.

Information Reporting and Backup Withholding

Cash payments received by a U.S. Holder in exchange for Class A Common Stock pursuant to the Merger will be subject to information reporting and, under certain circumstances, may be subject to backup withholding if the U.S. Holder is not exempt from backup withholding and fails to provide its taxpayer identification number in the manner required. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, if any, if that holder furnishes the required information to the Internal Revenue Service in a timely manner.

The U.S. federal income tax consequences set forth immediately above are included for general information purposes. This discussion is not a substitute for careful tax planning and advice. Because individual circumstances may be different, each U.S. Holder is urged to consult its own tax advisor as to its own specific tax consequences.

Regulatory Approvals

No material federal or state regulatory approvals, filings or notices are required in connection with the Share Purchase or the Merger other than (i) the filing of a certificate of merger with the Secretary of State of the State of Delaware by the Company and Sub following the Closing and (ii) the approval of the Financial Conduct Authority, a regulatory body in the United Kingdom.

Delisting and Deregistration of Common Stock

If the Merger is completed, the Company’s shares of Class A Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act. As a result, the Company would no longer file periodic reports with the SEC on account of the shares of Class A Common Stock.

Fees and Expenses

All fees and expenses incurred in connection with the Share Purchase, the Share Purchase Agreement, and any other transactions contemplated thereby will be paid by the party incurring such fees and expenses.

Except as described under “The Merger Agreement—Fees and Expenses,” if the Merger is not completed, all fees and expenses incurred in connection with the Merger will be paid by the party incurring those fees and expenses, except that the Company will pay the costs of proxy solicitation and printing and mailing this proxy statement and the Schedule 13E-3 and all SEC filing fees with respect to the transaction. Total fees and expenses incurred or to be incurred by the Company in connection with the Merger are estimated at this time to be as follows:

Amount to be Paid
Financial advisory fee and expenses	$1,215,990
Legal, accounting and other professional fees	$2,209,000
SEC filing fees	$3,997
Proxy solicitation, printing and mailing costs	$40,150
Transfer agent and paying agent fees and expenses	$12,000
Total	$3,481,137

Anticipated Accounting Treatment of the Share Purchase and the Merger

The Share Purchase has no effect on the financial statements of the Company.

The Merger will be accounted for in accordance with U.S. generally accepted accounting principles. The Company is determining whether the purchase method of accounting or historical book values will be used to account for the transaction.

Rights of Appraisal

This section summarizes certain material provisions of Delaware law pertaining to appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and it is qualified in its entirety by reference to Section 262 of the DGCL (“Section 262”), the full text of which appears in Annex C to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

Stockholders should carefully review the full text of Section 262, particularly the procedural steps required to perfect appraisal rights, as well as the information discussed below. Failure to fully and precisely follow the steps required by Section 262 for the perfection of appraisal rights will result in the loss of those rights.

The Share Purchase is not subject to the approval of holders of Common Stock and does not give rise to dissenters’ rights of appraisal.

Under Section 262, if the Merger is completed, holders of shares of the Company’s Common Stock immediately prior to the Effective Time of the Merger and who (i) have neither voted in favor of, nor consented in writing to, the approval of the adoption of the Merger Agreement, (ii) timely demand appraisal and otherwise follow the procedures set forth in Section 262, and (iii) do not thereafter withdraw their demand for appraisal of such shares or otherwise waive, lose, or fail to perfect their appraisal rights, in each case in accordance with Section 262, will be entitled to have such shares appraised by the Delaware Court of Chancery (“Court of Chancery”) and to receive payment in cash of an amount equal to the “fair value” of such shares as determined by the Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, as determined by such court. The “fair value” as determined by the Court of Chancery could be greater than, less than or the same as the Merger Consideration.

Pursuant to the Parent Group Voting Agreement and Ramguard Voting Agreement, respectively, each member of the Parent Group and each Ramguard Party waived, and agreed not to assert, any appraisal rights in connection with the Merger with respect to any and all shares of Common Stock held by such persons of record or beneficially owned.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation must, not less than twenty (20) days before such meeting, notify each stockholder who was a stockholder on the record date set by the board of directors for notice of such meeting (or if no such record date is set, on the close of business on the day next preceding the day on which notice is given), with respect to such shares for which appraisal, and shall include in such notice a copy of Section 262. THIS PROXY STATEMENT CONSTITUTES THE FORMAL NOTICE OF APPRAISAL RIGHTS UNDER SECTION 262 AND A COPY OF SECTION 262 IS ATTACHED HERETO AS ANNEX C AND INCORPORATED HEREIN BY REFERENCE. The Board has fixed April 2, 2018 as the record date for the purposes of determining the stockholders entitled to receive this notice of appraisal. Any holder of shares of the Company’s Common Stock who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so, should review the following discussion and Annex C carefully because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under Section 262.

Any stockholder wishing to exercise appraisal rights is urged to consult legal counsel.

If a stockholder elects to exercise appraisal rights under Section 262 with respect to any shares of the Company’s Common Stock, such stockholder must do all of the following:

•	Deliver to the Company a written demand for appraisal of your shares before the vote is taken to adopt the Merger Agreement. That demand must be executed by or on behalf of the stockholder of record and will be sufficient if it reasonably informs the Company of the identity of the holder of record of the shares and the intention of such stockholder to demand appraisal of his, her or its shares. Holders of the Company’s shares who desire to exercise their appraisal rights must not vote or submit a proxy in favor of adoption of the Merger Agreement, nor consent thereto in writing. Voting against or failing to vote for adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote regarding adoption of the Merger Agreement.

•	Continuously hold of record such shares from the date on which the written demand for appraisal is made through the Effective Time of the Merger.

Written Demand by the Record Holder

All written demands for appraisal should be addressed to the Company’s Secretary at Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, such as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record. However, the agent must identify the record owner(s) and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner(s).

A beneficial owner of shares held in “street name” who wishes to exercise appraisal rights should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of the shares. If shares are held through a brokerage firm, bank or other nominee who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee, and must identify the depository nominee as the record holder. Any beneficial owner who wishes to exercise appraisal rights and holds shares through a nominee holder is responsible for ensuring that the demand for appraisal is timely made by the record holder. The beneficial holder of the shares should instruct the nominee holder that the demand for appraisal should be made by the record holder of the shares, which may be a central securities depository nominee if the shares have been so deposited.

A record holder, such as a broker, bank, fiduciary, depository or other nominee, who holds shares as a nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners. In such case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner.

Filing a Petition for Appraisal

Within 10 days after the Effective Time of the Merger, the surviving corporation in the Merger must give notice of the date that the Merger has become effective to each of the Company’s stockholders who did not vote in favor of or consent to the adoption of the Merger Agreement and otherwise complied with Section 262. At any time within 60 days after the Effective Time, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and accept the Merger Consideration for that stockholder’s shares of Common Stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder within 60 days after the Effective Time, no appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned upon such terms as such Court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration.

Within 120 days after the Effective Time of the Merger, but not thereafter, the surviving corporation, or any holder of shares who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the fair value of the shares held by all holders who properly demanded appraisal of such shares. If no such petition is filed within that 120-day period, appraisal rights will be lost for all holders of shares of the Company’s Common Stock who had previously demanded appraisal of their shares. The Company is under no obligation to and has no present intention to file a petition and holders should not assume that the Company, as the surviving corporation, will file a petition, or that it will initiate any negotiations with respect to the fair value of the shares. Accordingly, it is the obligation of the holders of shares of the Company’s Common Stock to initiate all necessary action to perfect their appraisal rights in respect of the shares within the period prescribed in Section 262.

Within 120 days after the Effective Time of the Merger, any holder of shares who has complied with the requirements for the exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after a written request therefor has been received by the surviving corporation or within 10 days after the expiration of the period for delivering of demands for appraisal, whichever is later. Notwithstanding the requirement that a demand for appraisal be made by or on behalf of the record owner of the shares, a person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, and as to which demand has been properly made and not effectively withdrawn, may, in such person’s own name, file a petition for appraisal or request from the surviving corporation the statement described in this paragraph.

Upon the filing of such petition by any such holder of shares, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list (the “verified list”) containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the surviving corporation and all of the stockholders shown on the verified list. Such notice will also be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in such other publication as the Court of Chancery deems advisable. The costs of these notices and publications are borne by the surviving corporation.

After notice to the stockholders as required by the Court of Chancery, the Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded payment for their shares to submit stock certificates held by them, if any, to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding, and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to that stockholder. In addition, the Court of Chancery will dismiss the proceedings as to all holders of shares of the Company’s Common Stock who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Common Stock of the Company, or (ii) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million.

Determination of Fair Value

After the Court of Chancery determines the stockholders entitled to an appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Court of Chancery shall determine the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time of the Merger and the date of payment of the judgment. Notwithstanding the foregoing, at any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time.

In determining fair value, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” In Tri-Continental Corporation v. Battye, the Delaware Supreme Court stated that, in making this determination of fair value, the Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on the factual circumstances, may or may not be a dissenter’s exclusive remedy.

Stockholders considering appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the Merger Consideration and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, “fair value” under Section 262. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery. Neither the Parent Group nor the Company anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of the Parent Group and the Company reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the fair value of a share is less than the Merger Consideration.

Upon application by the surviving corporation or by any holder of shares entitled to participate in the appraisal proceeding, the Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any holder of shares whose name appears on the verified list and who has submitted such stockholder’s stock certificates, if any, to the Delaware Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights. The Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. Payment will be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares of the Company’s Common Stock represented by certificates upon the surrender to the surviving corporation of such stockholder’s certificates. The Court of Chancery’s decree may be enforced as other decrees in such Court may be enforced.

If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable in the circumstances. Upon application of a stockholder, the Court of Chancery may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to appraisal. In the absence of such an order, each party bears its own expenses.

Any stockholder who has duly demanded and perfected appraisal rights for shares in compliance with Section 262 will not, after the Effective Time of the Merger, be entitled to vote his, her or its shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares as of a date prior to the Effective Time of the Merger.

If any stockholder who demands appraisal of shares under Section 262 fails to perfect, successfully withdraws, or loses such holder’s right to appraisal with respect to such shares, such shares will be deemed to have been converted at the Effective Time of the Merger into the right to receive the Merger Consideration. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the Effective Time of the Merger, stockholders’ rights to appraisal shall cease, and all holders of shares of the Company’s Class A Common Stock (other than the Parent Group and holders of Rollover Shares or Exchange Shares, if any,) will be entitled to receive the Merger Consideration. Inasmuch as the Company has no obligation to file such a petition and has no present intention to do so, any holder of shares who desires such a petition to be filed is advised to file it on a timely basis. In addition, a stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the Merger Consideration by delivering to the Company a written withdrawal of such stockholder’s demand for appraisal and acceptance of the terms of the Merger either within 60 days after the Effective Time of the Merger or thereafter with the written approval of the Company. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned upon such terms as the Court of Chancery deems just; provided, however, that the limitation set forth in this sentence will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the Merger Consideration within 60 days after the Effective Time of the Merger.

If you wish to exercise your appraisal rights with respect to any shares, you must strictly comply with the procedures set forth in Section 262. If you fail to take any required step in connection with the exercise of appraisal rights, it will result in the loss of your appraisal rights and your shares will be deemed to have been converted at the Effective Time of the Merger into the right to receive the Merger Consideration.

The foregoing summary of the rights of the Company’s stockholders to seek appraisal rights under Section 262 does not purport to be a complete statement of the procedures to be followed by the stockholders of the Company desiring to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262. The proper exercise of appraisal rights requires strict adherence to the applicable provisions of Section 262, a copy of which is attached hereto as Annex C and incorporated herein by reference.

Litigation Relating to the Merger

On March 22, 2018, the Kunkel Lawsuit, a purported class action lawsuit, was filed in the United States District Court for the District of New Jersey on behalf of the Company’s stockholders (other than the defendants and their affiliates) against the Company, Mr. Zugel, and the other members of the Company’s Board. The complaint in the Kunkel Lawsuit alleges that the Company’s preliminary proxy statement contains false and misleading statements and/or omits material information in violation of Sections 14(a) and 20(a) of the Exchange Act. The plaintiff in the Kunkel Lawsuit seeks, among other things, an injunction prohibiting the consummation of the Merger, rescission if the Merger has already been consummated, and an award of attorneys’ fees and expenses. A preliminary injunction could delay or jeopardize the completion of the Merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger. The Company, the Board, and Mr. Zugel each believes the claims asserted in the Kunkel Lawsuit are without merit.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents incorporated by reference in this proxy statement, include “forward-looking statements” that reflect the Company’s current views, including without limitation views as to the expected completion and timing of the Merger. These statements can be identified by the fact that they do not relate strictly to historical or current facts. There are forward-looking statements throughout this proxy statement, including under the headings, among others, “Summary Term Sheet Relating to the Merger,” “Questions and Answers About the Annual Meeting and the Merger,” “The Annual Meeting,” “Special Factors,” and “Important Additional Information Regarding the Company,” and in statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or the negative of these terms. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the actual results or developments it anticipates will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made and the Company undertakes no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters referred to or incorporated by reference in this document, the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceedings that have been or may be instituted against the Company or others, including legal proceedings relating to the Merger Agreement;

•	the cash position of the Company and its subsidiaries at the Effective Time of the merger;

•	the inability to complete the merger because of the failure to obtain the Requisite Stockholder Approval (including the Majority of the Minority Stockholder Approval) or the failure to satisfy other conditions to consummation of the merger, including, but not limited to (i) not having more than 500,000 Appraisal Shares (excluding any shares held by any member of the Parent Group, Ramguard, any holder of Rollover Shares, any holder of Exchange Shares, and any of their respective affiliates), and (ii) certain of the Company’s transaction-related expenses not exceeding $4,500,000;

•	the effect of the announcement or pendency of the merger on the Company’s business relationships, results of operations and business generally;

•	the risk that the pendency of the merger disrupts current plans and operations and potential difficulties in employee retention as a result of the pendency of the merger;

•	the effect of the announcement of the merger on the Company’s business relationships, operating results and business generally;

•	diversion of Company management’s attention from the Company’s ongoing business operations;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	the Merger Agreement’s contractual restrictions on the conduct of the Company’s business prior to completion of the merger;

•	the possible adverse effect on the Company’s business and the price of Class A Common Stock if the merger is not completed in a timely matter or at all; and

•	the inability to complete the merger and related transactions because of the failure of Parent to be adequately funded;

•	the ruling by the U.S. Court of Appeals for the District of Columbia on February 9, 2018, that collateralized loan managers are not subject to risk retention rules that went into effect on December 24, 2016; the Company is evaluating the impact of the ruling, which is subject to appeal and could be material to the Company;

and other risks detailed in the Company’s filings with the SEC, including in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K.

See “Where You Can Find Additional Information” beginning on page 122 for the location of those SEC filings. Many of the factors that will determine the Company’s future results are beyond the Company’s ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained in this proxy statement, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date of this proxy statement. The Company cannot guarantee any future results, levels of activity, performance or achievements.

THE SHARE PURCHASE AGREEMENT

Parties to the Share Purchase Agreement

Ramguard

Ramguard is a Delaware limited liability company formed in June 2015 upon the conversion of d.Quant Special Opportunities Fund, L.P. from a Delaware limited partnership into a Delaware limited liability company. Ramguard is a private investment fund. Mr. Ramsey, a citizen of the United States, is the manager of Ramguard. Ramguard is the beneficial owner of 9,207,056 shares of Class A Common Stock, representing approximately 63.26% of the Company’s outstanding Class A Common Stock. Mr. Ramsey is the beneficial owner of 9,585,287 shares of Class A Common Stock, or approximately 65.86% of the Company’s outstanding Class A Common Stock, consisting of (i) 9,207,056 shares held by Ramguard and (ii) 378,231 shares held by NAR, of which Mr. Ramsey is the managing member. At the closing of the Share Purchase, Ramguard will sell, transfer, and assign the Target Shares to Parent.

Parent

Z Acquisition LLC, a Delaware limited liability company, referred to herein as Parent, was formed for the primary purpose of entering into the Share Purchase Agreement and acquiring the Target Shares. As of the date of this proxy statement, Mr. Zugel, Mr. Zugel’s spouse, Mr. Curry, and ZFT are the members of Parent, with Mr. Zugel as the sole managing member. Parent is owned 40% each by Mr. Curry and Mr. Zugel, and 10% each by Mr. Zugel’s spouse and ZFT. At the closing of the Share Purchase, Parent will acquire the 6,500,000 Target Shares, representing approximately 44.66% of the Company’s outstanding shares of Class A Common Stock. For more information, see “Security Ownership of Certain Beneficial Owners and Management.” Parent has not engaged in any business or operations except in furtherance of the Share Purchase and the Merger.

The business address of Parent is Two Bridge Avenue, Suite 322, Red Bank, NJ 07701. The business telephone number of Parent is (732) 530-3610.

Parent has not been convicted in a criminal proceeding during the last five years excluding traffic violations or similar misdemeanors.

Parent has not been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Mr. Zugel

Christian Zugel, a citizen of the Federal Republic of Germany, referred to herein as Mr. Zugel, is (i) the founder of ZAIS Group; (ii) the holder, in his capacity as voting trustee of the Class B Voting Trust, a trust the beneficiaries of which are members of Mr. Zugel’s family and his former spouse, of 100% of the Company’s Class B Common Stock (which provides Mr. Zugel effective voting control over matters put to a vote of the Company’s stockholders, including the election of directors); (iii) the Chairman of the Board; (iv) the Company’s Chief Investment Officer; and (v) the sole managing member of Parent. Mr. Zugel is also the owner of 3,325,000 Class A Units of ZGP, the Company’s majority owned subsidiary, which are exchangeable, under certain circumstances, for, at the Company’s option, cash, shares of Class A Common Stock (on a one-for-one basis), or a combination of the two, and family members and affiliates of Mr. Zugel own an additional 3,675,000 Class A Units of ZGP that are also so exchangeable under certain circumstances. As a result of the Share Purchase, Mr. Zugel and Parent will own in the aggregate 6,800,000 shares of Class A Common Stock, representing approximately 46.72% of the outstanding Class A Common Stock, not including shares of Class A Common Stock potentially issuable upon exchange of Class A Units.

The business address of Mr. Zugel is Two Bridge Avenue, Suite 322 Red Bank, NJ 07701. The business telephone number of Mr. Zugel is (732) 530-3610.

Mr. Zugel has not been convicted in a criminal proceeding during the last five years excluding traffic violations or similar misdemeanors.

Mr. Zugel has not been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Mr. Curry

Daniel A. Curry, a citizen of the United States of America, referred to herein as Mr. Curry, is the Company’s Chief Executive Officer and President and is a member of the Board. Mr. Curry also serves as the President of ZAIS Group and is a member of ZAIS Group’s Management Advisory Committee. Mr. Curry is not a party to the Share Purchase Agreement, but owns 40% of Parent and, as a result of the Share Purchase, Parent will own in the aggregate 6,500,000 shares of Class A Common Stock, representing approximately 44.66% of the Company’s outstanding shares of Class A Common Stock.

The business address of Mr. Curry is Two Bridge Avenue, Suite 322, Red Bank, NJ 07701. The business telephone number of Mr. Curry is (732) 530-3610.

Mr. Curry has not been convicted in a criminal proceeding during the last five years excluding traffic violations or similar misdemeanors.

Mr. Curry has not been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Share Purchase Agreement

On September 5, 2017, Parent and Mr. Zugel entered into the Original Share Purchase Agreement with Ramguard to acquire 6,500,000 shares of Class A Common Stock held by Ramguard for an aggregate purchase price of $26 million, or $4.00 per Target Share. On January 11, 2018, substantially concurrently with the execution of the Merger Agreement, the parties entered into an Amended and Restated Share Purchase Agreement. Under the terms of the Original Share Purchase Agreement, Ramguard was entitled to an adjustment to the consideration payable by Parent for the Target Shares if, among other things, Parent, Mr. Zugel or any of their respective controlled affiliates entered into a definitive merger agreement with the Company within one year from September 5, 2017 at a price per share of Class A Common Stock greater than $4.00. Pursuant to the Share Purchase Agreement, among other things, the price payable for the Target Shares was increased to an aggregate purchase price of $26,650,000 or $4.10 per share.

The purchase price for the Target Shares is payable as follows: at the closing of the transactions contemplated by the Share Purchase Agreement, Parent will make a cash payment of $5,125,000, Parent or Mr. Zugel will make a cash payment of $5,125,000, and Parent will issue a promissory note and pledge agreement, which the members of Parent will join as pledgors, in the principal amount of $13,325,000 with an interest rate of 8% per annum, payable quarterly in cash, and a maturity date of December 31, 2019, in each case, to Ramguard; and on or before the three month anniversary of the closing, Parent or Mr. Zugel will make a cash payment of $3,075,000 to Ramguard, together with interest in the amount of $125,000.

The Share Purchase Agreement also provides that if, within one year after September 5, 2017, Parent, Mr. Zugel, or any of their respective controlled affiliates enters into a definitive agreement with the Company or commences a tender offer recommended by the Board for a take private transaction at a price per share in excess of $4.10, each of the cash consideration amounts paid or payable to Ramguard and the initial principal amount of the Promissory Note will be adjusted on a pro rata basis, such that Ramguard shall have received (or be entitled to receive) such greater per share consideration amount. A similar adjustment in the price payable for the Target Shares will be made if, within one year after September 5, 2017, there is a change-in-control transaction or sale of a majority or more of the shares of Class A Common Stock at a price per share in excess of $4.10.

The source of funds for the cash portion of the purchase price of the Target Shares is expected to be personal funds of the members of Parent, which funds will be callable by Mr. Zugel in his capacity as sole managing member of Parent pursuant to the terms of that certain Second Amended and Restated Limited Liability Company Agreement of Parent, dated as of January 11, 2018 in order to fund the purchase of the Target Shares.

The acquisition of the Target Shares is not conditioned upon the consummation of the Merger.

Until the Share Purchase Closing or the termination of the Share Purchase Agreement, (i) Ramguard has agreed not to take certain actions, including agreement not to transfer, sell, grant any option or right to purchase any beneficial interest in, or otherwise dispose of any of the Target Shares, except as contemplated by the Share Purchase Agreement, and (ii) Parent and Mr. Zugel have agreed not to take certain actions, including agreement not to transfer, sell, grant any option or right to purchase any beneficial interest in, or otherwise dispose of any securities to be pledged pursuant to a separate pledge agreement to be entered into between the parties.

Under the Share Purchase Agreement, effective upon the Share Purchase Closing, Ramguard will assign and transfer to Parent all rights to vote or act by written consent with respect to the Target Shares with respect to each and every meeting of stockholders or action by written consent in lieu of a meeting having a record date on or prior to the date of transfer of the Target Shares to Parent on the stock transfer records of the Company and a meeting or (in the case of action by written consent) effective date following the Share Purchase Closing. In furtherance of the foregoing, Ramguard will deliver to Parent, concurrently with the Share Purchase Closing, a duly executed irrevocable proxy with respect to the Target Shares in the form set forth in the Share Purchase Agreement, with respect to each and every meeting of stockholders or action by written consent of stockholders after the Share Purchase Closing with respect to the matters contemplated by the preceding sentence.

Conditions to the Closing of the Share Purchase

The completion of the Share Purchase is subject to customary closing conditions. In addition, the Share Purchase is conditioned on the applicable waiting periods under Rule 13e-3 of the Exchange Act and Schedule 13E-3 having expired. In accordance with the Original Share Purchase Agreement, Mr. Zugel and Parent filed a Rule 13e-3 transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC relating to the Share Purchase. Pursuant to the Share Purchase Agreement, the Company, Mr. Zugel and Parent will file an amendment to the Schedule 13E-3 relating to the Share Purchase and the other transactions contemplated by the Share Purchase Agreement. No approval of the Board or vote of stockholders of the Company is necessary in connection with the execution, delivery or performance of the Share Purchase Agreement and the parties are obligated to consummate the Share Purchase whether or not the Merger is completed.

Termination

Ramguard may terminate the Share Purchase Agreement if the Share Purchase Closing does not occur by May 31, 2018. This description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by the text of the Share Purchase Agreement (together with the terms of the Promissory Note), which is attached to this proxy statement as Annex D.

Promissory Note

At the Share Purchase Closing, Parent will issue the Promissory Note, which the members of Parent will join as pledgors, to Ramguard as collateral for the obligations of Parent under the Share Purchase Agreement. Under the Promissory Note, Ramguard will be granted a security interest over (a) all of the equity securities of Parent, (b) all of the Class A Units owned by Mr. Zugel and (c) all of the equity securities of the Company and its subsidiaries held directly or indirectly by Parent, Mr. Zugel and/or any entity wholly owned by Parent or Mr. Zugel (other than equity securities issued by the Company’s subsidiaries or equity tranches issued by CLOs, in each case, held by the Company or any direct or indirect subsidiary of the Company). If and to the extent required at any time in order to comply with the federal margin regulations, Mr. Zugel shall cause Parent either (x) to provide additional collateral for the outstanding balance of the Promissory Note or (y) prepay a portion of the outstanding balance under the Promissory Note.

The Promissory Note will also provide that upon a default, which includes, among other things, a payment default by Parent, the Company or any subsidiary in the payment of any judgment or the payment when due of any indebtedness for borrowed money in the amount of $1 million or more, which remains uncured beyond a 45-day grace period, or a breach of covenant by Parent or any pledgor under the Promissory Note which continues for 20 days (i) the interest rate on the Promissory Note shall increase to 12.5% and (ii) Ramguard will have the right (but not the obligation) to declare all amounts outstanding immediately due and payable and to exercise its security interest in the collateral securing the Promissory Note, and to recover collection costs (including reasonable legal fees).

Additionally, until such time that a take-private transaction (which would include the Merger) is consummated by Mr. Zugel, Parent and their controlled affiliates and any third parties acting in concert with Mr. Zugel and Parent, if Mr. Zugel or Parent or any of their controlled affiliates receives any dividend or distribution from the Company or if Mr. Zugel receives any compensatory payments or distributions in excess of his base salary, an amount equal to the net, after-tax cash proceeds received by Mr. Zugel or Parent or any such controlled affiliate, as the case may be, will be used by Parent to repay outstanding principal under the Promissory Note. After consummation of a Take Private Transaction, Parent will cause the Company and the Company’s subsidiaries not to consummate any sale of material assets for a price in excess of $2.5 million, and/or make any compensatory payments or distributions to Mr. Zugel in excess of his base salary; provided, however, that Ramguard’s prior written consent will not be required if an amount equal to the net, after-tax cash proceeds of any such sale of assets will be distributed by the Company and or its subsidiaries to their equity owners and an amount equal to the net, after-tax proceeds of any such sale of assets or compensatory payment or distribution received by Mr. Zugel or Parent or any of their controlled affiliates (other than the Company and its subsidiaries) will be used by Parent to repay outstanding principal under the Promissory Note. In addition, after consummation of a Take Private Transaction, Parent will not (i) enter into any agreement that would cause a change in control transaction or sale of a majority or more of the Class A Common Stock or (ii) make any distributions to its equity owners other than tax distributions until such time that the unpaid principal and any accrued and unpaid interest under the Promissory Note has been paid off.

In the event Mr. Zugel at any time is no longer an employee or officer of the Company, or is no longer the controlling stockholder of the Company and/or Parent, the unpaid principal and accrued and unpaid interest under the Promissory Note will become immediately due and payable.

All unpaid principal and accrued and unpaid interest under the Promissory Note may be paid in full or in part at the election of Mr. Zugel (x) on any quarterly interest payment date occurring on or after the date the purchase price payable by Mr. Zugel pursuant to the Share Purchase Agreement has been paid in full or (y) at any time in order to comply with the last sentence of the first paragraph under the heading “Promissory Note” above.

THE PARTIES TO THE MERGER

The Company – ZAIS Group Holdings, Inc.

For information about the Company, including its business, see “Important Additional Information Regarding the Company—Company Background” beginning on page 113 and “Where You Can Find Additional Information” beginning on page 122.

The business address of the Company is Two Bridge Avenue, Suite 322 Red Bank, NJ 07701. The business telephone number of the Company is (732) 530-3610.

ZGH Merger Sub, Inc.

ZGH Merger Sub, Inc., referred to herein as “Sub”, is a newly formed Delaware corporation. Sub is a wholly-owned subsidiary of the Company. As of the date of this proxy statement, Mr. Zugel and Nisha Motani, the Company’s Chief Accounting Officer and Chief Financial Officer, are the directors of Sub. Sub has not engaged in any business other than in connection with the Merger and other related transactions.

The business address of Sub is Two Bridge Avenue, Suite 322 Red Bank, NJ 07701. The business telephone number of Sub is (732) 530-3610.

Z Acquisition LLC

Information with respect to Z Acquisition LLC, a Delaware limited liability company, referred to herein as “Parent,” is set forth above under “The Share Purchase Agreement – Parties to the Share Purchase Agreement” beginning on page 70.

THE ANNUAL MEETING

Date, Time and Place

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the board of directors of ZAIS Group Holdings, Inc., for use at the Company’s 2017 annual meeting of stockholders to be held at the Oyster Point Hotel, 146 Bodman Place, Red Bank, NJ 07701, on May 17, 2018, at 9 a.m. Eastern Time, or at any adjournment thereof.

The purpose of the annual meeting is to take action on the following:

1.	to consider and vote on adoption of the Merger Agreement;

2.	to elect five directors to serve on the Company’s board of directors until the Company’s next annual meeting of stockholders or until their respective successors are duly elected and qualified;

3.	to approve the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve adoption of the Merger Agreement, including the Majority of the Minority Stockholder Approval (as defined below);

and to act upon any other matter properly brought before the annual meeting or any adjournments or postponements of the annual meeting.

If the Merger is completed, the Company will be owned by members of the Parent Group and, by virtue of her ownership of Class A Units, indirectly by Mr. Zugel’s former spouse, the current directors will cease to be directors of the Company, and the directors of Sub at the Effective Time of the Merger will become the directors of the Company, regardless of the outcome of the vote on Proposal 2.

Record Date and Quorum

If you are a registered holder of shares of the Company’s Class A Common Stock or of the Company’s Class B Common Stock as of the close of business on April 2, 2018, the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, you may vote your shares of Common Stock in person at the annual meeting or by proxy.

The presence, in person or by proxy, of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the annual meeting shall constitute a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present at the annual meeting for the purpose of determining whether a quorum is present. None of the proposals, including the proposal for adoption of the Merger Agreement, is a routine matter and your broker, bank or other nominee will only vote your shares on these proposals if you provide specific instructions on how to vote.

Required Votes

As of March 29, 2018, the Company had issued and outstanding 14,555,113 shares of Class A Common Stock and 20,000,000 shares of Class B Common Stock, and there were 49 holders of record of Class A Common Stock and one holder of Class B Common Stock. The outstanding shares of the Company’s Class B Common Stock represent 93.2% of the combined voting power of the Company’s outstanding Common Stock and are held in the Class B Voting Trust, an irrevocable voting trust of which Mr. Zugel, the Company’s Chairman and Chief Investment Officer and the managing member of Parent, is the sole trustee. Mr. Zugel has effective voting control of the Company in his capacity as trustee of the Class B Voting Trust, and has agreed pursuant to the Parent Group Voting Agreement to vote in favor of the adoption of the Merger Agreement and in favor of any proposal to adjourn a stockholders’ meeting to permit the solicitation of additional proxies in favor of the Merger.

Pursuant to the Merger Agreement, both the (i) Statutory Stockholder Approval requirement, and (ii) the Majority of the Minority Stockholder Approval requirement need to be satisfied. If you fail to vote, or vote “ABSTAIN” on the merger proposal, the effect will be the same as a vote against the adoption of the Merger Agreement. Based on the Company’s outstanding Common Stock as of the record date, the Majority of the Minority Stockholder Approval will require the affirmative vote on the merger proposal of stockholders (other than the members of the Parent Group, any director or executive officer of the Company, Ramguard, any holder of Rollover Shares or Exchange Shares, or any affiliates of the foregoing persons) holding at least 2,137,548 shares of Class A Common Stock.

For purposes of Proposal 2 (election of directors), the election of each director nominee must be approved by a plurality of the votes cast by stockholders represented at the meeting in person or by proxy. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the annual meeting. Proposal 3 (adjournment proposal) requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal.

Broker Non-Votes

A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., brokers, banks or other nominees who hold Common Stock in “street name” for their customers) does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Under the rules of the NASDAQ Stock Market LLC (“NASDAQ”), none of the items to be acted upon at the annual meeting of the stockholders permit a broker or nominee to exercise voting discretion. Therefore, if you hold your shares in street name and do not give the broker or nominee specific voting instructions with respect to the adoption of the Merger Agreement, or any of the other proposals being considered at the annual meeting, a broker non-vote will occur and your shares will not be voted on this item.

As a result, if you hold your Class A Common Stock in “street name” and you do not provide voting instructions to your broker or nominee, your Class A Common Stock will be counted for purposes of determining whether a quorum is present at the annual meeting but will not be considered a vote cast “FOR” any of the proposals to be presented at the annual meeting and will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.

Abstentions

Proxies received but marked as abstentions will be included in the calculation of the number of shares of Class A Common Stock represented at the annual meeting for purposes of determining whether a quorum is present. Such proxies will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. Abstentions will have no effect on the voting results for any of the other proposals.

Effect of Abstentions and Broker Non-Votes

The vote required and effect of abstentions and broker-non votes for the various proposals being considered at the annual meeting is set forth in the table below.

	Proposal	Vote Required	Voting Options	Effect of Abstentions	Effect of Broker Non- Votes
1.	Adoption of Merger Agreement	Both Statutory Stockholder Approval and Majority of the Minority Stockholder Approval	FOR, AGAINST or ABSTAIN	Treated as vote “AGAINST”	Treated as vote “AGAINST”

2.	Election of directors	Plurality of votes cast	FOR or WITHHOLD for any and all nominees	No effect	No effect

3.	Adjournment of meeting	Majority of shares present in person or represented by proxy and entitled to vote on the proposal	FOR, AGAINST or ABSTAIN	Treated as vote “AGAINST”	No effect

Voting; Proxies; Revocation

Attendance

All holders of Common Stock as of the close of business on April 2, the record date for voting at the annual meeting, including stockholders of record and beneficial owners of Class A Common Stock registered in the “street name” of a bank, broker or other nominee, are invited to attend the annual meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification.

Voting in Person

Stockholders of record will be able to vote in person at the annual meeting. If you are not a stockholder of record, but instead hold your shares in “street name” through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the annual meeting.

Providing Voting Instructions by Proxy

To ensure that your shares are represented at the annual meeting, the Company recommends that you provide voting instructions promptly by proxy, even if you plan to attend the annual meeting in person.

Record Holders

If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy and voting instruction form with instructions for submitting voting instructions. You may submit your proxy by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy and voting instruction card by the deadlines set forth on the card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy and voting instruction card, as described below.

Submit a Proxy and Voting Instruction Form. If you complete, sign, date and return the enclosed proxy and voting instruction form by mail so that it is received before the annual meeting, your shares will be voted in the manner directed by you on your proxy and voting instruction card.

If you sign, date and return your proxy and voting instruction form without indicating how you wish to vote, your proxy will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” all of the director nominees in Proposal 2 and “FOR” all of the other proposals at the annual meeting. If you fail to return your proxy and voting instruction card or otherwise to vote at the meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting (unless you are a record holder as of the record date and attend the annual meeting in person) and will have the same effect as a vote against the adoption of the Merger Agreement, but will not affect the vote regarding the other proposals submitted at the annual meeting.

“Street Name” Shares

If your shares are held by a bank, broker or other nominee on your behalf in “street name,” you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares of Class A Common Stock. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card.

Revocation of Proxies

Your proxy is revocable. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the annual meeting by:

•	submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy and voting instruction card by mail to the Company;

•	attending the annual meeting and voting in person or giving notice of revocation in open meeting; or

•	giving written notice of revocation to ZAIS Group Holdings, Inc., Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701, Attn: Secretary.

Attending the annual meeting without taking one of the actions described above will not revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy and voting instruction form to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy and voting instruction form or written notice of revocation in sufficient time for it to be received by the Company before the day of the annual meeting.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by it in order to revoke your proxy or submit new voting instructions.

Adjournments and Postponements

The annual meeting may be adjourned or postponed from time to time, including for the purpose of soliciting additional proxies if there are insufficient votes at the time of the annual meeting to obtain the Requisite Stockholder Approval for adoption of the Merger Agreement. If there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the stockholders of the Company necessary to adopt the Merger Agreement, the Company does not anticipate that it will adjourn or postpone the annual meeting.

Solicitation of Proxies

The Company will bear the cost associated with the solicitation of proxies in connection with the annual meeting of the stockholders. This solicitation is being made primarily by mail, but may also be made by the Company’s directors, executive officers and employees by telephone, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to the Company’s directors, executive officers or employees for this solicitation. The Company will request brokers and nominees who hold shares of Class A Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. In addition, the Company has retained MacKenzie Partners, Inc. (“MacKenzie”), a proxy solicitation firm, to assist it in the solicitation of proxies for the annual meeting and will pay MacKenzie a fee not expected to exceed $17,500, plus reimbursement of reasonable out-of-pocket expenses and an appropriate additional fee under certain conditions for services rendered by MacKenzie in the event of any public opposition to the Merger. The Company has agreed to indemnify MacKenzie against certain liabilities that arise out of or relate to its proxy solicitation and other services.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, and which is hereby incorporated by reference into this proxy statement. The provisions of the Merger Agreement are extensive and not easily summarized. The Company encourages you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties to the Merger Agreement are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement and described in this summary. The representations, warranties and covenants made in the Merger Agreement by the Company, Sub, and Parent are qualified and subject to important limitations agreed to by the Company, Sub, and Parent in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by confidential disclosures that were made by the Company to Parent that contain information that qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement, January 11, 2018. Additional information about the Company may be found elsewhere in this proxy statement and in the Company’s other public filings. See “Where You Can Find Additional Information” beginning on page 122.

Structure of the Merger

At the Effective Time of the Merger, Sub will merge with and into the Company and the separate corporate existence of Sub will cease. The Company will be the surviving corporation in the Merger and will continue to be a Delaware corporation after the Merger. At the Effective Time of the Merger, the certificate of incorporation and bylaws of the Company will be amended and restated to read as set forth in Exhibits C and D, respectively, to the Merger Agreement.

The directors of Sub immediately prior to the Effective Time of the Merger will be the initial directors of the surviving corporation and will serve until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the surviving corporation. The officers of the Company immediately prior to the Effective Time will be the initial officers of the surviving corporation and will serve until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

When the Merger Becomes Effective

The closing of the Merger will take place no later than the fifth business day after the satisfaction or, to the extent permitted by law and the terms of the Merger Agreement, waiver of the conditions to closing provided for in the Merger Agreement (other than any condition that by its nature cannot be satisfied until the closing of the Merger, but subject to satisfaction or, as applicable, waiver of any such condition), at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, unless otherwise agreed by the parties (the “Closing”). The Merger will become effective at the time (the “Effective Time”) when the parties file a certificate of merger with the Secretary of State of the State of Delaware, to be executed, acknowledged and filed in accordance with the relevant provisions of the DGCL, or at such later date or time as may be agreed by the Parent and the Company (with the approval of the Special Committee) in writing and specified in the certificate of merger in accordance with the DGCL.

Effect of the Merger on the Common Stock of the Company and Sub

At the Effective Time, each issued and outstanding share of Common Stock (other than any cancelled shares, as described below, any Appraisal Shares, any Rollover Shares or Exchange Shares, and shares held by any member of the Parent Group or that are to be acquired by Parent pursuant to the Share Purchase Agreement) will automatically be cancelled and cease to exist and shall be converted automatically into and will represent the right to receive $4.10 in cash per share, without interest (the “Merger Consideration”).

Each share of Common Stock that is held by the Company as treasury stock immediately prior to the Effective Time, which are referred to collectively as “cancelled shares,” will be cancelled automatically and will cease to exist, and no consideration will be delivered in exchange for such cancellation.

Each share of Common Stock that is issued and outstanding immediately prior to the Effective Time that is held by any stockholder who has neither voted in favor of, nor consented in writing to, the Merger and who delivers to the Company, in accordance with the DGCL, a written demand for payment of the fair cash value for that Appraisal Share will not be converted into the right to receive the Merger Consideration, unless and until such stockholder loses its rights as a dissenting stockholder.

At the Effective Time, each share of common stock of Sub issued and outstanding immediately prior to the Effective Time will be cancelled and shall cease to exist.

Each share of Common Stock owned by any member of the Parent Group or that is to be acquired by Parent pursuant to the Share Purchase Agreement will remain outstanding from and after the Effective Time. Further, each share of Common Stock (referred to in this Proxy Statement as, collectively, “Rollover Shares”) either (i) held by certain stockholders who have, prior to the Closing, agreed with Parent to roll over their shares in connection with Merger or (ii) acquired by a holder of Class A Units pursuant to an exercise of “exchange rights” prior to the Closing will remain outstanding from and after the Effective Time.

Treatment of the Company Equity Awards in the Merger

At the Effective Time, each RSU that is outstanding immediately prior to the Effective Time, after giving effect to any accelerated vesting as a result of the transactions contemplated by the Merger Agreement, shall be cancelled and converted into the right to receive a restricted cash award in an amount in cash equal to (a) the number of shares of Class A Common Stock subject to such RSU award immediately prior to the Effective Time multiplied by (b) the Merger Consideration (subject to applicable tax withholding requirements). All outstanding RSUs are held by the Company’s independent directors and will be converted in the Merger into the right to receive the Merger Consideration.

Payment for the Common Stock in the Merger

Each share of Class A Common Stock—other than the shares of Common Stock held by the Parent Group, any shares of Common Stock that are to be acquired by Parent pursuant to the Share Purchase Agreement, Rollover Shares, Exchange Shares, shares of Common Stock held by in the Company’s treasury, and shares of Common Stock that are Appraisal Shares—that is issued and outstanding shall be converted into the right to receive the Merger Consideration, and, at the Effective Time, all of such shares will be canceled and will cease to exist. Each holder of a certificate that immediately prior to the Effective Time represented any shares of Class A Common Stock will have the right to receive the Merger Consideration.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company and Sub, some of which are modified by disclosure schedules prepared by the Company and provided to Parent pursuant to the Merger Agreement, including among other things:

•	The Company is a corporation in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as it is now being conducted. Sub is a wholly-owned subsidiary of the Company and was formed specifically for the Merger and has conducted no operations and incurred no obligations other than in connection with the Merger;

•	The authorized capital stock of the Company consists of 180,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B Common Stock, and 2,000,000 shares of preferred stock, par value $0.0001. As of the close of business on January 5, 2018, (i) 14,555,113 shares of Class A Common Stock were issued and outstanding, (ii) zero shares of Class A Common Stock were held in the Company’s treasury, (iii) 103,683 shares of Class A Common Stock remain to be issued upon the conversion of outstanding RSUs granted under the Company’s 2015 Stock Incentive Plan, (iv) 20,0000,000 shares of Class B Common Stock were issued and outstanding, and (v) no shares of preferred stock of the Company were issued and outstanding. Except as set forth in the preceding sentence, no options to purchase any shares of capital stock of the Company have been granted and no shares of capital stock of the Company have been issued. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding and held by the Company;

•	The Company and Sub have all power and authority to enter into the Merger Agreement, to consummate the transactions specified therein and to perform their respective obligations thereunder, and the Merger Agreement will be enforceable against both the Company and Sub, subject to certain exceptions;

•	The Special Committee and the Board, acting based on the recommendation of the Special Committee, have approved the Merger Agreement and the Merger and determined that they are advisable, fair to, and in the best interests of the holders of the Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates) and have authorized the Board’s recommendation that the holders of capital stock of the Company entitled to vote adopt the Merger Agreement and the transactions contemplated by it;

•	The Special Committee’s receipt of an opinion of Houlihan Lokey to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and conditions set forth therein, the Merger Consideration to be received by holders of Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates) in the Merger pursuant to the Merger Agreement was fair to such holders from a financial point of view;

•	The execution and delivery of the Merger Agreement by the Company and Sub do not, and the performance by each of them of the Merger Agreement will not, result in any violations, defaults, loss of material benefits, or consent requirements under certain contracts, organizational documents, and law, or create any liens on any of their assets or properties;

•	The execution and delivery of the Merger Agreement do not and will not require any governmental or regulatory authority consent or approval, except for (i) the filing with the SEC this proxy statement, the Rule 13E-3 transaction statement on Schedule 13E-3, and such reports under the Exchange Act as may be required; (ii) the approval from the Financial Conduct Authority, a financial regulatory body in the United Kingdom; and (iii) the filing of the certificate of merger with the Secretary of State of the State of Delaware;

•	There are no legal proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective assets or properties, except for any legal proceedings that individually or in the aggregate would not and would not reasonably be expected to have a material adverse effect;

•	The Statutory Stockholder Approval is the only vote of the holders of any class or series of the Company’s capital stock that is necessary under applicable law and the Company’s certificate of incorporation and bylaws to adopt, approve, or authorize the Merger Agreement and consummate the transactions contemplated by it;

•	No broker, finder or investment banker, other than Houlihan Lokey and the independent appraisal or valuation firm retained by the Company (at the direction of the Special Committee) for the purposes of obtaining a solvency opinion with respect to the Company (the “Advisory Firm”), is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the Merger, based upon arrangements made by or on behalf of the Company or Sub; and

•	None of the information supplied or to be supplied in writing by or on behalf of the Company for inclusion or incorporation by reference in this proxy or the Schedule 13E-3 will, at the time of filing with the SEC, at the time of any amendment or supplement, or at the time of mailing to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements in such document, in light of the circumstances in which they were made, not misleading. However, neither the Company nor Sub makes any representation with respect to statements made or incorporated by reference based on information supplied by any member of the Parent Group.

The Merger Agreement also contains representations and warranties of Parent, including among other things:

•	Parent is a limited liability company in good standing under the laws of the State of Delaware and was formed specifically for the purpose of entering into the Share Purchase Agreement and the Merger Agreement and has conducted no operations or incurred no obligations other than in connection with the Share Purchase Agreement and the Merger;

•	As of the date of the Merger Agreement, the Parent Group collectively, beneficially owns 487,494 shares of Class A Common Stock, 20,000,000 shares of Class B Common Stock, zero RSUs granted under the Company’s 2015 Stock Incentive Plan, and 5,600,000 Class A Units.

•	None of Parent, Mr. Zugel, or any other member of the Parent Group or their respective affiliates has entered into an agreement, arrangement or understanding with any stockholder or employee of the Company or any of their respective affiliates or family members other than the Share Purchase Agreement, the Voting Trust Agreement, and the agreements among the members of the Parent Group. Mr. Zugel is the sole managing member of, and owns all of the equity interests in, Parent and has the sole right to vote all shares of the Class B Common Stock held in the Class B Voting Trust;

•	Before execution of the Merger Agreement, Parent delivered to the Company a true and correct copy of (i) the Share Purchase Agreement and (ii) the 2nd A&R Parent LLC Agreement, each of which is a valid, binding, and enforceable obligations, and, to the knowledge of Parent, is in full force and effect and enforceable in accordance with its terms, subject to customary exceptions;

•	No condition exists or event has occurred that would (i) constitute a default by Parent or, to the knowledge of Parent, Ramguard, or result in a right of termination of the Share Purchase Agreement, or (ii) excuse any member of Parent from performing such member’s obligation to make a capital contribution to Parent. Relatedly, under the terms of the 2nd A&R Parent LLC Agreement, Mr. Zugel has the right to require the members of Parent to make capital contributions sufficient to fund the cash portion of the acquisition of the Target Shares and the consideration payable pursuant to the ZGP Investment Agreement. To the knowledge of Parent, Parent will have sufficient funds to consummate the transactions contemplated by the Share Purchase Agreement and the ZGP Investment Agreement;

•	Parent has all power and authority to enter into the Merger Agreement and to perform their respective obligations thereunder, and the Merger Agreement will be enforceable against Parent, subject to certain exceptions;

•	The execution and delivery of the Merger Agreement by Parent do not, and the performance by Parent of the Merger Agreement will not, result in any violations, defaults, or loss of material benefits, or give rise to consent requirements under contracts of Parent, organizational documents, or applicable law, or create any liens on any assets or properties of Parent;

•	The execution, delivery, and performance of the Merger Agreement by Parent do not and will not require any consent, approval, authorization, or permission of, or filing with or notification to, any governmental authority, except for (i) the filing with the SEC of (A) the Schedule 13E-3 and (B) such reports under the Exchange Act as may be required in connection with the Merger Agreement, (ii) the approval from the Financial Conduct Authority, and (iii) where the failure to obtain such consent, approval, authorization, or permission, or to make such filings or notification, individually or in the aggregate, would not and would not reasonably be expected to prevent or materially delay the performance by Parent of any of its obligations under the Merger Agreement;

•	There are no legal proceedings pending or, to the knowledge of Parent, threatened against Parent or Mr. Zugel or any of their aggregate assets or properties, except for any legal proceedings that individually or in the aggregate, would not and would not reasonably be expected to prevent or materially delay the performance of Parent of any of its obligations under the Merger Agreement; and

•	The information supplied on behalf of each member of the Parent Group to be included in the Schedule 13E-3 will not, at the time it is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated. In addition, this proxy statement will, at the date it is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein.

Some of the representations and warranties in the Merger Agreement are qualified by knowledge or materiality qualifications or a “Material Adverse Effect” clause.

Conduct of Business Pending the Merger

The Merger Agreement provides that, subject to certain exceptions, during the period from the signing of the Merger Agreement to the Effective Time, the Company must ensure that the business and operations of the Company and each of its subsidiaries be conducted in the ordinary course of business and in accordance with past practice, and use its reasonable best efforts to maintain the Company’s assets and properties and preserve its business organization and goodwill of those having business relationships with the Company. Further, the Company must use its reasonable best efforts to keep available the services of its officers and employees on the date of the Merger Agreement on terms and conditions substantially similar to those in effect as of the date of the Merger Agreement. In addition, subject to certain exceptions, without Parent’s written consent (not to be unreasonably withheld, conditioned, or delayed), the Company must not, and must cause each of its subsidiaries not to:

•	Adopt or propose any change to its certificate of incorporation, bylaws, or other organizational documents;

•	Declare, set aside, make, or pay any dividend or other distribution in connection with any of its capital stock (other than dividends or distributions by any wholly-owned subsidiary to the Company or to another wholly-owned subsidiary); split, combine, subdivide, or reclassify any of its capital stock; or redeem or acquire any shares of the capital stock or other securities of any of its subsidiaries; other than distributions, repurchases, redemptions or other acquisitions by any of the Company’s subsidiaries as may be necessary or appropriate to enable the Company to pay the Merger Consideration;

•	Issue, sell, grant, pledge, or otherwise encumber any shares of the capital stock or other securities of the Company or any of its subsidiaries;

•	Merge or consolidate with any other entity or acquire any assets or capital stock of any other entity;

•	Sell, lease, subject to a lien, or dispose of any material assets except those disclosed in the schedules to the Merger Agreement or in the ordinary course of business consistent with past practice;

•	Make any loans, advances or capital contributions to, or investments in, any entity other than investments in the ordinary course of business consistent with past practice; create, incur, guarantee or assume any indebtedness other than in the ordinary course of business consistent with past practice; or make or commit to make any capital expenditure other than in the ordinary course of business consistent with past practice and as contemplated by the Company’s capital expenditure budget;

•	Amend or modify benefits under any employee benefit plan; accelerate the payment or vesting of benefits or amounts payable or to become payable under any employee benefit plan; or terminate or establish any employee benefit plan other than in the ordinary course of business consistent with past practice;

•	Enter into any new employment agreements with, or increase the compensation of, any officer or director, or, other than in the ordinary course of business, any employee, consultant, representative or agents of the Company or any subsidiary other than as required by previous written agreements, or amend in any material respect any existing agreements with any such person;

•	Settle or compromise certain material legal proceedings;

•	Enter into, renew, extend, amend, or terminate any material contract, other than in the ordinary course of business consistent with past practice; or

•	Agree or commit to do any of the above.

Other Covenants and Agreements

The Merger Agreement contains additional covenants, including but not limited to the following covenants:

•	The Company must notify Parent within two business days of certain acquisition inquiries, proposals, or offers and will allow the Board and the Special Committee to participate in discussions with the person making the acquisition proposal and shall keep Parent reasonably informed, on a reasonably current basis, of the status and terms of any such proposals or offers and the status of any discussions or negotiations. Neither the Board nor any committee of the Board may make any Adverse Company Recommendation to the stockholders, unless it has received an unsolicited acquisition proposal that it has determined in good faith after consultation with legal counsel to be more favorable to Class A Common Stock holders than the transaction contemplated by the Merger Agreement or there is an intervening event that failure to take such action could likely result in a breach of its fiduciary duties to the Company’s stockholders. For the purposes of this covenant, a recommendation adverse to the Board’s recommendation to the stockholders to approve the Merger Agreement and the Merger (an “Adverse Company Recommendation”) could include (i) withdrawing, amending, modifying or materially qualifying such recommendation in a manner adverse to the Parent or the transactions contemplated by the Merger Agreement, (ii) publicly recommending another acquisition proposal, (iii) failing to reaffirm the Board’s recommendation herein within 10 business days after the date another acquisition proposal is first publicly disclosed, (iv) making any public statement inconsistent with the Board’s recommendation herein, (v) failing to recommend against any tender or exchange offer for the shares of Class A Common Stock within 10 business days after the commencement of such offer, or (vi) resolving or agreeing to take any of the foregoing actions;

•	All rights to indemnification, advancement of expenses, or exculpation now existing in favor of each present and former director and officer of the Company or any of its subsidiaries (the “Indemnified Persons”) will survive the Merger and continue in full force and effect after the Effective Time. The provisions related to these rights in the certificate of incorporation and bylaws of the Company may not be amended, repealed, or amended in a way that would materially adversely affect the rights of the Indemnified Persons after the Effective Time;

•	After the Merger, the Parent and the surviving corporation must obtain and maintain for a period of six years from the Effective Time directors’ and officers’ liability insurance for the Indemnified Persons for matters occurring prior to the Effective Time, subject to certain exceptions and limitations, provided that the Company must use its commercially reasonable efforts to obtain a stand-alone insurance policy, if such a policy is available. The surviving corporation shall pay all reasonable, documented out-of-pocket expenses, including reasonable attorneys’ fees that may be incurred by Indemnified Persons in successfully enforcing any indemnity obligations;

•	Each of the parties will consult with one another before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and shall not issue any press release or make such public statement prior to such consultation;

•	Each of the parties to the Merger Agreement has agreed to cooperate and use reasonable best efforts to take or cause to be taken, and the Parent must cause each other member of the Parent Group to take all actions and to do or cause to be done all things necessary to consummate the Merger as promptly as possible. Parent has further agreed to use its reasonable best efforts to consummate the transactions contemplated by the Share Purchase Agreement and the Investment Agreement;

•	The Company must advise Parent of any notice of written communications from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the Merger Agreement, any fact or circumstance that would reasonably be likely to cause any of the conditions to closing to not be satisfied or to be materially delayed and any proceedings involving the Company or its officers or directors relating to the Merger Agreement or the Merger. Parent must notify the Company of any legal proceedings involving any member of the Parent Group of any of their affiliates regarding the Merger Agreement or the Merger;

•	Prior to the Effective Time, the Company must take all necessary steps to cause any disposition of Class A Common Stocks or RSUs resulting from the Merger by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•	If any takeover statute is or may become applicable to the Merger or the other transactions contemplated by the Merger Agreement, the Company must take any actions within its power to eliminate or minimize the effects of such statute or regulation on the transactions;

•	The Company must retain an appraisal or valuation firm to obtain an opinion that, as of the date of delivery, after taking into account the payment of the Merger Consideration, the Company is solvent, which solvency opinion is to be delivered no later than ten business days prior to the expected closing date;

•	The Company must not, and Parent must ensure that no member of the Parent Group will seek to, remove any member of the Special Committee, disband the Special Committee, or take any action to limit the independence or authority of the Special Committee;

•	Parent and its affiliates may not enter into any new agreement or arrangement with Ramguard, its affiliates, or any other holder of Class A Common Stock. Parent and its affiliates have also agreed to not amend or terminate any current agreement or arrangement with Ramguard or its affiliates without the prior written consent of the Company (pursuant to a resolution adopted by the Special Committee);

•	The Company must take all action necessary in accordance with the DGCL its certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Requisite Stockholder Approval as soon as reasonably practicable following the mailing of this proxy statement and the Company’s receipt of confirmation from the SEC that it has no further comments on this proxy statement, subject to certain exceptions. The Company must also, subject to certain exceptions, use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of the Merger Agreement and approval of the Merger and take all other actions necessary or advisable to secure the Requisite Stockholder Approval; and

•	Except in the event of an Adverse Company Recommendation, the Company must include in this proxy statement the recommendation of the Board that the stockholders adopt the Merger Agreement and approve the Merger.

Conditions to the Merger

The obligations of the Company, on the one hand, and Parent, on the other hand, to consummate the Merger are subject to the satisfaction (or mutual waiver by the Company (only pursuant to a resolution adopted by the Special Committee) and Parent, if permissible under applicable law; provided that the condition in each of the four items below cannot be waived by any person in any circumstance), at or before the Effective Time, of the following conditions:

•	that the Majority of the Minority Stockholder Approval has been obtained;

•	that the Statutory Stockholder Approval has been obtained;

•	that no governmental entity of any competent jurisdiction shall have enacted or promulgated any statute, law, rule, regulation or ordinance and no judgment shall have been issued which is then in effect and has the effect of rendering illegal or otherwise prohibiting the consummation of the Merger; and

•	that the Company has received a solvency opinion from the Advisory Firm.

The obligation of the Company to effect the Merger is subject to the satisfaction or waiver by the Company (only pursuant to a resolution adopted by the Special Committee), at or before the effective time, of the following conditions:

•	that the representations and warranties of Parent are true and correct in all material respects on and as of the date of the Merger Agreement and will be true and correct in all material respects as of the closing date of the Merger;

•	that Parent has performed and complied in all material respects with all covenants or agreements required under the Merger Agreement to be performed and complied with at or prior to the Effective Time;

•	that the purchase of the shares of Class A Common Stock pursuant to the Share Purchase Agreement has been consummated; and

•	that the acquisition of Class A Units of ZGP pursuant to the Investment Agreement has been consummated.

The obligation of Parent to effect the Merger is subject to the satisfaction or waiver by Parent, at or before the effective time, of the following conditions:

•	that the representations and warranties of the Company and Sub are true and correct in all respects on and as of the date of the Merger Agreement and will be true and correct in all respects as of the closing date, except (i) representations and warranties made as of a specific date shall have been true and correct only as of such date and (ii) where the failure of the representations and warranties, individually or in the aggregate, to be true and correct does not constitute or would not reasonably be expected to constitute a material adverse effect; provided that certain fundamental-type representations and warranties of the Company and Sub must be true and correct in all material respects as of the date of the Merger Agreement and the closing date (except representations and warranties made as of a specific date shall have been true and correct only as of such date);

•	that the Company and Sub have performed and complied in all material respect with all covenants or agreements required under the Merger Agreement to be performed and complied with by each of them at or prior to the Effective Time;

•	that since the date of the Merger Agreement, no material adverse effect on the financial condition, business, assets, liabilities, or results of operations of the Company and its subsidiaries has occurred;

•	that certain transaction expenses of the Company in connection with the Merger shall not exceed $4,500,000;

•	that the number of shares of Class A Common Stock as to which a properly executed notice of appraisal has been received by the Company and not withdrawn as of immediately prior to the Effective Time shall not exceed 500,000 shares of Class A Common Stock (excluding any Appraisal Shares held by any member of the Parent Group, Ramguard, any holder of Rollover Shares or Exchange Shares, and any of their respective affiliates); and

•	that no proceeding of the type agreed among the Company, Sub and Parent shall be pending.

Termination

The Merger Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Company and Parent or if the Special Committee or the Board (acting on the recommendation of the Special Committee) has made an Adverse Company Recommendation. Termination by the Company, in all instances, may only be pursuant to a resolution adopted by the Special Committee.

Prior to the Effective Time, the Merger Agreement may also be terminated by either the Company (only pursuant to a resolution adopted by the Special Committee) or the Parent if:

•	the Closing has not occurred on or before July 11, 2018 (the “Outside Date”); except the Merger Agreement is not terminable by a party if such party’s failure to perform any of its obligations under the Merger Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date, and, further, the right to terminate will not be available to Parent if the failure of the Company or Sub to perform any of its obligations of the Merger Agreement was caused by any action or failure to take any action by any member of the Parent Group;

•	any court or governmental entity has issued an order restraining, enjoining, or prohibiting the Merger and the order is final and nonappealable; except that this right to terminate is not available to any party if the failure of such party (or in the case of the Company, the Company or Sub) to perform any of its obligations under the Merger Agreement has been the cause of, or resulted in, the order; or

•	if the Requisite Stockholder Approval, including the Majority of the Minority Approval, is not obtained at the Company’s annual meeting, except that Parent will not have this right to terminate if the failure to obtain the Statutory Stockholder Approval is due to the failure of one or more of the stockholder parties to the Voting Agreements to vote the shares beneficially owned by him, her, or it in accordance with the up Voting Agreements.

Fees and Expenses

Except as otherwise provided in the Merger Agreement and as described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger will be paid by the party incurring them.

If the Merger Agreement is terminated by the Company or Parent due to an Adverse Company Recommendation, then the Company will be required to promptly reimburse all documented and fees and expenses incurred by Parent and other members of the Parent Group (including reasonable attorneys’ fees) arising out of the Merger Agreement and the Merger up to a maximum of $1,500,000, in the aggregate.

If a reimbursement obligation is triggered, the sole and exclusive remedy of Parent arising from termination of the Merger Agreement is to receive the reimbursement payment from the Company. Upon payment, Parent will no longer have any rights or claims against the Company, Sub, or any of their respective former, current, or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees, or the affiliates of such persons, and none of the foregoing will have any further liability arising out of the Merger Agreement and the transactions contemplated by it.

If the Company fails to fulfill its obligation to pay fees and expenses and Parent commences a suit in order to obtain the reimbursement that results in a judgment against the Company, Parent party will be entitled to an additional reimbursement to cover its reasonable costs and expenses related to the suit, together with interest on the amount of fees and expenses required to be reimbursed.

Amendments and Modification

Subject to applicable law, the Merger Agreement may be amended, modified and supplemented, whether before or after any vote of the stockholders of the Company at any time prior to the effective time, by written agreement of the parties to the Merger Agreement (in the case of the Company, only pursuant to a resolution adopted by the Special Committee). However, following receipt of the Requisite Stockholder Approval, no amendment may be made that by law would require further approval or authorization by the stockholders of the Company without such further approval or authorization first being obtained.

Specific Performance

Under certain circumstances, the Company and the Parent Parties are entitled to specific performance of the terms of the Merger Agreement, in addition to any other remedy at law or equity.

Governing Law; Disputes

The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

The parties agree that the Court of Chancery of the State of Delaware will have exclusive jurisdiction. Each party waives any right to a trial by jury.

Company Actions

Subject to the requirements of applicable law, any amendment, consent, waiver or other determination to be made, or action to be taken, by the Company or the Board under or with respect to the Merger Agreement may be made or taken only upon the approval of the Special Committee.

Provisions for Unaffiliated Stockholders

No provision has been made to grant the Company’s unaffiliated stockholders access to the corporate files of the Company, any other party to the Merger or any of their respective affiliates, or to obtain counsel or appraisal services at the expense of the Company, any other such party or affiliate.

PROPOSAL NO. 1: APPROVAL OF THE MERGER AGREEMENT

We are asking you to approve the Merger Agreement. For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement throughout this proxy statement, including the information set forth under the sections of this proxy statement captioned “Special Factors” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.

The Board (with each of Mr. Zugel and Mr. Curry recusing himself) unanimously (1) determined that the Merger Agreement and the transactions contemplated by it, including the Merger, are advisable and in the best interests of, and fair to, the Company and its stockholders (other than the members of the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates, as to whom no view was expressed), (2) approved the Merger Agreement and the transactions contemplated by it, including the Merger, and (3) resolved to recommend that the Company’s stockholders vote “FOR” the proposal to adopt the Merger Agreement.

The Board (with each of Mr. Zugel and Mr. Curry recusing himself) unanimously recommends that you vote “FOR” the adoption of the Merger Agreement.

PROPOSAL NO. 2: ELECTION OF DIRECTORS

Board of Directors

The current board of directors consists of five members. The Board has determined that three of its members are independent directors pursuant to the listing standards for independence of the NASDAQ. The Company’s second amended and restated certificate of incorporation (“Certificate of Incorporation”) provides that a majority of the entire board of directors may at any time increase or decrease the number of directors on the board. However, the number of directors may never be less than one, the minimum number required by the DGCL. In accordance with the Certificate of Incorporation, each director holds office until the Company’s next annual meeting of stockholders and until his or her successor has been duly elected and qualifies, or until the director’s earlier death, resignation or removal.

The following sets forth certain information with respect to the Company’s directors:

Name	Age	Position Held
Christian M. Zugel	57	Chief Investment Officer and Chairman of the Board of Directors
Daniel A. Curry	58	Chief Executive Officer, President and Director
John Burke	59	Independent Director
Paul B. Guenther	77	Independent Director
James Zinn	66	Independent Director

Information Regarding the Nominees for Re-Election as Directors

Christian M. Zugel

Mr. Zugel founded ZAIS Group in 1997 and has served as the Company’s Chairman of the Board and Chief Investment Officer since the closing of the Business Combination in March 2015. Mr. Zugel serves as ZAIS Group’s Chief Investment Officer and serves as the Chairman of the ZAIS Group Management Advisory Committee. Mr. Zugel served as Chairman of the board of directors of ZFC REIT from July 2011 until October 31, 2016 and Chief Investment Officer of ZFC REIT from March 2016 until October 31, 2016. Prior to founding ZAIS Group in 1997, Mr. Zugel was a senior executive with J.P. Morgan Securities Inc., where he led J.P. Morgan’s entry into many new trading initiatives. At J.P. Morgan, Mr. Zugel also served on the Asia Pacific management-wide and firm-wide market risk committees. Mr. Zugel received a Master’s in Economics from the University of Mannheim, Germany. Mr. Zugel is the managing member of Parent, the entity formed by Mr. Zugel for purposes of making and completing his offer to take the Company private.

Mr. Zugel is well qualified to serve as a director due to his institutional knowledge with respect to ZAIS Group and his significant experience in the investment management industry both as a senior executive with J.P. Morgan Securities Inc. and as the founder of ZAIS Group.

Daniel A. Curry

Mr. Curry serves as President and Chief Executive Officer and is a director of the Company. Mr. Curry also serves as the President of ZAIS Group and is a member of ZAIS Group’s Management Advisory Committee. He has served in each of these positions since January 8, 2018. Prior to joining ZAIS, Mr. Curry served as the Chief Executive Officer of DBRS Limited and DBRS, Inc. from December 2013 to August 2016. Mr. Curry served as Global President of DBRS from May 2012 to December 2013 and held the role of President of DBRS, Inc. beginning in December 2008 when he joined DBRS. Prior to joining DBRS, Mr. Curry was a Group Managing Director at Moody’s, where he co-managed the corporate finance group for the Americas. At Moody’s Mr. Curry also managed the Structured Finance ratings group for Europe and Asia. Mr. Curry holds an MBA from Columbia University Graduate Business School and a Bachelor of Arts from Rutgers University. Mr. Curry is a member of Parent, the entity formed by Mr. Zugel for purposes of his offer to take the Company private.

The Company believes that Mr. Curry is well qualified to serve as a director due to his extensive experience in structured credit markets, business leadership experience and knowledge of financial markets.

John Burke

Mr. Burke joined the Company’s board of directors in April 2016. He has been a professor of finance at Monmouth University since 1999. Mr. Burke founded Rumson Capital, LLC, a hedge fund engaged in quantitative arbitrage based strategies, and served as its Managing Partner from 1993 until 2008. Prior to founding Rumson Capital, Mr. Burke was a Director at Deutsche Bank, AG from 1991 to 1993, where he served as Co-Head of the Global Structured Products Group and managed the Global Derivative Products Group. From 1983 to 1993, Mr. Burke served in several capacities at PaineWebber, Inc., a stock brokerage and asset management firm, including as Managing Director of the Global Equity Derivative Group. Mr. Burke received his M.B.A. with honors from Indiana University with a specialization in finance and his B.A. in business and economics from State University of New York, College at Brockport.

The Company believes that Mr. Burke is well qualified to serve as a director due to his extensive experience in the financial services industry, business leadership and knowledge of financial markets.

Paul B. Guenther

Mr. Guenther joined the Company’s board of directors upon the closing of the Business Combination in March 2015. Since 2015, Mr. Guenther has served on the board of directors of Barnes & Noble, Inc. and as Chairman of its audit committee. From 2002 until 2015, Mr. Guenther served as a member of the board of directors of The Guardian Life Insurance Company, where he has chaired the audit, investment and human resources and governance committees. Formerly, Mr. Guenther was a member of the board of directors of RS Investments. Mr. Guenther also served as chairman of Community and Southern Bank Holding Co. and as chairman of First National Bank of New York, which merged into Bridgehampton National Bank in 2014. From August 2007 to November 2010, Mr. Guenther served as a member of the board of directors of Liberty Acquisition Holdings Corp., a publicly traded blank check company that completed its business combination in November 2010. Mr. Guenther was the President of PaineWebber Group, Inc., a stock brokerage and asset management firm, from January 1994 to April 1995. Mr. Guenther began working at Paine Webber Incorporated in 1966 and served as its President from December 1988 until January 1994. Mr. Guenther also served as Chairman of the New York Philharmonic from September 1996 until 2009, after which he became Chairman Emeritus. Mr. Guenther serves on several philanthropic boards and is a member of several charitable organizations. Mr. Guenther received his M.B.A. from Columbia Graduate School of Business and his B.S. in economics from Fordham University and is a CFA charterholder.

Mr. Guenther is well qualified to serve as a director due to his experience in public and private company governance and his financial experience and knowledge.

James Zinn

Mr. Zinn joined the Company’s board of directors upon the closing of the Business Combination in March 2015. From 2013 to 2015, Mr. Zinn served on the board of directors of ZFC REIT, including as Chairman of the audit committee. In connection with the closing of the Business Combination, Mr. Zinn resigned from the ZFC REIT board of directors and joined the Company’s board. From 2010 to 2016, Mr. Zinn served as a Director and Treasurer of his homeowners association representing over 5,000 residents. From 2008 through 2012, he also maintained an on-call consultant role with ODIN Technologies, Inc., a radio-frequency identification-engineering firm, which he helped organize in 2003. From 2003 to 2009, Mr. Zinn served as a director of Vmeals, LLC, an online food sales organization. During 2008, Mr. Zinn also served on the valuation committee of XE Capital Management, LLC, a hedge fund based in New York City. From 1999 to 2006, Mr. Zinn co-founded and served as Chief Financial Officer (until 2002) and a Director of ServerVault, Inc., a secure web-hosting company. From 1994 to 1999, Mr. Zinn served as the Chief Financial Officer and Senior Vice President of CapitalOne Financial Corporation, where he was responsible for all financial management and related communications. Prior to that, from 1977 to 1994, Mr. Zinn served in various capacities from Staff Accountant to Regional Partner for Ernst & Young, LLP, providing accounting and consultation advice on technical accounting matters to financial services clients. Mr. Zinn received a B.S. in Business Administration from The Ohio State University in 1975.

Mr. Zinn was selected to serve on the Company’s board of directors due to his accounting expertise and business experience.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION OF MESSRS. ZUGEL, CURRY, BURKE, GUENTHER AND ZINN AS DIRECTORS.

A plurality of all of the votes cast on the proposal at the annual meeting at which a quorum is present is necessary to elect a director. Proxies solicited by the Company’s Board will be voted FOR Messrs. Zugel, Curry, Burke, Guenther and Zinn, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

In accordance with the Company’s bylaws, any vacancies occurring on the Company’s Board, including vacancies occurring as a result of the death, resignation, or removal of a director, or due to an increase in the size of the Board, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualified.

There are no familial relationships among any of the members of the Board or executive officers. For additional information regarding the independence of the Company’s directors, see “Corporate Governance — Director Independence.”

PROPOSAL NO. 3: PROPOSAL TO ADJOURN THE ANNUAL MEETING

At the annual meeting, the Company may ask stockholders to vote upon an adjournment of the annual meeting, if necessary, to solicit additional proxies for the adoption of the Merger Agreement.

In this proposal, the Company is asking you to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the annual meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the adjournment proposal, the Company could adjourn any adjourned session of the annual meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against adoption of the Merger Agreement as to not fulfill the Majority of the Minority Stockholder Approval requirement and to defeat that proposal, the Company could adjourn the annual meeting without a vote to approve the Merger Agreement and seek to convince the holders of those shares to change their votes to vote in favor of adoption of the Merger Agreement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3

OTHER MATTERS

The Board knows of no other business to be presented at the annual meeting. The proxies for the annual meeting confer discretionary authority on the persons named therein as proxy holders to vote on any matter proposed by stockholders for consideration at the annual meeting. As to any other business which may properly come before the annual meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

BOARD AND COMMITTEE MATTERS

Role of the Board of Directors

The Board is responsible for overseeing the Company’s affairs. The Board may conduct its business through meetings and actions taken by written consent in lieu of meetings. The Board has adopted Corporate Governance Guidelines (“Guidelines”) that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities and the Guidelines encourage and promote the attendance by each director at all scheduled meetings of the Board and all meetings of the stockholders.

Committees of the Board of Directors

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board. A copy of each charter can be found on the Company’s website at www.zaisgroupholdings.com. The independent directors who, if re-elected, will serve on each committee following the annual meeting and a description of the principal responsibilities of each committee follows:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James Zinn	✔(Chair)	✔	✔
Paul Guenther	✔	✔(Chair)	✔
John Burke	✔	✔	✔(Chair)

Audit Committee.  Messrs. Zinn (Chair), Guenther and Burke are the current members of the Audit Committee. The Board has determined that all of the members of the Audit Committee are independent as required by the NASDAQ listing standards, SEC rules governing the qualifications of Audit Committee members, the Guidelines, the independence standards adopted by the Board, as permitted by the Guidelines (or the “Independence Standards”) and the written charter of the Audit Committee. The Board has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience (see “Election of Directors — Information Regarding the Nominees for Re-Election as Directors” for a description of Messrs. Zinn’s, Guenther’s and Burke’s respective backgrounds and experience), that Messrs. Zinn, Guenther and Burke are each “financially literate” as required by the NASDAQ listing standards. In addition, the Board has determined that Mr. Zinn qualifies as an “Audit Committee financial expert” for purposes of, and as defined by, SEC rules and has the requisite accounting or related financial management expertise required by NASDAQ listing standards. The Audit Committee, among other things, acts on behalf of the Board to discharge the Board’s responsibilities relating to the Company’s corporate accounting and reporting practices, the quality and integrity of the Company’s consolidated financial statements, the Company’s compliance with applicable legal and regulatory requirements, the performance, qualifications and independence of the Company’s external auditors, the staffing, performance, budget, responsibilities and qualifications of the internal audit function and reviewing its policies with respect to risk assessment and risk management. The Audit Committee is also responsible for reviewing with management and external auditors the interim financial statements and audited annual financial statements, meeting with officers responsible for certifying the Company’s annual report on Form 10-K or any quarterly report on Form 10-Q and reviewing with such officers disclosures related to any significant deficiencies in the design or operation of internal controls. The Audit Committee is charged with periodically discussing with the Company’s external auditors such auditors’ judgments about the quality, not just the acceptability, of the accounting principles as applied in the Company’s consolidated financial statements. Additional information regarding the responsibilities of the Audit Committee is set forth in its written charter.

Compensation Committee.  Messrs. Guenther (Chair), Zinn and Burke are the current members of the Compensation Committee. The Board has determined that all of the members of the Compensation Committee are independent as required by NASDAQ listing standards, the Guidelines, the Independence Standards and the written charter of the Compensation Committee. The Compensation Committee is responsible for, among other things, approving corporate goals and objectives relevant to the compensation for executive officers, evaluating the performance of the Company’s executive officers, approving the compensation levels of executive officers, preparing Compensation Committee reports and administering the Company’s equity-based 2015 Stock Plan and other incentive plans established or maintained by the Company from time to time.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee. Additional information regarding the responsibilities of the Compensation Committee is set forth in its written charter.

Nominating and Corporate Governance Committee.  Messrs. Burke (Chair), Guenther and Zinn are the current members of the Nominating and Corporate Governance Committee. The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent as required by NASDAQ listing standards, the Guidelines, the Independence Standards and the written charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things, reviewing periodically and making recommendations to the Board on the range of qualifications that should be represented on the Board and eligibility criteria for individual board membership, as well as seeking, considering and recommending to the Board qualified candidates for election as directors and reviewing the job performance of elected corporate officers and other executive officers. The Nominating and Corporate Governance Committee reviews and makes recommendations on matters involving the general operation of the Board and the Company’s corporate governance and recommends to the Board nominees for each committee of the Board. In addition, the committee annually facilitates the assessment of the Board’s performance as a whole. Additional information regarding the responsibilities of the Nominating and Corporate Governance Committee is set forth in its written charter.

Report of the Audit Committee

Fiscal 2017

The Audit Committee furnished the following report for the Company’s 2017 fiscal year:

The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP (“PwC”) the Company’s audited consolidated financial statements for the period ended December 31, 2017, and discussed with PwC matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Auditing Standards No. 16: Communications with Audit Committees. The Audit Committee also discussed with PwC its independence from the Company, and PwC provided to the Audit Committee the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with audit committees concerning independence and represented that it was independent from the Company.

Based on its review, discussions and reports, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2017 be included in the Company’s annual report on Form 10-K filed with the SEC.

James Zinn, Chairperson
Paul B. Guenther
John Burke

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (or the Securities Act), or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by the Company with the SEC, except to the extent that the Company specifically incorporates such report by reference.

Compensation of Independent Directors

We pay directors’ fees only to non-employee directors. The annual base director’s fee is $200,000, with half paid in cash and half in RSUs. In determining the number of RSUs for 2017 independent director grants, the Company used the average closing price of the Company’s Class A Common Stock during the 30 trading days prior to the May 9, 2017 and November 7, 2017 grant dates. An RSU typically vests twelve months following the date on which the RSU is granted. The Company reimburses all members of the Board for their travel expenses incurred in connection with their attendance at full meetings of the Board and its committees.

The Company’s non-employee directors are also generally eligible to receive restricted stock, RSUs, the Company’s Class A Common Stock, options and other equity-based awards under the 2015 Stock Plan.

Non-employee directors also receive fees for their service on the Special Committee, including $1,500 for each meeting of the Special Committee attended in person, $1,000 for each meeting of the Special Committee attended telephonically, and a one-time supplemental retainer of (i) $4,000 for Mr. Guenther as chair of the Special Committee and (ii) $3,000 for each of the other two members of the Special Committee. For further information on the compensation of Special Committee members, see “Special Factors— Interests of the Company’s Directors and Executive Officers in the Share Purchase and the Merger—Compensation of the Special Committee” on page 60. The following table sets forth the total amount of the retainer and meeting fees paid to each member of the Special Committee in 2017.

Director	Total
Paul Guenther	$29,500
James Zinn	28,500
John Burke	27,500

Each non-employee director must own shares of common stock in an amount equal to two times his base annual cash retainer (excluding additional cash retainers for service as the Chairman of the Board, committee chairpersons and committee members). Non-employee directors are required to achieve the applicable level of ownership within five years of becoming subject to the requirements.

The following table sets forth the compensation the Company paid to its non-employee directors in 2017.

Director Compensation

Name	Year	Fees Earned or Paid in Cash(1) ($)	Stock Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul B. Guenther	2017	129,500	95,651	—	—	—	—	225,151

James Zinn	2017	128,500	95,651	—	—	—	—	224,151

John Burke	2017	127,500	95,651	—	—	—	—	223,151

(1)	Amounts in this column for Messrs. Guenther, Zinn and Burke include fees paid for service on the Special Committee. The Company paid the following amounts in 2017 to these directors who served on the Special Committee: $29,500 for Mr. Guenther; $28,500 for Mr. Zinn; and $27,500 for Mr. Burke.

(2)	Reflects the grant date fair value of RSUs as determined in accordance with ASC Topic 718. The amounts were calculated based on the number of RSUs granted multiplied by the closing price per share of Class A Common Stock on the date of grant. The amounts do not reflect the actual amounts that may be realized by the directors. Each of Messrs. Guenther, Zinn and Burke held 34,561 RSUs at December 31, 2017.

CORPORATE GOVERNANCE

Risk Oversight

Pursuant to the Company’s Certificate of Incorporation and bylaws and the DGCL, the Company’s business and affairs are managed under the direction of the Board. The Board has the responsibility for establishing broad corporate policies and for the Company’s overall performance and direction, but is not involved in the Company’s day-to-day operations. Members of the Board keep informed of the Company’s business by participating in meetings of the Board and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with the Company’s executive officers.

In connection with their oversight of risk to the Company’s business, the Board and the Audit Committee consider feedback from the executive officers concerning the risks related to the business, operations and strategies. The Audit Committee discusses and reviews policies with respect to the Company’s risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of the Company’s insurance coverage, its interest rate risk management, its counter-party and credit risks, its capital availability and refinancing risks. Members of the Board meet with executive officers, as appropriate, in connection with their consideration of matters submitted for the approval of the Board and the risks associated with such matters.

The Company maintains separate roles for its Chief Executive Officer and Chairperson of the Board.

A majority of the current directors are “independent” under NASDAQ standards, as more fully described below under the heading “Director Independence”. The independent directors meet separately on at least a quarterly basis and are active in the oversight of the Company. The independent directors oversee such critical matters as the integrity of the Company’s financial statements, the evaluation and compensation of the Company’s executive officers and the selection and evaluation of directors.

Each independent director has the ability to add items to the agenda of the Board meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, the Board and each Board committee have complete and open access to the Company’s officers, employees and other personnel.

The Board believes that its majority independent composition and the roles that its independent directors perform provide effective corporate governance at the Board-level and independent oversight of the management team. The current governance structure, when combined with the functioning of the independent director component of the Board and the overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of the Company’s business and affairs.

Code of Ethics

The Board has adopted a code of ethics (the “Code of Ethics”). The Code of Ethics applies to the Company’s officers, directors, employees and independent contractors who have access to the Company’s systems. Among other matters, the Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in the Company’s public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in it; and

•	accountability for adherence to the Code of Ethics.

Any waiver of the Code of Ethics for the Company’s executive officers or directors may be made only by the Board or one of its committees and will be promptly disclosed if and to the extent required by law or NASDAQ regulations.

The Code of Ethics is available for viewing at www.zaisgroupholdings.com. The Company will also provide the Code of Ethics, free of charge, to stockholders who request it. Requests should be directed to ZAIS Group Holdings, Inc., Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701, Attn: Secretary.

Corporate Governance Guidelines

The Board has adopted the Guidelines. Among the areas addressed by the Guidelines are the composition of the Board, its functions and responsibilities, its standing committees, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and the annual performance self-evaluation and review of the Board and committees. The Guidelines are available for viewing at www.zaisgroupholdings.com. Requests should be directed to ZAIS Group Holdings, Inc., Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701, Attn: Secretary.

Director Independence

The Guidelines provide that a majority of the directors serving on the Board must be independent as required by NASDAQ listing standards. In addition, as permitted under the Guidelines, the Board has included within the Company’s Independence Standards the NASDAQ’s independence standards to assist it in making determinations with respect to the independence of directors.

The Board has determined that current directors John Burke, Paul B. Guenther and James Zinn are independent directors pursuant to NASDAQ listing standards for independence. In making this independence determination, the Board reviewed relationships and transactions between each director and his affiliates, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand. The Board considered relevant facts and circumstances pertaining to such relationships and transactions, including, with respect to Mr. Burke, investments made in the past by Rumson Capital Management LLC and its affiliates in ZAIS Group and ZAIS Managed Entities. Mr. Burke controls Rumson Capital Management LLC. Based on this review, the Board determined that under the criteria established by NASDAQ, Messrs. Burke, Guenther and Zinn are independent.

Review, Approval or Ratification of Transactions with Related Persons

The Company does not have a policy that expressly prohibits its directors, officers, security holders and affiliates from engaging for their own account in business activities of the types conducted by the Company. However, the Code of Ethics contains a conflicts of interest policy that prohibits the Company’s directors, officers and employees from engaging in any transaction or actions that involves an actual conflict of interest with the Company, unless the Company’s chief executive officer or chief compliance officer has approved the act or transaction.

Compensation Committee Interlocks and Insider Participation

During 2016 and 2017, none of the members of the Compensation Committee was a current or former officer of the Company, except for Mr. Cameron, who was the Chairman and Chief Executive Officer of HF2 Financial Management Inc. (“HF2”) prior to the Business Combination. There are no other Compensation Committee interlocks or insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

Identification of Director Candidates

The Nominating and Corporate Governance Committee is responsible, pursuant to the Guidelines and its charter, for identifying director candidates for the Board and for recommending director candidates to the Board for consideration as nominees to stand for election at the Company’s annual meetings of stockholders. Director candidates are recommended for nomination for election as directors in accordance with the procedures set forth in the charter of the Nominating and Corporate Governance Committee.

The Company seeks highly qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity and values. The Nominating and Corporate Governance Committee periodically reviews the appropriate skills and characteristics required of the Company’s directors in the context of the current composition of the Board, operating requirements and the long-term interests of the Company’s stockholders. In accordance with the Guidelines, directors should possess the highest personal and professional ethics, integrity and values, exercise good business judgment and be committed to representing the Company’s long-term interests and those of its stockholders and have an inquisitive and objective perspective, practical wisdom and mature judgment. The Nominating and Corporate Governance Committee reviews director candidates with the objective of assembling a slate of directors that can best fulfill and promote the Company’s goals, regardless of gender, age or race, and recommends director candidates based upon contributions they can make to the Board and management, and their ability to represent the Company’s long-term interests and those of its stockholders.

Upon determining the need for additional or replacement board members, the Nominating and Corporate Governance Committee identifies director candidates and assesses such director candidates based upon information it receives in connection with the recommendation or otherwise possesses, which assessment may be supplemented by additional inquiries. In conducting this assessment, the Nominating and Corporate Governance Committee considers knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of the Company’s current needs and those of the Board. The Nominating and Corporate Governance Committee may seek input on such director candidates from other directors, including the Chairman of the Board, and recommends director candidates to the Board for nomination. The Nominating and Corporate Governance Committee does not solicit director nominations, but it will consider recommendations by stockholders with respect to elections to be held at an annual meeting, so long as such recommendations are sent on a timely basis in accordance with the advanced notice procedures set forth in the Company’s bylaws as described below and in accordance with applicable law. The Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. The Nominating and Corporate Governance Committee may, in its sole discretion, engage one or more search firms or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates. If the Nominating and Corporate Governance Committee engages any such third party, the Nominating and Corporate Governance Committee will have sole authority to approve any fees or terms of retention relating to these services.

The Company’s stockholders of record who comply with the advance notice procedures set forth in the Company’s bylaws may nominate candidates for election as directors. The Company’s bylaws currently provide that stockholder nominations of director candidates for an annual meeting of stockholders must be received no earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after the anniversary of the preceding year’s annual meeting of stockholders, to be timely, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The written notice must set forth the information and include the materials required by the Company’s bylaws. The advance notice procedures set forth in the Company’s bylaws do not affect the right of stockholders to request the inclusion of proposals in the Company’s proxy statement pursuant to SEC rules.

Any such nomination or proposal should be directed to the Company’s Secretary, at ZAIS Group Holdings, Inc., Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701, and, to the extent applicable, must include the information and other materials required by the Company’s bylaws.

Director Attendance at Stockholders, Board of Directors and Committee Meetings

The Company’s policy is to encourage and promote the attendance by each director at all scheduled meetings of the Board and all meetings of the stockholders. The Company’s directors held 10 Board meetings, 6 Audit Committee meetings, 4 Nominating and Corporate Governance Committee meetings and 6 Compensation Committee meetings in 2016, and 13 Board meetings, 4 Audit Committee meetings, 4 Nominating and Corporate Governance Committee meetings and 6 Compensation Committee meetings in 2017. All directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they served that were held while they were members of the Board. In addition, all directors attended the 2016 annual meeting of the stockholders.

Executive Sessions of Independent Directors

The independent directors serving on the Board meet in executive sessions during each Audit Committee meeting held in conjunction with regularly scheduled quarterly meetings of the Board, and additionally as needed, without the presence of any directors or other persons who are part of the Company’s management.

Communications with the Board of Directors

Stockholders or other interested parties may communicate in writing with the Company’s directors, a committee of the Board, the independent directors as a group or the Board generally. Any such communications may be sent to the Board by U.S. mail or overnight delivery and should be directed to the Secretary at ZAIS Group Holdings, Inc., Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701, who will forward them to the intended recipient(s). Any such communications may be made anonymously. Unsolicited advertisements, invitations to conferences or promotional materials, in the discretion of the Secretary, are not required, however, to be forwarded to the directors.

EXECUTIVE COMPENSATION

The following sets forth certain information with respect to the Company’s executive officers:

Name	Age	Position Held with the Company
Daniel A. Curry	58	Chief Executive Officer, President and Director

Christian M. Zugel	57	Chief Investment Officer and Chairman of the Board of Directors

Mark Russo	39	General Counsel and Secretary

Nisha Motani	46	Chief Accounting Officer and Chief Financial Officer

Denise Crowley DeAngelis	44	Head of Business Development and Client Relations

For the biographies of Mr. Curry and Mr. Zugel, please see “Election of Directors — Information Regarding the Nominees for Re-Election as Directors.”

Mark Russo

Mr. Russo has served as the Company’s General Counsel and Secretary since April 2017. From the closing of the Business Combination until April 2017, Mr. Russo was the Company’s Assistant General Counsel and Secretary. He has been employed by ZAIS Group since February 2007. Prior to joining ZAIS Group in February 2007, Mr. Russo was an attorney with Thacher Proffitt & Wood LLP in its Structured Finance Practice Group from 2004 to 2007. Mr. Russo received a B.S. from the Pennsylvania State University and a J.D. from Saint John’s University School of Law.

Nisha Motani

Ms. Motani has served as the Company’s Chief Accounting Officer since November 2015 and as its Chief Financial Officer since December 2016. She is a member of the Company’s Management Advisory, Commitments, and Conflicts and Cross Trades committees and serves as chair of the Valuation Committee. Prior to the closing of the Business Combination, she served as the Director of Fund Reporting at ZAIS Group. Prior to joining ZAIS Group in October 2003, Ms. Motani worked as a senior manager in the Financial Services audit practice of Deloitte & Touche where she specialized in investment management. She is a CPA with a B.S. in Accounting from Rutgers School of Business.

Denise Crowley DeAngelis

Ms. Crowley DeAngelis serves as Head of Business Development and Client Relations at the Company and at ZAIS Group, as well as Head of Securitized Credit at ZAIS Group. As head of ZAIS Group’s securitized credit business, Ms. Crowley DeAngelis is responsible for mortgage investments, mortgage-backed securities (“MBS”) including non-agency residential as well as commercial, commercial real estate debt and equity, asset-backed security investments and CLO investments across the Company’s separately managed accounts and co-mingled funds. She is also a member of ZAIS Group’s Management Advisory Committee. Ms. Crowley DeAngelis joined ZAIS Group in 1997 and has been actively involved in the MBS, CLO and collateralized debt obligation security markets since 1999. From 1997 until 1999, Ms. Crowley DeAngelis managed a high-yield credit fund for ZAIS Group. Before joining ZAIS in August of 1997, Ms. Crowley DeAngelis worked at J.P. Morgan in the High Yield Trading Group. Before J.P. Morgan, she worked for Senator Daniel P. Moynihan as an economic research analyst. Ms. Crowley DeAngelis received a B.A. from Boston College and an M.B.A. from New York University’s Stern School of Business.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the “named executive officers” for fiscal year 2016 and 2017.

Name and principal position	Year	Salary ($)	Bonus ($) (1)	All other compensation ($) (2) (3) (4)	Total ($)
Michael Szymanski Former Chief Executive Officer and President	2017	300,000	1,500,000	39,766	1,839,766
	2016	300,000	—	39,749	339,749

Denise Crowley DeAngelis Head of Business Development and Client Relations	2017	200,000	800,000	22,734	1,022,734

Howard E. Steinberg Former General Counsel	2017	75,000	450,000	550,383	1,075,383
	2016	300,000	900,000	1,262	1,201,262

Christian Zugel Chief Investment Officer	2017	400,000		446,242	846,242
	2016	400,000	—	441,353	841,353

(1)	Reflects the payment of a $1,500,000 retention bonus to Mr. Szymanski in 2017 pursuant to an agreement between Mr. Szymanski and ZAIS Group, a $450,000 payment to Mr. Steinberg in 2017 pursuant an agreement between Mr. Steinberg and ZAIS Group, and a 2017 discretionary incentive compensation award for Ms. Crowley DeAngelis.

(2)	Includes waiver of management and incentive fees payable with respect to investments in certain funds that ZAIS Group manages for Mr. Zugel, Mr. Szymanski and Ms. Crowley DeAngelis and certain trusts and family members related to these named executive officers. The amount of the waived fees with respect to Messrs. Zugel and Szymanski for 2016 was $418,720 and $18,755, respectively, and for 2017 the waived fees with respect to Mr. Zugel, Mr. Szymanski and Ms. Crowley DeAngelis was $422,010, $17,371 and $22,734, respectively.

(3)	Includes fees earned by Messrs. Zugel and Szymanski due to service as a director of an entity for which ZAIS Group serves as an investment advisor. The amount of director fees received by each of them for board service during 2016 and 2017 was $19,931 and $21,458, respectively. These amounts were paid in Euros and have been converted to U.S. dollars based on the average conversion rate on the payment date, or year-end rate for any amounts yet unpaid as of December 31, 2017.

(4)	Following his separation of employment on March 31, 2017, Mr. Steinberg performed consulting services for the Company from April 1, 2017 through December 31, 2017. The total cost with respect to compensation and benefits provided to Mr. Steinberg under his consulting agreement was 550,166.

Information Regarding Summary Compensation Table

On April 5, 2017, pursuant to an Award Letter, ZAIS Group provided Mr. Szymanski, the former Chief Executive Officer and President of the Company, the Retention Bonus, equal to $1.5 million in total with the last installment of $500,000 payable if Mr. Szymanski remained with the Company through the closing of a strategic transaction involving the Company, including the closing of any going-private transaction. On November 7, 2017, the Company amended the Award Letter to provide that the final installment of the Retention Bonus would be paid on February 28, 2018, provided Mr. Szymanski was still employed by ZAIS Group on that date. In connection with his resignation from the Company effective January 5, 2018, Mr. Szymanski entered into a Release Agreement with ZAIS Group wherein he agreed to a full release of claims against, and covenant not to sue, ZAIS Group and its affiliates, in exchange for the Company’s agreement to (i) pay the last installment of Mr. Szymanski’s Retention Bonus which he would have otherwise forfeited and (ii) waive the six-month covenant not to compete and modify the 12-month covenant not to solicit otherwise applicable to Mr. Szymanski. Additionally, on January 4, 2018, the Company entered into the Szymanski Consulting Agreement with Mr. Szymanski pursuant to which, effective January 6, 2018, Mr. Szymanski commenced providing consulting services to the Company and ZAIS Group for a monthly consulting fee equal to $50,000 payable in advance and the reimbursement of all reasonable expenses, which consulting services are scheduled to terminate February 28, 2018.

On February 27, 2017, ZAIS Group entered into an agreement (the “Consultant Agreement”) with Mr. Steinberg, the Company’s former General Counsel, pursuant to which Mr. Steinberg resigned as General Counsel effective on March 31, 2017 and was retained as Senior Legal Advisor to the Company and ZAIS Group effective April 1, 2017. Under the Consultant Agreement, Mr. Steinberg is entitled to receive $150,000 per calendar quarter for his services, plus additional compensation of $900 per hour if he is requested to devote more than 20 hours during any week to advising the Company or ZAIS Group. In addition, under the Consultant Agreement, Mr. Steinberg is entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with performing services for the Company, an allowance or reimbursement for the reasonable cost of suitable office space in Manhattan should Mr. Steinberg require it, 70% of the premiums for COBRA health and medical insurance coverage for Mr. Steinberg and his spouse paid for by the Company and, after COBRA coverage lapses, up to 70% of the costs of Medicare supplementary health insurance coverage for Mr. Steinberg and his spouse, for as long as he provides legal advisory services to the Company, capped at $3,450 per quarter. Pursuant to the Consultant Agreement, Mr. Steinberg also received a payment of $450,000 on February 28, 2017. The Consultant Agreement is terminable by the Company or Mr. Steinberg on 30 days’ prior written notice; if it is terminated by the Company other than due to Mr. Steinberg’s failure to perform services, Mr. Steinberg would be entitled to a payment of $300,000.

ZAIS Group entered into incentive agreements, dated December 19, 2013, with Mr. Zugel, Mr. Szymanski and Ms. Crowley DeAngelis which provided for the cash payment of $164,000, $105,000 and $32,000 to Mr. Zugel, Mr. Szymanski and Ms. Crowley DeAngelis, respectively, on each of February 27, 2015, February 29, 2016 and February 28, 2017. All payments due on or prior to the date of this proxy statement under the incentive agreements described above have been made to Mr. Zugel, Mr. Szymanski and Ms. Crowley DeAngelis. None of these amounts have been reported in this year’s Summary Compensation Table above consistent with SEC disclosure rules.

Under the terms of an agreement dated February 27, 2012, Mr. Zugel, as managing member of ZAIS Group, is entitled to receive 10% of the net incentive income with respect to a certain ZAIS Managed Entity, after deducting any payments made with respect to certain employee compensation payments and payments made to external marketers. There were no payments for 2017 and 2016, and no amounts have been reported in this year’s Summary Compensation Table with respect to this agreement. As of December 31, 2017, there was one ZAIS Managed Entity for which Mr. Zugel is entitled to future payments under the aforementioned agreement.

Under the terms of an agreement dated October 1, 2009, Ms. Crowley DeAngelis is entitled to receive 10% of the net incentive income, as defined in the underlying award document, with respect to a certain ZAIS Managed Entity. There were no payments for 2017 and no amounts have been reported in this year’s Summary Compensation Table with respect to this agreement.

Outstanding Equity Awards 2017 Year-End

There were no outstanding equity awards granted to the Company’s named executive officers at December 31, 2017.

Stock Incentive Plan

On March 9, 2015, the stockholders of the Company approved the 2015 Stock Plan, which is filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on March 23, 2015. The 2015 Stock Plan permits the granting of stock options, restricted and unrestricted shares of Class A Common Stock, RSUs, stock bonus awards, dividend equivalent rights and other equity-based awards.

Except to the extent otherwise provided in an award agreement, in the event of a change in control (as defined in the 2015 Stock Plan), then notwithstanding any provision of the 2015 Stock Plan to the contrary, with respect to all or any portion of the participant’s outstanding award or awards, the Compensation Committee may provide that: (a) the then outstanding options and stock appreciation rights will become immediately exercisable on the date of the change in control; (b) the period of restriction applicable to awards will expire as of a time prior to the change in control (including without limitation a waiver of any applicable performance goals); (c) performance periods in effect on the date the change in control occurs will end on such date, and may (i) determine the extent to which performance goals with respect to each such performance period have been met based on available information the Compensation Committee deems relevant and (ii) cause the participant to receive partial or full payment of awards based on the Compensation Committee’s determination of the degree of attainment of performance goals, or by assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Compensation Committee; and (d) all awards that have been previously deferred to be settled in full as soon as practicable. In addition, if an award under the 2015 Stock Plan is subject to Section 409A of the Code, a change in control transaction may constitute a payment event only if the transaction is also a “change in control event” for purposes of Section 409A of the Code.

Certain Relationships and Related Transactions

Transactions with HF2’s Sponsors

In connection with the formation of HF2, HF2 issued shares of Class A Common Stock (the “Founders’ Shares”) to certain persons. Prior to HF2’s initial public offering (the “IPO”) on December 5, 2012, a total of 4,255,000 Founders Shares were sold to certain of HF2’s sponsors (the “Sponsors”) at a price of approximately $0.005875 per share for an aggregate of $25,000. On February 26, 2013, HF2 repurchased 1,320,707 Founders’ Shares from certain Sponsors at the original sale price of approximately $0.005875 per share for an aggregate price of $7,760. On the same date, HF2 also sold 1,464,457 Founders’ Shares to certain existing and new Sponsors at the same price of approximately $0.005875 per share for an aggregate price of $8,605.

The Founders’ Shares are identical to the shares of Class A Common Stock sold in the IPO. However, under the letter agreements entered into with HF2 in connection with the IPO, the Sponsors agreed (A) to vote their Founders’ Shares and any other shares acquired in or after the IPO in favor of the Business Combination, and (B) not to redeem any Founders’ Shares in connection with a stockholder vote to approve the Business Combination. Additionally, the Sponsors agreed not to transfer, assign or sell any of the Founders’ Shares (except to certain permitted transferees) until one year after the date of the consummation of the Business Combination or earlier if, subsequent to the Business Combination (1) with respect to 50% of the Founders’ Shares, the last sales price of the Class A Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the closing of the Business Combination and, with respect to the remaining 50% of the Founders’ Shares, the last sales price of the Class A Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the closing of the Business Combination or (2) the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all holders of Class A Common Stock having the right to exchange their shares of Class A Common Stock for cash, securities or other property. In addition, in connection with the Business Combination, Bruce Cameron agreed not to transfer, assign or sell 116,254 of his Founders’ Shares (except to certain permitted transferees) until March 17, 2017 (two years after the date of the consummation of the Business Combination) and after such two-year period he may only transfer, assign or sell 25% of such Founders’ Shares in any 12-month period.

On March 22, 2013, the Sponsors purchased an aggregate of 1,414,875 shares of Class A Common Stock at a price of $10.00 per share from HF2 (the “Sponsors’ Shares”). These purchases took place on a private placement basis simultaneously with the consummation of the IPO. On April 1, 2013, the Sponsors purchased an additional 183,525 Sponsors’ Shares at a price of $10.00 per share from HF2. These purchases took place on a private placement basis simultaneously with the consummation of the underwriters’ over-allotment option related to the IPO. In connection with such purchases, the Sponsors agreed (A) to vote their Sponsors’ Shares in favor of the Business Combination, and (B) not to redeem any Sponsor Shares in connection with a stockholder vote to approve the Business Combination. Additionally, the Sponsors agreed not to transfer, assign or sell any of the Sponsors’ Shares (except to certain permitted transferees) until 30 days after the completion of the Business Combination.

In December 2012, Mr. Cameron purchased an aggregate of 20,000,000 shares of Class B Common Stock for an aggregate purchase price of $20.00, or $0.000001 per share, which is the per share par value. Mr. Cameron contributed the shares of Class B Common Stock to a voting trust (the “HF2 Class B Voting Trust”). Wilmington Trust, National Association served as administrative trustee of the HF2 Class B Voting Trust. Shares of Class B Common Stock are entitled to ten votes per share and vote with the holders of Class A Common Stock, as a single class, on all matters presented to holders of common stock for a vote. Shares of Class B Common Stock have no economic rights (other than the right to be redeemed at par value upon a liquidation of the Company).

Prior to the IPO, certain of HF2’s sponsors, officers and directors loaned HF2 an aggregate of $200,000 to cover expenses related to the IPO. The loans were payable without interest on the earlier of (i) December 5, 2013, (ii) the date on which the IPO was consummated or (iii) the date on which HF2 determined to not proceed with the IPO. The loans were repaid from the proceeds of the IPO that were not placed in the trust account that held the proceeds of the IPO (the “Trust Account”).

On October 23, 2014, Broad Hollow Investors LLC, one of the Sponsors and an affiliate of R. Bruce Cameron, loaned HF2 $300,000 pursuant to an interest-free promissory note. The loan became due and was paid in full upon the closing of the Business Combination. On December 2, 2014, R. Bradley Forth, the Company’s former Executive Vice President and Chief Financial Officer, loaned HF2 $100,000 pursuant to an interest-free promissory note. The loan became due and was paid in full upon the closing of the Business Combination.

The holders of Founders’ Shares, as well as the holders of Sponsors’ Shares, are entitled to registration rights pursuant to the Registration Rights Agreements (as defined below). Such holders may invoke their demand registration rights and have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. See “—IPO Registration Rights Agreement.”

Berkshire Capital Securities LLC, an affiliate of Mr. Cameron, made available to HF2 general and administrative services including office space, utilities and secretarial support, from the date that HF2’s securities were first listed on NASDAQ through the closing of the Business Combination. HF2 paid Berkshire Capital Securities LLC $10,000 per month for these services. This arrangement was terminated upon the closing of the Business Combination.

Business Combination

On March 17, 2015, the Business Combination was consummated pursuant to the Investment Agreement by and among HF2, ZGP and the ZGP Founders, whereby HF2 acquired a 66.5% interest in ZGP and changed its name to ZAIS Group Holdings, Inc. In the Business Combination, HF2 contributed $78.2 million in cash to ZGP and caused the transfer of 20,000,000 shares of Class B Common Stock to the ZGP Founders that was immediately in turn, deposited into the Class B Voting Trust, of which Mr. Zugel is the initial sole trustee. The remaining Class A Units of ZGP not acquired by HF2 are held by the ZGP Founders. In his capacity as trustee of the Class B Voting Trust, Mr. Zugel has voting power over the shares of Class B Common Stock held in the Class B Voting Trust. Each share of Class B Common Stock is entitled to 10 votes and there are currently 20,000,000 shares of Class B Common Stock outstanding. Consequently, in his capacity as trustee of the Class B Voting Trust, Mr. Zugel has effective voting control of the Company.

The Company may not enter into any transaction with Mr. Zugel, any of his family members or their respective affiliates without the prior consent of a majority of the Company’s independent directors. ZGP is a party to a consulting agreement with Tracy Rohan, Mr. Zugel’s sister-in-law, pursuant to which Ms. Rohan provides services to ZGP relating to event planning, promotion, web and print branding and related services. Pursuant to the consulting agreement, a subsidiary of ZAIS Group paid Ms. Rohan the equivalent of approximately $96,000 in 2017 and approximately 76,000 GBP in each of 2016, 2015, 2014, 2013 and 2012 (or approximately between $92,400 and $130,400, based on the historical high and low exchange rates during such years as reported by XE.com). The consulting agreement is terminable upon 60 days’ notice by either party.

The ZGP Founders also have rights to receive ZGP’s draft fiscal year budgets and audited year-end financial statements. These information rights will terminate when the ZGP Founders no longer hold at least 10% of the Company’s capital stock (which includes all shares, interests, participations, or other equivalents of capital stock, and all securities exercisable for or convertible into the Company’s capital stock) whether directly through ownership of the Company’s capital stock or indirectly through ownership of Class A Units and Class B Units (together, the “Units”) (the “Founder Member Ownership Threshold”).

Distributions and Taxes

Holders of Units (including the Company) are required to include in income for U.S. federal, state and local income tax purposes their proportionate share of any taxable income of ZGP. Except as otherwise required under Section 704(c) of the Code, net profits and net losses of ZGP generally will be allocated to its Unit holders (including the Company) pro rata in accordance with their respective ownership percentage of the Units. Subject to certain exceptions, ZGP is required to make quarterly cash distributions to its Unit holders based on the cumulative taxable income of ZGP multiplied by the applicable highest effective marginal combined federal, state and local income tax rate for an individual resident (or corporate resident, if greater) in New York, New York, taking into account the character of the associated income, the year in which such income is recognized and the deductibility of state and local income taxes for federal income tax purposes and any limitations thereon.

Holders of unvested Class B Units (of which there are none as of March 29, 2018) are not entitled to receive any distributions with respect to such Class B Units until they are vested.

In general, with the exception of tax distributions distribution are made at the Company’s sole discretion, in the Company’s capacity as managing member of ZGP.

Company Expenses

ZGP pays all costs, fees and expenses incurred by the Company in connection with serving as managing member of ZGP. These expenses include costs of securities offerings, compensation to the Board, costs of complying with SEC filing obligations, litigation costs and accounting and legal fees. These expenses do not include income or franchise tax obligations of the Company, other than Delaware franchise taxes, or the payment obligations under the Tax Receivable Agreement.

Transfers of Units

So long as the Founder Member Ownership Threshold is met, the Company cannot directly or indirectly transfer any Units without the prior written consent of the Founder Member Representative (as described under “—Founder Member Representative”), excluding transfers to a controlled affiliate, a change of control event and other specified exceptions.

Similarly, no other ZGP member may directly or indirectly transfer any of its Units without the Company’s consent other than pursuant to the terms of the Exchange Agreement and certain permitted transfers to affiliates, family members or in connection with the exercise of a ZGP Founder’s co-sale rights. In addition, any transfer by a ZGP Founder will also require the consent of the Required Independent Directors (as defined in the Investment Agreement). ZGP has the right to redeem the Units held by any ZGP member (other than the managing member) at a per Unit price of $0.01 if such ZGP member violates these transfer restrictions.

ZGP members also may not transfer Units if such transfer would violate securities laws or other specified laws, violate loan or debt instruments of the Company or ZGP, result in ZGP being taxed as a corporation or result in other specified consequences.

Drag-Along; Co-Sale Rights

If a change of control transaction is approved by the Company (in its capacity as managing member) and (if the Founder Member Ownership Threshold is met) by the Founder Member Representative (as defined below), then each ZGP member (other than the managing member) is required to approve the change of control transaction and take other actions reasonably necessary or desirable to effect the change of control transaction. These other actions include agreeing to sell such member’s Units or Class A Common Stock on terms and conditions approved by the Company and, if applicable, the Founder Member Representative. The proceeds of any such sale will be allocated among the ZGP members in accordance with the distribution provisions that apply upon a liquidation and dissolution of ZGP.

At the closing of the Business Combination, the Company also entered into the following agreements, each of which is discussed below: (i) the Amended and Restated Limited Liability Company Agreement of ZGP, entered into as of March 17, 2015 and amended on March 20, 2015 and July 21, 2015 (the “ZGP LLC Agreement”), (ii) Exchange Agreement, dated as of March 17, 2015, by and among the Company, ZGP, the Company Unitholders (as defined therein) and Christian M. Zugel, as trustee (solely in his capacity as the trustee) of the Class B Voting Trust, as amended on July 21, 2015 (the “Exchange Agreement”), (iii) the Registration Rights Agreement (the “BC Registration Rights Agreement”), dated as of March 17, 2015, by and among the Company and the Holders (as defined therein), and (iv) the Tax Receivable Agreement, dated as of March 17, 2015, by and among the Company and the parties signatory thereto, as amended on July 21, 2015 (the “Tax Receivable Agreement”).

ZGP LLC Agreement

Upon the closing of the Business Combination, the Company entered into the ZGP LLC Agreement. The Company serves as the sole managing member of ZGP. Accordingly, the Company controls ZGP’s and ZAIS Group’s business and affairs and is responsible for the management of ZAIS Group’s business. Although the Company is the managing member of ZGP, the ZGP Founders have certain consent rights, as described below under “— Consent Rights.”

Interests in ZGP are represented by units or other equity securities that the Company, in its capacity as managing member of ZGP, may establish. There are two classes of ZGP units— the Class A Units and the Class B Units. The rights and obligations of the Class A Units and Class B Units are the same, except that the Class A Units and Class B Units have different forfeiture requirements and the Class B Units are subject to vesting. Prior to vesting, a Class B Unit will not have any economic participation or other material rights in ZGP. As of March 29, 2018, there are no Class B Units issued or outstanding.

At the closing of the Business Combination, the ZGP Founders’ interests in ZGP outstanding immediately prior to the closing were converted into 7,000,000 Class A Units. In addition, during the first five years after the closing of the Business Combination, ZGP will release up to an additional 2,800,000 Class A Units (the “Additional Founder Units”) to the ZGP Founders if the sum of the average per share closing price over any 20 trading-day period of the Class A Common Stock plus cumulative dividends paid on the Class A Common Stock between the closing and the day prior to such 20 trading-day period (the “Total Per Share Value”) meets or exceeds specified thresholds, ranging from $12.50 to $21.50.

The ZGP LLC Agreement also provides for the grant of up to 6,800,000 Class B Units at any time during the five-year period following the closing of the Business Combination to employees of ZAIS Group subject to vesting conditions. The Class B Units are divided into five classes: Class B-0 Units, Class B-1 Units, Class B-2 Units, Class B-3 Units and Class B-4 Units. There are 1,600,000 authorized Class B-0 Units, none of which were outstanding as of December 31, 2017. The remainder of the 5,200,000 Class B Units will be granted by a representative of the ZGP Founders so long as the Founder Member Ownership Threshold (as described below under “—Consent Rights”) is met. When such threshold is no longer met, the Company, in its capacity as managing member of ZGP, may grant these Class B Units. All of the Class B Units are subject to forfeiture upon certain events (See “—Class B Restrictive Covenants; Class B Unit Forfeiture”) The Company has no current plans to issue any Class B Units and is contractually restricted from issuing or granting any such Units pursuant to the Merger Agreement (as described above under “The Merger Agreement—Other Covenants and Agreements”).

The Class B-1, B-2, B-3 and B-4 Units, if any, will vest one-third when the Total Per Share Value meets or exceeds certain thresholds set forth below, and one-third on each of the first anniversary and second anniversary of such event. The Total Per Share Value thresholds must be met during the five-year period after the closing of the Business Combination. The number of Class B Units subject to grant and the Total Per Share Values are as follows:

•	1,200,000 Class B-1 Units if the Total Per Share Value exceeds $12.50;

•	1,200,000 Class B-2 Units if the Total Per Share Value equals or exceeds $15.00;

•	1,400,000 Class B-3 Units if the Total Per Share Value equals or exceeds $18.00; and

•	1,400,000 Class B-4 Units if the Total Per Share Value equals or exceeds $21.50.

The Company currently holds approximately 67.53% of the outstanding equity in ZGP, and the ZGP Founders currently hold approximately 32.47% of the outstanding equity of ZGP.

Consent Rights

So long as the Founder Member Ownership Threshold is satisfied, ZGP cannot take any of the following actions without the consent of the ZGP Founders:

•	enter into any transaction with the Company that is not arm’s length other than as contemplated in the agreements documenting the Business Combination;

•	convert ZGP into a corporation or take any other action that would cause ZGP to be treated as a corporation for tax purposes;

•	dissolve, liquidate or otherwise wind up ZGP (other than pursuant to a change of control event);

•	enter into any agreement or otherwise commit to take any of the actions set forth above; or

•	borrow (whether for itself or its subsidiaries) from any ZGP member or affiliate of a ZGP member or enter into a guarantee of its indebtedness with any ZGP member or affiliate of a ZGP member.

The ZGP Founders also have consent rights or control rights related to certain tax matters, in some instances regardless of whether the Founder Member Ownership Threshold is then satisfied. Among other things, the Company, in its capacity as managing member of ZGP, cannot make any tax elections or other tax related decisions that have a potential material and adverse bearing on any of the ZGP Founders. In addition, a representative of the ZGP Founders will control the preparation of ZGP’s tax return for, and the defense of any tax audit with respect to, the 2015 fiscal year of ZGP.

If ZGP does not exercise its drag-along rights with respect to a change of control transaction, each ZGP Founder will have a co-sale right with respect to such transaction. The co-sale right allows a ZGP Founder to sell a percentage of its Units equal to the proportion of Units that are being sold in such transaction.

Founder Member Representative

The ZGP Founders have appointed Christian Zugel as their representative (the “Founder Member Representative”) under the ZGP LLC Agreement. The Founder Member Representative may, on behalf of the ZGP Founders or any Class B member of ZGP (“Class B Member”), waive any rights of the ZGP Founders or the Class B Members under the ZGP LLC Agreement. Mr. Zugel can be replaced as Founder Member Representative by vote of the ZGP Founders only if Mr. Zugel has died or is incapacitated. If Mr. Zugel breaches any non-compete, non-solicit or certain other restrictive covenants, the Founder Member Representative will have no further consent rights under the ZGP LLC Agreement.

Exchange Agreement

The Exchange Agreement entitles each ZGP Founders to exchange Class A Units that it holds for (at the Company’s option):

•	a number of shares of Class A Common Stock equal to the exchange rate (which initially will be one-to-one, subject to customary conversion rate adjustments for stock splits, stock dividends, reclassifications and certain other transactions that would cause the number of outstanding shares of Class A Common Stock to be different than the number of Class A Units),

•	cash in an amount equal to the fair market value of the Class A Common Stock subject to exchange, or

•	a combination of shares of Class A Common Stock and cash, as described above.

Holders of Class B Units are also parties to the Exchange Agreement and are entitled to exchange their vested Class B Units (but not unvested Class B Units) for shares of Class A Common Stock, cash or a combination of the two at the same exchange rate and generally, the same terms. Exchanges can occur generally only on the first business day of any fiscal quarter.

Generally, the ZGP Founders and the holders of Class B Units were not entitled to exercise their exchange rights until the first fiscal quarter after the second anniversary of the closing of the Business Combination. In addition, during any 12-month period after the second anniversary of the closing of the Business Combination, the holders of Units are subject to further limitations on exchange. During any such 12-month period, a ZGP Founder may only exchange up to 25% of the aggregate number of Class A Units it held as of the first day of such 12-month period in which the exchange occurs. This limitation will expire after the first exchange date at which such ZGP Founder no longer holds Class A Units exceeding 10% of the maximum number of Class A Units previously held by such ZGP Founder. During any such 12-month period, a holder of Class B Units may only exchange a number of vested Class B Units in an amount not to exceed 25% of an amount equal to (x) the aggregate number of vested Class B Units held by such Class B Member as of the first day of such 12-month period in which the applicable exchange occurs minus (y) the cumulative number of Class B Units for which a tax-related exchange exception was provided (as described below). This limitation will expire after the first exchange date at which time such Class B Member ownership of Class B Units no longer exceeds 10% of an amount equal to (x) the maximum number of Class B Units previously held by such Class B Member minus (y) the cumulative number of Class B Units for which a tax-related exchange exception was provided.

The Exchange Agreement provides for exceptions to these limitations on exchange rights. First, upon the vesting of any Class B Units or upon the issuance of any immediately vested Class B Units, within 12 months of such date, in the event that the Class B Member’s tax obligations exceed the net proceeds such Class B Member could receive upon a sale of the shares of Class A Common Stock issuable in exchange for his or her vested Class B Units, such Class B Member will instead be entitled to immediately exchange a number of vested Class B Units so that the net proceeds from the sale of the Class A Common Stock into which such newly vested or issued Class B Units are exchangeable would be sufficient to satisfy his or her tax obligations.

Second, after the second anniversary of the closing of the Business Combination, March 17, 2017, the limitations on exchange rights can be waived by the Compensation Committee of the Board (in the case of the ZGP Founders’ limitations) or either the Chairman of the Board or the Compensation Committee of the Board (in the case of the Class B Members’ limitations).

Holders of Units also have the right to exchange their Units for Class A Common Stock upon a change of control of the Company, regardless of when that change of control occurs. A change of control includes a sale, lease or transfer of all or substantially all of the Company’s assets, including a sale of all Class A Units held by the Company; a person or group of persons (within the meaning of Section 13(d) of the Exchange Act) becoming the beneficial owner of a majority of the Company’s voting securities (excluding a group that includes Christian Zugel, his affiliates or the Class B Voting Trust) and a merger after the consummation of which members of the Board do not comprise at least a majority of the board of directors of the resulting entity or the Company’s voting securities do not represent a majority of the voting securities of the resulting entity.

The Exchange Agreement also provides that shares of Class B Common Stock held by the Class B Voting Trust will be cancelled once the ZGP Founders’ ownership of the Company’s capital stock (which includes all shares, interests, participations, or other equivalents of capital stock, and all securities exercisable for or convertible into the Company’s capital stock) whether directly through ownership of the Company’s capital stock or indirectly through ownership of Units (the “Founder Member Ownership Percentage”) falls below certain thresholds. Once the Founder Member Ownership Percentage falls below 20%, the Class B Voting Trust will surrender a percentage of its shares of Class B Common Stock equal to (x) 20% minus the Founder Member Ownership Percentage at such time divided by (y) 20%. After such adjustment, if the Founder Member Ownership Percentage decreases, the Class B Voting Trust will surrender a number of shares of Class B Common Stock equal to (x) the percentage reduction in the Founder Member Ownership Percentage divided by (y) 20% multiplied by (z) the number of shares of Class B Common Stock outstanding as of the Closing. When the Founder Member Ownership Percentage falls below 5%, or if certain ZGP Founders breach their non-competition or other specified restrictive covenants in the Investment Agreement, the Class B Voting Trust will surrender all of its shares of Class B Common Stock to the Company. Any shares of Class B Common Stock surrendered to the Company will be automatically deemed cancelled.

ZGP and the exchanging holder of Units will bear their own expenses in connection with the consummation of any exchange. Generally, ZGP will also bear any transfer taxes, stamp taxes or duties, or other similar taxes as well as any other expenses incurred by the Company in connection with an exchange.

The Exchange Agreement also provides that a holder of Units will not have the right to exchange Units if ZGP or the Company reasonably determines that such exchange would be prohibited by law or regulation or would violate the ZGP LLC Agreement or other agreements of the Company or ZAIS Group to which the holder of Units may be subject. ZGP or the Company may impose additional restrictions on exchanges that it determines are necessary or advisable so that ZGP is not treated as a “publicly traded partnership” for United States federal income tax purposes.

IPO Registration Rights Agreement

Upon the closing of the IPO, HF2 entered into a registration rights agreement with Sponsors and holders of Founders’ Shares (the “IPO Registration Rights Agreement”) pursuant to which HF2 granted registration rights with respect to shares of Class A Common Stock issued in private placements prior to and concurrently with the IPO.

Under the IPO Registration Rights Agreement, holders are entitled to make up to two demands that the Company register their Class A Common Stock for resale, subject to the conditions set forth in the IPO Registration Rights Agreement. A demand registration must be for securities reasonably expected to result in aggregate gross proceeds in excess of $500,000.

However, the holders may not exercise their demand registration right more than once in any 12 month period. In addition, the Company will not be obligated to effect a demand registration within 12 months of the effective date of a registration statement filed by the Company or if a qualifying shelf registration statement is effective. The Company may postpone the filing of a registration statement if the Company determines in good faith judgment that the filing would require disclosure of information that has not been disclosed to the public and is not otherwise required to be disclosed at that time that would reasonably be expected to materially adversely affect the Company or would require inclusion in the registration statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. The Company must pay all expenses, except for underwriters’ fees, fees and disbursements of any counsel retained by the holders (subject to certain exceptions) and any other expenses not specified in the IPO Registration Rights Agreement that are incurred by the Company in connection with these demand registration rights.

If the Company is eligible to file a registration statement on Form S-3, the holders can request that the Company register their shares for resale on a shelf registration statement. Any registration must be reasonably expected to result in aggregate gross proceeds of at least $500,000. The holders cannot make more than one demand for an S-3 registration in any 12-month period. The same underwriter cut-back and ability for the Company to postpone the registration statement filing for demand registrations applies.

In the last quarter of 2015, the Company filed a Registration Statement on Form S-3 covering the registration of 5,804,181 Founders’ Shares and Sponsors’ Shares with the SEC in response to a demand from the holders. This Form S-3 was declared effective by the SEC on January 15, 2016.

Business Combination Registration Rights Agreement

Upon the Closing of the Business Combination, the Company entered into the BC Registration Rights Agreement (together with the IPO Registration Rights Agreement, the “Registration Rights Agreements”) pursuant to which the Company granted registration rights to the ZGP Founders and other holders of Units that become a party to the BC Registration Rights Agreement (the “BC Registration Rights Holders”) with respect to shares of Class A Common Stock to be issued upon exchange of the Class A Units or vested Class B Units pursuant to the Exchange Agreement. Any such securities registered under any registration statement will be available for sale in the open market unless restrictions apply.

BC Registration Rights Holders have the right to demand that the Company register their Class A Common Stock for resale, subject to the conditions set forth in the BC Registration Rights Agreement. A demand registration must be for securities reasonably expected to result in aggregate gross proceeds in excess of $20 million.

However, the BC Registration Rights Holders may not exercise their demand registration right more than once in any 12 month period. In addition, the Company will not be obligated to affect a demand registration within 180 days of the effective date of a registration statement filed by the Company or if a qualifying shelf registration statement is effective. The Company may postpone the filing of a registration statement for a reasonable period of time not in excess of 75 days once in any 12-month period if the Board determines in its good faith judgment that the filing would reasonably be expected to materially adversely affect any bona fide material financing or any material transaction under consideration by the Company or would require disclosure of information that has not been disclosed to the public and is not otherwise required to be disclosed at that time that would reasonably be expected to materially adversely affect the Company. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. The Company must pay all expenses, except for underwriters’ fees, fees and disbursements of any counsel retained by the BC Registration Rights Holders (subject to certain exceptions) and any other expenses not specified in the BC Registration Rights Agreement that are incurred by the Company in connection with these demand registration rights.

In addition to the demand registration rights noted above, if the Company is eligible to file a registration statement on Form S-3, the BC Registration Rights Holders can request that the Company register their shares for resale on a shelf registration statement. Any registration must be reasonably expected to result in aggregate gross proceeds of at least $10 million. The Company is not obligated to effect more than three S-3 registrations on behalf of the BC Registration Rights Holders in any 12-month period. If the Company is eligible as a “Well Known Seasoned Issuer” under the Securities Act, the requesting holders may request that the shelf registration statement utilize the automatic shelf registration process under Rule 415 and Rule 462 promulgated under the Securities Act. The same underwriter cut-back and ability for the Company to postpone the registration statement filing for demand registrations applies, except the time period that the Company may postpone the filing is 90 days in any 12-month period under most circumstances.

BC Registration Rights Holders have the right to “piggyback” on most types of registration statements that the Company files. If the Company registers any securities for public sale, BC Registration Rights Holders have the right to include their shares in the registration for resale by the BC Registration Rights Holders, subject to the conditions set forth in the BC Registration Rights Agreement.

Tax Receivable Agreement

The Company is party to the Tax Receivable Agreement with the ZGP Founders and holders of Class B Units, which requires the Company to pay to the ZGP Founders and holders of vested Class B Units that exchange such Units for Class A Common Stock of the Company 85% of the amount of savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in the case of an early termination payment by the Company, or a change in control) as a result of the increases in tax basis and certain other tax benefits related to the exchange of Class A Units or the exchange of vested Class B Units for Class A Common Stock. This is the Company’s obligation, and not that of ZGP. The Company would retain the remaining 15% of cash savings, if any, realized.

In addition, under the Tax Receivable Agreement, in the event that the ZGP Founders are required to recognize income or gain as a result of the release of Additional Founder Units to the ZGP Founders, the Company will be required to make a payment to the ZGP Founders in an amount equal to 100% of any tax refunds or reductions in taxes otherwise payable that the Company actually realizes as a result. The Company’s obligation to make this additional payment does not terminate as a result of an early termination or change of control under the Tax Receivable Agreement.

Estimating the amount of payments that the Company may be required to make under the Tax Receivable Agreement is imprecise by its nature, because the actual increase in the Company’s share of ZGP’s tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•	the timing of exchanges of Class A Units or Class B Units for shares of Class A Common Stock — for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable and amortizable assets of ZGP at the time of the exchanges;

•	the price of Class A Common Stock at the time of exchanges of Class A Units or Class B Units — the increase in the Company’s share of the basis in the assets of ZGP, as well as the increase in any tax deductions, will be related to the price of Class A Common Stock at the time of these exchanges;

•	the extent to which these exchanges are taxable — if an exchange is not taxable for any reason, increased deductions will not be available;

•	the tax rates in effect at the time the Company uses the increased amortization and depreciation deductions; and

•	the amount and timing of the Company’s income — the Company will be required to make payments with respect to 85% of the tax savings covered by the Tax Receivable Agreement, as and when realized, if any. If the Company does not have taxable income, the Company generally will not be required to make payments under the Tax Receivable Agreement for that taxable year because no tax savings will have been actually realized.

As a result of the size of the possible increases in the Company’s share of the tax basis of the tangible and intangible assets of ZGP attributable to the Company’s interest therein, and assuming that there are no material changes in the relevant tax law and that the Company earns sufficient taxable income to realize the full tax benefit of the increased depreciation and amortization of the Company’s assets, the payments that the Company makes under the Tax Receivable Agreement could be substantial and could have a material adverse effect on the Company’s financial condition.

In addition, the Tax Receivable Agreement provides that, upon certain mergers, asset sales, other forms of business combinations, liquidations, other changes of control, or early terminations of the Tax Receivable Agreement, the Company’s (or the Company’s successors’) obligations under the Tax Receivable Agreement to holders of Class A Units and holders of Class B Units that are parties to the Tax Receivable Agreement are greater than otherwise would be the case and would be based on certain assumptions, including without limitation that the Company would have sufficient taxable income to fully use the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement.

Decisions made by the continuing members of ZGP, including Christian Zugel who also controls a majority of the Company’s outstanding voting power in his capacity as trustee of the Class B Voting Trust, in the course of running the Company’s business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling party under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such. Were the IRS to successfully challenge the tax basis increases described above, the Company would not be reimbursed for any payments previously made under the Tax Receivable Agreement. As a result, in certain circumstances, the Company could make payments under the Tax Receivable Agreement in excess of the Company’s actual cash savings in income tax. The accelerated timing of payments and the increase in the Company’s tax liability without reimbursement could affect the cash available to the Company and could impact the Company’s ability to pay dividends.

The Class B Voting Trust Agreement

In connection with the closing of the Business Combination, the ZGP Founders and the Company entered into a voting agreement for the Class B Voting Trust (the “Voting Trust Agreement”). The Voting Trust Agreement established the Class B Voting Trust. All of the outstanding shares of Class B Common Stock were transferred from the HF2 Class B Voting Trust to the ZGP Founders and immediately deposited with the Class B Voting Trust. The Voting Trust Agreement provides that the trustee has the sole power to vote the shares of Class B Common Stock in its sole discretion and also to surrender shares of Class B Common Stock in accordance with the Exchange Agreement. In his capacity as trustee of the Class B Voting Trust, Mr. Zugel has voting control over 93.2% of the voting power of the Company’s outstanding Common Stock. Mr. Zugel is the sole trustee of the Class B Voting Trust until his death or legal incompetency. If either of these events occurs, Sonia Zugel (Mr. Zugel’s spouse) will become the sole trustee. If Mrs. Zugel is unable or unwilling to act as trustee or fails or ceases to act as a trustee, a successor trustee will be appointed by the consent of at least two of Michael Szymanski, Mark Mahoney (a trustee of the Family Trust u/ Christian M. Zugel 2005 GRAT (“FT GRAT”) that is party to the Voting Trust Agreement), and Howard Steinberg, provided that if any of the foregoing three individuals dies or becomes incompetent, then the successor trustee will be appointed by agreement of the remaining individuals. The Voting Trust Agreement is irrevocable.

Ramsey Agreements

On March 4, 2015, ZGP entered into an agreement with Mr. Ramsey, an affiliate of NAR Special Global, LLC and of Ramguard (together, the “Ramsey Investors”), and one of the Company’s significant stockholders, pursuant to which ZGP paid Mr. Ramsey $3.4 million in consideration of Mr. Ramsey causing the Ramsey Investors to purchase from stockholders who had tendered their shares of Class A Common Stock for redemption such number of shares of Class A Common Stock as was necessary to meet the closing condition that there was at least $65 million in the Trust Account after giving effect to redemptions and other expense payments.

ZGP also entered into a two-year Consulting Agreement (the “Consulting Agreement”) with Mr. Ramsey through RQSI, Ltd., an entity controlled by Mr. Ramsey, under the terms of which, among other things, Mr. Ramsey provided consulting services to ZGP, its senior management team and ZAIS Group, as requested by the Company, from time to time during the 24-month period beginning on the closing of the Business Combination. Mr. Ramsey agreed not compete against ZGP during the term of the Consulting Agreement, and for two years following its termination. In consideration for his undertakings under the Consulting Agreement, ZGP agreed to pay Mr. Ramsey a consulting fee of $500,000 per annum payable in monthly installments and reimburse RQSI, Ltd. for any out-of-pocket business travel expenses incurred in connection with performing the consulting services. The Consulting Agreement terminated on March 17, 2017.

ZAIS Group had entered into a month-to-month lease agreement with an affiliate of RQSI, Ltd. permitting such affiliate to occupy its UK office in exchange for a fee, in an amount as may be agreed upon between the parties. The total value of the agreement was approximately $13,000 per month, which was determined based on an allocation of 30% of the total facility related expenses for the UK office lease. The agreement was terminable upon 30 days’ notice. There was no charge to RQSI, Ltd. or its affiliate for use of the space prior to March 1, 2017. From March 1, 2017 through May 31, 2017, the date the lease was terminated, the monthly rate was 4,167 GBP (or approximately $5,133.08, based on the historical exchange rate on March 1, 2017, as reported by XE.com). In addition, ZAIS Group had agreed to use certain statistical data generated by RQSI, Ltd. models. ZAIS Group had used this information for trading futures on behalf of certain of the ZAIS Managed Entities through August 2017.

Engagement Agreement with Berkshire Capital

On April 22, 2016, the Company entered into an investment banking engagement agreement with Berkshire Capital, an affiliate of Mr. Cameron, the Company’s former director, pursuant to which Berkshire Capital provided financial advisory services in connection with the Company’s strategic planning. Pursuant to the engagement letter, Berkshire Capital was entitled to a $100,000 retainer, a monthly retainer of $15,000 if the engagement is extended beyond the initial three months, reimbursed expenses and a success fee in the event of covered transactions equal to no more than the greater of $750,000 and 2% of the total consideration paid. The Company is no longer paying the monthly retainer amounts to Berkshire Capital pursuant to the aforementioned agreement. The Company incurred approximately $180,000 and $154,000 in expenses pursuant to the engagement agreement for fiscal years 2016 and 2017, respectively.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE COMPANY

Company Background

The Company is a Delaware corporation and publicly traded holding company that conducts substantially all of its operations through its principal operating subsidiary ZAIS Group. ZAIS Group provides investment advisory and asset management services to ZAIS Managed Entities. ZAIS Group also serves as the general partner to certain ZAIS Managed Entities, which are generally organized as pass-through entities for U.S. federal income tax purposes.

Securities

As of March 29, 2018, the Company had outstanding 14,555,113 shares of Class A Common Stock, par value $0.0001 per share and 20,000,000 shares of the Class B Common Stock.

Prior Public Offerings

During the past three years, the Company has not made any underwritten public offering of Common Stock for cash that was registered under the Securities Act of 1933 or exempt from registration under Regulation A.

Market Price of the Common Stock

The Common Stock is traded on the NASDAQ under the symbol “ZAIS.”

The following table sets forth for the periods indicated the high and low closing sales prices for the Common Stock.

	Market Price
Period	High	Low

2018
First Quarter	$4.07	$3.77

2017
Fourth Quarter	$3.97	$3.57
Third Quarter	$3.84	$1.72
Second Quarter	$2.57	$2.07
First Quarter	$4.32	$1.43

2016
Fourth Quarter	$2.14	$1.32
Third Quarter	$3.93	$2.01
Second Quarter	$4.54	$1.41
First Quarter	$8.64	$3.58

2015
Fourth Quarter	$10.85	$8.99
Third Quarter	$10.94	$5.71
Second Quarter	$12.21	$8.80
First Quarter	$10.50	$8.51

The closing price of the Company’s Common Stock on March 29, 2018 was $4.06. As of March 29, 2018, the Company had approximately 49 stockholders of record.

Dividends

The Company has not paid any dividends during the periods set forth above.

The Company Purchases of Equity Securities

The Company has not repurchased any outstanding Common Stock during the periods set forth above.

Book Value Per Share and Ratio of Earnings to Fixed Charges

Book Value Per Share

The Company’s net book value per share as of December 31, 2017 was approximately $2.81 per share (calculated based on 14,555,113 shares of Class A Common Stock outstanding as of such date).

Ratio of Earnings to Fixed Charges

The Company’s ratio of earnings to fixed charges for the years ended December 31, 2017 and December 31, 2016 are as follows:

	Year Ended December 31,
	2017	2016
	(Dollars in thousands)

Ratio of Earnings to Fixed Charges(1)	(1,474.67)	(572.89)
Deficiency(2)	$4,427	$5,165

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as (i) income (loss) before income taxes (ii) plus fixed charges; (iii) (deduct)/add (income)/losses attributable to non-controlling interests in Consolidated Funds; (iv) (deduct)/add (income)/losses attributable to non-controlling interests in ZAIS Group Parent. Fixed charges are the sum of interest on all indebtedness.

(2)	Deficiency is equal to the amount by which the fixed charges exceed the earnings for the periods presented.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information as of March 29, 2018 regarding the beneficial ownership of the Company’s Common Stock by (i) each person known to the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) the Company’s named executive officers, (iii) its directors and (iv) all of its directors and executive officers as a group. Beneficial ownership includes any shares over which the beneficial owner has sole or shared voting or investment power and also any shares that the beneficial owner has the right to acquire within 60 days of such date through the exercise of options or other rights. The percentages below are based on 14,555,113 shares of the Class A Common Stock outstanding and 20,000,000 shares of the Class B Common Stock outstanding as of March 29, 2018. Similarly, share amounts and corresponding percentages for each person holding Class A Units that are potentially exchangeable for Class A Common Stock within 60 days assume that the person has received one share of Class A Common Stock for each such Class A Unit, notwithstanding that it is up to the Company’s discretion whether, upon an exchange, the holder is to receive stock, cash or a combination of the two. The total number of shares of Class A Common Stock outstanding used in calculating percentages for each person assumes that no shares of Class A Common Stock have been issued for Class A Units held by other persons.

Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of the Company’s principal executive office, Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701.

Names	Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Shares of Class A Common Stock	Shares of Class B Common Stock Beneficially Owned	Percentage of Outstanding Shares of Class B Common Stock
Class B Voting Trust	—	—	20,000,000	100%
Executive Officers and Directors
Christian Zugel (1)	7,631,250	49.6%	20,000,000	100%
Michael Szymanski (2)	102,585	*	—	—
Howard E. Steinberg (3)	38,205	*	—	—
Nisha Motani	20,490	*	—	—
Greg Barrett (4)	43,900	*	—	—
Mark Russo	20,490	*	—	—
John Burke	35,091	*	—	—
James Zinn	45,091	*	—	—
Paul B. Guenther	45,091	*	—	—
All directors and executive officers as a group (nine persons)	7,982,193	54.8%	20,000,000	100%
5% or Greater Beneficial Owner
Neil A. Ramsey (5)	9,585,287	65.9%	—	—
Royce & Associates, LLC (6)	956,060	6.6%	—	—

*	Denotes less than 1%.

(1)	Mr. Zugel is the sole trustee of the Class B Voting Trust and, in such capacity, has voting and investment power over the shares of Class B Common Stock held therein. Total for Class A Common Stock includes 6,500,000 shares of Class A Common Stock that Parent, of which Mr. Zugel is the sole managing member, has agreed to purchase from Ramguard pursuant to the Share Purchase Agreement and 831,250 shares of Class A Common Stock that potentially could be acquired on March 29, 2018, if Mr. Zugel elected to exchange an equal number of Class A Units in accordance with the terms of the Exchange Agreement. The Exchange Agreement limits exchanges to 25% of the holder’s aggregate Class A Units annually. The Company may elect to issue shares of Class A Common Stock or pay cash (or do a combination of the two) for exchanged Class A Units. Notwithstanding his rights under the Exchange Agreement, Mr. Zugel disclaims beneficial ownership of such shares of Class A Common Stock as the Audit Committee of the Company has discretion to determine whether Mr. Zugel receives Class A Common Stock, cash or a combination of the two, upon an election to exchange Class A Units under the Exchange Agreement. Excludes an aggregate of 187,498 shares of Class A Common Stock currently held and 568,750 shares of Class A Common Stock that could be acquired under the Exchange Agreement by two trusts that are governed by an independent trustee and by Mr. Zugel’s spouse. Mr. Zugel disclaims beneficial ownership of all such shares for the additional reason that he does not have or share voting or investment power over such shares.

(2)	Mr. Szymanski, the former Chief Executive Officer, President and director of the Company, is no longer an executive officer or director of the Company (though, as of the date hereof, pursuant to the Szymanski Consulting Agreement, he is engaged by the Company as a consultant). According to a Form 4 filed on March 21, 2017, the 102,585 shares reported are held by Mr. Szymanski.

(3)	Mr. Steinberg, the former General Counsel of the Company, is no longer an executive officer of the Company (though, as of the date hereof, pursuant to the Consultant Agreement, he is engaged by the Company to serve as Senior Legal Advisor to the Company). According to a Form 4 filed on March 21, 2017, the 38,205 shares reported are held by Mr. Steinberg.

(4)	Mr. Barrett, the former Head of Business Development and Client Relations of the Company, is no longer an executive officer of the Company. According to a Form 4 filed on March 21, 2017, the 43,900 shares reported are held by Mr. Barrett.

(5)	According to a Schedule 13D filed on January 17, 2018, 9,207,056 of the shares reported are held by Ramguard (formerly known as d.Quant Special Opportunities Fund, L.P.), and 378,231 shares are held by NAR Special Global, LLC (“NAR”). Mr. Ramsey is the manager of Ramguard and has sole voting and dispositive power over the shares held by Ramguard, and the managing member of NAR and has sole voting and dispositive power over the shares held by NAR. Pursuant to the Share Purchase Agreement, Ramguard has agreed to sell 6,500,000 of the reported shares of Class A Common Stock to Parent. The business address for Ramguard is 1515 Ormsby Station Court, Louisville, KY 40223.

(6)	According to a Schedule 13G filed on January 24, 2018, the 956,060 shares reported are held by Royce & Associates, LLC. The business address for this stockholder is 745 Fifth Avenue, New York, NY 10151.

The following table assumes that the 7,000,000 Class A Units owned by the ZGP Founders were exchanged into shares of Class A Common Stock and that 103,683 RSUs held by independent directors have vested. Accordingly, the beneficial ownership of Class A Common Stock and the percentages in the following table are based on 21,658,796 shares of Class A Common Stock outstanding and 20,000,000 shares of Class B Common Stock outstanding as of March 29, 2018.

Beneficial Ownership on a Fully Diluted Basis

Names	Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Shares of Class A Common Stock	Shares of Class B Common Stock Beneficially Owned	Percentage of Outstanding Shares of Class B Common Stock
Class B Voting Trust	—	—	20,000,000	100%
Executive Officers and Directors
Christian Zugel (1)	10,125,000	46.7%	20,000,000	100%
Michael Szymanski (2)	102,585	*	—	—
Howard E. Steinberg (3)	38,205	*	—	—
Nisha Motani	20,490	*
Greg Barrett (4)	43,900	*
Mark Russo	20,490	*
John Burke (5)	69,652	*	—	—
James Zinn (5)	79,652	*	—	—
Paul B. Guenther (5)	79,652	*	—	—
All directors and executive officers as a group (nine persons)	10,579,626	48.8%	20,000,000	100%
5% or Greater Beneficial Owner (as listed in the table above)
Neil A. Ramsey (6)	9,585,287	44.3%	—	—
Royce & Associates, LLC (7)	956,060	4.4%	—	—

*	Denotes less than 1%.

(1)	Mr. Zugel is the sole trustee of the Class B Voting Trust and, in such capacity, has voting and investment power over the shares of Class B Common Stock held therein. Total for Class A Common Stock includes 6,500,000 shares of Class A Common Stock that Parent, of which Mr. Zugel is the sole managing member, has agreed to purchase from Ramguard pursuant to the Share Purchase Agreement and 3,325,000 shares of Class A Common Stock that could be potentially acquired if Mr. Zugel elected to exchange an equal number of Class A Units in accordance with the terms of the Exchange Agreement (and ignoring the 25% annual limit on exchanges in the Exchange Agreement). The Company may elect to issue shares of Class A Common Stock or pay cash (or do a combination of the two) for exchanged Class A Units. Notwithstanding his rights under the Exchange Agreement, Mr. Zugel disclaims beneficial ownership of such Shares of Class A Common Stock as the Audit Committee of the Company has discretion to determine whether Mr. Zugel receives Class A Common Stock, cash or a combination of the two, upon an election to exchange Class A Units under the Exchange Agreement. Excludes an aggregate of 187,498 shares of Class A Common Stock currently held and 2,275,000 shares of Class A Common Stock that could be acquired under the Exchange Agreement by two trusts that are governed by an independent trustee and by Mr. Zugel’s spouse. Mr. Zugel disclaims beneficial ownership of all such shares for the additional reason that he does not have or share voting or investment power over such shares.

(2)	Mr. Szymanski, the former Chief Executive Officer, President and director of the Company, is no longer an executive officer or director of the Company (though, as of the date hereof, pursuant to the Szymanski Consulting Agreement, he is engaged by the Company as a consultant). According to a Form 4 filed on March 21, 2017, the 102,585 shares reported are held by Mr. Szymanski.

(3)	Mr. Steinberg, the former General Counsel of the Company, is no longer an executive officer of the Company (though, as of the date hereof, pursuant to the Consultant Agreement, he is engaged by the Company to serve as Senior Legal Advisor to the Company). According to a Form 4 filed on March 21, 2017, the 38,205 shares reported are held by Mr. Steinberg.

(4)	Mr. Barrett, the former Head of Business Development and Client Relations of the Company, is no longer an executive officer of the Company. According to a Form 4 filed on March 21, 2017, the 43,900 shares reported are held by Mr. Barrett.

(5)	Includes 21,073 RSUs held by each of Messrs. Burke, Zinn and Guenther that are expected to vest on May 9, 2018 and 13,488 RSUs held by each of Messrs. Burke, Zinn and Guenther that are expected to vest on November 7, 2018. Upon vesting, the Company will issue to the holder of RSUs the number of shares of Class A Common Stock equal to the number of vested RSUs.

(6)	According to a Schedule 13D filed on January 17, 2018, 9,207,056 of the shares reported are held by Ramguard (formerly known as d.Quant Special Opportunities Fund, L.P.) and 378,231 shares are held by NAR. Mr. Ramsey is the manager of Ramguard and has sole voting and dispositive power over the shares held by Ramguard, and the managing member of NAR and has sole voting and dispositive voting power over the shares held by NAR. Pursuant to the Share Purchase Agreement, Ramguard has agreed to sell 6,500,000 of the reported shares of Class A Common Stock to Parent. The business address for Ramguard is 1515 Ormsby Station Court, Louisville, KY 40223.

(7)	According to a Schedule 13G filed on January 24, 2018, the 956,060 shares reported are held by Royce & Associates, LLC. The business address for this stockholder is 745 Fifth Avenue, New York, NY 10151.

Equity Compensation Plan Information

Equity-based compensation may be awarded to employees and directors under the 2015 Stock Incentive Plan and other incentive plans established or maintained by the Company from time to time. As of December 31, 2017, the number of outstanding RSUs granted pursuant to the 2015 Stock Plan was 103,683, all of which are held by independent directors. There were no Class B-0 Units outstanding as of December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding awards (a)		Weighted Average exercise price of outstanding awards	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
As of December 31, 2017
Equity compensation plans approved by stockholders	103,683	(1)	-	1,292,759	(3)

	-		-	6,800,000	(2)

Total	103,683		-	8,092,759

(1)	The 2015 Stock Plan permits the granting of stock options, restricted and unrestricted shares of Class A Common Stock, RSUs, stock bonus awards, dividend equivalent rights and other equity-based awards. As of December 31, 2017, RSUs are the only awards that have been granted pursuant to the 2015 Stock Plan.

(2)	ZGP may issue up to 6,800,000 Class B Units to employees of ZGP or its subsidiaries, subject to certain restrictions. ZGP Class B Units are exchangeable for Class A Common Stock, cash or a combination of the two at the discretion of the Company. As of December 31, 2016 and 2017, Class B-0 Units are the only ZGP Class B Units that have been granted but all that were granted were cancelled on December 30, 2016. For additional information, see Note 15 – “Stockholders’ Equity” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Note 14 – “Stockholders’ Equity” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(3)	On December 30, 2016, 899,674 RSUs were provided to employees who agreed to cancel their unvested Class B-0 Units and, in substitution therefor, to receive an equivalent number of RSUs on substantially the same terms as the Class B-0 Units. These RSUs vested on March 17, 2017, the same date that the Class B-0 Units were scheduled to vest. Upon vesting, the Company issued 548,923 shares of its Class A Common Stock, on a net basis (to account for applicable wage withholding requirements), to the holders who elected to cancel their Class B-0 Units in consideration for the receipt of RSUs.

Transactions in Common Stock

Transactions Between the Company and Parent Group Members

Mr. Zugel is the founder of ZAIS Group and has served as a director and executive officer of the Company since the Business Combination. He, along with the other members of the Parent Group, own Common Stock and have engaged in transactions with the Company that are further described in this proxy statement, including the transactions contemplated by the Merger Agreement, and the Company’s SEC filings. See “Certain Relationships and Related Transactions” beginning on page 103 and “Agreements With Parent Group Members” below

AGREEMENTS WITH PARENT GROUP MEMBERS

Voting Agreement

In connection with the Merger Agreement, on January 11, 2018, Parent, Mr. Zugel, Mr. Zugel’s spouse, and certain trusts for members of Mr. Zugel’s family (the “Covered Stockholders”) and the Company entered into the Parent Group Voting Agreement. Pursuant to the terms and conditions set forth in the Parent Group Voting Agreement, the Covered Stockholders have agreed (i) to vote, or cause to be voted, all shares of Common Stock owned by the Covered Stockholder (representing an aggregate of approximately 93.44% of the Company’s total outstanding voting power as of January 11, 2018) for the adoption of the Merger Agreement, (ii) not to transfer or engage in certain transactions with respect to shares of Common Stock owned by the Covered Stockholders (subject to certain exceptions), (iii) to use their reasonable best efforts to consummate the Share Purchase and the transactions contemplated by the Investment Agreement (as described below), (iv) to refrain from seeking to remove any member of the Special Committee or taking any action that would limit the independence of authority of the Special Committee, and (v) to take, or refrain from taking, certain other actions in further of the consummation of the Merger.

Curry Support Agreement

In connection with the Merger Agreement, Mr. Curry entered into a letter agreement, dated January 11, 2018 (the “Curry Support Agreement”). Pursuant to the terms and conditions set forth in the Curry Support Agreement, Mr. Curry agreed (i) not to acquire or engage in certain transactions with respect to Common Stock of the Company during the period from the date of the Curry Support Agreement until the closing of the Merger, (ii) to use his reasonable best efforts to consummate the Share Purchase and the transactions contemplated by the Investment Agreement, including making capital contributions to Z Acquisition as and when called in furtherance of such transactions, (iii) to cooperate with the Company as the Company prepares certain related filings with the SEC in connection with the Merger, (iv) to refrain from seeking to remove any member of the Special Committee or taking any action that would limit the independence or authority of the Special Committee, and (v) to take, or refrain from taking, certain other actions in furtherance of the consummation of the Merger.

ZGP Investment Agreement

In connection with the Merger Agreement, on January 11, 2018, ZGP, Parent, and Mr. Zugel (solely with regard to consenting to the issuance of Class A Units of ZGP pursuant to the ZGP Investment Agreement in his capacity as the founder member representative of ZGP) entered into the ZGP Investment Agreement. Subject to the terms and conditions set forth in the ZGP Investment Agreement, the parties to the ZGP Investment Agreement, other than Mr. Zugel, agreed that, immediately prior to the Merger, ZGP will issue 3,085,287 Class A Units in exchange for a contribution from Parent to ZGP of an amount cash equal to $12,649,676.70.

ZGP intends to use the proceeds from the contribution for the Unit Redemption. Following the Unit Redemption, the Company intends to use cash paid to it by ZGP for the Unit Redemption to fund a portion of the Aggregate Merger Consideration.

Class B Voting Trust

In connection with the Business Combination, all of the outstanding shares of Class B Common Stock were deposited into the Class B Voting Trusts, of which Mr. Zugel is the sole trustee. In his capacity as trustee of the Class B Voting Trust, Mr. Zugel has effective voting control of the Company. See “Certain Relationships and Related Transactions—Business Combination” beginning on page 104 and “Certain Relationships and Related Transactions—The Class B Voting Trust Agreement” beginning on page 112.

ZGP LLC Agreement, Exchange Agreement and Registration Rights Agreements

Mr. Zugel, certain trusts for members of Mr. Zugel’s family and his former spouse are ZGP Founders. ZGP may issue up to an additional 2,800,000 Class A Units to the ZGP Founders if certain conditions are met. See “Certain Relationships and Related Transactions—ZGP LLC Agreement” beginning on page 106. Under the Exchange Agreement, each ZGP Founder may exchange each their Class A Units for Class A Common Stock, cash equal to the fair market value of Class A Common Stock, or a combination thereof (at the Company’s option). See “Certain Relationships and Related Transactions—Exchange Agreement” beginning on page 107. In addition, the Company entered into the Registration Rights Agreements, pursuant to which the Company granted the ZGP Founders registration rights with respect to Class A Common Stock to be issued upon the exchange of Class A Units pursuant to the Exchange Agreement and unregistered Class A Common Stock held by Mr. Zugel, his family trusts and his former spouse. See “Certain Relationships and Related Transactions— IPO Registration Rights Agreement” beginning on page 109 and “Certain Relationships and Related Transactions— Business Combination Registration Rights Agreement” beginning on page 109.

PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES

The Audit Committee decided that it would be more appropriate to consider the selection of the Company’s independent registered public accounting firm after the Company’s 2017 annual meeting of stockholders and, accordingly, the Audit Committee has not appointed its public accounting firm for the fiscal year ending December 31, 2018.

On June 8, 2016, the Company engaged PwC as the Company’s independent registered accounting firm for the fiscal year ended December 31, 2016 and dismissed KPMG LLP as the Company’s independent accounting firm. The Company’s Audit Committee approved the change of accountants to PwC.

During the fiscal years ended December 31, 2014 and 2015, and the subsequent interim period through June 8, 2016, neither the Company nor anyone on the Company’s behalf consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended December 31, 2015 and the subsequent interim period through June 8, 2016, there were no: (1) disagreements with KPMG LLP, which disagreements if not resolved to its satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report, or (2) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. In addition, the audit report of KPMG LLP on the Company’s financial statements for the fiscal year ended December 31, 2015 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Company requested that KPMG LLP furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of such letter, dated June 14, 2016, was filed as exhibit 16.1 to the Company’s current report on Form 8-K filed with the SEC on June 14, 2016.

Representatives of PwC are expected to be present at the annual meeting and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional services rendered by PwC for the audit of the Company’s consolidated financial statements and the financial statements of its consolidated fund for the fiscal years ended December 31, 2016 and 2017 and fees billed for other services rendered by PwC for this period:

	2016	2017
Audit Fees	$748,000	$863,000
Audit-Related Fees	—	—
Tax Fees (1)	14,667	21,000
All Other Fees (2)	68,500	7,600
Total Fees	$831,167	$891,600

(1)	Includes fees for tax return preparation and tax consultation services.
(2)	2017 includes fees for services rendered in connection with certain agreed upon procedures for the Company’s administration of managed accounts. 2016 includes fees for services for evaluating capabilities of an accounting/mid-office system.

The Audit Committee’s charter provides that the Audit Committee shall review and pre-approve the engagement fees and the terms of all auditing and non-auditing services to be provided by the Company’s external auditors and evaluate the effect thereof on the independence of the external auditors. The Audit Committee, in its discretion, may direct the appointment and replacement of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock (“10% Holders”) to file with the SEC and the NASDAQ initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Directors, executive officers and 10% Holders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms and amendments thereto filed during any given year.

Based on the review of copies of the Section 16(a) reports and amendments thereto furnished to the Company and/or written representations from the Company’s directors, executive officers and 10% Holders that no other reports were required to be filed, the Company believes that for the period from January 1, 2016 through December 31, 2017 the Company’s directors, executive officers and 10% Holders complied with all Section 16(a) filing requirements applicable to them, except for the untimely filing of one Form 4 report for each of Messrs. Zinn and Burke with respect to one transaction, due to a filing error.

SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, be received at the Company’s executive offices within a reasonable time before the Company begins to print and mail its proxy materials. Proposals should be addressed to ZAIS Group Holdings, Inc., Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701, Attn: Secretary.

The Company’s bylaws provide that any stockholder intending to nominate a director or present a stockholder proposal of other business for consideration at the next annual meeting of stockholders (if there is one), but not intending for such a nomination or proposal to be considered for inclusion in the Company proxy statement and proxy card relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must notify the Company in writing no earlier than the close of business on the 90th day prior to the first anniversary of the date of the proxy statement for the immediately preceding annual meeting of stockholders. In the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after the anniversary of the date of the preceding year’s annual meeting of stockholders, to be timely, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. Any such nomination or proposal should be sent to ZAIS Group Holdings, Inc., Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701, Attn: Secretary and, to the extent applicable, must include the information and other materials required by the Company’s bylaws.

DELIVERY AND HOUSEHOLDING OF PROXY MATERIALS

The rules of the SEC permit companies and intermediaries (such as brokerage firms, banks, broker-dealers or other similar organizations) to satisfy the delivery requirements for notices, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials (i.e., the notice, proxy statement and annual reports) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders will be “householding” the Company’s proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing the same address unless contrary instructions have been received from the impacted stockholders. Once a stockholder has received notice from its broker that they will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder revokes consent to “householding” or is notified otherwise. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, such stockholder should so notify the Company by directing written requests to: ZAIS Group Holdings, Inc., Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701, Attn: Secretary. In addition, if so requested, the Company will also undertake to promptly deliver a separate set of proxy materials to any stockholder for whom such proxy materials were subject to “householding.” Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact the Company as specified above or their respective brokers.

MISCELLANEOUS

The Company is bearing all costs associated with the solicitation of proxies in connection with the annual meeting of the stockholders. This solicitation is being made primarily by mail, but may also be made by the Company’s directors, executive officers and employees by telephone, telegraph, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to the Company’s directors, executive officers or employees for this solicitation. The Company will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that the Company files with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov. The Company’s Current Reports on Form 8-K, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and proxy statements, and amendments to such, filed with the SEC are made available at www.zaisgroupholdings.com. The Company’s code of ethics, corporate governance guidelines and key committee charters are also available on the Company’s website.

The Company will make available a copy of its Annual Reports on Form 10-K and other public reports, without charge, upon written request to the Secretary at ZAIS Group Holdings, Inc., Two Bridge Avenue, Suite 322, Red Bank, New Jersey 07701. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of Common Stock entitled to vote at the annual meeting. In order to ensure timely delivery of such documents prior to the annual meeting, any such request should be made promptly to the Company.

Because the Merger is a “going private” transaction, the Company and the members of the Parent Group have, concurrently with the filing of this proxy statement, filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

The SEC allows the Company to “incorporate by reference” into this proxy statement documents filed with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that the Company files with the SEC will update and supersede that information. The Company incorporates by reference the documents listed below and any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the annual meeting (except with respect to any reference in such document to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995):

Company Filings

Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2017, filed with the SEC on March 19, 2018

Current Reports on Form 8-K, filed with the SEC on January 5, 2018, January 12, 2018 and March 27, 2018

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. This proxy statement is dated March 30, 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

By Order of the Board,

/s/ Mark A. Russo

Mark A. Russo
Secretary
Red Bank, New Jersey
March 30, 2018

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ZAIS GROUP HOLDINGS, INC.,

ZGH MERGER SUB, INC.,

AND

Z ACQUISITION LLC

DATED AS OF JANUARY 11, 2018

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 11, 2018, is entered into by and among ZAIS Group Holdings, Inc., a Delaware corporation (the “Company”), ZGH Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Z Acquisition LLC, a Delaware limited liability company (“Parent”) of which Christian Zugel (“Zugel”) is the sole managing member.

WHEREAS, Zugel, in his capacity as trustee of an irrevocable voting trust (the “Class B Trust”), exercises voting power over the shares of class B common stock, par value $0.000001 per share (“Class B Common Stock”), of the Company, representing approximately 93.5% of the voting power of the Company;

WHEREAS, Zugel, certain trusts for members of Zugel’s family and Zugel’s current spouse (collectively, the “Zugel Parties”) are the holders of shares of class A common stock, par value $0.0001 per share (“Class A Common Stock”), of the Company, and/or class A units (“Class A Units”) of ZAIS Group Parent LLC (“ZGP”) exchangeable by the holder, under certain circumstances, for shares of Class A Common Stock, cash or a combination of cash and shares of Class A Common Stock, as the Company shall elect (the “Holder Exchange Rights”);

WHEREAS, Parent and Zugel have entered into that certain Share Purchase Agreement, dated as of September 5, 2017, with Ramguard LLC (as amended and restated as of the date of this Agreement, the “SPA”), pursuant to which Parent has agreed, subject to the terms and conditions of the SPA, to purchase 6,500,000 shares of Class A Common Stock (the “Ramguard Shares”) held by Ramguard LLC (“Ramguard”) and its Affiliates;

WHEREAS, Parent, each member of Parent (collectively, the “LLC Members”) and the Zugel Parties (collectively, the “Parent Group”) desire to become the sole owners of all of the equity interests in the Company;

WHEREAS, the board of directors of the Company (the “Company Board”) has established a special committee consisting solely of independent and disinterested directors (the “Special Committee”) that, among other things, is to review, evaluate, consider and negotiate the Merger and the other transactions contemplated by this Agreement (collectively, the “Transactions”) and make a recommendation to the Company Board with respect thereto;

WHEREAS, subject to the terms and conditions provided herein, at the Effective Time, Merger Sub will merge (the “Merger”) with and into the Company, with the Company continuing as the surviving corporation, pursuant to which each share of Class A Common Stock and each Company RSU (as defined herein), in each case, other than as provided in Section 2.01, will be canceled and converted into the right to receive cash in an amount equal to $4.10, without interest (the “Merger Consideration” , and, in the aggregate, the “Aggregate Merger Consideration”), and, following the Merger, assuming consummation of the purchase of the Ramguard Shares as contemplated by the SPA, the Parent Group will own, beneficially and of record, all of the issued and outstanding shares of capital stock of the Surviving Corporation (with the exception of any shares of Class A Common Stock acquired pursuant to an exercise of Holder Exchange Rights by a holder of Class A Units who is not a member of the Parent Group (“Exchange Shares”) and any shares of Class A Common Stock or Company RSUs, a holder of which has agreed with Parent will not be converted into the right to receive the Merger Consideration, each such agreement to be set forth in a fully-executed agreement to such effect between Parent and such holder in a form approved by the Company (acting upon a resolution adopted by the Special Committee) (the “Rollover Shares”));

A-1

WHEREAS, immediately prior to consummation of the Merger, ZGP shall redeem a number of outstanding Class A Units held by the Company corresponding to the number of outstanding shares of Class A Common Stock that as of immediately prior to the Merger are to be converted into the right to receive the Merger Consideration for an amount equal to the Aggregate Merger Consideration (the “Unit Redemption”);

WHEREAS, it is intended that, for U.S. federal income tax purposes, the Merger be treated as a redemption by the Company of shares of Class A Common Stock from the holders thereof in exchange for the Merger Consideration;

WHEREAS, the Special Committee has unanimously (i) determined that the terms of this Agreement and the Transactions are fair to and in the best interests of the Company and the holders of shares of Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective Affiliates), (ii) recommended to the Company Board that the Company Board adopt resolutions approving and declaring advisable this Agreement and the Transactions and (iii) recommended that the holders of capital stock of the Company entitled to vote, vote to adopt this Agreement and the Transactions (such recommendation, the “Special Committee Recommendation”);

WHEREAS, the Company Board, based on the Special Committee Recommendation, has (i) determined that the terms of this Agreement and the Transactions are fair to and in the best interests of the Company and the holders of shares of Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective Affiliates), (ii) approved and declared advisable this Agreement and the Transactions and (iii) resolved to recommend to the holders of capital stock of the Company entitled to vote that such holders vote to adopt this Agreement and the Transactions (such recommendation, the “Company Board Recommendation”);

WHEREAS, each member of the Parent Group has delivered to the Company an executed Voting Agreement in substantially the form attached hereto as Exhibit A-1 and each of Ramguard and its Affiliates has delivered to the Company an executed Voting Agreement in substantially the form attached hereto as Exhibit A-2 (each a “Voting Agreement” and, together, the “Voting Agreements”);

WHEREAS, concurrently with the execution of this Agreement, Parent and ZGP have entered into an Investment Agreement, in the form attached as Exhibit B hereto (the “Investment Agreement”), pursuant to which Parent will acquire Class A Units of ZGP in exchange for $12,649,676.70 of cash, the proceeds from which are intended to fund a portion of the Unit Redemption;

A-2

WHEREAS, the board of directors of Merger Sub has (i) determined that the terms of this Agreement and the Transactions are fair to and in the best interests of Merger Sub and its sole stockholder and (ii) approved and declared advisable this Agreement and the Transactions; and

WHEREAS, it is intended that all of the Class A Units held by the Zugel Parties and outstanding as of the date hereof and all Class A Units acquired pursuant to the Investment Agreement shall remain outstanding as of the consummation of the Merger and the other Transactions, and that no holder of such Class A Units will exercise any Holder Exchange Rights at or prior to the Effective Time.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the Company, Merger Sub and Parent hereby agree as follows:

Article I

THE MERGER

Section 1.01         The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”). The Merger shall have the effects set forth in this Agreement and the DGCL.

Section 1.02         Closing. The closing of the Merger (the “Closing”) will take place at 9:00 a.m., New York City time, as soon as practicable, but in any event no later than five Business Days after satisfaction or (to the extent permitted by Law and this Agreement) waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law and this Agreement) waiver of those conditions), at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, unless another time, date or place is agreed to in writing by the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 1.03         Effective Time. Subject to the provisions of this Agreement, as promptly as practicable on the Closing Date, the Company shall file a certificate of merger (the “Certificate of Merger”), in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL, and the parties shall make all other filings and recordings required under the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such subsequent date and time as the Company (with the approval of the Special Committee) and Parent shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”.

A-3

Section 1.04         Certificate of Incorporation and Bylaws. At the Effective Time, the certificate of incorporation and bylaws of the Company shall be amended so as to read in their entirety as set forth in Exhibit C and Exhibit D hereto, respectively, and, as so amended, shall be the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with their respective terms and the DGCL.

Section 1.05         Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and bylaws of the Surviving Corporation, or until their earlier death, resignation or removal, or otherwise as provided by Law.

Section 1.06         Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and bylaws of the Surviving Corporation, or until their earlier death, resignation or removal, or otherwise as provided by Law.

Article II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY; EXCHANGE OF CERTIFICATES; Restricted stock UNITS

Section 2.01         Effect on Capital Stock.

(a)           At the Effective Time, by virtue of the Merger and without any action on the part of the Company or Merger Sub or the holder of any shares of capital stock of the Company or any shares of capital stock of Merger Sub:

(i)          Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and the holder thereof shall cease to have any rights with respect thereto.

(ii)         Each share of Class A Common Stock that is held in treasury by the Company shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(iii)        Each (A) share of Class A Common Stock or Class B Common Stock owned by any member of the Parent Group as of the date hereof, (B) share of Class A Common Stock that Parent has agreed to purchase pursuant to the SPA, (C) Rollover Share and (D) Exchange Share (collectively, the “Excluded Shares”) shall remain outstanding after the Effective Time.

(iv)        Each share of Class A Common Stock, other than the Excluded Shares and any shares that constitute Appraisal Shares (except to the extent otherwise provided in Section 2.01(d)), shall be converted into the right to receive the Merger Consideration, and at the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any of such shares of Class A Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

A-4

(b)          At the Effective Time, by virtue of the Merger and without any action on the part of any holder of a Company RSU, all Company RSUs outstanding immediately prior to the Effective Time, other than any such Company RSU that constitutes a Rollover Share, shall terminate and be cancelled and converted into the right to receive, in respect of each share of Class A Common Stock underlying such Company RSU, an amount in cash equal to the Merger Consideration, less applicable taxes required to be withheld with respect to such payment in accordance with Section 2.02(g). At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 2.01(b).

(c)          The Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Class A Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Class A Common Stock occurring on or after the date of this Agreement and prior to the Effective Time to provide each holder of shares of Class A Common Stock and Company RSUs not constituting Excluded Shares with the economic effect of the Merger Consideration.

(d)          Notwithstanding anything in this Agreement to the contrary, each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) that is held by any holder who is entitled to demand, and properly demands, appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(a)(iv), but instead such holder shall be entitled to payment of the fair value of such share in accordance with the provisions of Section 262 (each such share, an “Appraisal Share”). At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 shall cease and each such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(a)(iv). The Company shall give prompt notice to Parent of any demands for appraisal of any shares of Class A Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

A-5

Section 2.02         Exchange Fund.

(a)          Paying Agent. Prior to the Closing Date, the Company shall appoint a bank or trust company reasonably acceptable to Parent to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration and, in connection therewith, shall enter into an agreement with the Paying Agent. At or prior to the Effective Time, the Company shall deposit, or cause to be deposited, with the Paying Agent cash in an amount equal to the Aggregate Merger Consideration payable in respect of all shares of Class A Common Stock and Company RSUs entitled to receive the Merger Consideration (such aggregate cash being hereinafter referred to as the “Exchange Fund”).

(b)          Exchange Procedures.

(i)          As promptly as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of shares of Class A Common Stock (other than Excluded Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates, if any, shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall otherwise be in customary form reasonably satisfactory to the Company and Parent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of shares of Class A Common Stock (other than Excluded Shares) shall, upon surrender to the Paying Agent of any such Certificate, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Class A Common Stock previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 2.01(a)(iv), without any interest thereon and less any required withholding of taxes, and any Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Class A Common Stock (other than Excluded Shares) which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if any such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any fiduciary or surety bonds or any transfer or other similar taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered or transferred as contemplated by this Section 2.02(b)(i), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

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(ii)         As promptly as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of Company RSUs (other than any constituting Rollover Shares) a letter of certification whereby each holder of such Company RSUs shall certify to the Surviving Corporation that it holds, free and clear of all Liens, its Company RSUs. Each holder of record of Company RSUs shall, upon delivery of such letter of certification, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of Company RSUs shall have been converted into the right to receive pursuant to Section 2.01(b), in respect of each share of Class A Common Stock underlying such Company RSU, without any interest thereon and less any required withholding of taxes. Until paid for as contemplated by this Section 2.02(b)(ii), each award of Company RSUs shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Company RSUs pursuant to this Article II, in respect of each share of Class A Common Stock underlying such Company RSU. No interest shall be paid or will accrue on any cash payable to holders of Company RSUs pursuant to the provisions of this Article II.

(c)          No Further Ownership Rights. All cash paid upon the surrender of Certificates or delivery of a letter of certification, as applicable, in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Class A Common Stock formerly represented by such Certificates or the Company RSUs relating to such letters of certification. If, after the Effective Time, any Certificate formerly representing any shares of Class A Common Stock are presented to the Surviving Corporation for transfer, they shall be canceled against delivery of cash to the holder thereof as provided in this Article II.

(d)          Termination of the Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the former holders of shares of Class A Common Stock and Company RSUs six months after the Effective Time shall be delivered to the Surviving Corporation (or its designee(s)), upon demand, and any holders of shares of Class A Common Stock or Company RSUs who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this Article II.

(e)          No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to the date on which the related Merger Consideration would escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable Law, immediately prior to such time become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(f)          Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond or surety in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

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(g)          Withholding Rights. Notwithstanding anything in this Agreement to the contrary, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any Person such amounts as the Company, the Surviving Corporation or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”) or any other applicable provision of tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Company, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Company, the Surviving Corporation or the Paying Agent.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MERGER SUB

Except as disclosed in the Company SEC Documents (excluding any disclosures contained in such documents under the headings “Risk Factors” or “Forward Looking Statements” or any other disclosures contained or referenced therein to the extent they are cautionary, predictive or forward-looking in nature) or in the Company Disclosure Schedule, the Company and Merger Sub, jointly and severally, hereby represent and warrant to Parent as of the date hereof and as of the Closing Date as follows:

Section 3.01         Corporate Organization. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (b) has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Merger Sub is a wholly-owned Subsidiary of the Company, and was formed specifically for the Transactions and has conducted no operations and incurred no obligations other than in connection with the Transactions.

Section 3.02         Capitalization.

(a)          The authorized capital stock of the Company consists of 180,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B Common Stock, and 2,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the close of business on January 5, 2018, (i) 14,555,113 shares of Class A Common Stock were issued and outstanding, (ii) zero shares of Class A Common Stock were held in the Company’s treasury, (iii) 103,683 shares of Class A Common Stock remain to be issued upon the conversion of outstanding Company RSUs granted under the Company’s 2015 Stock Incentive Plan, (iv) 20,000,000 shares of Class B Common Stock were issued and outstanding, and (v) no shares of Preferred Stock were issued and outstanding. Except as set forth in the preceding sentence, no options to purchase any shares of capital stock of the Company have been granted and no shares of capital stock of the Company have been issued. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding and held beneficially and of record by the Company.

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(b)          Except as set forth above in Section 3.02(a), (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities or equity securities of the Company or Merger Sub, (B) any securities convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity securities of the Company or Merger Sub, (C) any warrants, calls, options or other rights to acquire from the Company or Merger Sub, or any obligation of the Company or Merger Sub to issue, any shares of capital stock, voting securities, equity interests or securities convertible into or exchangeable for capital stock or voting securities of the Company or Merger Sub, or (D) any stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of capital stock of the Company or Merger Sub on a deferred basis or other rights that are linked to the value of shares of capital stock of the Company or Merger Sub and (ii) there are no outstanding obligations of the Company or Merger Sub to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

Section 3.03         Authority; Approval.

(a)          The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, subject, in the case of the consummation of the Merger, to receipt of the Stockholder Approval. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the consummation of the Merger, to receipt of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b)          Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, subject, in the case of the consummation of the Merger, to receipt of the approval of the Company as sole stockholder of Merger Sub. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by Parent and the Company, constitutes a valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.

(c)          The Special Committee and the Company Board, acting based on the recommendation of the Special Committee, at meetings duly called and held at which a quorum was present and voting, have respectively approved this Agreement and the Transactions and determined that this Agreement and the Transactions are, as of the date of this Agreement, advisable and fair to, and in the best interests of, the holders of Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective Affiliates) and authorized the Special Committee Recommendation and the Company Board Recommendation, respectively.

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Section 3.04         No Conflict; Required Filings and Consents.

(a)          The execution and delivery of this Agreement by the Company and Merger Sub do not, and the performance of this Agreement and the consummation of the Transactions by the Company and Merger Sub will not, (i) conflict with or violate the organizational documents of the Company or Merger Sub, (ii) conflict with or violate any statute, law, rule, regulation, ordinance or other requirement of any Governmental Entity (“Law”) or any Judgment applicable to the Company or any Subsidiary or any of their respective properties or assets, (iii) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, result in the loss of a benefit under or give rise to any right of termination, amendment, acceleration, increased payment or cancellation of, any contract, agreement, obligation, commitment, lease, license, permit, franchise or other instrument, whether written or oral (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties of the Company or any of its Subsidiaries, except, in the case of clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not have, or reasonably be expected to have, a Material Adverse Effect.

(b)          The execution and delivery of this Agreement by the Company and Merger Sub do not, and the performance of this Agreement and the consummation of the Transactions by the Company and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a “Governmental Entity”), except (i) for (A) the filing with the Securities and Exchange Commission (the “SEC”) of (x) the Company Proxy Statement, (y) the Rule 13E-3 transaction statement on Schedule 13E-3 relating to the Transactions to be filed with the SEC (as amended or supplemented from time to time, the “Schedule 13E-3”) and (c) such reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as may be required in connection with this Agreement, the Merger and the other Transactions, (B) the FCA Approval and (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL (and appropriate related documents with the relevant authorities of other states in which the Company is qualified to do business), and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect or reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 3.05         Proceedings. There are no Proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties, except for any Proceedings that, individually or in the aggregate, would not, and would not reasonably be expected to, have a Material Adverse Effect.

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Section 3.06         Opinion of Special Committee’s Financial Advisor. The Special Committee has received the opinion of Houlihan Lokey Capital, Inc. to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and conditions set forth therein, the Merger Consideration to be received by holders of Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective Affiliates) in the Merger pursuant to this Agreement is fair to such holders from a financial point of view.

Section 3.07         Stockholder Approval. The Stockholder Approval is the only vote of the holders of any class or series of the Company’s capital stock that is necessary under applicable Law and the Company’s certificate of incorporation and bylaws to adopt, approve or authorize this Agreement and consummate the Merger and other Transactions.

Section 3.08         Brokers. No broker, finder or investment banker, other than Houlihan Lokey Capital, Inc. and the Advisory Firm, is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or Merger Sub. The Special Committee has furnished to Parent a true and complete copy of the engagement letter with Houlihan Lokey Capital, Inc. related to the services provided to the Special Committee in connection with the Transactions.

Section 3.09         Information Supplied. None of the information supplied or to be supplied in writing by or on behalf of the Company for inclusion or incorporation by reference in (i) the Schedule 13E-3 will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the Company Proxy Statement will, at the date it is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Company is responsible for filing with the SEC in connection with the transaction contemplated by this Agreement, to the extent relating to the Company or other information supplied by or on behalf of the Company for inclusion therein, will comply as to form, in all material respects, with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, as applicable, and each such document required to be filed with any Governmental Entity (other than the SEC) will comply in all material respects with the provisions of applicable Law as to the information required to be contained therein. Notwithstanding the foregoing, no representation or warranty is made by the Company or Merger Sub with respect to statements made or incorporated by reference in the Schedule 13E-3 or the Company Proxy Statement based on information supplied by any member of the Parent Group for inclusion or incorporation by reference therein.

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Article IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Company and Merger Sub as of the date hereof and as of the Closing Date as follows:

Section 4.01         Organization. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and was formed specifically for the purpose of entering into the SPA and this Agreement and has conducted no operations and incurred no obligations other than in connection with the SPA and the Transactions.

Section 4.02         Ownership; SPA and LLC Agreement.

(a)          As of the date of this Agreement, the members of the Parent Group, collectively, beneficially own 487,494 shares of Class A Common Stock, 20,000,000 shares of Class B Common Stock, zero Company RSUs and 5,600,000 Class A Units. Set forth on Schedule A to this Agreement is a listing of each member of the Parent Group, the number of shares of Class A Common Stock, Class B Common Stock and Company RSUs as to which such Parent Group member has the sole or shared right to vote or direct the voting (and the name of each Person having sole or shared rights to vote or to direct the voting), and the number of shares of Class A Common Stock, Class B Common Stock and Company RSUs as to which such Parent Group member has the sole or shared right to dispose or direct the disposition (and the name of each Person having sole or shared rights to dispose or to direct the disposition). Neither Parent, nor any other member of the Parent Group nor any of their respective Affiliates has entered into any agreement, arrangement or understanding with any stockholder or employee of the Company or any of their respective Affiliates or family members other than the SPA, the Class B Trust, and agreements or arrangements among members of the Parent Group relating to Parent or this Agreement as disclosed to the Company prior to the execution of this Agreement. Zugel is the sole managing member of Parent and has the sole right to vote all shares of Class B Common Stock held in the Class B Trust.

(b)          Prior to execution of this Agreement, Parent has delivered to the Company, true and correct copies of the SPA and the Second Amended and Restated Limited Liability Company Agreement of Parent (the “LLC Agreement”). Each of the SPA and the LLC Agreement is a legal, valid, binding and enforceable obligation and, to the knowledge of Parent, is in full force and effect and enforceable in accordance with its terms, except as may be affected by the Bankruptcy and Equity Exception. No condition exists or event has occurred which (whether with or without the giving of notice or lapse of time) would (i) constitute a default by Parent or, to the knowledge of Parent, Ramguard, or result in a right of termination of the SPA or (ii) excuse any LLC Member from performing such LLC Member’s obligation to make a capital contribution to Parent. Under the terms of the LLC Agreement, Zugel has the right to require the LLC Members to make capital contributions sufficient to fund the cash portion of the purchase price payable pursuant to the SPA and the consideration payable pursuant to the Investment Agreement. No condition exists or event has occurred which (whether with or without the giving of notice or lapse of time) would constitute a default by Zugel or, to the knowledge of Parent, any other party, or result in a right of termination of the LLC Agreement. To the knowledge of Parent, at the time of the closing of the transactions contemplated by the SPA and the Investment Agreement, Parent will have sufficient funds available to consummate such transactions.

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Section 4.03         Authority Relative to this Agreement. Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder have been duly and validly authorized by all necessary limited liability company action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company and Merger Sub, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.

Section 4.04         No Conflict; Required Filings and Consents.

(a)          The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement will not, (i) conflict with or violate any provision of Parent’s organizational documents, (ii) conflict with or violate any Laws or any Judgment applicable to Parent or its properties or assets, (iii) result in any breach of or constitute a default (or an event which, with or without notice, lapse of time or both, would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, any Contract to which Parent is a party or by which its properties or assets are bound, or (iv) result in the creation of any Lien upon any of the assets or properties of Parent, except in the case of clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the performance by Parent of any of its obligations under this Agreement.

(b)          The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) the filing with the SEC of (A) the Schedule 13E-3 and (B) such reports under the Exchange Act as may be required in connection with this Agreement, (ii) the FCA Approval, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not, and would not reasonably be expected to, prevent or materially delay the performance by Parent of any of its obligations under this Agreement.

Section 4.05         Proceedings. There are no Proceedings pending or, to the knowledge of Parent, threatened against Parent or Zugel or any of their respective assets or properties, except for any Proceedings that, individually or in the aggregate, would not, and would not reasonably be expected to, prevent or materially delay the performance by Parent of any of its obligations under this Agreement.

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Section 4.06         Information Supplied. None of the information supplied or to be supplied in writing by or on behalf of any member of the Parent Group for inclusion or incorporation by reference in (i) the Schedule 13E-3 will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the Company Proxy Statement will, at the date it is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any member of the Parent Group is responsible for filing with the SEC in connection with the transaction contemplated by this Agreement, to the extent relating to the members of the Parent Group or other information supplied by or on behalf of any member of the Parent Group for inclusion therein, will comply as to form, in all material respects, with the provisions of the Securities Act or Exchange Act, as applicable, and each such document required to be filed with any Governmental Entity (other than the SEC) will comply in all material respects with the provisions of applicable Law as to the information required to be contained therein. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Schedule 13E-3 or the Company Proxy Statement based on information supplied by the Company (other than information relating to, or provided to the Company by, any member of the Parent Group) for inclusion or incorporation by reference therein.

Section 4.07         No Other Representations. Parent acknowledges and agrees that, except as expressly set forth in Article III, neither the Company nor any other Person on its behalf has made or makes any express or implied representations or warranties. Parent represents, acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the Transactions, it has relied solely upon the express representations and warranties of the Company set forth in Article III.

Article V

COVENANTS AND OTHER AGREEMENTS

Section 5.01         Conduct of Business of the Company. From the date of this Agreement until the Effective Time (or the earlier termination of this Agreement in accordance with its terms), except as required by applicable Law or as expressly required by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule or unless Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the ordinary course of business consistent with past practice, and (ii) use its reasonable best efforts to maintain its assets and properties and preserve intact and maintain its business organization and goodwill of those having business relationships with any of it and to keep available the services of its present officers and employees on terms and conditions substantially comparable to those currently in effect. In addition to and without limiting the generality of the foregoing, from the date hereof until the Effective Time (or the earlier termination of this Agreement in accordance with its terms), except as required by applicable Law or as expressly required by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to:

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(a)          adopt or propose any change in, or amendment of, its certificate of incorporation or by-laws or other comparable organizational documents;

(b)          (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its capital stock (other than dividends or distributions declared, set aside, made or paid by any wholly-owned Subsidiary to the Company or to another wholly-owned Subsidiary), (ii) split, combine, subdivide or reclassify any of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of the capital stock or other securities of the Company or any of its Subsidiaries (including any options, warrants or any security exercisable for or convertible into such capital stock or securities), other than, in the cases of the foregoing clauses (i) and (iii), distributions, repurchases, redemptions or other acquisitions by any of the Company’s Subsidiaries as may be necessary or appropriate to enable the Company to pay the Merger Consideration;

(c)          issue, sell, grant, pledge or otherwise encumber any shares of the capital stock or other securities of the Company or any of its Subsidiaries (including any options, warrants or any security exercisable for or convertible into such capital stock or securities);

(d)          merge or consolidate with any other Person or acquire any assets or capital stock of any other Person;

(e)          sell, lease, license, subject to a Lien, or otherwise surrender, relinquish or dispose of any materials assets, other than (i) as set forth in Section 5.01(e) of the Company Disclosure Schedule or (ii) in the ordinary course of business consistent with past practice;

(f)          (i) make any loans, advances or capital contributions to, or investments in, any Person other than investments in the ordinary course of business consistent with past practice, (ii) create, incur, guarantee or assume any indebtedness for borrowed money, issuances of debt securities, guarantees, loans or advances, other than in ordinary course of business consistent with past practice, or (iii) make or commit to make any capital expenditure other than in the ordinary course of business consistent with past practice and as contemplated by the Company’s capital expenditure budget;

(g)          (i) amend or otherwise modify benefits under any “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), or any other equity incentive, compensation, severance, employment, change in control, retention, fringe benefit, collective bargaining, bonus, incentive, savings, retirement, deferred compensation or other benefit plan, agreement, program, policy or arrangement (“Company Plan”), (ii) accelerate the payment or vesting of benefits or amounts payable or to become payable under any Company Plan or (iii) terminate or establish any Company Plan, in each case, other than in the ordinary course of business consistent with past practice;

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(h)          enter into any new employment agreements with, or increase the compensation of, any officer or director, or, other than in the ordinary course of business, any employee, consultant, representative or agent of the Company or any Subsidiary (including entering into any bonus, severance, change of control, termination, reduction-in-force or consulting agreement or other employee benefits arrangement or agreement pursuant to which such Person has the right to any form of compensation from the Company or such Subsidiary), other than as required by written agreements in effect on or prior to the date of this Agreement with such Person, or otherwise amend in any material respect any existing agreements with any such Person;

(i)          settle or compromise any material Proceeding, except as permitted under Section 5.08 of this Agreement;

(j)          enter into, renew, extend, amend or terminate any material Contract, other than in the ordinary course of business consistent with past practice; or

(k)          agree or commit to do any of the foregoing.

Section 5.02         Company Stockholders Meeting; Preparation of Company Proxy Statement Materials.

(a)          The Company shall take all action necessary to duly call, give notice of, convene, and hold a meeting of the Company’s stockholders (the “Company Stockholders Meeting”) for the purpose of seeking the Stockholder Approval and the Majority of the Minority Approval as soon as reasonably practicable after the date of this Agreement (and, in any event, within forty-five (45) days of the initial mailing of the Company Proxy Statement to the holders of Class A Common Stock) and receipt of confirmation from the SEC that it has no further comments on the Company Proxy Statement; provided, however, that nothing contained herein shall limit the Company’s ability to adjourn the Company Stockholders Meeting to the extent necessary or appropriate to provide additional time to solicit proxies to obtain the Stockholder Approval and Majority of the Minority Approval. Except to the extent that the Company Board shall have effected an Adverse Company Recommendation as permitted by Section 5.03, the Company Proxy Statement shall include the Company Board Recommendation. Subject to Section 5.03, the Company shall use reasonable best efforts to: (i) solicit from the holders of Class A Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger; and (ii) take all other actions necessary or advisable to secure the Stockholder Approval and the Majority of the Minority Approval. Other than the proposals required to obtain the Stockholder Approval and the Majority of the Minority Approval and the Adjournment Proposal, the Company shall not submit any other proposals for approval at the Company Stockholders Meeting without the prior written consent of Parent. The Company shall keep Parent updated with respect to proxy solicitation results as requested by Parent. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the prior written consent of Parent (other than: (A) in order to solicit additional proxies for the purpose of obtaining the Stockholder Approval or the Majority of the Minority Approval; or (B) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined after consultation with outside counsel is required under applicable Law).

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(b)          As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare, in consultation with Parent, and file with the SEC the Company Proxy Statement in preliminary form. Parent and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, Parent will furnish the Company the information relating to it and the other members of the Parent Group required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Parent and its Representatives a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered in good faith by the Company). The Company shall cause the Company Proxy Statement at the date that it (and any amendment or supplement thereto) is first published, sent, or given to the holders of Class A Common Stock and at the time of the Company Stockholders Meeting, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and the Company shall use its reasonable best efforts to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed to the holders of Class A Common Stock as promptly as practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Proxy Statement. The Company shall, as promptly as practicable: (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information; (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement and (iii) advise Parent of any oral comments with respect to the Company Proxy Statement received from the SEC.

(c)          If, at any time prior to receipt of the Stockholder Approval or the Majority of the Minority Approval, any information relating to the Company or the Parent Group, respectively, or any of their respective Affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, respectively, should be set forth in an amendment of, or a supplement to, the Company Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or Parent (as applicable) shall promptly notify the other party of such discovery and shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Company Proxy Statement and, to the extent required by applicable Law, in disseminating the information contained in such amendment or supplement to the holders of Class A Common Stock. Nothing in this Section 5.02(c) shall limit the obligations of the parties under Section 5.02(b).

(d)          The Company and Parent shall, and Parent shall cause each other member of the Parent Group to, cooperate to (i) concurrently with the preparation and filing by the Company of the Company Proxy Statement, jointly prepare the Schedule 13E-3 and file it with the SEC and provide each other all information concerning such party (including, in the case of Parent, each other member of the Parent Group) as may reasonably be requested in connection with the preparation and filing of the Schedule 13E-3, (ii) resolve any comments from the SEC and provide each other with copies of all correspondence between such party and its Representatives, on the one hand, and the SEC, on the other hand, and (iii) as promptly as reasonably practicable after consulting with each other, prepare and file any amendments or supplements necessary to be filed in response to any such comments. The Company and Parent shall use reasonable best efforts to have the Schedule 13E-3 cleared by the SEC as promptly as reasonably practicable after the filing thereof.

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Section 5.03         No Solicitation; No Adverse Company Recommendation.

(a)          Except as contemplated by this Agreement, the Company shall not, and shall cause its Subsidiaries and the Company’s and its Subsidiaries’ respective officers, directors, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly:

(i)          initiate, solicit, knowingly encourage, knowingly induce or knowingly assist any inquiry or the making, submission or announcement of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal;

(ii)         execute or enter into any Contract with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement pursuant to the terms and conditions of Section 5.03(c)); or

(iii)        engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide or furnish any information or data relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books, records or personnel of the Company or any of its Subsidiaries to any Person (other than Parent any of its Affiliates or Representatives) with respect to, or otherwise cooperate in any way with, any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal.

(b)          Notwithstanding Section 5.03(a), following the receipt by the Company of an Acquisition Proposal (which Acquisition Proposal did not result from a breach of this Section 5.03), (i) the Company Board and the Special Committee shall be permitted to participate in discussions regarding such Acquisition Proposal solely to clarify the terms of such Acquisition Proposal and (ii) if the Company Board or any committee thereof (including the Special Committee) determines in good faith (A) that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (B) after consultation with outside legal counsel, that failure to take the actions set forth in clauses (x) and (y) below with respect to such Acquisition Proposal would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, then the Company and its Representatives may, in response to such Acquisition Proposal, (x) furnish access and non-public information with respect to the Company and its Subsidiaries to the Person who has made such Acquisition Proposal pursuant to an Acceptable Confidentiality Agreement and to such Person’s Representatives, to the extent permitted by the Acceptable Confidentiality Agreement and (y) participate in discussions and negotiations regarding such Acquisition Proposal.

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(c)          The Company shall promptly (and, in any event, within two (2) Business Days) notify Parent if any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, the Special Committee or any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers (including copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a reasonably current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations.

(d)          The Company Board or any committee thereof (including the Special Committee) shall not make an Adverse Company Recommendation, other than in accordance with Section 5.03(e) and Section 5.03(f). For purposes of this Agreement, an “Adverse Company Recommendation” means the Company Board or any committee thereof (including the Special Committee) (i) withdrawing, amending, modifying, or materially qualifying, in a manner adverse to Parent or the Transactions, the Company Board Recommendation; (ii) failing to include the Company Board Recommendation in the Company Proxy Statement that is mailed to the holders of Class A Common Stock or the Schedule 13E-3; (iii) publicly recommending an Acquisition Proposal; (iv) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Class A Common Stock within ten Business Days after the commencement of such offer; (v) failing to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten (10) Business Days after the date any Acquisition Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Acquisition Proposal; (vi) making any public statement inconsistent with the Company Board Recommendation; or (vii) resolving or agreeing to take any of the foregoing actions.

(e)          Notwithstanding the foregoing, the Company Board or any committee thereof (including the Special Committee) may make an Adverse Company Recommendation in response to (i) a Superior Proposal received by the Company Board or any committee thereof (including the Special Committee) or (ii) an Intervening Event, in each case, after the date of this Agreement and to the extent it determines in good faith, after consultation with outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, but only if the Company shall have first provided Parent prior written notice, at least five (5) Business Days in advance, that the Company Board or such committee intends to make such Adverse Company Recommendation and is prepared to terminate this Agreement and, in the case of a Superior Proposal, to enter into a Contract with respect to such Superior Proposal, and disclosing the material terms and conditions of the transaction that constitutes such Superior Proposal and the identity of the party making such Superior Proposal or, in the case of an Intervening Event, details of the fact, change, development, event or circumstance constituting an Intervening Event and the analysis of the Company Board or such committee of the financial impact of such Intervening Event.

(f)          Nothing contained in this Section 5.03 or elsewhere in this Agreement shall be deemed to prohibit the Company Board or any committee thereof (including the Special Committee) from disclosing to the stockholders of the Company a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act; provided, that any such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Company Recommendation unless the Company Board expressly reaffirms its recommendation to the Company’s stockholders in favor of the approval of this Agreement and the Merger in such disclosure and expressly rejected any applicable Acquisition Proposal.

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Section 5.04         Indemnification; Directors’ and Officers’ Insurance.

(a)          All rights to indemnification, advancement of expenses and exculpation now existing in favor of each present and former director and officer of the Company or any of its Subsidiaries (acting in their capacity as such) (each, an “Indemnified Person”) as provided in the Company Charter and Company Bylaws, or in the certificate or articles of incorporation, bylaws, or similar documents of any Subsidiary, in effect as of the date of this Agreement, shall, with respect to matters occurring prior to the Effective Time, survive the Merger and continue in full force and effect after the Effective Time. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation and the certificate or articles of incorporation, bylaws or similar documents of its Subsidiaries shall, with respect to matters occurring at or prior to the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of the Indemnified Persons than are set forth in the Company Charter and Company Bylaws or in the certificate or articles of incorporation, bylaws or similar documents of its Subsidiaries in effect as of the date of this Agreement, and such provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would materially adversely affect the rights thereunder, as of the Effective Time, of any Indemnified Person, with respect to matters occurring at or prior to the Effective Time.

(b)          During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent or the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) obtain and maintain directors’ and officers’ liability insurance for the Indemnified Persons with respect to matters occurring prior to the Effective Time on terms with respect to coverage and amount no less favorable in the aggregate than those of the directors’ and officers’ liability insurance policy obtained by the Company in effect on the date of this Agreement; provided, however, that in no event shall Parent and the Surviving Corporation be obligated to expend in order to obtain or maintain insurance coverage pursuant to this Section 5.04(b) any amount per annum in excess of 200% of the last annual premium paid by the Company for such insurance before the date of this Agreement (the “Cap”); and provided further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Parent or the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap. Prior to the Effective Time, the Company may purchase a six-year “tail” prepaid policy or policies on the Company’s current directors’ and officers’ liability insurance; provided that the Company shall use commercially reasonable efforts to obtain a stand-alone directors’ and officers’ insurance “tail” policy, if available, and provided, further, that the Company shall work diligently to obtain such “tail” policy at reasonable cost. In the event that such a “tail” policy is purchased prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and Parent and the Surviving Corporation shall have no obligations under the first sentence of this Section 5.04(b) so long as such “tail” policy is in full force and effect.

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(c)          In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys substantially all of its assets then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation (and their respective successors and assigns) assume the obligations of the Surviving Corporation (or its successors or assigns) under this Section 5.04.

(d)          The Surviving Corporation and Parent shall pay all reasonable, documented, out-of-pocket expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Person in successfully enforcing the indemnity and other obligations provided in this Section 5.04. The provisions of this Section 5.04 shall survive the consummation of the Merger and expressly are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons. Notwithstanding anything in this Agreement to the contrary, it is agreed that the rights of an Indemnified Person under this Section 5.04 shall be in addition to, and not a limitation of any other rights such Indemnified Person may have under the Company Charter, the Company Bylaws, any other indemnification arrangements, the DGCL or otherwise and nothing in this Section 5.04 shall have the effect of, or be construed as having the effect of, reducing the benefits to the Indemnified Persons under the Company Charter, the Company Bylaws, any other indemnification arrangements, the DGCL or otherwise with respect to matters occurring prior to the Effective Time.

Section 5.05         Notification of Certain Matters. Each of the parties shall promptly notify the other parties of (i) any notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with or relating to the Transactions, or from any Governmental Entity in connection with or relating to Transactions; provided, that the delivery of any notice pursuant to this Section 5.05 shall not limit or otherwise affect the remedies available to any party hereunder, (ii) any fact, circumstance, change or event that would be reasonably likely to cause any of the conditions in Article VI not to be satisfied or to cause the satisfaction thereof to be materially delayed and (iii) any Proceedings commenced or threatened against such party which seeks to prohibit, prevent or materially delay consummation of the Transactions; provided, further, that notwithstanding anything to the contrary in this Agreement, the failure by the Company, Merger Sub or their respective Representatives to provide such prompt notice under this Section 5.05 shall not constitute a breach of a covenant for any purpose under this Agreement.

Section 5.06         Publicity. The parties shall (a) consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, and (b) shall cause their respective Affiliates and Representatives not to issue any press release or make any public statement with respect to the Merger and the other Transactions, in the case of each of (a) and (b) except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the Company and Parent.

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Section 5.07         Reasonable Best Efforts. Subject to the terms and conditions hereof and applicable Law, each of the parties hereto agrees to cooperate and use its reasonable best efforts to take, or cause to be taken, and Parent shall cause each other member of the Parent Group to take, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in Article VI are satisfied and to consummate the Transactions as promptly as practicable. Parent agrees to use its reasonable best efforts to consummate the transactions contemplated by the SPA and the Investment Agreement.

Section 5.08         Litigation Support.

(a)          The Company shall promptly advise Parent of any Proceeding involving the Company or any of its officers or directors, including the Special Committee, relating to this Agreement or the Transactions and shall keep Parent reasonably informed regarding the status of any such Proceeding. The Company shall give Parent the reasonable opportunity to participate in the defense or settlement of any such Proceeding, including on the terms described in Section 5.08 of the Company Disclosure Schedule.

(b)          Parent shall promptly advise the Company of any Proceeding involving any member of the Parent Group or any of their respective Affiliates relating to this Agreement or the Transactions and shall keep the Company reasonably informed regarding the status of any such Proceeding.

(c)          The parties shall reasonably cooperate and consult each other in good faith on any material decisions in the defense of any Proceedings described in this Section 5.08.

Section 5.09         Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Class A Common Stock or Company RSUs resulting from the Merger and the other Transactions by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.10         Takeover Statutes. If any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each a “Takeover Statute”) is or may become applicable to the Merger or the other Transactions, the Company shall take such actions as are within its power so as to eliminate or minimize the effects of such statute or regulation on such Transactions.

Section 5.11         Solvency Matters. The Company, at the direction of the Special Committee, shall retain an independent appraisal or valuation firm (the “Advisory Firm”) for purposes of obtaining from such firm a Solvency Opinion. Subject to the ability of the Advisory Firm to deliver a Solvency Opinion to the Company following the completion of the Advisory Firm’s review and analysis of the relevant facts, the Company shall obtain such Solvency Opinion from the Advisory Firm not later than ten (10) Business Days prior to the expected Closing Date.

Section 5.12         Independence of Special Committee. The Company will not, and Parent will ensure that no member of the Parent Group will seek to, remove any member of the Special Committee, disband the Special Committee or take any action that would limit the independence and authority of the Special Committee.

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Section 5.13         No Further Agreements or Amendments. Neither Parent nor its Affiliates will enter into any new agreement, arrangement or understanding with Ramguard, or any of its Affiliates, or any other holder of Class A Common Stock or RSUs (other than members of the Parent Group as of the date hereof), or amend or terminate any current agreement, arrangement or understanding with Ramguard or its Affiliates, without the prior written consent of the Company pursuant to a resolution adopted by the Special Committee.

Article VI

CONDITIONS

Section 6.01         Conditions to Obligation of Each Party. The respective obligations of the Company, Merger Sub and Parent to consummate the Merger and the other Transactions, as applicable, are subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

(a)          Stockholder Approvals. Each of (i) the Stockholder Approval and (ii) the Majority of the Minority Approval shall have been obtained.

(b)          No Order. No Law shall have been enacted or promulgated and no Judgment shall be in effect, in either case, which renders illegal or prohibits the consummation of the Transactions.

(c)          Solvency. The Company shall have received a Solvency Opinion.

Section 6.02         Conditions to Obligations of the Company and Merger Sub. The respective obligations of the Company and Merger Sub to consummate the Merger and the other Transactions are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a)          Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall have been true and correct in all material respects on and as of the date of this Agreement, and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b)          Covenants. Parent shall have performed and complied in all material respects with all of the covenants or agreements required under this Agreement to be performed or complied with by it at or prior to the Effective Time.

(c)          Closing of SPA. The purchase of the Ramguard Shares pursuant to the SPA shall have been consummated in accordance with the terms of the SPA.

(d)          Closing of Investment Agreement. The acquisition of Class A Units by Parent pursuant to the Investment Agreement shall have been consummated in accordance with the terms of the Investment Agreement.

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Section 6.03         Conditions to Obligation of Parent. The obligations of Parent to consummate the Transactions are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a)          Representations and Warranties. (i) The representations and warranties of the Company and Merger Sub set forth in Sections 3.01, 3.02, 3.03, 3.04 and 3.08 shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date, except in each case, representations and warranties that are made as of a specific date shall have been true and correct only on and as of such date, and (ii) each of the other representations and warranties of the Company and Merger Sub contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on the Closing Date with the same force and effect as though made on and as of the Closing Date, except (A) in each case, representations and warranties that are made as of a specific date shall have been true and correct only on and as of such date, and (B) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or Material Adverse Effect qualifications set forth therein), individually or in the aggregate, would not have a Material Adverse Effect.

(b)          Covenants. The Company and Merger Sub shall have performed and complied in all material respects with all of the covenants or agreements required under this Agreement to be performed or complied with by each of them at or prior to the Effective Time.

(c)          No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred.

(d)          Company Transaction Expenses. The Company Transaction Expenses shall not exceed $4,500,000.

(e)          Appraisal Shares. The number of shares of Class A Common Stock as to which a properly executed notice of appraisal has been received by the Company and not withdrawn as of immediately prior to the Effective Time (“Appraisal Shares”) shall not exceed 500,000 shares of Class A Common Stock, excluding any Appraisal Shares held by any member of the Parent Group, Ramguard, any holder of Rollover Shares or Exchange Shares, and any of their respective Affiliates.

(f)          No Proceedings. There shall be no Covered Proceeding pending.

Section 6.04         Frustration of Closing Conditions. Parent may not (i) rely on the failure of any condition set forth in Section 6.01 or Section 6.03 to be satisfied if such failure was due to the failure of any member of the Parent Group to perform and comply in all material respects with the covenants and agreements in this Agreement to be performed or complied with by Parent prior to the Closing, (ii) rely on the failure of any condition set forth in Section 6.03(a) to be satisfied, or assert any other claim or right in respect of the failure of the representations and warranties described therein to be true and correct, if, on the date of this Agreement, Zugel or any other member of the Parent Group had actual knowledge of the failure of such representations and warranties to be true and correct, or (iii) rely on the failure of any condition set forth in Section 6.03(b) to be satisfied, or assert any other claim or right in respect of the failure by the Company or Merger Sub to comply with and perform its covenants and agreements required by this Agreement, if and to the extent such failure results from any action or omission taken or made by any member of the Parent Group with the actual knowledge of such Person that such action or omission would, or would reasonably be expected to, cause such condition not to be satisfied.

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Article VII

TERMINATION

Section 7.01         Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a)          by mutual written agreement of the Company and Parent (with respect to the Company, only pursuant to a resolution adopted by the Special Committee); or

(b)          by either the Company or Parent (with respect to the Company, only pursuant to a resolution adopted by the Special Committee):

(i)          if the Closing shall not have occurred on or before July 11, 2018 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party if the failure of such party (or, in the case of the Company, the Company or Merger Sub) to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date); provided, further, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to Parent if the failure of the Company or Merger Sub to perform any of its respective obligations of this Agreement was caused by any action (or failure to take any action) by any member of the Parent Group;

(ii)         if any court of competent jurisdiction or other Governmental Entity shall have issued a Judgment restraining, enjoining or otherwise prohibiting the Merger and such Judgment shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.01(b)(ii) shall not be available to any party if the failure of such party (or, in the case of the Company, the Company or Merger Sub) to perform any of its obligations under this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such Judgment; or

(iii)        if the Stockholder Approval or the Majority of the Minority Approval shall not have been obtained at the Company Stockholders Meeting (after taking into account any adjournment, postponement or recess thereof); provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(b)(iii) if the failure to obtain the Stockholder Approval is due to the failure of one or more stockholder parties to the Voting Agreement to vote the shares beneficially owned by him, her or it in accordance with the Voting Agreement; or

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(c)          by the Company (only pursuant to a resolution adopted by the Special Committee) or Parent, if the Special Committee or the Company Board (acting based on the recommendation of the Special Committee) shall have made an Adverse Company Recommendation in accordance with Section 5.03 prior to the Effective Time.

Any proper and valid termination of this Agreement pursuant to Section 7.01 shall be effective immediately upon the delivery of written notice of the terminating party to the other party.

Section 7.02         Effect of Termination.

(a)          In the event of the termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, and there shall be no liability on the part of the Company, Merger Sub or Parent or any of their respective Representatives, other than, (i) with respect to Parent and the Company, the obligations pursuant to this Section 7.02 and Article VIII, and (ii) with respect to Parent, the obligations set forth in the Confidentiality Agreement.

(b)          In the event this Agreement is terminated by the Company or Parent pursuant to Section 7.01(c), then the Company shall promptly reimburse all documented fees and expenses incurred by Parent and the other members of the Parent Group (including reasonable attorneys’ fees) arising out of or relating to this Agreement and the Transactions up to a maximum of $1,500,000 in toto (the “Company Expense Reimbursement”).

(c)          Upon payment of the Company Expense Reimbursement, the Company and Merger Sub shall have no further liability to Parent with respect to the Merger, this Agreement or the Transactions. The Company Expense Reimbursement shall be made by wire transfer of immediately available funds to an account designated by Parent.

(d)          Notwithstanding anything to the contrary in this Agreement, if the Company is required to pay the Company Expense Reimbursement to Parent pursuant to this Agreement, Parent’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise), without prejudice to the remedy of specific performance set forth in Section 8.06(d), against the Company and Merger Sub and any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees (each a “Company Related Party” and collectively, the “Company Related Parties”) or any Affiliate of any Company Related Party for any breach, loss or damage shall be to terminate this Agreement and receive payment of the Company Expense Reimbursement, in each case, only to the extent provided by this Section 7.02; and upon payment of such amount, Parent shall have no rights or claims against any of the Company Related Parties or any Affiliate of any Company Related Party under this Agreement or otherwise, whether at law or equity, in contract, in tort or otherwise, and none of the Company Related Parties or any Affiliate of any Company Related Party shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

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(e)          Each of the Company, Merger Sub and Parent acknowledges that the agreements contained in this Section 7.02 are an integral part of the Transactions and that, without these agreements, the parties would not enter into this Agreement. In the event that the Company shall fail to pay the Company Expense Reimbursement when due, and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for any fee set forth in this Section 7.02, the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

Article VIII

MISCELLANEOUS

Section 8.01         Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement and in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

Section 8.02         Fees and Expenses. Except as otherwise expressly provided herein (including Section 7.02), all costs and expenses incurred in connection with the Merger, this Agreement and the other Transactions shall be paid by the party incurring such expenses, regardless of whether the Merger shall be consummated.

Section 8.03         Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval, if applicable, the parties hereto (in the case of the Company, only pursuant to a resolution adopted by the Special Committee) may modify or amend this Agreement by written agreement executed and delivered by each of the parties; provided, that after the Stockholder Approval, if any, has been obtained, there shall be no amendment that, under the DGCL, would require the further approval of the Company’s stockholders without such approval first being obtained.

Section 8.04         Extension and Waiver.

(a)          At any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval, if applicable:

(i)          the Company (only pursuant to a resolution adopted by the Special Committee) may (a) extend the time for the performance of any of the obligations or other acts of Parent, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered by Parent pursuant hereto, or (c) waive compliance by Parent with any of the agreements or with any conditions to the Company’s and Merger Sub’s obligations (other than receipt of the Stockholder Approval and Majority of the Minority Approval).

(ii)         Parent may (a) extend the time for the performance of any of the obligations or other acts of the Company and/or Merger Sub, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered by the Company or Merger Sub pursuant hereto, or (c) waive compliance by the Company or Merger Sub with any of the agreements or with any conditions to Parent’s obligations (other than receipt of the Stockholder Approval and Majority of the Minority Approval).

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(b)          Any consent or any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer (in the case of the Company, only after approval of the Special Committee as to such action has been provided).

Section 8.05         Notices. All notices, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered personally or by overnight courier or if mailed by certified mail, return receipt requested, postage prepaid, or sent by electronic mail, as follows:

(a)	If to Parent:

Z Acquisition LLC
Two Bridge Avenue
Red Bank, NJ 07701
Attention: Christian Zugel
e-mail: [EMAIL ADDRESS REDACTED]

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention:	Warren S. de Wied

John Liftin

e-mail: [EMAIL ADDRESS REDACTED]

(b)	If to the Company (prior to the Effective Time) or Merger Sub:

Special Committee of the Board of Directors
c/o ZAIS Group Holdings, Inc.
Two Bridge Avenue, Ste. 322
Red Bank, New Jersey 07701
Attention: Paul B. Guenther, Chairman of the Special Committee
e-mail: [EMAIL ADDRESS REDACTED]

with a copy (which shall not constitute notice) to

Alston & Bird LLP
950 F Street NW
Washington, DC 20004
Attention: David E. Brown, Jr.
e-mail: [EMAIL ADDRESS REDACTED]

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and to

ZAIS Group Holdings, Inc.
Two Bridge Avenue, Ste. 322
Red Bank, New Jersey 07701
Attention: Mark A. Russo, General Counsel
email: [EMAIL ADDRESS REDACTED]

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173-1922
Attention: Brian Hoffmann and Thomas W. Giegerich
e-mail: [EMAIL ADDRESS REDACTED]

(c)	If to the Surviving Corporation:

ZAIS Group Holdings, Inc.
Two Bridge Avenue, Suite 322
Red Bank, New Jersey 07701
Attention: Mark A. Russo, General Counsel
e-mail: [EMAIL ADDRESS REDACTED]

Any such notice shall be effective (a) if delivered personally or via electronic mail, when received, (b) if sent by overnight courier, when receipted for, or (c) if mailed, five Business Days after being mailed as described above.

Section 8.06         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial; Specific Performance.

(a)          This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b)          Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Court of Chancery of the State of Delaware and any appellate court thereof or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in such court, and (iv) waives, to the fullest extent permitted by Law, any defense of inconvenient forum to the maintenance of such action or proceeding in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties to this Agreement irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 8.05 of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

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(c)          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.06(c).

(d)          The parties hereto agree that irreparable harm would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without proof of actual damages, this being in addition to, and not exclusive of, any other remedy or remedies to which such party is entitled at law or in equity. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (i) any other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason of law or equity.

Section 8.07         Entire Agreement; Third-Party Beneficiaries.

(a)          This Agreement (together with the Exhibits hereto and the Confidentiality Agreement) contains the entire agreement among the parties hereto with respect to the Merger and the other Transactions and the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to these matters. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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(b)          This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any legal or equitable rights or remedies, except for the provisions set forth in Section 5.04 of this Agreement which are intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons after the Effective Time.

Section 8.08         Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions of this Agreement in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 8.09         Definitions. For purposes of this Agreement:

(a)          “Acceptable Confidentiality Agreement” means a confidentiality agreement between the Company and a Person making an Acquisition Proposal entered into in accordance with the terms and conditions set forth in Section 5.03 and on terms and conditions customary with respect to transactions of the nature contemplated by such Acquisition Proposal.

(b)          “Acquisition Proposal” means any proposal or offer relating to (i) a merger, consolidation, share exchange or business combination involving the Company or any of its Subsidiaries representing 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, (ii) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, (iii) a purchase or sale of shares of capital stock or other securities, in a single transaction or series of related transactions, representing either (A) 20% or more of the voting power of the capital stock of the Company or (B) 20% or more of the capital stock of the Company, including by way of a tender offer or exchange offer or (iv) any other transaction having a similar effect to those described in clauses (i) through (iv), in each case, other than any proposal or offer from Parent or Zugel.

(c)          “Adjournment Proposal” means a proposal to adjourn the Company Stockholders Meeting in order to solicit additional proxies, if the Company Board or Special Committee deems it necessary or appropriate.

(d)          “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such Person; provided that for purposes of this Agreement, neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of Parent. For purposes of this definition “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

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(e)          “Business Day” means any day other than Saturday, Sunday or a day on which commercial banks in New York, New York are authorized or required by Law to close.

(f)          “Company Bylaws” means the bylaws of the Company as in effect on the date of this Agreement.

(g)          “Company Charter” means the certificate of incorporation of the Company as in effect on the date of this Agreement.

(h)          “Company Disclosure Schedule” means the Company Disclosure Schedule delivered by the Company to Parent as of the execution of this Agreement setting forth, among other things, items the disclosure of which is required under this Agreement, either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more of the representations and warranties or covenants contained in this Agreement; provided that the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty will not be considered an admission by the disclosing party that such item (or any nondisclosed item or information of comparable or greater significance) is required to be disclosed, represents a material exception or fact, event or circumstance or that such item has resulted in or would reasonably be expected to result in a Material Adverse Effect; provided further, that the information and disclosures contained in any section of the Company Disclosure Schedule shall be deemed to be disclosed for all purposes in this Agreement (including against any representation, warranty or covenant) and incorporated by reference in any other section of the Company Disclosure Schedule as though fully set forth therein, in each case, to the extent the relevance of such information or disclosure is reasonably apparent from the text of such disclosure.

(i)          “Company Proxy Statement” means the proxy statement in preliminary and definitive form relating to the Company Stockholders Meeting, together with any amendments or supplements thereto, and including information required to be included in the Schedule 13E-3.

(j)          “Company RSU” means any restricted stock unit in respect of a share of Class A Common Stock, whether vested or unvested, granted under the Company’s 2015 Stock Incentive Plan.

(k)          “Company SEC Documents” means the forms, documents, statements and reports filed with, or furnished to, the SEC since December 31, 2016 and prior to the date of this Agreement, including any amendments thereto.

(l)          “Company Transaction Expenses” means the following fees and expenses incurred by the Company: (i) fees and expenses of McDermott Will & Emery LLP and Alston & Bird LLP arising out of or relating to the Merger and the other Transactions, in each case incurred in respect of services rendered on or after September 5, 2017, (ii) fees and expenses of Houlihan Lokey Capital, Inc. arising out of or relating to the Merger and the other Transactions, and (iii) fees and expenses of any Advisory Firm that is engaged by the Company to render a Solvency Opinion. Company Transaction Expenses do not include any fees or expenses incurred in connection with the defense or settlement of any Proceeding.

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(m)          “Covered Proceeding” means any Proceeding described in Section 8.09(m) of the Company Disclosure Schedule.

(n)          “DGCL” means the General Corporation Law of the State of Delaware.

(o)          “FCA Approval” means the approval of the Financial Conduct Authority required in connection with the transactions contemplated by this Agreement.

(p)          “Intervening Event” means a fact, change, development, event or circumstance that is favorable or otherwise material to the Company from a financial point of view and was not known to the Special Committee on the date of this Agreement (or if known, the consequences of which were not known to or reasonably foreseeable by the Special Committee as of the date hereof), which fact, change, development, event or circumstance, or any material consequences thereof, becomes known to the Special Committee prior to the time at which Company obtains the Stockholder Approval and Majority of the Minority Approval.

(q)          “Judgment” means any judgment, order, award, writ, injunction or decree of any Governmental Entity or arbitrator.

(r)          “knowledge of the Company” means the actual knowledge of the officers of the Company identified in Section 8.09(r) of the Company Disclosure Schedule, after due inquiry.

(s)          “knowledge of Parent” means the actual knowledge of the members, managers and officers of Parent, after due inquiry.

(t)          “Lien” means any mortgage, pledge, charge, lien or security interest, or other encumbrance of any kind to title.

(u)          “Majority of the Minority Approval” means the affirmative vote of holders of a majority of the outstanding shares of Class A Common Stock other than (i) shares held by any member of the Parent Group, any director or executive officer of the Company, any holder of Rollover Shares or Exchange Shares, or any Affiliate of any of the foregoing Persons, and (ii) any shares held by Ramguard or any of its Affiliates (including any Ramguard Shares, regardless of whether the transactions contemplated by the SPA have been consummated as of the record date for the determination of stockholders entitled to vote at the Company Stockholders Meeting or as of the time of the vote of holders of Class A Common Stock).

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(v)         “Material Adverse Effect” means any change, effect, event, occurrence, condition or state of facts that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following, alone or in combination, shall be taken into account in determining whether a Material Adverse Effect has occurred: (i) changes in the economy or financial markets (including credit markets) in general, (ii) changes in the economic, business, financial or regulatory environment generally affecting any of the industries in which the Company and its Subsidiaries operate, (iii) changes in Law or GAAP, (iv) any change in the Company’s stock price or trading volume or any failure, in and of itself, by the Company to meet published revenue or earnings projections or internal budgets or forecasts (it being understood that any change, effect, event, occurrence, condition or state of facts underlying such change or failure shall be taken into account in determining whether a Material Adverse Effect has occurred), (v) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions existing as of the date of this Agreement, or any floods, earthquakes, hurricanes, tornadoes, natural disasters, storms, fires and other similar acts of God, (vi) changes that arise out of the announcement of this Agreement (including, without limitation, any investor withdrawals), out of actions expressly required to be taken by the Company under this Agreement (other than the first sentence of Section 5.01) or out of actions taken by the Company or its Subsidiaries at the request, or with the permission, of Parent in connection with this Agreement, (vii) the failure of Zugel to be an officer of the Company for any reason, (viii) any pending or threatened Proceedings relating to this Agreement or the transactions contemplated hereby, or (ix) any pending regulatory inquiries related to this Agreement or the transactions contemplated hereby (including trading-related inquiries from the Financial Industry Regulatory Authority); provided, however, that with respect to clauses (i), (ii), (iii) and (v), to the extent that the impact of such change, effect, event, occurrence, condition or state of facts is disproportionately adverse to the Company and its Subsidiaries taken as a whole compared to other companies in the same industry, such change, effect, event, occurrence, condition or state of facts shall be taken into account in determining whether a Material Adverse Effect has occurred.

(w)          “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(x)          “Proceeding” means any lawsuit, claim, action, suit, proceeding, hearing, investigation or inquiry, whether civil, criminal, administrative or investigative, by or before any Governmental Entity.

(y)          “Representative” means, with respect to any Person, such Person’s officers, directors, employees, investment bankers, attorneys, accountants and other advisors or representatives.

(z)          “Solvency Opinion” means an opinion from the Advisory Firm that, subject to the limitations and assumptions therein, as of the date of the delivery of such Solvency Opinion, after taking into account the payment of the Aggregate Merger Consideration payable in respect of all shares of Class A Common Stock and Company RSUs entitled to receive the Merger Consideration, the Company is Solvent.

(aa)         “Solvent” means that (a) each of the fair value and present fair saleable value of the assets of the Company on a consolidated basis would exceed the stated liabilities and identified contingent liabilities of the Company on a consolidated basis, (b) the Company should be able to pay its debts as they become absolute and mature, (c) the Company should not have unreasonably small capital for the business in which the Company is engaged, as management of the Company has indicated the Company’s business is proposed to be conducted immediately following the consummation of the Transactions, and (d) the fair value of the assets of the Company on a consolidated basis would exceed the sum of (i) the stated liabilities and identified contingent liabilities on a consolidated basis and (ii) the total par value of the issued capital stock, of the Company.

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(bb)         “Stockholder Approval” means the affirmative vote of the holders of a majority of the voting power of all of the shares of the capital stock of the Company entitled to vote at the Company Stockholders Meeting, voting together as a single class.

(cc)         “Subsidiary” of any Person means another Person, of which the first Person (either alone or through or together with any other of its Subsidiaries) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests entitled to vote for the election of the board of directors or other governing body of such Person or any other Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act; provided, that in no event shall “Subsidiary” include any investment fund for which the Company or any of its Subsidiaries serves as investment advisor, manager, or general partner.

(dd)         “Superior Proposal” means an unsolicited bona fide Acquisition Proposal (except that references to “20%” in the definition of such term will be deemed to be references to “50%”) made in writing and not solicited in violation of Section 5.03 that the Company Board or any committee thereof (including the Special Committee) has determined in its good faith judgment (after consultation with outside counsel and its financial advisor) (a) would be reasonably likely to be consummated in accordance with its terms on a timely basis, taking into account all legal, financial and regulatory aspects of the proposal (other than the fact that such proposal may require stockholder approval) and the Person making the proposal (including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition), and (b) if consummated, would result in a transaction more favorable to the holders of Class A Common Stock from a financial point of view than the transaction contemplated by this Agreement.

Section 8.10         Interpretation. When a reference is made in this Agreement to an Article, a Section, an Annex or an Exhibit, such reference shall be to an Article or a Section of, or an Annex or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. References to monetary amounts are to the lawful currency of the United States.

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Section 8.11         Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other party.

Section 8.12         Confidentiality. All information furnished under this Agreement to any party, its Affiliates, and their Representatives will be held in confidence in accordance with the non-disclosure agreement dated as of October 23, 2017, between the Company, Parent and Zugel (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect.

Section 8.13         Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or similar electronic means), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature pages follow]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ZAIS GROUP HOLDINGS, INC.

By:	/s/ Nisha Motani
Name:	Nisha Motani
Title:	Chief Financial Officer

ZGH MERGER SUB, INC.

By:	/s/ Nisha Motani
Name:	Nisha Motani
Title:	Treasurer

Z ACQUISITION LLC

By:	/s/ Christian Zugel
Name:	Christian Zugel
Title:	Managing Member

[Signature Page to Agreement and Plan of Merger]

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EXHIBITS

Exhibit A-1	-	Form of Parent Group Voting Agreement

Exhibit A-2	-	Form of Ramguard Voting Agreement

Exhibit B	-	Form of Investment Agreement

Exhibit C	-	Certificate of Incorporation of the Company

Exhibit D	-	Bylaws of the Company

Schedule A	-	Holdings of Class A Common Stock, Class B Common Stock and Company RSUs of each Member of the Parent Group

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Annex B

HOULIHAN LOKEY CAPITAL, INC. OPINION

January 11, 2018

The Special Committee of the Board of Directors

ZAIS Group Holdings, Inc.

Two Bridge Avenue, Suite 322

Red Bank, New Jersey 07701

Dear Special Committee:

We understand that ZAIS Group Holdings, Inc. (together with its subsidiaries, as applicable, “ZAIS”), ZGH Merger Sub, Inc., a wholly owned subsidiary of ZAIS (“Sub”), and Z Acquisition LLC (“Z Acquisition”) propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Sub will be merged with and into ZAIS (the “Merger”), as a result of which merger (and certain related transactions) Z Acquisition, Christian Zugel (“Zugel”) and certain related parties (Zugel and such related parties, together with Z Acquisition and its members, the “Parent Group”) will own all of the outstanding equity interests in ZAIS other than as set forth in the Merger Agreement. As more fully described in the Merger Agreement, in connection with the Merger, each outstanding share of Class A common stock, par value $0.0001 per share, of ZAIS (“ZAIS Class A Common Stock”) not beneficially owned by any member of the Parent Group or rolled over (collectively, “Rollover Shares”) or acquired through an exchange (collectively, “Exchange Shares”) will be converted into the right to receive $4.10 in cash (the “Consideration”).

We also understand that, as contemplated by the Merger Agreement and/or certain related documents, (a) prior (and as a condition) to consummation of the Merger, Z Acquisition will (i) purchase 6,500,000 shares of ZAIS Class A Common Stock from Ramguard LLC (“Ramguard”) for a cash purchase price of $4.10 per share and (ii) acquire class A units in ZAIS Group Parent LLC, a subsidiary of ZAIS (“ZGP” and, such class A units, “ZGP Class A Units”), for a cash amount payable to ZGP, and (b) prior to consummation of the Merger, ZGP will redeem a number of ZGP Class A Units held by ZAIS for a cash amount payable to ZAIS equal to the aggregate Consideration (such purchase, acquisition and redemption, together with the other transactions contemplated by the Merger Agreement and related documents (other than the Merger), collectively, the “related transactions”). The terms and conditions of the Merger and related transactions are more fully set forth in the Merger Agreement and related documents.

The Special Committee of the Board of Directors of ZAIS (the “Special Committee” and, such board of directors, the “Board”) has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Special Committee as to whether, as of the date hereof, the Consideration to be received by holders of ZAIS Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates) in the Merger pursuant to the Merger Agreement is fair to such holders from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed a draft, dated January 10, 2018, of the Merger Agreement;

2.	reviewed certain publicly available business and financial information relating to ZAIS that we deemed to be relevant;

B-1

The Special Committee of the Board of Directors

ZAIS Group Holdings, Inc.

January 11, 2018

3.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of ZAIS made available to us by ZAIS, including (i) an illustrative liquidation analysis relating to ZAIS prepared by the management of ZAIS assuming an orderly liquidation of ZAIS and (ii) financial projections and other estimates relating to ZAIS prepared by or discussed with the management of ZAIS and approved by the Special Committee;

4.	spoken with certain members of the management of ZAIS and certain of its representatives and advisors regarding the businesses, operations, financial condition and prospects of ZAIS, the Merger, related transactions and other matters;

5.	reviewed a representation addressed to us from the senior management of ZAIS which contains, among other things, confirmation regarding the accuracy of financial information and data relating to ZAIS provided to, or discussed with, us by or on behalf of ZAIS; and

6.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. The management of ZAIS has advised us, and we have assumed, at the direction of the Special Committee, that the financial projections and other estimates utilized in our analyses (including as to potential tax attributes and investments of ZAIS) have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of ZAIS. We express no opinion with respect to any such projections or estimates or the data or assumptions on which they are based. We have relied upon and assumed, without independent verification, that estimates of the management of ZAIS as to the value of investments of ZAIS as of December 31, 2017 are reflective of the fair value of such investments as of such date, that there has been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of ZAIS since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be meaningful in any respect to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We also have relied upon, without independent verification, the assessments of the management of ZAIS as to, among other things, (i) the related transactions, including with respect to the timing thereof and financial and other terms involved, (ii) certain tax receivable and related exchange arrangements, including with respect to the obligations of ZAIS and other terms involved and the expectation of ZAIS’ management that there will be no exchanges or related tax benefits thereunder during the fiscal years ending December 31, 2017 through December 31, 2022, (iii) the potential impact on ZAIS, its subsidiaries and managed entities of market, competitive, cyclical and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the financial services industry and the investment and asset management sectors thereof and related credit and financial markets, including with respect to interest rates, and (iv) existing and future contracts and relationships, agreements and arrangements with, and the ability to attract, retain and/or replace, key customers, employees and other commercial relationships of ZAIS and its subsidiaries. We have assumed, with the consent of the Special Committee, that there will be no developments with respect to any such matters that would be meaningful in any respect to our analyses or this Opinion.

We further have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger and related transactions will be satisfied without waiver thereof, and (d) the Merger and related transactions will be consummated in a timely manner in accordance with their respective terms, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Merger and related transactions will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations and relevant documents and other requirements and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger and related transactions will be obtained and that no delay, limitations, restrictions or conditions will be imposed or occur or amendments, modifications or waivers made that would be meaningful in any respect to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final Merger Agreement when executed will not differ in any material respect from the draft of the Merger Agreement identified above.

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The Special Committee of the Board of Directors

ZAIS Group Holdings, Inc.

January 11, 2018

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance sheet or otherwise) of ZAIS or any other party or entity nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of ZAIS or any other entity or business. We have undertaken no independent analysis or evaluation of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, or of any governmental investigation of any such claims or other liabilities, to which ZAIS or any other entity is or may be a party or is or may be subject. We are not appraisers or experts in the evaluation of, nor do we express any view or opinion as to, specialized or other credit instruments.

Houlihan Lokey has not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Merger or related transactions, the securities, assets, businesses or operations of ZAIS or any other party or entity, or any alternatives to the Merger or related transactions, (b) identify or introduce to the Special Committee or ZAIS, or screen for creditworthiness, any prospective investors, lenders or other participants in the Merger, related transactions or alternatives thereto, or (c) advise the Special Committee, ZAIS, or any other party or entity with respect to alternatives to the Merger or related transactions. This Opinion is necessarily based on financial, economic, market, regulatory and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We also are not expressing any opinion as to the price or range of prices at which shares of ZAIS Class A Common Stock will trade, or any shares of ZAIS Class A Common Stock or other securities of ZAIS or any other entity may be transferable, at any time.

This Opinion is furnished for the use of the Special Committee (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Special Committee, the Board, ZAIS, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger, any related transactions or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, ZAIS, members of the Parent Group, Ramguard or any other party that may be involved in the Merger or related transactions and their respective affiliates or any currency or commodity that may be involved in the Merger or related transactions.

Houlihan Lokey and/or certain of its affiliates in the past have provided investment banking, financial advisory and/or other financial or consulting services to an entity that was externally managed and advised by an affiliate of ZAIS, for which Houlihan Lokey and/or such affiliates have received compensation, including having acted as financial advisor to such entity in connection with a business combination. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to ZAIS, members of the Parent Group, Ramguard, other participants in the Merger or related transactions or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by ZAIS, members of the Parent Group, Ramguard, other participants in the Merger or related transactions or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with ZAIS, members of the Parent Group, Ramguard, other participants in the Merger or related transactions or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, ZAIS, members of the Parent Group, Ramguard, other participants in the Merger or related transactions or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

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The Special Committee of the Board of Directors

ZAIS Group Holdings, Inc.

January 11, 2018

Houlihan Lokey has been engaged as financial advisor to the Special Committee in connection with the Merger and will receive fees for such services, of which a portion was paid to Houlihan Lokey upon its engagement and a portion is contingent upon consummation of the Merger. In addition, we will receive a fee upon delivery of this Opinion, which is not contingent upon the consummation of the Merger. In addition, ZAIS has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

Our Opinion relates to the fairness, from a financial point of view and as of the date hereof, of the Consideration to be received in the Merger pursuant to the Merger Agreement by holders of ZAIS Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates) without regard to individual circumstances of specific holders that may distinguish such holders, and our analyses and this Opinion do not address, take into consideration or give effect to, any rights, preferences, restrictions or limitations (whether by virtue of control, voting, liquidity or otherwise) that may be attributable to, shares of ZAIS Class A Common Stock or other securities of ZAIS. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Board, ZAIS, its security holders or any other party to proceed with or effect the Merger or any related transactions, (ii) any related transactions, the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion, aspect or implication of, the Merger (other than the Consideration to the extent expressly specified herein) or otherwise, including, without limitation, any terms, aspects or implications of any roll-over arrangements or any stockholder voting and support, share purchase, investment, or other agreement or arrangement to be entered into in connection with or contemplated by the Merger, any related transactions or otherwise, (iii) the fairness of any portion or aspect of the Merger or any related transactions to the holders of any class of securities, creditors or other constituencies of ZAIS, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Merger or any related transactions as compared to any alternative business strategies or transactions that might be available to ZAIS or any other party or whether any alternative transaction might produce consideration for the holders of ZAIS Class A Common Stock in an amount in excess of that contemplated in the Merger, (v) the fairness of any portion or aspect of the Merger or related transactions to any one class or group of ZAIS’ or any other party’s security holders or other constituents vis-à-vis any other class or group of ZAIS’ or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not ZAIS, Z Acquisition, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger or any related transactions, (vii) the solvency, creditworthiness or fair value of ZAIS or any other participant in the Merger or any related transactions, or any of their respective assets or securities, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger or any related transactions, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice, including, without limitation, any advice (and we express no view or opinion) with respect to changes in, or the impact of, tax laws, regulations and governmental and legislative policies on ZAIS or any other participant in the Merger or any related transactions, the Merger or any related transactions. It is assumed that such opinions, counsel or interpretations have been or will be obtained from appropriate professional sources and we have relied, with the consent of the Special Committee, on the assessments by the Special Committee, ZAIS and their respective advisors and other representatives as to all such matters. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by holders of ZAIS Class A Common Stock (other than the Parent Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates) in the Merger pursuant to the Merger Agreement is fair to such holders from a financial point of view.

Very truly yours,

HOULIHAN LOKEY CAPITAL, INC.

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Annex C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
SECTION 262—APPRAISAL RIGHTS

(a)	Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)	Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)	Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)	Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.	Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.	Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)	In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

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(4)	In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)	Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e) and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)	If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)	If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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(e)	Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)	Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)	At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

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(h)	After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)	The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)	The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)	From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)	The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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Annex D

AMENDED AND RESTATED SHARE PURCHASE AGREEMENT

This AMENDED AND RESTATED SHARE Purchase Agreement (this “Agreement”), dated as of January 11, 2018, is made by and among Z Acquisition LLC, a Delaware limited liability company (“Buyer”), Ramguard LLC, a Delaware limited liability company (as successor-in-interest by conversion to d.Quant Special Opportunities Fund, L.P., a Delaware limited partnership) (“Seller”) and Christian Zugel (“CZ”).

RECITALS

WHEREAS, as of the date hereof, Seller owns 9,207,056 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of ZAIS Group Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Seller desires to sell, assign and transfer to Buyer, and Buyer desires to purchase from Seller, 6,500,000 shares of Class A Common Stock of the Company (the “Target Shares”), free and clear of all liens, encumbrances or other restrictions of any kind (“Liens”).

WHEREAS, on the date hereof, Buyer is entering into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, ZGH Merger Sub, Inc. (“Merger Sub”) and Buyer, which, among other things, provides for the merger (the “Merger”) of Merger Sub with and into the Company, pursuant to which the outstanding shares of Class A Common Stock (other than Excluded Shares and Appraisal Shares (each as defined in the Merger Agreement)) shall be converted into the right to receive $4.10 per share in cash, without interest.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the parties hereto hereby approve and adopt this Agreement and mutually covenant and agree with each other as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01        Purchase and Sale.

(a)          On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), Seller agrees to sell, transfer and assign to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s right, title and interest in and to the Target Shares, free and clear of all Liens.

(b)          At the Closing, Seller shall deliver, or cause to be delivered, to Buyer one or more certificates representing the Target Shares, each duly endorsed in blank or accompanied by stock powers or other instruments of transfer in proper form for transfer.

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Section 1.02        Purchase Price.

(a)          The aggregate purchase price to be paid by Buyer for the Target Shares shall be an amount equal to $26,650,000, which shall consist of (i) $13,325,000 in cash (the “Cash Purchase Price”) and (ii) a promissory note and pledge agreement in the form of Schedule A attached hereto (the “Note and Pledge Agreement”).

(b)          Buyer or CZ, as applicable, shall pay, or cause to be paid, the Cash Purchase Price to Seller in installments as follows, in each case, by wire transfer of immediately available funds to an account designated by Seller:

(i)          $5,125,000 shall be paid to Seller by Buyer on the Closing Date;

(ii)         $5,125,000, plus interest in the aggregate amount of $125,000, shall be paid to Seller by CZ on the Closing Date; and

(iii)        $3,075,000, plus interest in the aggregate amount of $125,000, shall be paid to Seller by CZ on or prior to the three month anniversary of the Closing Date.

(c)          Buyer, CZ and any other equity owners of Buyer shall deliver the executed Note and Pledge Agreement and possession of the collateral described in the Note and Pledge Agreement to Seller on the Closing Date.

Section 1.03        Closing. Subject to the fulfillment or waiver of the conditions precedent set forth in Article V (other than those conditions that, by their terms, are intended to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York, at 9:00 a.m. New York City time on the first (1st) business day after all of the conditions set forth in Article V have been satisfied or waived (other than those conditions that by their terms are intended to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or such other date as Buyer and Seller shall agree in writing. For purposes of this Agreement, the term “Closing Date” shall mean the date on which the Closing takes place. Seller may terminate this Agreement if the Closing does not occur by May 31, 2018.

Section 1.04       Assignment of Voting Right and Proxy. Effective upon the Closing, Seller hereby assigns and transfers to Buyer all rights to vote or act by written consent with respect to the Target Shares with respect to each and every meeting of stockholders or action by written consent in lieu thereof having a record date on or prior to the date of transfer of the Target Shares to Buyer on the stock transfer records of the Company and a meeting or (in the case of action by written consent) effective date following the Closing Date. In furtherance of the foregoing, Seller shall deliver to Buyer, concurrently with the Closing, a duly executed proxy with respect to the Target Shares in the form attached hereto as Schedule C (the “Proxy”), which proxy shall be coupled with an interest sufficient in law to support an irrevocable proxy, and shall be irrevocable to the fullest extent permitted by law, with respect to each and every meeting of stockholders of the Company or action by written consent of stockholders of the Company after the Closing with respect to the matters contemplated by the preceding sentence. Seller hereby revokes any and all prior proxies (other than the Proxy) given by Seller with respect to the subject matter contemplated by this Section 1.04, and, except as contemplated by that certain Stockholder Voting and Support Agreement of even date herewith, Seller shall not grant any subsequent proxies with respect to such subject matter, or enter into any agreement or understanding with any person or entity to vote or give instructions with respect to the Target Shares in any manner inconsistent with the terms of this Section 1.04, until the termination of this Agreement.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

Section 2.01        Organization. Seller is duly formed, validly existing, and in good standing under the laws of the State of Delaware.

Section 2.02        Power and Authority; Effect of Agreement. Seller has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary company action. This Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights generally and by general principles of equity (the “Bankruptcy and Equity Exception”).

Section 2.03        No Conflicts. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated by this Agreement will not (a) conflict with or violate any provision of Seller’s organizational documents, (b) result in any violation or default, give rise to a right of termination or require any notice or consent, under any provision of any material contract to which Seller is a party or by which its properties are bound, (c) require any consent, approval, licence, permit, order or authorization of, or registration, declaration or filing with, or permit from, any federal, state, local or foreign government or any court of compenent jurisdiction, administrative agency, commission or other governmental authority or instrumentality (other than filings by Seller under Sections 13(d) and 16 of the Securities Exchange Act of 1934, as amended) or (d) conflict with or violate any laws, regulations, rules, statutes or orders (“Laws”) applicable to Seller, except, in the case of clauses (b), (c) and (d), where such conflict, violation, default, right of termination or requirement would not, and would not reasonably be expected to, prevent or materially delay the ability of Seller to consummate the transactions contemplated by this Agreement.

Section 2.04        Ownership of Target Shares. Seller owns beneficially and has good, valid and marketable title to the Target Shares, free and clear of all Liens. Seller has the right, authority and power to sell, assign and transfer the Target Shares to Buyer. Upon the delivery of the Target Shares to Buyer, Buyer will acquire beneficial and legal title to the Target Shares, free and clear of all Liens.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER AND CZ

Buyer and CZ hereby jointly and severally represent and warrant to Seller as of the date hereof and as of the Closing Date as follows:

Section 3.01       Organization. Buyer is duly formed, validly existing, and in good standing under the laws of the State of Delaware.

Section 3.02       Power and Authority; Effect of Agreement. Buyer and CZ each have the requisite power and authority to execute and deliver this Agreement and, as applicable, the Promissory Note and the Pledge Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and, as applicable, the Promissory Note and the Pledge Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action. This Agreement is a valid and binding obligation of each of Buyer and CZ, enforceable against Buyer and CZ in accordance with the terms hereof, except as enforceability may be limited by the Bankruptcy and Equity Exception. When executed and delivered at the Closing, each of the Promissory Note and the Pledge Agreement will be a valid and binding obligation of each of Buyer and, insofar as he is a party thereto, CZ, enforceable against Buyer and CZ in accordance with the terms thereof, except as enforceability may be limited by the Bankruptcy and Equity Exception.

Section 3.03        No Conflicts. The execution, delivery and performance by Buyer and CZ of this Agreement and, as applicable, the Promissory Note and Pledge Agreement and the consummation by Buyer and CZ of the transactions contemplated by this Agreement will not (a) conflict with or violate any provision of Buyer’s organizational documents, (b) result in any violation or default, give rise to a right of termination or require any notice or consent, under any provision of any material contract to which Buyer or CZ, as applicable, is a party or by which its properties are bound, (c) require any consent, approval, licence, permit, order or authorization of, or registration, declaration or filing with, or permit from, any federal, state, local or foreign government or any court of compenent jurisdiction, administrative agency, commission or other governmental authority or instrumentality (other than the filing of the Schedule 13E-3 (as defined below)) or (d) conflict with or violate any Laws applicable to Buyer or CZ, as applicable, except, in the case of clauses (b), (c) and (d), where such conflict, violation, default, right of termination or requirement would not, and would not reasonably be expected to, prevent or materially delay the ability of Buyer or CZ, as applicable, to consummate the transactions contemplated by this Agreement.

Section 3.04        Financial Capacity. Each of Buyer and CZ (independent of and without any reliance on Buyer) will have sufficient cash, marketable securities or other sources of immediately available funds necessary to pay all amounts owed by Buyer or CZ, as applicable, under this Agreement and the Promissory Note as and when such amounts are required to be paid, without any restriction on the use of such funds for such purpose.

Section 3.05        Investment Intent. Buyer is acquiring the Target Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Target Shares or any portion thereof, and has no present intention of distributing any of such Target Shares.

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ARTICLE IV

ACTIONS PRIOR TO THE CLOSING

Section 4.01        Schedule 13E-3. As promptly as reasonably practicable following the date of this Agreement, Buyer, CZ and the Company shall prepare and cause to be filed with the Securities and Exchange Commission (the “SEC”), and Seller shall cooperate with Buyer and CZ in the preparation of, an amended Rule 13e-3 transaction statement on Schedule 13E-3 relating to the transactions contemplated by this Agreement (the “Schedule 13E-3”). Without limiting the generality of the foregoing, Seller will promptly furnish to Buyer and CZ any additional information relating to it that is required by the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) to be set forth in the Schedule 13E-3 or that is otherwise reasonably requested by Buyer or CZ. Buyer and CZ agree that on the date of mailing to the stockholders of the Company, the Schedule 13E-3 will comply in all material respects with the applicable provisions of the Exchange Act. Buyer and CZ will use their respective reasonable best efforts to have the Schedule 13E-3 cleared by the SEC as promptly as reasonably practicable following its filing with the SEC. Buyer and CZ will cause the Schedule 13E-3 to be mailed to the Company’s stockholders as promptly as reasonably practicable after the Schedule 13E-3 is cleared by the SEC.

Section 4.02       Restriction on Transfer. Seller shall not transfer, sell, pledge (or subject to any Lien), assign, exchange or otherwise dispose of, or grant any option or right to purchase any beneficial interest in, any of the Target Shares, except as expressly contemplated by the terms of this Agreement or otherwise enter into any agreement, contract or understanding with respect to the Target Shares that would be inconsistent with the terms of this Agreement or the transactions contemplated hereby. Neither Buyer nor CZ shall transfer, sell, pledge (or subject to any Lien), assign, exchange or otherwise dispose of, or grant any option or right to purchase any beneficial interest in, or otherwise enter into any agreement, contract or understanding with respect to any securities to be pledged pursuant to the Note and Pledge Agreement so that all of the securities subject to the Note and Pledge Agreement will be free and clear of all Liens other than the Lien granted to Seller thereunder.

Section 4.03        Additional Agreements.

(a)          Buyer and CZ shall comply in all material respects with all applicable Laws in connection with the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement, including, without limitation, the filing of the Schedule 13E-3 with the SEC, and in connection with any transactions contemplated by the Schedule 13E-3.

(b)          Buyer, CZ and Seller agree with the terms set forth on Schedule B attached hereto.

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ARTICLE V

CONDITIONS TO CLOSING

Section 5.01       Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

(a)          The representations and warranties of Seller set forth in this Agreement shall have been true and correct in all respects on and as of the date of this Agreement, and shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b)          The applicable waiting periods under Rule 13e-3 of the Exchange Act and Schedule 13E-3 shall have expired.

(c)          No Law shall have been enacted or promulgated and no order, judgement or decree shall be in effect, in either case, which renders illegal or prohibits the consummation of the transactions contemplated by this Agreement.

(d)          Seller shall have delivered to Buyer the deliverables set forth in Section 1.01(b) and Section 1.04.

Section 5.02       Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

(a)          The representations and warranties of Buyer and CZ set forth in this Agreement shall have been true and correct in all respects on and as of the date of this Agreement, and shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b)          The applicable waiting periods under Rule 13e-3 of the Exchange Act and Schedule 13E-3 shall have expired.

(c)          No Law shall have been enacted or promulgated and no order, judgement or decree shall be in effect, in either case, which renders illegal or prohibits the consummation of the transactions contemplated by this Agreement.

(d)          Buyer shall have delivered to Seller the deliverables set forth in Section 1.02(c), the form and substance of which shall be satisfactory to Seller.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01        Notices. All notices, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered personally or by overnight courier or if mailed by certified mail, return receipt requested, postage prepaid, as follows:

If to Seller, to:

Ramguard LLC

1515 Ormsby Station Court

Louisville, KY 40223

Attention: Neil Ramsey

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with a copy (which shall not constitute notice), to:

Wyatt, Tarrant & Combs, LLP

500 West Jefferson Street

Suite 2800

Louisville, Kentucky 40202

Attention: Mark J. Farmer

If to Buyer or CZ, to:

Two Bridge Avenue

Suite 322

Red Bank NJ 07701

Attention: Christian Zugel

with a copy (which shall not constitute notice), to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: John Liftin

Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, or (c) if mailed, five business days after being mailed as described above.

Section 6.02       Entire Agreement. This Agreement, the Note and Pledge Agreement and the Proxy constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto with respect thereto.

Section 6.03        Amendment and Waiver. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by Buyer and Seller; provided, that any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.

Section 6.04        Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations hereunder shall be assignable or transferable by (a) Buyer or CZ, without the prior written consent of Seller or (b) Seller, without the prior written consent of Buyer.

Section 6.05        No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto, any rights or remedies under or by reason of this Agreement.

Section 6.06        CZ Limited Recourse. The parties acknowledge and agree that, except as otherwise expressly set forth herein, CZ shall not have any liability for any obligations of Buyer under this Agreement.

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Section 6.07        Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 6.08        Counterparts. This Agreement may be executed in any number of counterparts (including by means of .pdf format), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 6.09       Governing Law; Jurisdiction. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York. Each of the parties irrevocably agrees that any action or proceeding arising out of or relating to this Agreement shall be brought in any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court).

Section 6.10       Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.11       Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief. In any litigation arising out of or relating to this Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to recover its legal fees and other costs incurred as a result of or arising out of any breach of this Agreement.

Section 6.12       Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties have duly executed this Share Purchase Agreement as of the date first above written.

BUYER:

Z Acquisition LLC

By:	/s/ Christian Zugel
Name: Christian Zugel
Title: Managing Member

[Share Purchase Agreement – Signature Page]

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SELLER:

Ramguard LLC

By:	/s/ Neil Ramsey
Name: Neil Ramsey
Title: Manager

[Share Purchase Agreement – Signature Page]

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CZ:

/s/ Christian Zugel
Christian Zugel

[Share Purchase Agreement – Signature Page]

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Schedule A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, EXCHANGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND ANY OTHER APPLICABLE LAWS, RULES AND REGULATIONS, INCLUDING, WITHOUT LIMITATION, STATE SECURITIES LAWS, RULES AND REGULATIONS.

PROMISSORY NOTE AND PLEDGE AGREEMENT

New York, New York [_____], 2018	$13,325,000

FOR VALUE RECEIVED, the undersigned, Z Acquisition LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of Ramguard LLC, a Delaware limited liability company (as successor-in-interest by conversion to d.Quant Special Opportunities Fund, L.P., a Delaware limited partnership) (the “Lender”), the principal amount of THIRTEEN MILLION, THREE HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($13,325,000), in accordance with the terms and conditions set forth below together with interest on the unpaid principal balance hereof from time to time at the rate and on the dates set forth below. Pledgors (as defined below) join this Promissory Note and Pledge Agreement (the “Note”) to evidence their agreement to its terms and to pledge the Pledged Collateral (as defined below) to secure the obligations owed to the Lender hereunder. The terms of this Note are subject to the terms of Schedule B of the Purchase Agreement (as defined below).

1.           Interest. The unpaid principal amount of this Note from time to time outstanding shall bear interest at a per annum rate equal to eight percent (8%). Interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and shall be charged for the actual number of days elapsed. The Borrower shall make quarterly interest payments in cash to the Lender, which payments are due to the Lender on the last Business Day (as defined below) of March, June, September and December for each year that this Note is outstanding.

2.           Payments.

(a)          The Borrower shall pay the entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, in full on December 31, 2019.

(b)          Optional Prepayments. The Borrower may prepay all or a portion of the outstanding principal amount of this Note, without premium or penalty, together with all accrued and unpaid interest on the principal amount being prepaid, as follows: (x) on any quarterly interest payment date occurring on or after the date that the portion of the Purchase Price (as defined in that certain Share Purchase Agreement, dated as of September 5, 2017, by and among Christian Zugel, an individual (“CZ”), Borrower and Lender (the “Purchase Agreement”)) payable pursuant to Section 1.02(b) of the Purchase Agreement has been paid in full (“Purchase Agreement Full Payment”), (y) at any time and from time to time in order to comply with Regulation U promulgated by the Board of Governors of the Federal Reserve System or (z) as provided in Section 3(a) or Section 11(b) of this Note. After the Purchase Agreement Full Payment, Borrower also may prepay in full all amounts payable under this Note at any time.

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(c)          Mandatory Prepayments. If, prior to the time that CZ and the Borrower and their Controlled affiliates and any third parties acting in concert with CZ and the Borrower own the remaining outstanding shares of Class A Common Stock of ZAIS Group Holdings, Inc., a Delaware corporation (the “Company”) (such acquisition, a “Take-Private Transaction”), CZ, the Borrower or any of their Controlled affiliates receives any dividend or distribution from the Company or CZ receives any compensatory payments or distributions in excess of his base salary, an amount equal to the net, after-tax cash proceeds received by CZ, the Borrower or any such Controlled affiliate, as the case may be, will be used by the Borrower to repay outstanding principal under this Note, without premium or penalty but together with all accrued and unpaid interest on the principal amount being prepaid.

3.           Additional Agreements. After consummation of a Take-Private Transaction and until such time as the entire principal and interest and any other amounts due under this Note are paid in full, the Borrower shall not and will cause the Company and the Company’s subsidiaries not to, without the prior written consent of the Lender:

(a)          consummate any sale of material assets for a price in excess of $2,500,000, and/or make any compensatory payments or distributions to CZ in excess of his base salary; provided, however, that Lender’s prior written consent will not be required if an amount equal to the net, after-tax cash proceeds of any such sale of assets will be distributed by the Company and or its subsidiaries to their equity owners and an amount equal to the net, after-tax proceeds of any such sale of assets or compensatory payment or distribution received by CZ, the Borrower or any of their Controlled affiliates (other than the Company and its subsidiaries) will be used by the Borrower to prepay outstanding principal under this Note;

(b)          enter into any agreement that would cause a change in control transaction or sale of a majority or more of the Class A common stock of the Company; or

(c)          make any distributions to its equity owners other than tax distributions.

4.           Default. If any Default (as defined below) has occurred, then the Lender shall have the right (but not the obligation) to declare all outstanding principal amount of this Note to be immediately due and payable. In addition, upon the occurrence and during the continuance of a Default (other than a Default pursuant to Section 4(e) herein), the interest rate on this Note shall increase to 12.5% per annum until such Default is cured or waived or until the entire principal amount and all accrued interest and other amounts due under this Note are paid in full. The following events shall constitute a Default hereunder:

(a)          the Borrower has defaulted in the timely payment of principal or interest hereunder;

(b)          the Borrower or any Pledgor has failed to observe any covenant or agreement set forth herein and such failure shall continue for 20 days;

(c)          any representation or warranty contained in this Note is incorrect or misleading in any material respect when made;

(d)          the Borrower or any Pledgor has filed a petition in bankruptcy or for an arrangement or any similar relief pursuant to Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction or has been adjudicated a bankrupt or insolvent, or consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of all or any substantial part of the Borrower's or any Pledgor’s property, or has made a general assignment for the benefit of creditors, or has admitted in writing the Borrower's or any Pledgor’s inability to pay the Borrower's or any Pledgor’s debts generally as they become due, or shall have taken any action in furtherance of any of the foregoing; provided that any reference to Pledgor in this Section 11(d) shall be limited to any Pledgor Controlled by the Borrower;

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(e)          CZ has ceased to be an employee or officer of the Company, or the Controlling shareholder of the Company and/or the Borrower; or

(f)           the Borrower, the Company or any subsidiary has defaulted in the payment of any judgment or the payment when due of any indebtedness for borrowed money in the amount of $1,000,000 or more, and in each case, such default shall not have been cured within 45 days following the occurrence of such payment default.

For purposes of this Note, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” or “Controlling” has the meaning correlative thereto.

5.           Manner of Payment. All payments of principal and interest on this Note shall be made by certified or bank cashier’s check at the offices of the Lender, 1515 Ormsby Station Court, Louisville, KY 40223, or at such other place within the United States as the Lender shall designate to the Borrower in writing or by wire transfer of immediately available funds to an account designated by the Lender in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest then payable under this Note. “Business Day” means any day other than a Saturday, Sunday, or legal holiday in the State of New York. All payments on this Note shall be applied first to the payment of any Collection Costs (as defined below), and next to accrued interest, and then to the principal balance hereof, or in such other order as the Lender may elect in its sole discretion.

6.           Additional Shares. In the event that after the date hereof CZ or any entity (other than the Borrower) wholly owned directly or indirectly by CZ acquires any shares of the Company other than the 6,500,000 shares of Class A Common Stock of the Company that the Borrower purchased from the Lender pursuant to the Purchase Agreement (the “Target Shares”), CZ will cause such entity to become subject to the terms of this Note to the same extent as the Borrower and to provide collateral with the same obligations (including pledging obligations) as the Borrower.

7.           Governing Law. The validity, construction, and interpretation of this Note will be governed by the internal laws of the State of New York.

8.           Modifications and Amendments; Counterparts. No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by the Borrower and the Lender. This Note may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon, and shall inure to the benefit of, each of the undersigned individually as fully and completely as if all had signed one instrument.

9.           Assignment. No party may assign, transfer, delegate, sell or convey any of his rights or obligations hereunder without the prior written consent of the other party hereto.

10.         Waiver of Presentment, Demand and Dishonor. The Borrower hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Federal Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.

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11.         Grant of Security Interest.

(a)          As security for the full and punctual payment of the principal (including amounts representing accrued interest on this Note), all accrued interest thereon (including interest that would accrue or become due but for the existence of bankruptcy or similar proceedings involving the Borrower) and all Collection Costs (as defined below), when due and payable (whether upon stated maturity, or otherwise), each of the pledgors listed on the signature pages hereto (collectively, the “Pledgors”), as applicable, hereby grants and pledges a continuing lien on and security interest in, and, as a part of such grant and pledge, hereby pledges, assigns, transfers and conveys to the Lender as collateral security, all of such Pledgor’s interest in (a) all of the equity securities of the Borrower, (b) all of the Class A units of Zais Group Parent, LLC owned by CZ, and (c) all of the equity securities of the Company and its subsidiaries held directly or indirectly by the Borrower, CZ and/or any entity wholly owned by the Borrower or CZ (other than equity securities issued by the Company’s subsidiaries or equity tranches issued by CLOs, in each case held by the Company or any direct or indirect subsidiary of the Company) (collectively, the “Pledged Interests”), any and all dividends and distributions (in cash or other property) in respect of the Pledged Interests, any and all securities or other property issued in substitution or exchange for the Pledged Interests and all proceeds (as defined in the Uniform Commercial Code as in effect in the State of New York) of all of the foregoing (collectively, the “Pledged Collateral”); provided that if and to the extent required at any time in order to comply with Regulation U promulgated by the Board of Governors of the Federal Reserve System, CZ shall cause either (x) the Pledgors to provide additional collateral for the outstanding balance of this Note or (y) the Borrower to prepay a portion of the outstanding balance under this Note. Notwithstanding the provisions of this Section 11(a), the Pledged Interests shall not include the equity interests listed on Exhibit B.

(b)          The Pledgors shall not be permitted to directly or indirectly sell, transfer, assign, pledge, encumber or otherwise transfer (“Transfer”) any of the Pledged Interests unless the Lender has given its prior consent with respect to such Transfer; provided, however, the Borrower may sell any Pledged Interests to a Third Party in consideration for cash (and only cash), if the net cash proceeds received by the Borrower upon such a sale for cash of any of the Pledged Interests (net of taxes and fees) shall be paid to the Lender as a full or partial prepayment of this Note; provided that any dispositions or transfers of Pledge Interests by a Pledgor who is an individual made solely for estate planning purposes will not require the consent of the Lender under this Section 11(b), so long as the transferee of such securities assumes the obligations under this Note and agrees to be bound as a Pledgor by this Note by a signed written instrument in form and substance reasonably satisfactory to the Lender; provided, further, that no such disposition or transfer shall release the Lender’s security interest in the Pledged Interests or relieve the transferor of any of its obligations hereunder. For purposes of this Note, “Third Party” means any Person other than Borrower, any Pledgor, CZ or any Controlled affiliate of Borrower, any Pledgor or CZ.

(c)          Each Pledgor hereby delivers to the Lender instruments of transfer or assignments in blank, as applicable, covering the Pledged Interests and duly executed by each Pledgor for use by the Lender upon a Default hereunder.

(d)          The Pledgors will defend the Lender’s right, title and interest in and to the Pledged Collateral against the claims and demands of all other persons.

(e)          The Pledgors agree to take such additional action as is required from time to time to perfect the Lender’s security interest in the Pledged Collateral.

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(f)           So long as a Default (defined below) has not occurred, the Pledgors shall be entitled to (i) vote the Pledged Interests (to the extent such interests have voting rights) and to give all consents, waivers and ratifications in respect of the Pledged Interests and (ii) receive, subject to Section 2(c) or Section 3(c), as applicable, any dividends and distributions (in cash or other property) in respect of the Pledged Interests. Upon the occurrence of a Default, all voting and other consensual rights of the Pledgors in the Pledged Interests, and the right of the Pledgors to receive distributions in respect of the Pledged Interests, shall cease and may be exercised by the Lender.

(g)          Upon the occurrence of a Default, the Lender shall have and may exercise all rights and remedies afforded to a secured party under the New York Uniform Commercial Code applicable thereto, and shall have the right, but not the obligation, to retain the Pledged Collateral in partial or full satisfaction of the Borrower’s obligations under this Note in accordance with the provisions of, and to the extent permitted under, the New York Uniform Commercial Code. The Lender may sell all of the Pledged Collateral or any portion of the Pledged Collateral at a public or private sale or make other commercially-reasonable disposition of the Pledged Collateral or any portion thereof, provided that the Lender shall provide the Borrower with at least ten (10) days prior written notice of any sale of the Pledged Collateral (which notice the Borrower agrees is reasonable). With respect to the preceding sentence, the Lender shall, in its sole discretion, to the extent permitted under the New York Uniform Commercial Code, determine the order in which all or any portion of the assets comprising the Pledged Collateral shall be applied in satisfaction of the Borrower’s obligations under this Note; provided, however, that the value of any such assets so applied, if the Lender exercises its option to retain the Pledged Collateral in partial or full satisfaction of the Borrower’s obligations under this Note, shall be determined in accordance with paragraph (h) of this Section 11; and further provided, that in the event the Lender exercises its option to retain the Pledged Collateral in partial satisfaction of the Borrower’s obligations hereunder, interest shall cease to accrue on the remaining unpaid principal and interest under this Note. Borrower hereby agrees to indemnify the Lender and hold it harmless from and against any and all costs and expenses, including without limitation attorneys fees, reasonably incurred by the Lender in connection with any Default (collectively, “Collection Costs”).

(h)          In the event of a Default and if the Lender exercises its option to retain the Pledged Collateral in partial or full satisfaction of the Borrower’s obligations under this Note, for purposes of this Note the value of the Pledged Collateral of the Pledgors as of any date shall be equal to the fair market value as of such date unless otherwise agreed to by the Borrower and the Lender. Under such circumstances, the fair market value of the Pledged Collateral shall be determined as follows: (i) by agreement between Borrower and Lender, (ii) if Borrower and Lender are unable to agree on the fair market value of the Pledged Collateral within 5 Business Days, then by a nationally recognized independent appraiser with knowledge of the industry or industries in which the Company and its subsidiaries operate, mutually agreed on by Borrower and Lender, or (iii) if Borrower and Lender are unable to agree upon an independent appraiser within 10 Business Days, then either party may request that JAMS or any successor organization thereto appoint, as promptly as practicable, a nationally recognized independent appraiser with knowledge of the industry or industries in which the Company and its subsidiaries operate to determine the fair market value of the Pledged Collateral. The determination of fair market value of the Pledged Collateral pursuant to clauses (i), (ii) or (iii), as applicable, shall be binding on the parties and shall constitute the fair market value of the Pledged Collateral for purposes of this Note. The parties agree that the fair market value of the Pledged Collateral as of the date hereof is $_____. Notwithstanding the foregoing, if the Lender exercises its option to retain the Pledged Collateral in full satisfaction of the Borrower’s obligations under this Note, the Lender may not retain any Pledged Collateral with a fair market value greater than the value of this Note.

(i)           The Borrower agrees that at any time and from time to time upon the written request of the Lender, the Borrower will execute and deliver such further documents and do or cause to be done such further acts and things as the Lender may reasonably request in order to effect the purposes of this Note and the grant and perfection of the security interest hereunder.

(j)           The Borrower agrees that at any time and from time to time, the Lender shall have the right to apply distributions (or hold distributions as cash collateral) in respect of the Pledged Interests, to reduce the principal (including amounts representing accrued interest on this Note) and all accrued interest thereon.

D-16

(k)          Pledgors recognize that the Lender may be unable to effect a public sale of the Pledged Collateral by reason of certain provisions contained in the Securities Act, and applicable state securities laws and, under the circumstances then existing, may reasonably resort to a private sale to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account for investment and not with a view to the distribution or resale of the Pledged Collateral.  Pledgors agree that a private sale so made may be at a price and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sale and that the Lender has no obligation to delay sale of the Pledged Collateral for the period of time necessary to permit Pledgors, even if Pledgors would agree to register or qualify the Pledged Collateral for public sale under the Securities Act, and applicable state securities laws.  Pledgors agree that a private sale made under the foregoing circumstances and otherwise in a commercially reasonable manner shall be deemed to have been made in a commercially reasonable manner under the New York Uniform Commercial Code.

(l)           The Lender’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Lender may have pursuant to applicable law. The Lender may, at any time and from time to time, without notice to or the consent of any Pledgor, and without impairing or releasing, discharging or modifying any Pledgor’s obligations hereunder, (i) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the obligations of the Borrower hereunder; (ii) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the obligations of the Borrower hereunder, any other pledge or security agreements, or any security for any of the obligations of the Borrower hereunder; (iii) substitute, exchange or release any security or guaranty; or (iv) take such actions and exercise such remedies hereunder as provided herein. Each Pledgor hereby waives (x) presentment, demand, protest, notice of dishonor and notice of non-payment and all other notices to which any Pledgor might otherwise be entitled, and (y) all defenses based on impairment of the Pledged Collateral.

12.         Representations and Warranties. Each Pledgor represents and warrants to Lender that:

(a)          Each Pledgor, as applicable, is the registered and absolute beneficial owner of the applicable Pledged Interests opposite such Pledgor’s name on Exhibit A, free from all liens and security interests, charges, equities and encumbrances as of the date hereof except for the liens and security interests created by this Note, the restrictions set forth in the applicable operating agreement (complete copies of which have been provided to Lender) and in the Purchase Agreement.

(b)          Each Pledgor has the right to enter into this Note, the execution and performance of which will not, either immediately, or with notice and/or passage of time, conflict with or constitute a breach under any material agreement to which such Pledgor is a party, or result in the creation or imposition of any encumbrance upon the Pledged Collateral except as granted hereby.

(c)          The Pledged Interests are validly issued and outstanding, fully paid and, except as set forth on Exhibit B, constitute (a) all of the equity securities of the Borrower, (b) all of the Class A units of Zais Group Parent, LLC owned by CZ and (c) all of the equity securities of the Company and its subsidiaries held directly or indirectly by the Borrower, CZ and/or any entity wholly owned by the Borrower or CZ (other than equity securities issued by the Company’s subsidiaries or equity tranches issued by CLOs, in each case held by the Company or any direct or indirect subsidiary of the Company). Pledged Interests are represented by the certificates identified on Exhibit A. All of the Pledged Interests constituting corporate stock are non-assessable.

D-17

(d)          Each Pledgor has the unencumbered and unrestricted right to pledge the Pledged Collateral and no consent or approval of any governmental authority or other person or entity that has not been obtained was or is necessary to the validity of terms of this Note or the enforcement of the Lender’s rights and remedies hereunder. Except as set forth in the applicable operating agreement, the Pledged Collateral is not subject to any restriction which would prohibit or restrict the security interest, pledge and assignment hereunder or the exercise of the Lender’s rights and remedies hereunder.

(e)          Each Pledgor that is an entity is duly organized, validly existing and in good standing under the laws of its state of formation or organization, as applicable, identified on the signature pages hereto and has all requisite power and authority (corporate and other) to own its properties and conduct its business as such business is presently being conducted. CZ’s principal residence is located at 35 Middletown Road, Holmdel, NJ 07733.

(f)           This Note has been executed and delivered by each Pledgor and the execution of this Note and the delivery of the certificates representing the Pledged Interests to the Lender creates a first priority perfected security interest in favor of the Lender in the Pledged Interests.

(Remainder of Page Intentionally Left Blank)

D-18

IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Note as of the date first above written.

Z ACQUISITION LLC, as Borrower

By:
Name: Christian Zugel
Title: Managing Member

D-19

IN WITNESS WHEREOF, solely for purposes of Sections 11 and 12 of this Note, each of the following Pledgors has duly executed and delivered this Note as of the date first above written:

[_____], as Pledgor

By:
Name:
Title:

[_____], as Pledgor

By:
Name:
Title:

[_____], as Pledgor

By:
Name:
Title:

D-20

Exhibit A

Pledgor	Pledged Interests	Certificate Number

D-21

Exhibit B

Equity Interests Not Pledged

Owner	Equity Interest

[NTD: Exhibit B not to include any equity securities of the Borrower, any Class A units of Zais Group Parent, LLC owned by CZ, or any equity interest owned by Borrower or CZ]

D-22

Schedule B

Additional Agreements

In the event that within one (1) year after September 5, 2017, Buyer, CZ or any of their respective controlled affiliates enters into a definitive agreement with the Company or commences a tender offer recommended by the Company’s board for a Take-Private Transaction at a price per share in excess of $4.10, each of the cash consideration amounts paid or payable to Seller and the initial principal amount of the promissory note contained in the Note and Pledge Agreement shall be adjusted on a pro rata basis, with effect from Closing, such that Seller shall have received (or be entitled to receive) such greater per share consideration amount. A similar adjustment in the price payable for the Target Shares will be made if within the one (1) year period after September 5, 2017, there is a change in control transaction or sale of a majority or more of the Class A common stock of the Company at a price per share in excess of $4.10.

D-23

Schedule C

IRREVOCABLE PROXY

TO VOTE 6,500,000 SHARES OF CLASS A COMMON STOCK OF

ZAIS GROUP HOLDINGS, INC.

Ramguard LLC (“Seller”) hereby irrevocably (to the fullest extent permitted by applicable law) appoints Christian Zugel, or any other designee of Z Acquisition LLC (“Buyer”), as the sole and exclusive attorney and proxy of Seller, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that Seller is entitled to do so) with respect to the 6,500,000 shares of Class A Common Stock of Zais Group Holdings, Inc, (the “Company”) transferred to Buyer on the date of this Irrevocable Proxy (collectively, the “Target Shares”), with respect to each and every meeting of stockholders of the Company or action by written consent in lieu thereof having a record date on or prior to the date of transfer of the Target Shares to Buyer on the stock transfer records of the Company and a meeting or (in the case of action by written consent) effective date following the date of this Irrevocable Proxy. Upon Seller’s execution of this Irrevocable Proxy, any and all prior proxies (other than this Irrevocable Proxy) given by Seller with respect to the subject matter contemplated by this Irrevocable Proxy are hereby revoked with respect to such subject matter and Seller agrees not to grant any subsequent proxies with respect to such subject matter or enter into any agreement or understanding with any person to vote or give instructions with respect to such subject matter in any manner inconsistent with the terms of this Irrevocable Proxy (if and to the extent Seller retains such authority).

This Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest sufficient in law to support an irrevocable proxy and is granted pursuant to that certain Amended and Restated Share Purchase Agreement dated as of January 11, 2018 (the “Agreement”).

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by Seller to act as Seller’s attorney and proxy to vote the Target Shares, and to exercise all voting and other rights of Seller with respect to the Target Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228(a) of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting having a record date on or prior to the date of transfer of the Target Shares to Buyer on the stock transfer records of the Company and a meeting or (in the case of action by written consent) effective date following the date of this Irrevocable Proxy.

All authority herein conferred and all obligations of Seller hereunder shall be binding upon the successors and assigns of Seller.

D-24

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of Buyer.

Dated:

Ramguard LLC

By:
Name:
Title:

D-25

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY E37387-P04094 Yes No ! ! ! ! ! ! ! ! ! The Board of Directors recommends you vote FOR the following proposal: 1. To adopt the Agreement and Plan of Merger, dated as of January 11, 2018 (as it may be amended from time to time), by and among ZAIS Group Holdings, Inc. (the “Company”), ZGH Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Z Acquisition LLC, a Delaware limited liability company of which Christian Zugel, the Company’s Chairman and Chief Investment Officer, is the sole managing member. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 01) Christian Zugel 02) Daniel Curry 03) John Burke 2. Election of Directors Nominees: The Board of Directors recommends you vote FOR ALL the following directors: 04) Paul B. Guenther 05) James Zinn NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 3. To approve the adjournment of the annual meeting, if necessary, to solicit additional Proxies if there are insufficient votes at the time of the annual meeting to approve adoption of the Merger Agreement, including the Majority of the Minority Approval. The Board of Directors recommends you vote FOR the following proposal: Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! ZAIS GROUP HOLDINGS, INC. ZAIS GROUP HOLDINGS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E37388-P04094 ZAIS GROUP HOLDINGS, INC. Annual Meeting of Stockholders - May 17, 2018 9:00 A.M. Oyster Point Hotel, 146 Bodman Place, Red Bank, NJ 07701 This proxy is solicited by the Board of Directors The undersigned hereby appoints Mark Russo, with full power of substitution, as proxy and attorney-in-fact and hereby authorizes such person to attend the Annual Meeting of Stockholders (the "Meeting") of ZAIS Group Holdings, Inc. (the "Company") to be held at 9:00 a.m. on May 17, 2018 at the Oyster Point Hotel, 146 Bodman Place, Red Bank, New Jersey 07701, and any postponement or adjournment thereof, to cast on its behalf all votes that the undersigned is entitled to cast at the Meeting and to otherwise represent the undersigned at the Meeting with all powers possessed by the undersigned personally present at the Meeting. By signing this proxy, the undersigned revokes all prior proxies and acknowledges receipt of the Notice of Annual Meeting and of the accompanying Proxy Statement, the terms of which are incorporated by reference herein. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ITEM 1, "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED IN THE PROXY STATEMENT, "FOR" ITEM 3 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Continued, and must be signed and dated on the reverse side